                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No. 333-126218

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 22, 2006)

                                 $1,897,259,000
                                  (APPROXIMATE)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          as Sponsors and Loan Sellers

                          EUROHYPO AG, NEW YORK BRANCH
                                 as Loan Seller

                                 --------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests in the issuing entity only and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates.
The assets of the issuing entity, which assets collectively constitute the trust fund, will consist primarily of a pool of 152 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $2,141,833,152 and the other characteristics described in this prospectus supplement. The trust fund will also include two (2)
interest rate swap agreements between the issuing entity, which is identified above and Merrill Lynch Capital Services, Inc., relating to the class A-3FL and
AN-FL certificates, respectively.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-52 OF
THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
April 2006. The class A-3FL certificates will accrue interest from the date of initial issuance of the offered certificates, while the other classes of offered certificates will accrue interest from March 1, 2006. The pass-through rate for the class A-3FL certificates is variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                           EXPECTED          APPROXIMATE      APPROXIMATE INITIAL
                            RATINGS         INITIAL TOTAL        PASS-THROUGH        ASSUMED FINAL        RATED FINAL
                       (DBRS/FITCH/S&P)   PRINCIPAL BALANCE          RATE          DISTRIBUTION DATE   DISTRIBUTION DATE
                      ------------------ ------------------- -------------------- ------------------- ------------------

Class A-1 ...........     AAA/AAA/AAA        $ 65,000,000          5.414%           December 2010       February 2039
Class A-2 ...........     AAA/AAA/AAA        $337,500,000          5.439%             March 2011        February 2039
Class A-3 ...........     AAA/AAA/AAA        $ 66,150,000          5.671%           September 2012      February 2039
Class A-3FL .........     AAA/AAA/AAA        $105,150,000      LIBOR + 0.200%       September 2012      February 2039
Class A-3B ..........     AAA/AAA/AAA        $ 75,000,000          5.670%             March 2013        February 2039
Class A-SB ..........     AAA/AAA/AAA        $121,000,000          5.645%            October 2015       February 2039
Class A-4 ...........     AAA/AAA/AAA        $489,483,000          5.621%            January 2016       February 2039
Class A-1A ..........     AAA/AAA/AAA        $240,000,000          5.620%            January 2016       February 2039
Class AM ............     AAA/AAA/AAA        $214,183,000          5.671%           February 2016       February 2039
Class AJ ............     AAA/AAA/AAA        $ 82,056,000          5.720%           February 2016       February 2039
Class B .............      AA/AA/AA          $ 50,868,000          5.722%           February 2016       February 2039
Class C .............   AA(Low)/AA-/AA-      $ 21,419,000          5.722%           February 2016       February 2039
Class D .............        A/A/A           $ 29,450,000          5.722%           February 2016       February 2039

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.
                                --------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, EHY Securities (USA), LLC, Banc of America Securities LLC,
Goldman, Sachs &'Co. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 4.669% of the class C certificates, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates. EHY Securities (USA), LLC, Banc of America Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co.
Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 30, 2006. We expect to receive from this offering approximately $1,906,500,514 in sale proceeds, plus accrued interest on the offered certificates (other than the class A-3FL certificates) from and including March 1, 2006, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

                                 --------------

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                                    EUROHYPO

BANC OF AMERICA SECURITIES LLC      GOLDMAN, SACHS & CO.          MORGAN STANLEY

[LOGO]              ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

WASHINGTON                    MISSOURI                  MARYLAND
3 properties                  4 properties              9 properties
$6,890,184                    $42,614,521               $102,741,163
0.3% of IPB                   2.0% of IPB               4.8% of IPB

OREGON                        MINNESOTA                 VIRGINIA
2 properties                  3 properties              5 properties
$9,685,167                    $20,657,169               $58,968,828
0.5% of IPB                   1.0% of IPB               2.8% of IPB

NEVADA                        ILLINOIS                  NORTH CAROLINA
9 properties                  7 properties              2 properties
$97,906,412                   $39,100,314               $10,050,336
4.6% of IPB                   1.8% of IPB               0.5% of IPB

NORTHERN CALIFORNIA           WISCONSIN                 SOUTH CAROLINA
8 properties                  4 properties              2 properties
$147,258,671                  $28,142,797               $7,557,242
6.9% of IPB                   1.3% of IPB               0.4% of IPB

CALIFORNIA                    INDIANA                   GEORGIA
49 properties                 3 properties              12 properties
$442,837,756                  $48,176,322               $143,301,539
20.7% of IPB                  2.2% of IPB               6.7% of IPB

SOUTHERN CALIFORNIA           MICHIGAN                  FLORIDA
41 properties                 2 properties              13 properties
$295,579,086                  $22,467,543               $137,369,250
13.8% of IPB                  1.0% of IPB               6.4% of IPB

UTAH                          OHIO                      LOUISIANA
2 properties                  2 properties              1 property
$15,381,630                   $163,782,663              $14,900,000
0.7% of IPB                   7.6% of IPB               0.7% of IPB

ARIZONA                       PENNSYLVANIA              MISSISSIPPI
12 properties                 18 properties             2 properties
$101,328,472                  $115,190,312              $17,476,895
4.7% of IPB                   5.4% of IPB               0.8% of IPB

COLORADO                      NEW YORK                  TENNESSEE
3 properties                  9 properties              1 property
$21,600,000                   $75,160,131               $4,600,000
1.0% of IPB                   3.5% of IPB               0.2% of IPB

TEXAS                         MASSACHUSETTS             ALABAMA
15 properties                 1 property                4 properties
$143,954,437                  $130,000,000              $15,524,278
6.7% of IPB                   6.1% of IPB               0.7% of IPB

NEBRASKA                      CONNECTICUT               KENTUCKY
1 property                    1 property                3 properties
$3,294,525                    $7,000,000                $29,414,284
0.2% of IPB                   0.3% of IPB               1.4% of IPB

NORTH DAKOTA                  ROHODE ISLAND             HAWAII
1 property                    1 property                3 properties
$1,073,572                    $6,385,699                $28,063,405
0.1% of IPB                   0.3% of IPB               1.3% of IPB

IOWA                          NEW JERSEY
2 properties                  1 property
$16,961,215                   $12,275,000
0.8% of IPB                   0.6% of IPB

[ ] < 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 1.0% of Cut-Off Date Balance

[ ] > 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                   Page
                                                                                  -----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

      Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property

      The Controlling Class Representative and the Loan Combination Controlling

                                      S-3

      Reductions to Certificate Principal Balances in Connection with Realized
         Losses and Additional Trust Fund Expenses................................S-199
      Advances of Delinquent Monthly Debt Service Payments and Reimbursement of

Annex A-1   --   Certain Characteristics of the Mortgage Loans
Annex A-2   --   Certain Statistical Information Regarding the Mortgage Loans
Annex B     --   Certain Characteristics Regarding Multifamily Properties
Annex C     --   Structural and Collateral Term Sheet
Annex D     --   Form of Trustee Report
Annex E     --   Class A-SB Planned Principal Balance Schedule
Annex F     --   Global Clearance, Settlement And Tax Documentation Procedures

                                      S-4

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
                SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

     The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

     This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we," "us," "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                   ----------

                                      S-5

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until June 20, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                   ----------

                                      S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-1 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2006-1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

                                               APPROX.
                                              INITIAL
                                               TOTAL       APPROX. %                     APPROX.
                              APPROX. %       PRINCIPAL    OF INITIAL      PASS-         INITIAL
              EXPECTED          TOTAL         BALANCE       MORTGAGE      THROUGH         PASS-         WEIGHTED
              RATINGS          CREDIT       OR NOTIONAL       POOL          RATE         THROUGH         AVERAGE        PRINCIPAL
CLASS      DBRS/FITCH/S&P      SUPPORT         AMOUNT       BALANCE     DESCRIPTION        RATE        LIFE (YEARS)      WINDOW
-----   -------------------   ---------   --------------   ----------   -----------   --------------   ------------   -----------

Offered Certificates
A-1         AAA/AAA/AAA        30.000%    $   65,000,000      3.035%        Fixed         5.414%           2.619      04/06-12/10
A-2         AAA/AAA/AAA        30.000%    $  337,500,000     15.758%       WAC Cap        5.439%           4.807      12/10-03/11
A-3         AAA/AAA/AAA        30.000%    $   66,150,000      3.088%         WAC          5.671%           6.450      09/12-09/12
A-3FL       AAA/AAA/AAA        30.000%    $  105,150,000      4.909%      Floating    LIBOR + 0.200%       6.450      09/12-09/12
A-3B        AAA/AAA/AAA        30.000%    $   75,000,000      3.502%         WAC          5.670%           6.632      09/12-03/13
A-SB        AAA/AAA/AAA        30.000%    $  121,000,000      5.649%         WAC          5.645%           7.254      03/11-10/15
A-4         AAA/AAA/AAA        30.000%    $  489,483,000     22.853%         WAC          5.621%           9.719      10/15-01/16
A-1A        AAA/AAA/AAA        30.000%    $  240,000,000     11.205%         WAC          5.620%           9.132      04/06-01/16
AM          AAA/AAA/AAA        20.000%    $  214,183,000     10.000%         WAC          5.671%           9.832      01/16-02/16
AJ          AAA/AAA/AAA        11.500%    $   82,056,000      3.831%         WAC          5.720%           9.867      02/16-02/16
B            AA/AA/AA           9.125%    $   50,868,000      2.375%         WAC          5.722%           9.867      02/16-02/16
C         AA(Low)/AA-/AA-       8.125%    $   21,419,000      1.000%         WAC          5.722%           9.867      02/16-02/16
D              A/A/A            6.750%    $   29,450,000      1.375%         WAC          5.722%           9.867      02/16-02/16
Certificates Not Offered
AN-FL       AAA/AAA/AAA        11.500%    $  100,000,000      4.669%      Floating    LIBOR + 0.270%       9.867      02/16-02/16
E          A(Low)/A-/A-         6.000%    $   16,064,000      0.750%         WAC          5.722%           9.867      02/16-02/16
F       BBB(High)/BBB+/BBB+     4.875%    $   24,095,000      1.125%         WAC          5.722%           9.943      02/16-03/16
G           BBB/BBB/BBB         4.125%    $   16,064,000      0.750%         WAC          5.722%           9.950      03/16-03/16
H       BBB(Low)/BBB-/BBB-      2.875%    $   26,773,000      1.250%         WAC          5.722%           9.950      03/16-03/16
J        BB(High)/BB+/BB+       2.625%    $    5,354,000      0.250%       WAC Cap        5.199%           9.950      03/16-03/16
K            BB/BB/BB           2.375%    $    5,355,000      0.250%       WAC Cap        5.199%           9.950      03/16-03/16
L         BB(Low)/BB-/BB-       2.000%    $    8,032,000      0.375%       WAC Cap        5.199%           9.950      03/16-03/16
M          B(High)/B+/B+        1.875%    $    2,677,000      0.125%       WAC Cap        5.199%           9.950      03/16-03/16
N              B/B/B            1.500%    $    8,032,000      0.375%       WAC Cap        5.199%           9.971      03/16-04/16
P          B(Low)/B-/B-         1.250%    $    5,355,000      0.250%       WAC Cap        5.199%          10.033      04/16-04/16
Q            NR/NR/NR           0.000%    $   26,773,151      1.250%       WAC Cap        5.199%          11.247      04/16-03/26
X           AAA/AAA/AAA          N/A      $2,141,833,151       N/A        Variable        0.140%            N/A            N/A

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ, AN-FL,
          B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

     o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ, AN-FL, B, C, D, E, F,
          G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected of Standard & Poor's
          Ratings Services, a division of The McGraw-Hill Companies, Inc.,
          Fitch, Inc. and Dominion Bond Rating Service, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in February 2039. See "Ratings" in this prospectus supplement.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-3, A-3FL, A-3B, A-SB,
          A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively. No class of certificates will provide any credit support to either the class A-3FL certificates or the class AN-FL certificates for a failure by the swap counterparty to make any payment under the related swap agreement.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class A-3,
          A-3B, A-SB, A-1A, A4, AM and AJ certificates, a specified percentage.

     o    The assets of the trust fund will include a swap agreement that relates to the class A-3FL certificates and a separate swap agreement that relates to the class AN-FL certificates. The class A-3FL certificates will represent undivided interests in, among other things, a regular interest in a real estate mortgage investment conduit that is designated as the class A-3FL REMIC II regular interest and the rights and obligations under the related swap agreement. The class AN-FL certificates will represent undivided interests in, among other things, a regular interest in a real estate mortgage investment conduit that is designated as the class AN-FL
          REMIC II regular

--------------------------------------------------------------------------------

                                      S-8

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          interest and the rights and obligations under the related swap agreement. For so long as it is in effect, each swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest, as applicable, will be exchanged for floating amounts payable as interest by the swap provider under the subject swap agreement, with regularly scheduled payments to be made between the trust and the swap counterparty on a net basis. Each swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-3FL certificates or the class AN-FL certificates, as applicable, outstanding from time to time. The total principal balance of the class A-3FL certificates will at all times equal the total principal balance of the class A-3FL
          REMIC II regular interest, and the total principal balance of the class AN-FL certificates will at all times equal the total principal balance of the class AN-FL REMIC II regular interest. See "Description of the Class A-3FL Swap Agreement" in this prospectus supplement.

     o    The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the offered certificates.

     o    The pass-through rate for the class A-3FL REMIC II regular interest will be variable and, from time to time, will equal the lesser of (x)
          5.479% per annum and (y) a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. The pass-through rate for the class AN-FL REMIC II regular interest will be variable and, from time to time, will equal the lesser of (x) 5.479% per annum and (y) a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. If, in the case of either the class A-3FL certificates or the class AN-FL certificates, interest distributions with respect to the corresponding REMIC II regular interest are less than the applicable fixed amount payable to the related swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the class A-3FL certificates or the class AN-FL certificates, as the case may be, thereby resulting in an effective pass-through rate for the subject class of certificates below the applicable LIBOR-based rate. See "Description of the Class
          A-3FL Swap Agreement" in this prospectus supplement. Furthermore, if there is a continuing payment default on the part of the swap counterparty under the swap agreement relating to the class A-3FL certificates or the class AN-FL certificates, or if the swap agreement relating to the class A-3FL certificates or the class AN-FL certificates is terminated and not replaced, then the pass-through rate applicable to the class A-3FL certificates or the class AN-FL certificates, as the case may be, will convert to the pass-through rate applicable to the corresponding REMIC II regular interest.

     o    The pass-through rate for the class X certificates, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the pass-through rate from time to time on the class of principal balance certificates whose total principal balance constitutes the subject component (or, in the case of each of

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

               the A-3FL and AN-FL classes, the pass-through rate from time to time on the related REMIC II regular interest).

     o    The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity,

          3.   no defaults or losses occur with respect to the mortgage loans,
               and

          4.   no extensions of maturity dates of mortgage loans occur.

          See "Yield and Maturity Considerations--Weighted Average Lives" in
          this prospectus supplement.

     o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
          R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          2.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          3.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          4.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

          as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

     The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to

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                                      S-10

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the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of March 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The
Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information"
in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY................   ML-CFC Commercial Mortgage Trust 2006-1, a New
                                 York common law trust, is the entity that will
                                 hold and own the mortgage loans and in whose
                                 name the certificates will be issued. See
                                 "Transaction Participants--The Issuing Entity"
                                 in this prospectus supplement and "The Trust
                                 Fund--Issuing Entities" in the accompanying
                                 base prospectus.

DEPOSITOR.....................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor of the series 2006-1
                                 securitization transaction. We are a special
                                 purpose Delaware corporation. Our address is 4
                                 World Financial Center, 16th Floor, 250 Vesey
                                 Street, New York, New York 10080 and our
                                 telephone number is (212) 449-1000. We will
                                 acquire the mortgage loans and transfer them to
                                 the trust. See "Transaction Participants--The
                                 Depositor" in this prospectus supplement and
                                 "The Depositor" in the accompanying base
                                 prospectus.

SPONSORS / MORTGAGE
   LOAN SELLERS...............   Merrill Lynch Mortgage Lending, Inc., which is
                                 our affiliate, and Countrywide Commercial Real
                                 Estate Finance, Inc. will be the sponsors with
                                 respect to the series 2006-1 securitization
                                 transaction. The sponsors are also considered
                                 mortgage loan sellers for purposes of this
                                 prospectus supplement.

                                 Eurohypo AG, New York Branch will also be a
                                 mortgage loan seller with respect to the series
                                 2006-1 securitization transaction.

                                 We will acquire the mortgage loans that will
                                 back the certificates from the mortgage loan
                                 sellers, each of which originated or acquired
                                 from a third party the mortgage loans to be
                                 included in the trust.

                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each mortgage loan seller and the
                                 respective percentages that those mortgage
                                 loans represent of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance.

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                                                                                % OF      % OF      % OF
                                           NUMBER                              INITIAL   INITIAL   INITIAL
                                             OF                               MORTGAGE     LOAN      LOAN
                                          MORTGAGE   AGGREGATE CUT-OFF DATE     POOL     GROUP 1   GROUP 2
        MORTGAGE LOAN SELLER               LOANS       PRINCIPAL BALANCE       BALANCE   BALANCE   BALANCE
---------------------------------------   --------   ----------------------   --------   -------   -------

1. Merrill Lynch Mortgage Lending, Inc.     67(1)        $1,187,827,676         55.5%     58.5%     31.2%
2. Countrywide Commercial Real Estate
      Finance, Inc.                         85              889,005,476         41.5      38.1      68.8
3. Eurohypo AG, New York Branch              1(1)            65,000,000          3.0       3.4        --
                                           ---           --------------         ----      ----      ----
                                           153(1)        $2,141,833,152          100%      100%      100%
                                           ===           ==============         ====      ====      ====

(1)  Merrill Lynch Mortgage Lending, Inc. and Eurohypo AG, New York Branch, are
     each the holders of individual promissory notes that together make up the
     60 State Street mortgage loan. For purposes of this table only, the individual promissory notes that make up the 60 State Street mortgage loan are presented as separate mortgage loans, notwithstanding that throughout this prospectus supplement, unless expressly stated otherwise, both promissory notes are presented collectively as the 60 State Street mortgage loan.

                                 See "Transaction Participants--The Sponsors"
                                 and "--Additional Mortgage Loan Seller" in this
                                 prospectus supplement and "The Sponsor" in the
                                 accompanying base prospectus.

TRUSTEE.......................   Upon initial issuance of the certificates,
                                 LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as trustee of the trust assets on behalf of all
                                 the certificateholders. The trustee will be
                                 responsible for: (a) maintaining, directly or
                                 through one or more custodians appointed by it,
                                 possession of the promissory notes for the
                                 mortgage loans and various other important loan
                                 documents; (b) distributing payments to
                                 certificateholders; and (c) delivering or
                                 otherwise making available certain reports to
                                 certificateholders that provide various details
                                 regarding the certificates and the mortgage
                                 loans. In addition, the trustee will be
                                 primarily responsible for back-up advancing.
                                 The trustee will also have, or be responsible
                                 for appointing an agent to perform, additional
                                 duties with respect to tax administration. See
                                 "Transaction Participants--The Trustee" in this
                                 prospectus supplement."

MASTER SERVICER...............   Upon initial issuance of the certificates,
                                 Wachovia Bank, National Association, a national
                                 banking association, will act as the master
                                 servicer with respect to the mortgage loans.
                                 The master servicer will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers: (a) mortgage
                                 loans as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the special
                                 servicer; and (b) mortgage loans as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, the master servicer
                                 will be the primary party responsible for
                                 making delinquency advances and servicing
                                 advances under the pooling and servicing
                                 agreement. See "Transaction Participants--The
                                 Master Servicer" in this prospectus supplement.

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                                      S-12

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SPECIAL SERVICER..............   Upon initial issuance of the certificates,
                                 Midland Loan Services, Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and any related
                                 foreclosure properties. The special servicer
                                 will be primarily responsible for making
                                 decisions and performing certain servicing
                                 functions, including work-outs and
                                 foreclosures, with respect to the mortgage
                                 loans that, in general, are in default or as to
                                 which default is reasonably foreseeable and for
                                 liquidating foreclosure properties that are
                                 acquired as part of the trust fund. See
                                 "Transaction Participants--The Special
                                 Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
   CERTIFICATEHOLDERS.........   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates (initially the class Q
                                 certificates) will have the right, subject to
                                 the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative and the Loan Combination
                                 Controlling Parties" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer; and

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans, except to the extent that
                                      the holders of the non-trust subordinate
                                      loans, which are described under "--The
                                      Loan Combination Controlling Parties"
                                      below, may exercise those, or similar,
                                      rights with respect to the mortgage loans
                                      (loan numbers 2 and 3) that we identify on
                                      Annex A-1 to this prospectus supplement as
                                      being secured by the Kenwood Towne Centre
                                      and 60 State Street properties,
                                      respectively.

                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. The initial
                                 controlling class of certificateholders will be
                                 the class Q certificateholders.

THE LOAN COMBINATION
   CONTROLLING PARTIES........   As indicated under "--The Mortgage Loans and
                                 the Mortgaged Real Properties--The Loan
                                 Combinations" below, the mortgage loan secured
                                 by the mortgaged real property identified on
                                 Annex A-1 to this prospectus supplement as
                                 Kenwood Towne Centre, which we refer to as the
                                 Kenwood Towne Centre trust mortgage loan is
                                 part of a loan combination that is comprised of
                                 that mortgage loan, which will be included in
                                 the trust fund, and a subordinate B-note loan
                                 that will not be included in the trust fund.

                                 Similarly, as also indicated under "--The
                                 Mortgage Loans and the Mortgaged Real
                                 Properties--The Loan Combinations" below, the
                                 mortgage loans secured by the mortgaged real
                                 property identified on Annex A-1 to this
                                 prospectus supplement as 60 State Street, which
                                 we refer to as the 60 State Street trust

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                                      S-13

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                                 mortgage loan is part of a loan combination
                                 that is comprised of that mortgage loan, which
                                 will be included in the trust fund, and a
                                 subordinate B-note loan that will not be
                                 included in the trust fund.

                                 In the case of each of the two loan
                                 combinations referred to above, the holder of
                                 the related B-Note non-trust loan, for so long
                                 as it has an outstanding principal balance, as
                                 deemed reduced by any appraisal reduction
                                 amount with respect to the subject loan
                                 combination allocable thereto, that is equal to
                                 or greater than 25% of its outstanding
                                 principal balance (without taking into account
                                 any appraisal reduction amount), will have the
                                 right, in lieu of the controlling class
                                 representative, to direct and advise the master
                                 servicer and special servicer on various
                                 servicing matters with respect to the mortgage
                                 loans in the loan combination to which they
                                 relate and the related mortgaged real property.
                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations--The Kenwood Towne Centre Loan
                                 Combination" and "--The 60 State Street Loan
                                 Combination" and "Servicing of the Mortgage
                                 Loans--The Controlling Class Representative and
                                 the Loan Combination Controlling Parties" in
                                 this prospectus supplement.

SWAP COUNTERPARTY.............   It is expected that Merrill Lynch Capital
                                 Services, Inc., one of our affiliates and an
                                 affiliate of Merrill Lynch Mortgage Lending,
                                 Inc., one of the mortgage loan sellers, and of
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters, will be
                                 the counterparty under the swap agreements
                                 relating to the class A-3FL and AN-FL
                                 certificates. The obligations of Merrill Lynch
                                 Capital Services, Inc. under the swap
                                 agreements will be guaranteed by Merrill Lynch
                                 & Co., Inc., another of our affiliates. As of
                                 the date of this prospectus supplement, Merrill
                                 Lynch & Co., Inc. has been assigned senior
                                 unsecured debt ratings of "A+" by Standard &
                                 Poor's Ratings Services, "AA" by Fitch, Inc.
                                 and "AA(low)" by Dominion Bond Rating Service,
                                 Inc. See "Description of the Class A-3FL Swap
                                 Agreement" in this prospectus supplement.

UNDERWRITERS..................   The underwriters for this offering are: Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated,
                                 Countrywide Securities Corporation, EHY
                                 Securities (USA), LLC, Banc of America
                                 Securities LLC, Goldman, Sachs & Co. and Morgan
                                 Stanley & Co. Incorporated. See "Method of
                                 Distribution" in this prospectus supplement.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated is our affiliate and is an
                                 affiliate of the swap counterparty and Merrill
                                 Lynch Mortgage Lending, Inc., a sponsor and
                                 mortgage loan seller. Countrywide Securities
                                 Corporation is an affiliate of Countrywide
                                 Commercial Real Estate Finance, Inc., which is
                                 the other sponsor and also a mortgage loan
                                 seller. EHY Securities (USA), LLC is an
                                 affiliate of Eurohypo AG, New York Branch,
                                 which is also a mortgage loan seller.

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                                      S-14

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                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated and Countrywide Securities
                                 Corporation are acting as co-lead managers for
                                 this offering. EHY Securities (USA), LLC, Banc
                                 of America Securities LLC, Goldman, Sachs & Co.
                                 and Morgan Stanley & Co. Incorporated are
                                 acting as co-managers for this offering.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated and Countrywide Securities
                                 Corporation are acting as joint bookrunning
                                 managers in the following manner: Countrywide
                                 Securities Corporation is acting as sole
                                 bookrunning manager with respect to 4.669 % of
                                 the class C certificates, and Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated is acting
                                 as sole bookrunning manager with respect to the
                                 remainder of the class C certificates and all
                                 other classes of offered certificates.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in March 2006 or,
                                 with respect to any mortgage loan that has its
                                 first due date in April 2006, March 1, 2006,
                                 or, with respect to any mortgage loan that has
                                 its first due date in May 2006, the date of
                                 origination. All payments and collections
                                 received on each mortgage loan after the
                                 cut-off date, excluding any payments or
                                 collections that represent amounts due on or
                                 before that date, will belong to the trust
                                 fund.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about March 30,
                                 2006.

DETERMINATION DATE............   For any distribution date, the fourth business
                                 day prior to the distribution date.

                                 Notwithstanding the foregoing, the master
                                 servicer may make its determination as to the
                                 collections received in respect of certain
                                 mortgage loans as of a later date during each
                                 month because those mortgage loans provide for
                                 monthly debt-service payments to be due on a
                                 day later than the first day of each month, but
                                 which, subject to the applicable business day
                                 convention, is not later than the 10th day of
                                 each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan, the applicable determination date
                                 occurring in the same month as that
                                 distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in April
                                 2006. During any given month, the distribution
                                 date will be the 12th day of such month or, if
                                 the 12th day is not a business day, the next
                                 succeeding business day.

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                                      S-15

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RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution
                                 date, except that the last payment on any
                                 offered certificate will be made only upon
                                 presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION
   DATE.......................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in February 2039.

ASSUMED FINAL DISTRIBUTION
   DATES......................   Set forth opposite each class of offered
                                 certificates in the table below is the
                                 distribution date on which the principal
                                 balance of that class is expected to be paid in
                                 full, assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates. For
                                 purposes of the table, each mortgage loan with
                                 an anticipated repayment date is assumed to
                                 repay in full on its anticipated repayment
                                 date.

                                                MONTH AND YEAR OF
                                 CLASS   ASSUMED FINAL DISTRIBUTION DATE
                                 -----   -------------------------------
                                  A-1             December 2010
                                  A-2               March 2011
                                  A-3             September 2012
                                 A-3FL            September 2012
                                  A-3B              March 2013
                                  A-SB             October 2015
                                  A-4              January 2016
                                  A-1A             January 2016
                                   AM             February 2016
                                   AJ             February 2016
                                   B              February 2016
                                   C              February 2016
                                   D              February 2016

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first

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                                      S-16

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                                      collection period, will begin immediately
                                      following the cut-off date; and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates, the class A-3FL REMIC
                                 II regular interest and the class AN-FL REMIC
                                 II regular interest on any distribution date
                                 will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period with respect to each
                                 class of interest-bearing certificates
                                 (exclusive of the class A-3FL and AN-FL
                                 certificates) and with respect to the class
                                 A-3FL REMIC II regular interest and the class
                                 AN-FL REMIC II regular interest for any
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs. The interest accrual
                                 period for the class A-3FL and AN-FL
                                 certificates for any distribution date will be
                                 the period from and including the 12th day of
                                 the month preceding the month in which the
                                 related distribution date occurs (or, in the
                                 case of the first distribution date, from and
                                 including the date of initial issuance of the
                                 class A-3FL and AN-FL certificates) to, and
                                 including, the 11th day of the month in which
                                 the related distribution date occurs; except
                                 that, if there is a continuing payment default
                                 on the part of the swap counterparty under the
                                 related swap agreement, or if the related swap
                                 agreement is terminated and not replaced, then
                                 the interest accrual period with respect to the
                                 class A-3FL and/or AN-FL certificates, as
                                 applicable, for any distribution date will also
                                 be the calendar month preceding the month in
                                 which that distribution date occurs. Interest
                                 will be calculated with respect to each class
                                 of interest-bearing certificates (exclusive of
                                 the class A-3FL and AN-FL certificates) and
                                 with respect to the class A-3FL REMIC II
                                 regular interest and the class AN-FL REMIC II
                                 regular interest assuming that each interest
                                 accrual period consists of 30 days and each
                                 year consists of 360 days, and interest will be
                                 calculated with respect to the class A-3FL and
                                 AN-FL certificates based upon the actual number
                                 of days in the related interest accrual period
                                 and a year consisting of 360 days; except that,
                                 if there is a continuing payment default on the

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                                      S-17

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                                 part of the swap counterparty under the related
                                 swap agreement, or if the related swap
                                 agreement is terminated and not replaced, then
                                 the class A-3FL and/or the AN-FL certificates,
                                 as applicable, will also accrue interest on the
                                 basis of a 360-day year consisting of twelve
                                 30-day months.

LIBOR DETERMINATION DATE......   The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-3FL and AN-FL certificates as well as the
                                 payment obligations under the related swap
                                 agreement, will initially be determined on the
                                 second LIBOR business day preceding the date of
                                 initial issuance of the offered certificates
                                 and will thereafter be determined monthly on
                                 the second LIBOR business day preceding the
                                 applicable interest accrual period.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust will issue 29 classes of the
                                 certificates with an approximate total
                                 principal balance at initial issuance equal to
                                 $2,141,833,151. Thirteen (13) of those classes
                                 of the certificates are being offered by this
                                 prospectus supplement. The remaining classes of
                                 the certificates will be offered separately in
                                 a private offering.

                                 The classes offered by this prospectus
                                 supplement are:

                                 o    class A-1, A-2, A-3, A-3FL, A-3B, A-SB,
                                      A-4 and A-1A,

                                 o    class AM,

                                 o    class AJ,

                                 o    class B,

                                 o    class C, and

                                 o    class D.

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

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                                      S-18

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PAYMENTS

A. GENERAL....................   For purposes of making distributions with
                                 respect to the class A-1, A-2, A3, A-3B, A-SB,
                                 A-4 and A-1A certificates and the class A-3FL
                                 certificates (through the class A-3FL REMIC II
                                 regular interest), the mortgage loans will be
                                 deemed to consist of two distinct groups, loan
                                 group 1 and loan group 2. Loan group 1 will
                                 consist of 123 mortgage loans, with an initial
                                 loan group 1 balance of $1,901,756,447 and
                                 representing approximately 88.8% of the initial
                                 mortgage pool balance, that are secured by the
                                 various property types that constitute
                                 collateral for those mortgage loans. Loan group
                                 2 will consist of 29 mortgage loans, with an
                                 initial loan group 2 balance of $240,076,705
                                 and representing approximately 11.2% of the
                                 initial mortgage pool balance, that are secured
                                 by multifamily and manufactured housing
                                 properties. Annex A-1 to this prospectus
                                 supplement sets forth the loan group
                                 designation with respect to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, the trustee will make
                                 payments of interest and, except in the case of
                                 the class X certificates, principal to the
                                 holders of the following classes of
                                 certificates (or, in the case of the reference
                                 to "A-3FL" below, with respect to the class
                                 A-3FL REMIC II regular interest and, in the
                                 case of the reference to "AN-FL" below, with
                                 respect to the class AN-FL REMIC II regular
                                 interest), in the following order:

                                 PAYMENT ORDER              CLASS
                                 -------------   ---------------------------
                                       1         A-1, A-2, A-3, A-3FL, A-3B,
                                                   A-SB, A-4, A-1A and X
                                       2                     AM
                                       3                AJ and AN-FL
                                       4                     B
                                       5                     C
                                       6                     D
                                       7                     E
                                       8                     F
                                       9                     G
                                       10                    H
                                       11                    J
                                       12                    K
                                       13                    L
                                       14                    M
                                       15                    N
                                       16                    P
                                       17                    Q

                                 Payments of interest in respect of the class
                                 A-1, A-2, A3, A-3B, A-SB and A-4 certificates
                                 and the class A-3FL REMIC II regular interest
                                 will be made pro rata, based on entitlement, to
                                 the extent

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                                      S-19

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                                 of available funds attributable to the mortgage
                                 loans in loan group 1. Payments of interest in
                                 respect of the class A-1A certificates will be
                                 made to the extent of available funds
                                 attributable to the mortgage loans in loan
                                 group 2. Payments of interest on the class X
                                 certificates will be made without regard to
                                 loan groups. If, on any distribution date, the
                                 funds available for distribution are
                                 insufficient to pay in full the total amount of
                                 interest to be paid with respect to any of the
                                 class A-1, A-2, A3, A-3B, A-SB, A-4, A-1A
                                 and/or X certificates and/or the class A-3FL
                                 REMIC II regular interest, then the funds
                                 available for distribution will be allocated
                                 among all these classes pro rata in accordance
                                 with their interest entitlements, without
                                 regard to loan groups.

                                 The allocation of principal payments among the
                                 class A-1, A-2, A3, A-3B, A-SB, A-4 and A-1A
                                 certificates and the class A-3FL certificates
                                 (through the class A-3FL REMIC II regular
                                 interest) is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X certificates do not have principal
                                 balances and do not entitle their holders to
                                 payments of principal. See "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement.

                                 The relative payment priority of the class
                                 A-3FL certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-3FL REMIC II
                                 regular interest out of collections and
                                 advances on the mortgage loans. NO CLASS OF
                                 CERTIFICATES WILL PROVIDE ANY CREDIT SUPPORT TO
                                 THE CLASS A-3FL CERTIFICATES FOR A FAILURE BY
                                 THE SWAP COUNTERPARTY TO MAKE ANY PAYMENT UNDER
                                 THE RELATED SWAP AGREEMENT.

                                 Payments of interest made on or with respect to
                                 the class A-3FL REMIC II regular interest will
                                 be applied to make payments to the swap
                                 counterparty and/or the holders of the class
                                 A-3FL certificates, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-3FL REMIC II regular interest will be applied
                                 to make payments to the holders of the class
                                 A-3FL certificates.

                                 No payments or other collections on the
                                 non-trust loans described under "--The Mortgage
                                 Loans and the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not part of the
                                 trust fund, will be available for distributions
                                 on the certificates. See "Description of the
                                 Mortgage Pool--Loan Combination" in this
                                 prospectus supplement.

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                                      S-20

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B. PAYMENTS OF INTEREST.......   Each class of certificates (other than the
                                 class Z, R-I and R-II certificates), the class
                                 A-3FL REMIC II regular interest and the class
                                 AN-FL REMIC II regular interest will bear
                                 interest. With respect to each interest-bearing
                                 class of certificates, the class A-3FL REMIC II
                                 regular interest and the class AN-FL REMIC II
                                 regular interest, that interest will accrue
                                 during each interest accrual period based
                                 upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates, the
                                      class A-3FL REMIC II regular interest or
                                      the class AN-FL REMIC II regular interest,
                                      as the case may be, for that interest
                                      accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates, the
                                      class A-3FL REMIC II regular interest or
                                      the class AN-FL REMIC II regular interest,
                                      as the case may be, outstanding
                                      immediately prior to the related
                                      distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      each of the A-3FL and AN-FL classes, for
                                      so long as the related swap agreement is
                                      in effect and there is no continuing
                                      payment default thereunder on the part of
                                      the swap counterparty, based on the actual
                                      number of days in the applicable interest
                                      accrual period and the assumption that
                                      each year consists of 360 days).

                                 In addition, if the pass-through rate of the
                                 class A-3FL REMIC II regular interest or the
                                 class AN-FL REMIC II regular interest for any
                                 interest accrual period is limited by the
                                 weighted average of the adjusted net interest
                                 rates of the mortgage loans, then the amount by
                                 which the interest distributable with respect
                                 to the class A-3FL REMIC II regular interest or
                                 the class AN-FL REMIC II regular interest, as
                                 the case may be, is reduced as a result of that
                                 limitation will result in the amount of
                                 interest payable by the trust to the swap
                                 counterparty being reduced by that amount. As a
                                 result, there will be a dollar-for-dollar
                                 reduction in the amount payable by the related
                                 swap counterparty to the trust, and a
                                 corresponding dollar-for-dollar reduction in
                                 the amount of interest payable with respect to
                                 the class A-3FL or AN-FL certificates, as the
                                 case may be, on that distribution date.

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these shortfalls may be allocated (in the case
                                 of the class A-3FL certificates, through the
                                 class A-3FL REMIC II regular interest and, in
                                 the case of the class AN-FL certificates,
                                 through the class AN-FL REMIC II regular
                                 interest) to reduce the amount of accrued
                                 interest otherwise payable to the

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                                      S-21

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                                 holders of the respective interest-bearing
                                 classes of the certificates (other than the
                                 class X certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered certificates (or, in the case
                                 of each of the A-3FL and AN-FL classes, to the
                                 extent not otherwise payable to the related
                                 swap counterparty to make up prior shortfalls,
                                 that was payable with respect to the
                                 corresponding REMIC II regular interest) on all
                                 prior distribution dates, to the extent not
                                 previously paid; less (c) except in the case of
                                 the class X certificates, your class's (or, in
                                 the case of each of the A-3FL and AN-FL
                                 classes, the corresponding REMIC II regular
                                 interest's) share of any shortfalls in interest
                                 collections due to prepayments on mortgage
                                 loans that are not offset by certain payments
                                 made by the master servicer.

                                 If, as described below under "--Payments of
                                 Principal," collections of principal are
                                 insufficient to make a full reimbursement for
                                 nonrecoverable advances, those amounts may be
                                 reimbursed from interest on the mortgage loans,
                                 thereby reducing the amount of interest
                                 otherwise distributable on the interest-bearing
                                 certificates on the related distribution date.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest,"
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

C. CLASS A-3FL SWAP
   AGREEMENT..................   The assets of the trust will include an
                                 interest rate swap agreement relating to the
                                 class A-3FL certificates and an interest rate
                                 swap agreement relating to the class AN-FL
                                 certificates.

                                 Under the swap agreement that relates to the
                                 class A-3FL certificates, the initial notional
                                 amount of the swap agreement will be equal to
                                 the total initial principal balance of the
                                 class A-3FL certificates (and, correspondingly,
                                 of the class A-3FL REMIC II regular interest).
                                 The notional amount of that swap agreement for
                                 any distribution date will equal the total
                                 principal balance of the class A-3FL
                                 certificates (and, correspondingly, of the
                                 class A-3FL REMIC II regular interest)
                                 immediately prior to that distribution date.
                                 The maturity date of that swap agreement will
                                 be the earlier of the rated final distribution
                                 date for the class A-3FL certificates and the
                                 date on which the notional amount of that swap
                                 agreement is zero (including as a result of the
                                 termination of the trust fund). Under the swap
                                 agreement relating to the class A-3FL
                                 certificates, the trust will generally be
                                 obligated to pay to the swap counterparty with
                                 respect to each

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                                      S-22

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                                 distribution date, out of interest amounts paid
                                 or payable, as the case may be, with respect to
                                 the class A-3FL REMIC II regular interest, an
                                 amount equal to the sum of (i) any prepayment
                                 premiums or yield maintenance charges allocable
                                 to the class A-3FL REMIC II regular interest
                                 and (ii) 1/12th of the product of (A) the
                                 notional amount of the swap agreement for that
                                 distribution date and (B) 5.479% per annum. The
                                 swap counterparty will generally be obligated
                                 to pay to the trust with respect to each
                                 distribution date an amount equal to the
                                 product of (i) the notional amount of the swap
                                 agreement for that distribution date, (ii)
                                 LIBOR plus 0.200% per annum and (iii) a
                                 fraction, the numerator of which is the actual
                                 number of days elapsed during the interest
                                 accrual period with respect to the class A-3FL
                                 certificates for that distribution date, and
                                 the denominator of which is 360.

                                 If the pass-through rate on the class A-3FL
                                 REMIC II regular interest is reduced below
                                 5.479% per annum or if there is an interest
                                 shortfall with respect to the class A-3FL REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any distribution date will be reduced by an
                                 amount equal to the excess, if any, of (1)
                                 1/12th of the product of (a) 5.479%, multiplied
                                 by (b) the notional amount of the swap
                                 agreement for that distribution date over (2)
                                 the lesser of (x) 1/12th of the product of (i)
                                 a weighted average coupon derived from the
                                 adjusted net interest rates of the mortgage
                                 loans, multiplied by (ii) the notional amount
                                 of the swap agreement for that distribution
                                 date and (y) the amount of interest
                                 distributions with respect to the class A-3FL
                                 REMIC II regular interest pursuant to the
                                 priority of distributions on that distribution
                                 date. As a result, the amount payable by the
                                 swap counterparty to the trust with respect to
                                 the class A-3FL certificates for the subject
                                 distribution date will be reduced (to not less
                                 than zero) by the exact same amount as the
                                 reduction determined as described in the
                                 immediately preceding sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 the class A-3FL certificates for any
                                 distribution date, which reduction is
                                 determined as described in the second to last
                                 sentence of the prior paragraph, exceeds the
                                 total amount payable by the swap counterparty
                                 to the trust with respect to the class A-3FL
                                 certificates for that distribution date without
                                 regard to that reduction, then the swap
                                 counterparty will in the future be entitled to
                                 be reimbursed by the trust to the extent that
                                 such reduction more than offset the payment
                                 from the swap counterparty; provided that any
                                 such reimbursement payment from the trust will,
                                 with respect to any future distribution date,
                                 generally be limited to the excess, if any, of
                                 (a) the amount of interest distributions with
                                 respect to the class A-3FL REMIC II regular
                                 interest with respect to that future
                                 distribution date, over (b) 1/12th of the
                                 product of (i) 5.479% per

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                                      S-23

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                                 annum and (ii) the notional amount of the swap
                                 agreement for that distribution date.

                                 Payments by the trust to the swap counterparty,
                                 and by the swap counterparty to the trust, as
                                 described above in this "--The Class A-3FL Swap
                                 Agreement" section will, in general, with
                                 respect to each of the A-3FL and AN-FL classes,
                                 be made on a net basis, and any such amounts
                                 paid to or retained by the trust will be
                                 available to make payments to the class A-3FL
                                 or the class AN-FL certificateholders.

                                 See "Risk Factors--Risks Relating to the Class
                                 A-3FL Swap Agreement" and "Description of the
                                 Class A-3FL Swap Agreement" in this prospectus
                                 supplement.

D. PAYMENTS OF PRINCIPAL......   The class X, R-I, R-II and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount of principal over time
                                 equal to the initial principal balance of their
                                 particular class. The trustee will be required
                                 to make payments of principal in a specified
                                 sequential order (in the case of the class
                                 A-3FL certificates, through the class A-3FL
                                 REMIC II regular interest and, in the case of
                                 the class AN-FL certificates, through the class
                                 AN-FL REMIC II regular interest) to ensure
                                 that--

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, P or Q certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM, AJ, AN-FL, B,
                                      C or D certificates until, in the case of
                                      each of those classes (except with respect
                                      to the class AJ and class AN-FL
                                      certificates, which are pari passu and pro
                                      rata in right of payment), the total
                                      principal balance of all more senior
                                      classes of certificates is reduced to
                                      zero; and

                                 o    except as described under "--Amortization,
                                      Liquidation and Payment Triggers" below,
                                      payments of principal will be made--

                                      (i)  to, first, the holders of the class
                                           A-1 certificates, second, the holders
                                           of the class A-2 certificates, third,
                                           the holders of the class A-3 and
                                           class A-3FL certificates, on a pro
                                           rata basis by balance, fourth, the
                                           holders of the class A-3B
                                           certificates, fifth, the holders of
                                           the class A-SB certificates, and
                                           sixth, the holders of the class A-4
                                           certificates, in that order, in an
                                           amount equal to the funds allocated
                                           to principal with respect to

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                                      S-24

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                                           mortgage loans in loan group 1 and,
                                           after the total principal balance of
                                           the class A-1A certificates has been
                                           reduced to zero, the funds allocated
                                           to principal with respect to mortgage
                                           loans in loan group 2, until the
                                           respective total principal balances
                                           of the class A-1, A-2, A-3, A-3FL,
                                           A-3B, A-SB and A-4 certificates are
                                           reduced to zero, provided that, on
                                           each distribution date the total
                                           principal balance of the class A-SB
                                           certificates must, subject to
                                           available funds, be paid down, if
                                           necessary, to the scheduled principal
                                           balance for that class for that
                                           distribution date that is set forth
                                           on Annex E to this prospectus
                                           supplement before any payments of
                                           principal are made with respect to
                                           the class A-1, A-2, A-3, A-3FL, A-3B
                                           and/ or A-4 certificates, and

                                      (ii) to the holders of the class A-1A
                                           certificates, in an amount equal to
                                           the funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 2 and, after the total
                                           principal balance of the class A-1,
                                           A-2, A-3, A-3FL, A-3B, A-SB and A-4
                                           certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 1, until the
                                           total principal balance of the class
                                           A-1A certificates is reduced to zero.

                                 In the case of the class A-3FL certificates,
                                 any payments of principal will first be made
                                 with respect to the class A-3FL REMIC II
                                 regular interest, after which corresponding
                                 payments of principal will be made to the class
                                 A-3FL certificateholders. All distributions of
                                 principal with respect to the class A-3FL REMIC
                                 II regular interest will be made to a
                                 segregated account or sub-account maintained by
                                 the trustee from which they will, in turn, be
                                 distributed to the holders of the class A-3FL
                                 certificates. The total principal balance of
                                 the class A-3FL certificates will equal the
                                 total principal balance of the class A-3FL
                                 REMIC II regular interest.

                                 The total payments of principal to be made on
                                 the certificates on any distribution date will
                                 generally be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicer or the trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

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                                      S-25

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                                 However, if the master servicer, the special
                                 servicer or the trustee reimburses itself out
                                 of general collections on the mortgage pool for
                                 any advance, together with any interest accrued
                                 on that advance, that it has determined is not
                                 ultimately recoverable out of collections on
                                 the related mortgage loan, then that advance,
                                 together with interest accrued on that advance,
                                 will be reimbursed first out of payments and
                                 other collections of principal on all the
                                 mortgage loans, thereby reducing the amount of
                                 principal otherwise distributable on the
                                 principal balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (even though that
                                 advance has not been deemed nonrecoverable from
                                 collections on the related mortgage loan) the
                                 master servicer, the special servicer or the
                                 trustee, as applicable, will be entitled to
                                 reimbursement for that advance, with interest,
                                 on a monthly basis, out of payments and other
                                 collections of principal on all the mortgage
                                 loans after the application of those principal
                                 payments and collections to reimburse any party
                                 for advances that are nonrecoverable on a
                                 loan-specific basis as described in the prior
                                 paragraph, thereby reducing the amount of
                                 principal otherwise distributable in respect of
                                 the principal balance certificates on the
                                 related distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal with respect to the
                                 class A-1, A-2, A3, A-3B, A-SB, A-4 or A-1A
                                 certificates or the class A-3FL certificates
                                 (through the class A-3FL REMIC II regular
                                 interest) may be reduced even if the advances
                                 being reimbursed were made in respect of
                                 mortgage loans included in the loan group that
                                 does not primarily relate to such class of
                                 certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections and,
                                 solely in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over, and continue
                                 to accrue interest, for reimbursement on the
                                 following distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may

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                                      S-26

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                                 reduce the amounts allocable as principal of
                                 that mortgage loan and, accordingly, the
                                 principal distributions on the principal
                                 balance certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal,"
                                 "--Payments--Priority of Payments" and
                                 "--Payments on the Class A-3FL Certificates" in
                                 this prospectus supplement.

E. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   As a result of losses on the mortgage loans
                                 and/or default-related or other unanticipated
                                 expenses of the trust, the total principal
                                 balance of the class AM, AJ, AN-FL, B, C, D, E,
                                 F, G, H, J, K, L, M, N, P and Q certificates
                                 could be reduced to zero at a time when the
                                 class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4 and
                                 A-1A certificates remain outstanding. If the
                                 total principal balance of the class AM, AJ,
                                 AN-FL, B, C, D, E, F, G, H, J, K, L, M, N, P
                                 and Q certificates is reduced to zero at a time
                                 when the class A-1, A-2, A-3, A-3FL, A-3B,
                                 A-SB, A-4 and A-1A certificates, or any two or
                                 more of those classes, remain outstanding, any
                                 payments of principal will be distributed to
                                 the holders of the outstanding class A-1, A-2,
                                 A-3, A-3FL, A-3B, A-SB, A-4 and A-1A
                                 certificates, pro rata, rather than
                                 sequentially, in accordance with their
                                 respective principal balances and without
                                 regard to loan groups.

F. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the trustee will pay that amount in
                                 the proportions described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ,
                                      AN-FL, B, C, D, E, F, G and/or H
                                      certificates that are then entitled to
                                      receive (in the case of the holders of the
                                      class A-3FL certificates, through the
                                      class A-3FL REMIC II regular interest and,
                                      in the case of the holders of the class
                                      AN-FL certificates, through the class
                                      AN-FL REMIC II regular interest) payments
                                      of principal with respect to the loan
                                      group that includes the prepaid mortgage
                                      loan;

                                 o    the swap counterparty; and/or

                                 o    the holders of the class X certificates;

                                 provided that payments of prepayment premiums
                                 and yield maintenance charges to holders of
                                 certificates of each of the A-

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                                      S-27

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                                 3FL and AN-FL classes will be based on the
                                 portion of those items allocable to the
                                 corresponding REMIC II regular interest; and
                                 provided, further, that, for so long as a swap
                                 agreement is in effect with respect to the
                                 A-3FL class or the AN-FL class and there is no
                                 continuing payment default thereunder, all
                                 prepayment premiums and yield maintenance
                                 charges allocable to the corresponding REMIC II
                                 regular interest will be payable to the related
                                 swap counterparty.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

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                                      S-28

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G. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 certificates on any distribution date will
                                 generally be net of the following amounts:

      TYPE / RECIPIENT                       AMOUNT/SOURCE                 FREQUENCY
-----------------------------   ---------------------------------------   ------------

FEES

Master Servicing Fee / Master   Payable with respect to each and every      Monthly
Servicer                        mortgage loan in the trust, including
                                each specially serviced mortgage loan,
                                if any, and each mortgage loan, if any,
                                as to which the corresponding mortgaged
                                real property has been acquired as
                                foreclosure property as part of the
                                trust fund. With respect to each such
                                mortgage loan, the master servicing fee
                                will: (1) generally be calculated for
                                the same number of days and on the same
                                principal amount as interest accrues or
                                is deemed to accrue on that mortgage
                                loan; (2) accrue at an annual rate that
                                ranges, on a loan-by-loan basis, from
                                0.02% per annum to 0.11% per annum; and
                                (3) be payable (a) monthly from amounts
                                allocable as interest with respect to
                                that mortgage loan and/or (b) if the
                                subject mortgage loan and any related
                                foreclosure property has been
                                liquidated on behalf of, among others,
                                the certificateholders, out of general
                                collections on the mortgage pool.
                                Master servicing fees with respect to
                                any mortgage loan will include the
                                primary servicing fees payable by the
                                master servicer to any sub-servicer
                                with respect to that mortgage loan.

Additional Master Servicing     o   Prepayment interest excesses          Time to time
Compensation / Master               collected on mortgage loans that
Servicer                            are the subject of a principal
                                    prepayment in full or in part after
                                    their respective due dates in any
                                    collection period;

                                o   All interest and investment income      Monthly
                                    earned on amounts on deposit in
                                    accounts maintained by the master
                                    servicer, to the extent not
                                    otherwise payable to the borrowers;

                                o   On performing mortgage loans, late    Time to time
                                    payment charges and default
                                    interest actually collected with
                                    respect to the subject mortgage
                                    loan during any collection period,
                                    but only to the extent not
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                                      S-29

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      TYPE / RECIPIENT                       AMOUNT/SOURCE                 FREQUENCY
-----------------------------   ---------------------------------------   ------------

                                    otherwise allocable to pay the
                                    following items with respect to the
                                    subject mortgage loan: (i) interest
                                    on advances; or (ii) additional
                                    trust fund expenses currently
                                    payable or previously paid with
                                    respect to the subject mortgage
                                    loan or mortgaged real property
                                    from collections on the mortgage
                                    pool and not previously reimbursed;
                                    and

                                o   100%--or, if the consent of the       Time to Time
                                    special servicer is required with
                                    respect to the subject action,
                                    50%-- of each assumption
                                    application fee, assumption fee,
                                    modification fee, extension fee
                                    other similar fee or fees paid in
                                    connection with a defeasance of a
                                    mortgage loan that is actually paid
                                    by a borrower in connection with
                                    the related action.

Special Servicing Fee /         Payable with respect to each mortgage       Monthly
Special Servicer                loan that is being specially serviced
                                or as to which the corresponding
                                mortgaged real property has been
                                acquired as foreclosure property as
                                part of the trust fund.

                                With respect to each such mortgage
                                loan, the special servicing fee will:
                                (a) accrue for the same number of days
                                and on the same principal amount as
                                interest accrues or is deemed to accrue
                                from time to time on that mortgage
                                loan; (b) accrue at a special servicing
                                fee rate of 0.25% per annum; and (c) be
                                payable monthly from general
                                collections on the mortgage pool.

Workout Fee / Special           Payable with respect to each specially    Time to time
Servicer                        serviced mortgage loan that the special
                                servicer successfully works out. The
                                workout fee will be payable out of, and
                                will be calculated by application of a
                                workout fee rate of 1.0% to, each
                                collection of interest and principal
                                received on the subject mortgage loan
                                for so long as it is not returned to
                                special servicing by reason of an
                                actual or reasonably foreseeable
                                default.

Principal Recovery Fee /        Subject to the exceptions described       Time to time

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                                      S-30

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      TYPE / RECIPIENT                       AMOUNT/SOURCE                 FREQUENCY
-----------------------------   ---------------------------------------   ------------

Special Servicer                under "The Pooling and Servicing
                                Agreement--Servicing and Other
                                Compensation and Payment of
                                Expenses--Principal Special Servicing
                                Compensation--The Principal Recovery
                                Fee" in this prospectus supplement,
                                payable with respect to: (a) each
                                specially serviced mortgage loan--or
                                any replacement mortgage loan
                                substituted for it--as to which the
                                special servicer obtains a full or
                                discounted payoff from the related
                                borrower; and (b) any specially
                                serviced mortgage loan or foreclosure
                                property as to which the special
                                servicer receives any liquidation
                                proceeds, sale proceeds, insurance
                                proceeds or condemnation proceeds. As
                                to each such specially serviced
                                mortgage loan or foreclosure property,
                                the principal recovery fee will be
                                payable from, and will be calculated by
                                application of a principal recovery fee
                                rate of 1.0% to, the related payment or
                                proceeds.

Additional Special Servicing    o   All interest and investment income      Monthly
Compensation / Special              earned on amounts on deposit in
Servicer                            accounts maintained by the special
                                    servicer;

                                o   On specially serviced mortgage        Time to time
                                    loans, late payment charges and
                                    default interest actually collected
                                    with respect to the subject
                                    mortgage loan during any collection
                                    period, but only to the extent not
                                    otherwise allocable to pay the
                                    following items with respect to the
                                    subject mortgage loan: (i) interest
                                    on advances; or (ii) additional
                                    trust fund expenses currently
                                    payable or previously paid with
                                    respect to the subject mortgage
                                    loan or mortgaged real property
                                    from collections on the mortgage
                                    pool and not previously reimbursed;

                                o   With respect to any specially         Time to time
                                    serviced mortgage loan, 100% of
                                    assumption fees or modification fee
                                    actually paid by a borrower with
                                    respect to any assumption or
                                    modification; and

                                o   With respect to any performing        Time to time

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                                      S-31

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      TYPE / RECIPIENT                       AMOUNT/SOURCE                 FREQUENCY
-----------------------------   ---------------------------------------   ------------

                                mortgage loan, if the consent of the
                                special servicer is required with
                                respect to the subject action, 50% of
                                assumption application fees, assumption
                                fees, modification fees and other fees
                                actually paid by a borrower with
                                respect to any assumption, modification
                                or other agreement entered into by the
                                master servicer.

Trustee Fee / Trustee           Payable out of general collections on       Monthly
                                the mortgage pool and, for any
                                distribution date, will equal one
                                month's interest at 0.0010% per annum
                                with respect to each and every mortgage
                                loan in the trust, including each
                                specially serviced mortgage loan, if
                                any, and each mortgage loan, if any, as
                                to which the corresponding mortgaged
                                real property has been acquired as
                                foreclosure property as part of the
                                trust fund.

Additional Trustee              All interest and investment income          Monthly
Compensation/Trustee            earned on amounts on deposit in
                                accounts maintained by the trustee.

EXPENSES

Servicing Advances / Trustee,   To the extent of funds available, the
Master Servicer or Special      amount of any servicing advances.(1)      Time to time
Servicer

Interest on Servicing           At a rate per annum equal to a            Time to time
Advances / Master Servicer,     published prime rate, accrued on the
Special Servicer or Trustee     amount of each outstanding servicing
                                advance.(2)

P&I Advances / Master           To the extent of funds available, the     Time to Time
Servicer and Trustee            amount of any P&I advances.(1)

Interest on P&I Advances /      At a rate per annum equal to a            Time to Time
Master Servicer and Trustee     published prime rate, accrued on the
                                amount of each outstanding P&I
                                advance.(2)
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                                      S-32

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      TYPE / RECIPIENT                       AMOUNT/SOURCE                 FREQUENCY
-----------------------------   ---------------------------------------   ------------

Indemnification Expenses /      Amount to which such party is entitled    Time to time
Trustee and any director,       to indemnification under the pooling
officer, employee or agent of   and servicing agreement.(3)
the Trustee/ Depositor,
Master Servicer or Special
Servicer and any director,
officer, employee or agent of
Depositor, the Master Servicer
or Special Servicer

-----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, including
                                 information regarding the general purpose of
                                 and the source of payment for these fees and
                                 expenses, as well as information regarding
                                 other fees and expenses, is set forth under
                                 "Description of the Offered Certificates--Fees
                                 and Expenses" in this prospectus supplement.

H. PAYMENTS OF ADDITIONAL
   INTEREST...................   On each distribution date, any additional
                                 interest collected during the related
                                 collection period on a mortgage loan with an

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                                 anticipated repayment date will be distributed
                                 to the holders of the class Z certificates. See
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.

I. ALLOCATION OF LOSSES ON THE
   MORTGAGE LOANS AND OTHER
   UNANTICIPATED EXPENSES.....   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and
                                 interest on such advances and/or
                                 default-related and other unanticipated
                                 expenses of the trust, the total principal
                                 balance of the mortgage pool, less any related
                                 outstanding advances of principal, may fall
                                 below the total principal balance of the
                                 principal balance certificates. For purposes of
                                 this determination only, effect will not be
                                 given to any reductions of the principal
                                 balance of any mortgage loan for payments of
                                 principal collected on the mortgage loans that
                                 were used to reimburse any advances outstanding
                                 after a workout of another mortgage loan to the
                                 extent those advances are not otherwise
                                 determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates (or, in the case of the
                                 reference to "A-3FL" below, the class A-3FL
                                 REMIC II regular interest and, in the case of
                                 the reference to "AN-FL" below, the class AN-FL
                                 REMIC II regular interest) will be successively
                                 reduced in the following order, until the
                                 deficit is eliminated:

                                 REDUCTION ORDER              CLASS
                                 ---------------   ---------------------------
                                         1                      Q
                                         2                      P
                                         3                      N
                                         4                      M
                                         5                      L
                                         6                      K
                                         7                      J
                                         8                      H
                                         9                      G
                                        10                      F
                                        11                      E
                                        12                      D
                                        13                      C
                                        14                      B
                                        15                AJ and AN-FL
                                        16                     AM
                                        17         A-1, A-2, A-3, A-3FL, A-3B,
                                                      A-SB, A-4 and A-1A

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                                      S-34

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                                 Any reduction to the total principal balances
                                 of the class A-1, A-2, A-3, A-3B, A-SB, A-4 and
                                 A-1A certificates and the class A-3FL REMIC II
                                 regular interest will be made on a pari passu
                                 and pro rata basis in accordance with the
                                 relative sizes of those principal balances,
                                 without regard to loan groups.

                                 Any reduction to the total principal balances
                                 of the class A-J certificates and the class
                                 AN-FL REMIC II regular interest will be made on
                                 a pari passu and pro rata basis in accordance
                                 with the relative sizes of those principal
                                 balances.

                                 Although losses on the mortgage loans,
                                 extraordinary expenses and available funds
                                 shortfalls will not be directly allocated to
                                 the class A-3FL and/or AN-FL certificates, such
                                 losses and shortfalls may be allocated to the
                                 class A-3FL REMIC II regular interest or to the
                                 class AN-FL REMIC II regular interest, as the
                                 case may be, in reduction of the total
                                 principal balance thereof, and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the total principal balance of the
                                 class A-3FL REMIC II regular interest or the
                                 class AN-FL REMIC II regular interest will
                                 result in a corresponding decrease in the total
                                 principal balance of the class A-3FL
                                 certificates or the class AN-FL certificates,
                                 as applicable, and any interest shortfalls
                                 suffered by the class A-3FL REMIC II regular
                                 interest or the class AN-FL REMIC II regular
                                 interest (for whatever reason) will reduce the
                                 amount of interest distributed on the class
                                 A-3FL certificates or the class AN-FL
                                 certificates, as applicable, to the extent
                                 described in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

J. ADVANCES OF DELINQUENT
   MONTHLY DEBT SERVICE
   PAYMENTS...................   Except as described below, the master servicer
                                 will be required to make advances of principal
                                 and/or interest due on the mortgage loans with
                                 respect to any delinquent monthly payments,
                                 other than balloon payments. In addition, the
                                 trustee must make any of those advances that
                                 the master servicer is required to but fails to
                                 make. As described under "Description of the
                                 Offered Certificates--Advances of Delinquent
                                 Monthly Debt Service Payments and Reimbursement
                                 of Advances" in this prospectus supplement, any
                                 party that makes an advance will be entitled to
                                 be reimbursed for the advance, together with
                                 interest at a published prime rate, as
                                 described in that section of this prospectus
                                 supplement.

                                 Notwithstanding the foregoing, neither the
                                 master servicer nor the trustee will be
                                 required to make any advance that it
                                 determines, in its reasonable judgment, will
                                 not be recoverable (together with interest
                                 accrued on that advance) from proceeds of the
                                 related mortgage loan. The trustee will be
                                 entitled to rely on any determination of
                                 non-recoverability made by the master

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                                      S-35

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                                 servicer. The special servicer may also
                                 determine that any interest and/or principal
                                 advance made or proposed to be made by the
                                 master servicer or the trustee is not or will
                                 not be, as applicable, recoverable, together
                                 with interest accrued on that advance, from
                                 proceeds of the mortgage loan to which that
                                 advance relates, and the master servicer and
                                 the trustee will be entitled to rely on any
                                 determination of nonrecoverability made by the
                                 special servicer and will be required to act in
                                 accordance with that determination.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and describe in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan, the
                                 special servicer will be obligated to obtain a
                                 new appraisal or, at the special servicer's
                                 option in cases involving mortgage loans with
                                 relatively small principal balances, conduct a
                                 valuation of that property. If, based on that
                                 appraisal or other valuation, subject to the
                                 discussion below regarding the loan
                                 combinations, it is determined that:

                                 o    the sum of the principal balance of the
                                      subject mortgage loan plus other
                                      delinquent amounts due under the subject
                                      mortgage loan exceeds

                                 o    an amount generally equal to:

                                      1.   90% of the new estimated value of the
                                           related mortgaged real property,
                                           which value may be reduced by the
                                           special servicer based on its review
                                           of the related appraisal and other
                                           relevant information; plus

                                      2.   certain other amounts,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced.

                                 The calculation of any appraisal reduction
                                 amount in respect of any trust mortgage loan
                                 that is part of a loan combination will take
                                 into account the related B-note non-trust loan.
                                 The special servicer will determine whether an
                                 appraisal reduction amount exists with respect
                                 to any of those loan combinations based on a
                                 calculation that generally treats the subject
                                 loan combination as if it were a single
                                 mortgage loan. Any resulting appraisal
                                 reduction amount with respect to any of those
                                 loan combinations will be allocated, first to
                                 the related B-Note non-trust loan (up to

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                                      S-36

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                                 the amount of the outstanding principal balance
                                 of that B-Note non-trust loan), and then the
                                 related trust mortgage loan. The amount of
                                 advances of interest on each of the trust
                                 mortgage loans that is part of a loan
                                 combination will be reduced so as to take into
                                 account any appraisal reduction amount
                                 allocable to the subject mortgage loan.

                                 Neither the master servicer nor the trustee
                                 will be required to make advances of principal
                                 and/or interest with respect to any non-trust
                                 loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Governing Documents--Advances" in the
                                 accompanying base prospectus.

K. REPORTS TO
   CERTIFICATEHOLDERS.........   On each distribution date, the trustee will
                                 make available on its internet website,
                                 initially located at www.etrustee.net, or
                                 provide on request, to the registered holders
                                 of the offered certificates, a monthly report
                                 substantially in the form of Annex D to this
                                 prospectus supplement. The trustee's report
                                 will detail, among other things, the
                                 distributions made to the certificateholders on
                                 that distribution date and the performance of
                                 the mortgage loans and the mortgaged real
                                 properties.

                                 You may also review on the trustee's website
                                 or, upon reasonable prior notice, at the
                                 trustee's offices during normal business hours,
                                 a variety of information and documents that
                                 pertain to the mortgage loans and the mortgaged
                                 real properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

L. OPTIONAL AND OTHER
   TERMINATION................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties remaining in the trust
                                 fund, and thereby terminate the trust, when the
                                 aggregate principal balance of the mortgage
                                 loans, less any outstanding advances of
                                 principal, is less than approximately 1.0% of
                                 the initial mortgage pool balance.

                                 In addition, if, following the date on which
                                 the total principal balance of the offered
                                 certificates is reduced to zero, all of the
                                 remaining certificates (but excluding the class
                                 Z, R-I and R-II certificates) are held by the
                                 same certificateholder, the trust fund may also
                                 be terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates
                                 (other than the class Z, R-I and R-II
                                 certificates) for all the mortgage loans and
                                 any foreclosure properties remaining in the
                                 trust fund at the time of exchange.

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                                      S-37

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                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to include in the trust fund. For more
                                 detailed information regarding those mortgage
                                 loans, you should review the following sections
                                 in this prospectus supplement:

                                 o    "Description of the Mortgage Pool;"

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans;"

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multi- family Properties; and

                                 o    Annex C--Structural and Collateral Term
                                      Sheet (which contains a description of the
                                      ten largest mortgage loans or groups of
                                      cross-collateralized mortgage loans).

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 included in the trust fund, please note that--

                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool, and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total cut-off date principal
                                      balance of the mortgage loans in the
                                      subject loan group; we show the cut-off
                                      date principal balance for each of the
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the

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                                      S-38

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                                      cut-off date principal balances of the
                                      subject mortgage loans;

                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the related
                                      mortgage loans;

                                  o   if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                  o   unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan in the trust that is part of
                                      a loan combination excludes the related
                                      B-Note non-trust loan;

                                  o   statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the initial
                                      mortgage pool balance being as much as 5%
                                      larger or smaller than indicated;

                                  o   the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding; and

                                  o   when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement.

SUBSTITUTIONS, ACQUISITIONS
AND REMOVALS OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and will transfer the mortgage loans to the
                                 trust. Except as contemplated in the following
                                 paragraphs regarding the replacement of a
                                 defective mortgage loan, no mortgage loan may
                                 otherwise be added to the trust.

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                                      S-39

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                                 Each mortgage loan seller, with respect to each
                                 mortgage loan transferred by it to us for
                                 inclusion in the trust, will:

                                 o    make, as of the date of initial issuance
                                      of the offered certificates, and subject
                                      to any applicable exceptions, the
                                      representations and warranties generally
                                      described under "Description of the
                                      Mortgage Pool--Representations and
                                      Warranties" in this prospectus supplement;
                                      and

                                 o    agree to deliver the loan documents
                                      described under "Description of the
                                      Mortgage Pool--Assignment of the Mortgage
                                      Loans" in this prospectus supplement.

                                 If there exists a breach of any of those
                                 representations and warranties, or if there
                                 exists a document defect with respect to any
                                 mortgage loan, which breach or document defect
                                 materially and adversely affects the value of
                                 the subject mortgage loan or the interests of
                                 the certificateholders, and if that breach or
                                 document defect is not cured within the period
                                 contemplated under "Description of the Mortgage
                                 Pool--Repurchases and Substitutions" in this
                                 prospectus supplement, then the affected
                                 mortgage loan will be subject to repurchase or
                                 substitution as described under "Description of
                                 the Mortgage Pool--Repurchases and
                                 Substitutions" in this prospectus supplement.

                                 If any mortgage loan experiences payment
                                 defaults similar to the payment defaults that
                                 would result in a transfer of servicing from
                                 the master servicer to the special servicer,
                                 then it will be subject to a fair value
                                 purchase option on the part of the special
                                 servicer, the holder--or, if applicable, the
                                 beneficial owner--of certificates representing
                                 the largest percentage interest of voting
                                 rights allocated to the controlling class or an
                                 assignee of the foregoing, as described under
                                 "Servicing of the Mortgage Loans--Realization
                                 Upon Defaulted Mortgage Loans--Fair Value Call"
                                 in this prospectus supplement.

                                 If, in the case of any mortgage loan included
                                 in the trust, there exists additional debt that
                                 is secured by the related mortgaged real
                                 property or by an interest in the related
                                 borrower, which additional debt is not held by
                                 the trust, then the lender on that additional
                                 debt may be entitled to acquire that mortgage
                                 loan--generally at a price no less than the
                                 unpaid principal balance of the subject
                                 mortgage loan, plus interest, exclusive of
                                 default interest, accrued thereon--upon the
                                 occurrence of a default or, in some cases, a
                                 reasonably foreseeable default.

                                 The trust will be subject to optional
                                 termination as discussed under "Description of
                                 the Offered Certificates--Termination" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee or
                                 leasehold interest

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                                      S-40

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                                 of the related borrower or another party in one
                                 or more commercial, multifamily or manufactured
                                 housing community real properties. Each
                                 mortgage lien will be subject to the limited
                                 permitted encumbrances that we describe in the
                                 glossary to this prospectus supplement.

                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any mortgage loan
                                 seller or by any of the parties to the pooling
                                 and servicing agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to mortgage loans
                                 that have anticipated repayment dates, the
                                 mortgage interest rate for each mortgage loan
                                 is, in the absence of default, fixed for the
                                 entire term of the mortgage loan.

A. Partial Interest-Only
   Balloon Loans..............   Sixty-seven (67) of the mortgage loans,
                                 representing approximately 50.2% of the initial
                                 mortgage pool balance (56 mortgage loans in
                                 loan group 1, representing approximately 48.7%
                                 of the initial loan group 1 balance, and 11
                                 mortgage loans in loan group 2, representing
                                 approximately 62.1% of the initial loan group 2
                                 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is significantly longer than its
                                      remaining term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

B. Amortizing Balloon Loans...   Sixty-four (64) of the mortgage loans,
                                 representing approximately 28.8% of the initial
                                 mortgage pool balance (50 mortgage loans in
                                 loan group 1, representing approximately 28.3%
                                 of the initial loan group 1 balance, and 14
                                 mortgage loans in loan group 2, representing
                                 approximately 32.9% of the initial loan group 2
                                 balance), provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

                                 These 64 balloon mortgage loans do not include
                                 any of the balloon mortgage loans described
                                 under "--Partial Interest-Only Balloon Loans"
                                 above or "--Interest-Only Loans" below.

C. ARD Loans..................   Two (2) of the mortgage loans, representing
                                 approximately 0.8% of the initial mortgage pool
                                 balance and approximately 0.9% of

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                                      S-41

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                                 the initial loan group 1 balance, which are
                                 commonly referred to as hyper-amortization
                                 loans or ARD loans, each provide for material
                                 changes to their terms to encourage the related
                                 borrower to pay the mortgage loan in full by a
                                 specified date. We consider that date to be the
                                 anticipated repayment date for each of those
                                 ARD loans. There can be no assurance, however,
                                 that these incentives will result in any of
                                 these mortgage loans being paid in full on or
                                 before its anticipated repayment date. The
                                 changes to the loan terms, which, in each case,
                                 will become effective as of the related
                                 anticipated repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the subject mortgage
                                      loan is paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the subject mortgage
                                      loan, which payment of principal will be
                                      in addition to the principal portion of
                                      the normal monthly debt service payment.

                                 One (1) of the above-identified two (2) ARD
                                 loans, representing approximately 0.6% of the
                                 initial mortgage pool balance and approximately
                                 0.6% of the initial loan group 1 balance,
                                 requires:

                                 o    the payment of interest only until the
                                      expiration of a designated period; and

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period.

D. Interest-Only Loans
   (Balloon/ARD)..............   Ten (10) of the mortgage loans, representing
                                 approximately 18.8% of the initial mortgage
                                 pool balance (eight (8) mortgage loans in loan
                                 group 1, representing approximately 20.7% of
                                 the initial loan group 1 balance, and two (2)
                                 mortgage loans in loan group 2, representing
                                 approximately 3.5% of the initial loan group 2
                                 balance), require the payment of interest only
                                 until the related maturity date or, in the case
                                 of one (1) of those 10 mortgage loans, which
                                 represents approximately 2.5% of the initial
                                 mortgage pool balance and 2.8% of the initial
                                 loan group 1 balance, until its anticipated
                                 repayment date. In the case of the nine (9)
                                 interest-only balloon loans, the repayment of
                                 all principal is required on the related
                                 maturity date. In the case of the interest-only
                                 ARD loan, the borrower will be required to
                                 commence making amortizing payments if the
                                 mortgage loan remains outstanding past its
                                 anticipated repayment date.

E. Fully Amortizing Loans.....   Nine (9) mortgage loans, representing
                                 approximately 1.3% of the initial mortgage pool
                                 balance (seven (7) mortgage loans in loan group
                                 1, representing approximately 1.3% of the
                                 initial loan group 1 balance, and two (2)
                                 mortgage loans in loan group 2, representing
                                 approximately 1.5% of the initial loan group 2
                                 balance), each have a payment schedule that
                                 provides for the

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                                      S-42

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                                 payment of principal of the subject mortgage
                                 loan substantially in full by its maturity
                                 date.

LOAN COMBINATIONS.............   Three (3) mortgage loans are, in each case,
                                 part of a loan combination comprised of two (2)
                                 or more mortgage loans that are obligations of
                                 the same borrower, only one of which will be
                                 included in the trust fund. The remaining
                                 mortgage loan in each loan combination will not
                                 be included in the trust fund, however all of
                                 the mortgage loans in the subject loan
                                 combination are together secured by the same
                                 mortgage instrument(s) encumbering the same
                                 mortgaged real property or properties. Each
                                 non-trust loan will, in general, be subordinate
                                 in right of payment with the trust mortgage
                                 loans in the same loan combination. All of the
                                 mortgage loans comprising a given loan
                                 combination are cross-defaulted, but none of
                                 the loan combinations is cross-collateralized
                                 or cross-defaulted with any other loan
                                 combination.

                                 The following mortgage loans are each part of a
                                 loan combination:

------------------------------------------------------------------------------------------------------------
                                                                                              U/W NCF DSCR
                                                                            ORIGINAL        AND CUT-OFF DATE
    MORTGAGED REAL PROPERTY NAME                        % OF INITIAL  PRINCIPAL BALANCE OF  LOAN-TO-VALUE OF
(AS IDENTIFIED ON ANNEX A-1 TO THIS     CUT-OFF DATE      MORTGAGE    RELATED SUBORDINATE        ENTIRE
       PROSPECTUS SUPPLEMENT)        PRINCIPAL BALANCE  POOL BALANCE   NON-TRUST LOAN(S)    LOAN COMBINATION
------------------------------------------------------------------------------------------------------------

1.  Kenwood Towne Centre                $146,493,391         6.8%          $61,000,000           1.52x
                                                                                                 51.8%
------------------------------------------------------------------------------------------------------------
2  60 State Street (1)                  $130,000,000         6.1%          $50,000,000           2.04x
                                                                                                 54.5%
------------------------------------------------------------------------------------------------------------
3.  119 North 4th Street                $  6,385,128         0.3%          $   405,000           1.14x
                                                                                                 83.8%
------------------------------------------------------------------------------------------------------------

(1)  Merrill Lynch Mortgage Lending, Inc. and Eurohypo AG, New York Branch, are
     each the holders of one of two individual promissory notes that together make up the 60 State Street trust mortgage loan. Both promissory notes are presented collectively in this prospectus supplement as the 60 State Street trust mortgage loan.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans constituting such loan
                                 combination. Also, see "Description of the
                                 Mortgage Pool--Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of its cut-off date or at
                                 any time since the date of its origination.
                                 None of the mortgage loans has experienced any
                                 losses of principal or interest (through
                                 forgiveness of debt or restructuring) since
                                 origination.

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                                      S-43

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PREPAYMENT LOCK-OUT PERIODS...   Except as described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Lock-out Periods" in
                                 this prospectus supplement with respect to 13
                                 mortgage loans (loan numbers 4, 5, 98, 101,
                                 123, 125, 131, 135, 139, 142, 143, 147 and
                                 150), all of the mortgage loans restrict
                                 prepayment for a particular period commonly
                                 referred to as a lock-out period and, in most
                                 cases (see "--Defeasance" below), a period
                                 during which the subject mortgage loan may be
                                 defeased but not prepaid. The weighted average
                                 remaining lock-out period and defeasance period
                                 of the mortgage loans is approximately 95.0
                                 payment periods.

DEFEASANCE....................   One hundred thirty-three (133) of the mortgage
                                 loans, representing approximately 82.9% of the
                                 initial mortgage pool balance (107 mortgage
                                 loans in loan group 1, representing
                                 approximately 81.0% of the initial loan group 1
                                 balance, and 26 mortgage loans in loan group 2,
                                 representing approximately 97.6% of the initial
                                 loan group 2 balance), permit the related
                                 borrower, under certain conditions, to obtain a
                                 full or, in certain cases, a partial release of
                                 the mortgaged real property from the mortgage
                                 lien by delivering U.S. Treasury obligations or
                                 other non-callable government securities as
                                 substitute collateral. None of these mortgage
                                 loans permits defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the certificates. The payments on the
                                 defeasance collateral are required to be at
                                 least equal to an amount sufficient to make,
                                 when due, all debt service payments on the
                                 defeased mortgage loan or allocated to the
                                 related mortgaged real property, including any
                                 balloon payment.

PREPAYMENT CONSIDERATION......   Nineteen (19) of the mortgage loans,
                                 representing approximately 17.1% of the initial
                                 mortgage pool balance (16 mortgage loans in
                                 loan group 1, representing approximately 19.0%
                                 of the initial loan group 1 balance, and three
                                 (3) mortgage loans in loan group 2,
                                 representing approximately 2.4% of the initial
                                 loan group 2 balance), provide for the payment
                                 of prepayment consideration in connection with
                                 a voluntary prepayment during part of the loan
                                 term and, in all but (13) cases (loan numbers
                                 4, 5, 98, 101, 123, 125, 131, 135, 139, 142,
                                 143, 147 and 150), following an initial
                                 prepayment lock-out period. In the case of
                                 three (3) of the 19 mortgage loans (loan
                                 numbers 20, 45 and 55), representing
                                 approximately 2.0% of the initial mortgage pool
                                 balance (three (3) mortgage loans in loan group
                                 1, representing approximately 2.2% of the
                                 initial loan group 1 balance), the related loan
                                 documents provide for the payment of prepayment
                                 consideration in connection with a voluntary
                                 prepayment during part of the loan term unless
                                 defeasance would be cheaper (for example in a
                                 case where prevailing interest rates are higher
                                 than the interest rate of the related mortgage
                                 loan), in which case the related borrower is
                                 required to defease the related mortgage loan.
                                 In the case of two (2) mortgage loans (loan
                                 numbers 4 and 5), the borrower may either
                                 prepay or defease the related mortgage loan
                                 following the initial prepayment lock-out
                                 period. See

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                                      S-44

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                                 "Description of the Mortgage Pool--Terms and
                                 Conditions of the Mortgage Loans--Prepayment
                                 Consideration" in this prospectus supplement.

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                                      S-45

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ADDITIONAL STATISTICAL
   INFORMATION................   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                                        MORTGAGE POOL    LOAN GROUP 1    LOAN GROUP 2
                                                       --------------   --------------   ------------

Initial mortgage pool/loan group balance               $2,141,833,152   $1,901,756,447   $240,076,705
Number of mortgage loans                                          152              123             29
Number of mortgaged real properties                               212              182             30
Percentage of investment-grade, shadow rated loans
   (mortgage loan nos. 2, 3 and 42) (1)                          13.5%            15.2%           0.0%

Average cut-off date principal balance                 $   14,091,008   $   15,461,435   $  8,278,507
Largest cut-off date principal balance                 $  173,000,000   $  173,000,000   $ 62,300,000
Smallest cut-off date principal balance                $      996,219   $      996,219   $  1,312,440

Weighted average mortgage interest rate                         5.567%           5.573%         5.523%
Highest mortgage interest rate                                  9.600%           9.375%         9.600%
Lowest mortgage interest rate                                   5.000%           5.144%         5.000%

Number of cross-collateralized loan groups                          1                1              0
Cross-collateralized loan groups as a percentage of
   initial mortgage pool/loan group balance                       9.9%            11.1%           0.0%
Number of multi-property mortgage loans                            14               13              1
Multi-property mortgage loans as a percentage of
   initial mortgage pool/loan group balance                      31.4%            35.1%           2.2%

Weighted average underwritten debt service
   coverage ratio(2)(3)                                          1.60x            1.61x          1.52x
Highest underwritten debt service coverage ratio                12.75x            3.39x         12.75x
Lowest underwritten debt service coverage ratio                  1.08x            1.12x          1.08x

Weighted average cut-off date loan-to-value ratio(2)             65.3%            64.9%          68.1%
Highest cut-off date loan-to-value ratio                         83.8%            83.8%          79.7%
Lowest cut-off date loan-to-value ratio                           6.8%            10.0%           6.8%

Weighted average original term to maturity or
   anticipated repayment date (months)                            108              106            122
Longest original term to maturity or anticipated
   repayment date (months)                                        300              300            241
Shortest original term to maturity or anticipated
   repayment date (months)                                         60               60            120
Weighted average remaining term to maturity or
   anticipated repayment date (months)                            104              102            117
Longest remaining term to maturity or anticipated
   repayment date (months)                                        240              240            120
Shortest remaining term to maturity or anticipated
   repayment date (months)                                         25               25             52

----------
(1)  It has been confirmed to us by each of S&P, Fitch and DBRS in accordance with their respective methodologies, that loan numbers 2, 3 and 42 have credit characteristics consistent with investment-grade rated obligations.

(2)  In the case of each of 17 mortgage loans (loan numbers 11, 12, 19, 20, 22,
     29, 31, 32, 37, 41, 46, 50, 51, 57, 97, 116 and 130), the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above.

(3)  In the case of one (1) mortgage loan (loan number 5), the related cut-off date loan-to-value ratio was determined taking into account additional collateral (in the form of either cash or a letter of credit) to be provided by the related borrower in connection with release of a parcel of the related mortgaged real property. See the footnotes to Annex A-2 of this prospectus supplement for more information regarding the calculation of cut-off date loan-to-value ratio with respect to the mortgage loan identified above.

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                                      S-46

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PROPERTY TYPE.................   The table below shows the number of and the
                                 total cut-off date principal balance and
                                 percentages of the initial mortgage pool
                                 balance, the loan group 1 balance and the loan
                                 group 2 balance, respectively, secured by
                                 mortgaged real properties operated primarily
                                 for each indicated purpose:

                                                                % OF
                                NUMBER OF        TOTAL        INITIAL        % OF           % OF
                                MORTGAGED    CUT-OFF DATE     MORTGAGE      INITIAL        INITIAL
                                  REAL         PRINCIPAL        POOL      LOAN GROUP 1   LOAN GROUP 2
       PROPERTY TYPES          PROPERTIES      BALANCE(1)    BALANCE(1)    BALANCE(1)     BALANCE(1)
----------------------------   ----------   --------------   ----------   ------------   ------------

Retail                              83      $  823,210,669      38.4%         43.3%           0.0%
   Retail-Anchored(2)               45         542,477,513      25.3          28.5            0.0
   Retail-Unanchored                22         169,006,964       7.9           8.9            0.0
   Retail-Shadow-Anchored(3)         7          80,388,042       3.8           4.2            0.0
   Retail-Single Tenant              9          31,338,149       1.5           1.6            0.0
Office(4)                           49         555,027,951      25.9          29.2            0.0
Hospitality                         14         258,389,922      12.1          13.6            0.0
Multifamily                         29         231,125,469      10.8           0.0           96.3
Industrial                          18         171,769,983       8.0           9.0            0.0
Other(5)                             7          45,249,946       2.1           2.4            0.0
Self Storage                         9          40,726,630       1.9           2.1            0.0
Manufactured Housing
   Communities(6)                    2           9,947,455       0.5           0.3            3.7
Mixed Use(7)                         1           6,385,128       0.3           0.1            0.0
                                   ---      --------------     -----         -----          -----
TOTAL                              212      $2,141,833,152     100.0%        100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In the case of two (2) mortgage loans (loan numbers 7 and 18), a material portion of one of the related mortgaged real properties is a movie theater.

(3)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(4)  In the case of ten (10) mortgage loans (loan numbers 8, 54, 61, 62, 83, 86,
     88, 89, 111 and 128), the related mortgaged real properties are medical offices and, in the case of loan number 8, in addition to the mortgaged real properties securing this mortgage loan that are medical offices, one of the mortgaged real properties is a surgical center.

(5)  In the case of one (1) mortgage loan (loan number 51), a portion of the related mortgaged real property is a parking garage. In the case of one (1)
     mortgage loan (loan number 68), the related mortgaged real property consists primarily of the fee interest in land and improvements that consist of a hotel and a parking garage. The related borrower has master leased the hotel via a long term lease and has also leased the parking garage. The source of funds for repayment of the mortgage loan are the lease payments made to the related borrower.

(6)  In the case of one (1) mortgage loan (loan number 42), the related mortgaged real properties consist primarily of fee interests in land that have been improved by commercial structures that are not part of the collateral for the related mortgage loans. The source of funds for the repayment of this mortgage loan is rent payments made to the related borrower by the owners/operators of the related commercial structures.

(7)  The related mortgaged real property, which is made up of office and self storage space secures loan number 78.

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                                      S-47

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PROPERTY LOCATION.............   The mortgaged real properties are located in 36
                                 states. The following table sets forth the
                                 indicated information regarding those states
                                 where 5% or more of mortgaged real properties,
                                 based on allocated loan balance, are located.

                 NUMBER OF        TOTAL
                 MORTGAGED     CUT-OFF DATE     % OF INITIAL     % OF INITIAL   % OF INITIAL
                    REAL        PRINCIPAL         MORTGAGE       LOAN GROUP 1   LOAN GROUP 2
    STATE        PROPERTIES     BALANCE(1)     POOL BALANCE(1)    BALANCE(1)     BALANCE(1)
--------------   ----------   --------------   ---------------   ------------   ------------

California            49      $  442,837,756        20.7%            17.8%          43.8%
   Southern(2)        41         295,579,086        13.8             13.8           30.1
   Northern(2)         8         147,258,671         6.9              3.9           13.8
Ohio                   2         163,782,757         7.6              8.6            0.0
Texas                 15         143,954,437         6.7              6.9            5.2
Georgia               12         143,301,539         6.7              6.4            9.1
Florida               13         137,369,250         6.4              6.4            6.2
Massachusetts          1         130,000,000         6.1              6.8            0.0
Pennsylvania          18         115,190,312         5.4              6.1            0.0
Other                102         865,397,101        40.4             41.0           35.7
                     ---      --------------       -----            -----          -----
TOTAL                212      $2,141,833,152       100.0%           100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

  ENCUMBERED
INTEREST IN THE      NUMBER OF             TOTAL            % OF INITIAL     % OF INITIAL   % OF INITIAL
MORTGAGED REAL       MORTGAGED          CUT-OFF DATE           MORTGAGE      LOAN GROUP 1    LOAN GROUP 2
   PROPERTY       REAL PROPERTIES   PRINCIPAL BALANCE(1)   POOL BALANCE(1)    BALANCE(1)      BALANCE(1)
---------------   ---------------   --------------------   ---------------   ------------   -------------

Fee (2)                 200            $1,773,878,060            82.8%            80.7%         100.0%
Fee/Leasehold             9               359,687,583            16.8             18.9             --
Leasehold                 3                 8,267,509             0.4              0.4             --
                        ---            --------------           -----            -----          -----
                        212            $2,141,833,152           100.0%           100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

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                                      S-48

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(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as two separate real estate mortgage
                                 investment conduits or REMICs under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended. The designations for each
                                 of those two REMICs are as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.   the mortgage loans, and

                                      2.   various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the respective residual interests in
                                 those REMICs.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S.
                                 federal income tax purposes.

                                 The portion of the trust represented by the
                                 class Z certificates will entitle the holders
                                 of those certificates to receive any additional
                                 interest accrued and deferred as to payment
                                 with respect to each mortgage loan with an
                                 anticipated repayment date that remains
                                 outstanding past that date, and will constitute
                                 a grantor trust for federal income tax
                                 purposes. That additional interest will be
                                 excluded from the REMICs referred to above.

                                 The class A-3FL REMIC II regular interest, the
                                 related swap agreement and the trustee's
                                 floating rate account, will constitute one or
                                 more grantor trusts for federal income tax
                                 purposes.

                                 The offered certificates (exclusive of the
                                 class A-3FL) and the class A-3FL REMIC II
                                 regular interest will be treated as regular
                                 interests in REMIC II. This means that they
                                 will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 The class A-3FL certificates will represent
                                 undivided beneficial ownership interests in the
                                 class A-3FL REMIC II regular interest, the
                                 related swap agreement and the applicable
                                 sub-account of the trustee's floating rate
                                 account. You will have to report income on your
                                 offered certificates in accordance with the
                                 accrual method of accounting even if you are
                                 otherwise a cash method taxpayer. The offered
                                 certificates (exclusive of the class A-3FL
                                 certificates) will not represent any interest
                                 in the grantor trusts referred to above.

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                                      S-49

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                                 The class D certificates will be issued with a
                                 de minimis amount of original issue discount.
                                 The remaining classes of offered certificates
                                 (exclusive of the class A-3FL certificates) and
                                 the class A-3FL REMIC II regular interest will
                                 not be issued with original issue discount and
                                 may be treated as having been issued at a
                                 premium. If you own an offered certificate
                                 issued with original issue discount, you may
                                 have to report original issue discount income
                                 and be subject to a tax on this income before
                                 you receive a corresponding cash payment.

                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, for U.S. federal income tax purposes, will
                                 be that, subsequent to any date of
                                 determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying base prospectus.

ERISA CONSIDERATIONS..........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon
                                 individual prohibited transaction exemptions
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Countrywide Securities
                                 Corporation by the U.S. Department of Labor
                                 plus, in the case of the class A-3FL
                                 certificates, satisfaction of the conditions of
                                 any available investor-based exemption.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors

--------------------------------------------------------------------------------

                                      S-50

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                                 whether the purchase or holding of the offered
                                 certificates could give rise to a transaction
                                 that is prohibited under ERISA or section 4975
                                 of the Internal Revenue Code of 1986, as
                                 amended. See "ERISA Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment" in this prospectus
                                 supplement and in the accompanying base
                                 prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-3FL,
                                 A-3B, A-SB and A-4 certificates, on or with
                                 respect to the mortgage loans in loan group 1,
                                 and in the case of the class A-1A certificates,
                                 on or with respect to the mortgage loans in
                                 loan group 2 -- may affect the yield to
                                 maturity on each offered certificate. In the
                                 case of offered certificates purchased at a
                                 discount, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-3FL,
                                 A-3B, A-SB and A-4 certificates, on or with
                                 respect to the mortgage loans in loan group 1,
                                 and in the case of the class A-1A certificates,
                                 on or with respect to the mortgage loans in
                                 loan group 2 -- could result in a lower than
                                 anticipated yield. In the case of the offered
                                 certificates purchased at a premium, a faster
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

                                 The yield on the class A-3FL certificates will
                                 be highly sensitive to changes in the level of
                                 LIBOR.

                                 The yield on the class A-3FL certificates, as
                                 well as any offered certificate with a variable
                                 or capped pass-through rate, could also be
                                 adversely affected if the mortgage loans with
                                 relatively higher net mortgage interest rates
                                 pay principal faster than the mortgage loans
                                 with relatively lower net mortgage interest
                                 rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

--------------------------------------------------------------------------------

                                      S-51

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
TO YOUR OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4 AND A-1A
CERTIFICATES

     If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-52

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The  yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

                                      S-53

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3,
A-3FL, A-3B, A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

     The yield to investors in the class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-3FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the class A-3FL certificates.

     In addition, because interest payments on the class A-3FL certificates may be reduced or the pass-through rate on the class A-3FL certificates may convert to the pass-through rate on the corresponding REMIC II regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the class A-3FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-3FL certificates.
As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-3FL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. In the case of each of the A-3FL classes, the failure by the swap counterparty to perform its obligation to make payments under the related swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the related swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the corresponding
REMIC II regular interest based on a pass-through rate below 5.479% per annum, would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the corresponding REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-3FL certificates. See "Yield and Maturity
Considerations" in this prospectus supplement.

     See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3,

                                      S-54

A-3FL, A-3B, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

     The yield on the class A-3FL certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates.
This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

                                      S-55

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges.

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

                                      S-56

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer and the trustee will be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICER AND THE
SPECIAL SERVICER

     The master servicer, the special servicer or any affiliate of either of them may acquire certificates. The initial special servicer is an affiliate of the entity which is expected to purchase certain of the non-offered certificates
(including the controlling class of certificates). This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicer, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund.
Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans (other than the 60 State Street and Kenwood Towne Centre trust mortgage loan prior to the occurrence of certain "change of control" events with respect to the B-note non-trust loans), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of the applicable B-note non-trust loan or its designee (prior to the occurrence of certain "change of control"
events with respect to that B-Note non-trust loan), take generally similar but not identical actions with respect to each of the 60 State Street and Kenwood
Towne Centre trust mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of

                                      S-57

the 60 State Street and Kenwood Towne Centre B-note non-trust loans have a par purchase option and, cure rights with respect to the 60 State Street trust mortgage loan and the Kenwood Towne Centre trust mortgage loan, respectively, upon the occurrence of specified adverse circumstances with respect to the 60
State Street trust mortgage loan or the Kenwood Towne Centre trust mortgage loan, as the case may be. See "Description of the Mortgage Pool--The Loan
Combinations--The 60 State Street Loan Combination" and "--The Kenwood Towne
Centre Loan Combination" and "Servicing of the Mortgage Loans--The Controlling
Class Representative and the Loan Combination Controlling Parties" in this prospectus supplement.

     The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the 60 State Street and Kenwood Towne Centre B-note non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holders of the 60
State Street and Kenwood Towne Centre B-note non-trust loans may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Risks Related to the Class A-3FL Swap Agreement

DISTRIBUTIONS ON THE CLASS A-3FL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS
RECEIVED FROM THE SWAP COUNTERPARTY

     The class A-3FL certificateholders will have the benefit of a swap agreement with Merrill Lynch Capital Services, Inc. Because the class A-3FL
REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans, the ability of the class
A-3FL certificateholders to obtain the payment of interest at the designated
LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will from time to time depend on payment by the swap counterparty pursuant to each swap agreement. See "Description of the Class A-3FL Swap Agreement" in this prospectus supplement.

A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY OR A GUARANTOR THEREOF, AMONG
OTHER THINGS, MAY ADVERSELY IMPACT THE RATINGS OF THE CLASS A-3FL CERTIFICATES
AND MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT RELATING TO THE CLASS
A-3FL CERTIFICATES, WHICH TERMINATION MAY RESULT IN THE PASS-THROUGH RATE ON THE
CLASS A-3FL CERTIFICATES CONVERTING TO THE PASS-THROUGH RATE ON THE
CORRESPONDING REMIC II REGULAR INTEREST

     If the swap counterparty's long-term or short-term ratings (or the long-term or short-term ratings of any affiliated entity guaranteeing the obligations of the swap counterparty) fall below the ratings specified under
"Description of the Class A-3FL Swap Agreement--The Class A-3FL Swap Agreement"
in this prospectus supplement, the ratings of the class A-3FL certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the class A-3FL certificates may be adversely affected. See "Description of the
Class A-3FL Swap Agreement" in this prospectus supplement.

     Also, if the swap counterparty's long-term or short-term ratings (or the long-term or short-term ratings of any affiliated entity guaranteeing the obligations of the swap counterparty) fall below the ratings specified under
"Description of the Class A-3FL Swap Agreement--The Class A-3FL Swap Agreement"
in this prospectus supplement, then the swap counterparty may be required to (i)
post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, (ii)
find a suitable replacement swap counterparty or (iii) find a suitable guarantor of its obligations under the swap agreement, in each case, as specified under
"Description of the Class A-3FL Swap Agreement--The Class A-3FL Swap Agreement"
in this prospectus supplement.

                                      S-58

     If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under either swap agreement as specified under "Description of the
Class A-3FL Swap Agreement--The Class A-3FL Swap Agreement," or if another event of default or a termination event occurs under either swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of
25% (by balance) of the class A-3FL certificates, as applicable, to enforce the rights of the trustee under that swap agreement as may be permitted by the terms of that swap agreement, including the termination of that swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under each swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one
(1) business day following notice thereof. Each swap agreement will provide for other customary events of default and termination events.

     If a guarantor of the swap counterparty's obligations under either swap agreement is in place, then the ratings requirements of that swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

     If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement with respect to the class A-3FL certificates, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to that class of certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under either swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

     In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-3FL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     During the occurrence of a continuing payment default on the part of the swap counterparty under either swap agreement, or if either swap agreement is terminated and no replacement swap counterparty is found, the pass-through rate for the class A-3FL certificates will convert to the pass-through rate on the corresponding REMIC II regular interest, which is a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. Any such conversion to the pass-through rate on the corresponding REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-3FL certificates if notice of the resulting change in payment terms of the class A-3FL certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

IF THE PASS-THROUGH RATE OF THE CORRESPONDING REMIC II REGULAR INTEREST IS
LIMITED BY A WEIGHTED AVERAGE OF THE ADJUSTED NET INTEREST RATES ON THE MORTGAGE
LOANS, OR IF INTEREST DISTRIBUTIONS WITH RESPECT TO CORRESPONDING REMIC II
REGULAR INTEREST ARE INSUFFICIENT TO MAKE THE REQUIRED PAYMENT TO THE SWAP
COUNTERPARTY, INTEREST DISTRIBUTIONS ON THE CLASS A-3FL CERTIFICATES WILL BE
REDUCED

     Interest distributions with respect to each of the class A-3FL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. If, in the case of the class A-3FL REMIC II regular interest, this weighted average coupon drops below 5.479% per annum, then interest distributions on the class A-3FL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-3FL REMIC
II regular interest as a

                                      S-59

result of that weighted average coupon dropping below 5.479% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-3FL REMIC II regular interest are insufficient to make all required interest payments on that REMIC II regular interest (for example, as a result of prepayment interest shortfalls), then interest distributions on the class A-3FL certificates will also be reduced dollar-for-dollar. See "Description of the Class A-3FL Swap Agreement" in this prospectus supplement.

THE SWAP AGREEMENT MAY BE ASSIGNED

     The swap counterparty may assign its rights and obligations under the class
A-3FL swap agreement, provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under that swap agreement.

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Eighty-three (83) of the mortgaged real properties, which represent security for approximately 38.4% of the initial mortgage pool balance and approximately 43.3% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Forty-nine (49) of the mortgaged real properties, which represent security for approximately 25.9% of the initial mortgage pool balance and approximately
29.2% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

     In the case of 10 mortgage loans loan numbers 8, 54, 61, 62, 83, 86, 88,
89, 111 and 128, which represent approximately 5.3% of the initial mortgage pool balance and approximately 5.9% of the initial loan group 1 balance, the related mortgaged real properties are medical offices and, in the case of loan number 8, in addition to the mortgaged real properties securing this mortgage loan that are medical offices, one of the mortgaged real properties is a surgical center.
Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk
Factors--Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of

                                      S-60

Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Health Care Related Properties."

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Fourteen (14) of the mortgaged real properties, which represent security for approximately 12.1% of the initial mortgage pool balance and approximately
13.6% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-nine (29) of the mortgaged real properties, which represent security for approximately 10.8% of the initial mortgage pool balance, and approximately
96.3% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Eighteen (18) of the mortgaged real properties, which represent security for approximately 8.0% of the initial pool balance and approximately 9.0% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Nine (9) of the mortgaged real properties, which represent security for approximately 1.9% of the initial mortgage pool balance and approximately 2.1%
of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

                                      S-61

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Two (2) of the mortgaged real properties, which represent security for approximately 0.5% of the initial mortgage pool balance (comprised of one (1)
mortgage loan in loan group 1, representing approximately 0.1% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 3.7% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

     Five (5) mortgage loans (loan numbers 4, 66, 76, 97 and 127), representing in the aggregate approximately 6.4% of the initial mortgage pool balance
(comprised of four (4) mortgage loans in loan group 1, representing approximately 7.0% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 2.1% of the initial loan group 2 balance), are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk Factors--Lending on Condominium Units Creates Risks for
Lenders That Are Not Present When Lending on Non-Condominiums" in the base prospectus.

     Three (3) mortgage loans (loan numbers 58, 93 and 97), representing in the aggregate approximately 0.9% of the initial mortgage pool balance (comprised of one(1) mortgage loan in loan group 1, representing approximately 0.3% of the initial loan group balance and two (2) mortgage loans in loan group 2, representing approximately 5.9% of the initial loan group 2 balance) are mortgage loans made to residential cooperative corporations and secured by residential cooperative properties. Cooperatively owned properties present risks to lenders not otherwise existing in properties that are not cooperatively owned. See "Risk Factors - Various Types of Income-Producing Properties May
Secure Mortgage Loans Underlying a Series of Offered Certificates and Each Type
of Income-Producing Property May Present Special Risks as Collateral for a
Loan-- Cooperatively-Owned Apartment Buildings" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates

                                      S-62

and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property.
Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans (for example, loan numbers
1, 7, 14, 43, 59, 96, 122, 127 and 141) has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property.
These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in

                                      S-63

the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of 102 mortgaged real properties, securing approximately 50.8%
of the initial mortgage pool balance and approximately 57.2% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 47 of those properties, securing approximately 16.4% of the initial mortgage pool balance and approximately 18.4% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of 24 mortgaged real properties, securing approximately 10.6% of the initial mortgage pool balance and approximately 12.0% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

     K-Mart, which is the largest tenant or one of three largest tenants at one or more of the mortgaged real properties securing six (6) mortgage loans (loan numbers 1, 7, 98, 101, 125 and 131), which represent approximately 11.6% of the initial mortgage pool balance and approximately 13.0% of the initial loan group
1 balance, filed for bankruptcy protection in January 2002 and emerged from bankruptcy in May 2003.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

                                      S-64

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower (for example, loan number 39). In such cases a default by the borrower may coincide with a default by the affiliated tenants.
Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the

                                      S-65

borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

     Mortgaged real properties located in California, Ohio, Texas, Georgia,
Florida, Massachusetts and Pennsylvania will represent approximately 20.7%,
7.6%, 6.7, 6.7%, 6.4%, 6.1% and 5.4%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately 17.8%, 8.6%, 6.9%, 6.4%, 6.4%,
6.8% and 6.1%, respectively, of the initial loan group 1 balance and, in the case of California, Texas, Georgia and Florida, approximately 43.8%, 5.2%, 9.1%
and 6.2%, respectively, of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "--Impact of Recent Hurricane Activity May
Adversely Affect the Performance of Mortgage Loans" and "-- Certain
State-Specific Considerations" below and "Risk Factors--Geographic Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
MORTGAGE LOANS

     The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama,
Texas and Florida, in the months of August, September and October 2005, may have an adverse economic impact on certain of the mortgaged real properties.
Twenty-five (25) mortgage loans, representing approximately 30.9% of the initial mortgage pool balance, are secured by mortgaged real properties located in
Louisiana, Mississippi, Alabama, Texas and Florida. Although it is too soon to assess the full impact of Hurricanes Katrina, Rita and Wilma on the United
States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by these hurricanes (in particular, Hurricanes Katrina and Rita) have suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas located in close proximity to the areas directly affected by the hurricane storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-Hurricane levels or that the costs of clean-up will not have a material adverse effect on the local, regional or national economies.

     Because of the difficulty in obtaining information about the affected areas, it is not possible at this time to make a complete assessment of the severity of the extent and expected duration of the economic effects of
Hurricanes Katrina, Rita and Wilma on the mortgaged real properties.

     The mortgaged real property known as New Smyrna Shopping Center, which is one in a portfolio of mortgaged real properties securing one (1) mortgage loan
(loan number 7), which represents approximately 2.8% of the initial mortgage pool balance and approximately 3.1% of the initial loan group 1 balance, sustained hurricane damage in 2004, including the space of two tenants, which in the aggregate is approximately 16,308

                                      S-66

square feet. These spaces are currently vacant. The borrower is in the process of repairing the damage. The cost of repair is estimated at approximately
$560,168 and was escrowed at closing.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Forty-four (44) mortgage loans, representing approximately 30.3% of the initial mortgage pool balance and approximately 28.6% of the initial loan group
1 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     One hundred forty (140) mortgage loans, representing approximately 95.4% of the initial mortgage pool balance (113 mortgage loans in loan group 1, representing approximately 95.0% of the initial loan group 1 balance and 27 mortgage loans in loan group 2, representing approximately 98.5% of the initial loan group 2 balance), are balloon loans. In addition, three (3) mortgage loans, representing approximately 3.3% of the initial mortgage pool balance and approximately 3.7% of the initial loan group 1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property;

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

                                      S-67

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the trust, represents approximately 9.9% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans loan group 1 represents approximately 11.1% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 26.0%
          of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          33.8% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 37.9% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 52.4% of the initial loan group 2 balance.

     o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          45.7% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group
          1 represent approximately 49.9% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 69.8% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDERS OF THE SUBORDINATE
COMPANION LOANS OF THE KENWOOD TOWNE CENTRE TRUST MORTGAGE LOAN AND THE 60 STATE
STREET COMBINED TRUST MORTGAGE LOAN MAY CONFLICT WITH YOUR INTERESTS

     The mortgage loans (loan numbers 2 and 3) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Kenwood
Towne Centre and 60 State Street, respectively, which we refer to in this prospectus supplement as the Kenwood Towne Centre trust mortgage loan and the 60
State Street trust mortgage loan, represent approximately 6.8% and 6.1%, respectively, of the initial mortgage pool balance and approximately 7.7% and
6.8%, respectively, of the initial loan group 1 balance. The 60 State Street trust

                                      S-68

mortgage loan and the Kenwood Towne Centre trust mortgage loan are each one of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property, which loan combinations we refer to in this prospectus supplement as the 60 State Street loan combination and the Kenwood Towne Centre loan combination, respectively. The other loan in each of these two loan combinations will not be included in the trust.

     The payment priorities between the loans in each of the 60 State Street and
Kenwood Towne Centre loan combinations are such that each of the 60 State Street trust mortgage loan and the Kenwood Towne Centre trust mortgage loan will generally be senior in right of payment to the B-note non-trust loan that is part of the related loan combination.

     The 60 State Street and Kenwood Towne Centre B-note non-trust loans will generally be serviced under the pooling and servicing agreement by the master servicer and the special servicer as if they were mortgage loans in the trust.
As described under "Description of the Mortgage Pool--The Loan Combinations--The
60 State Street Loan Combination and "--The Kenwood Towne Centre Loan
Combination " in this prospectus supplement, the holders of the loans making up the related loan combination have entered into intercreditor arrangements, which include provisions to the following effect--

     o    the holder of the 60 State Street B-note non-trust loan or the Kenwood
          Towne Centre B-note non-trust loan, as the case may be, so long as it has an unpaid principal balance, net of any appraisal reduction amounts allocable to that loan, that is equal to or greater than 25%
          of its unpaid principal balance (without taking into consideration any applicable appraisal reduction amount), will have the right, directly or through a designee, to advise and direct the special servicer with respect to various servicing matters affecting the 60 State Street loan combination or the Kenwood Towne Centre loan combination, as the case may be;

     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the 60 State Street trust mortgage loan or the Kenwood Towne Centre trust mortgage loan, as the case may be, the holder of the 60 State Street B-note non-trust loan or the Kenwood Towne Centre B-note non-trust loan, as applicable, has the right to purchase the 60 State Street trust mortgage loan or the
          Kenwood Towne Centre trust mortgage loan, as the case may be, from the trust at the purchase price set forth in the applicable intercreditor agreement; and

     o    the holder of the 60 State Street B-note non-trust loan or the Kenwood
          Towne Centre B-note non-trust loan, as the case may be, has cure rights with respect to the 60 State Street trust mortgage loan or the
          Kenwood Towne Centre trust mortgage loan, as applicable, in certain default scenarios.

     In connection with exercising any of the foregoing rights, the holders of the 60 State Street B-note non-trust loan or the Kenwood Towne Centre B-note non-trust loan, as the case may be, may have interests that conflict with your interests.

     See "Description of the Mortgage Pool-- The Loan Combinations-The 60 State
Street Loan Combination" and "--The Kenwood Towne Centre Loan Combination" and
"Servicing of the Mortgage Loans--The Controlling Class Representative and Loan
Combination Controlling Parties" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of twelve (12) mortgaged real properties (loan numbers 1.04, 2,
3, 5.02, 7.05, 7.09, 7.11, 25, 40, 59, 118 and 142) representing security for approximately 17.2% of the initial mortgage pool balance and approximately 19.3%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related

                                      S-69

mortgaged real property, which leasehold interest is subject to a ground lease.
Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Lending on Ground Leases Creates
Risks for Lenders that Are Not Present When Lending on an Actual Ownership
Interest in a Real Property" and "Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     Three (3) mortgage loans, which represent approximately 6.8%, 6.1% and
0.3%, respectively, of the initial mortgage pool balance and approximately 7.7%,
6.8% and 0.3%, respectively, of the initial loan group 1 balance are each, individually or with one or more other loans that will not be included in the trust, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage
Pool--The Loan Combinations" and "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

                                      S-70

     In the case of ten (10) other mortgage loans, collectively representing approximately 15.8% of the initial mortgage pool balance and approximately 17.8%
of the initial loan group 1 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this prospectus supplement.

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of 20 of the mortgage loans, representing approximately 28.7%
of the initial mortgage pool balance, as identified under "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property

                                      S-71

depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.
The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Twelve (12) separate groups of mortgage loans, representing approximately
23.2% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

                                      S-72

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Two (2) of the mortgaged real properties (securing loan numbers 7 and
18), which represent security for approximately 1.4% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance), are secured by mortgaged real properties that include multiplex movie theaters, that generate a material portion of the revenue of those mortgaged real properties.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates,"
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--Manufactured Housing Community Properties, Mobile
Home Parks and Recreational Vehicle Parks are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-73

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in
this prospectus supplement, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring

                                      S-74

repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See
"Description of the Mortgage Pool--Assessments of Property
Condition--Engineering Assessments" for information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related to the
Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and
This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include 14 mortgage loans, representing approximately 31.4% of the initial mortgage pool balance and approximately 35.1%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers," entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

                                      S-75

     Two (2) of the mortgage loans referred to in the preceding paragraph, representing approximately 9.9% of the initial mortgage pool balance and approximately 11.1% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

     Five (5) mortgage loans, representing approximately 23.3% of the initial mortgage pool balance and approximately 26.3% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     The borrowers under fifteen (15) of the mortgage loans (loan numbers 98,
101, 107, 123, 125, 131, 135, 136, 139, 141, 142, 143, 145, 147 and 150),
representing in aggregate approximately 1.8% of the initial mortgage pool balance (10 mortgage loans in loan group 1, representing 1.4% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing
5.0% of the initial loan group 2 balance), are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

                                      S-76

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Twenty-six (26) of the mortgage loans (loan numbers 5, 12, 13, 15, 19, 23,
27, 32, 35, 36, 45, 46, 66, 72, 74, 79, 89, 92, 95, 96, 114, 119, 128, 138, 144
and 151), representing approximately 17.5% of the initial mortgage pool balance
(23 mortgage loans in loan group 1, representing approximately 17.9% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 13.9% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

                                      S-77

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      S-78

     As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans, for example loan numbers 6 and 31, have a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy. See also, Annex
C under the heading "Ten Largest Mortgage Loans or Groups of Cross
Collateralized Mortgage Loans--Lakewood Apartments--The Borrower." However, we
cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     In the case of one (1) mortgage loan (loan number 93), which is secured by the mortgaged real property identified on Annex A-1 as 135 West 27th Street
Commercial Corp, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the related borrower is currently subject to litigation with a shareholder who has occupancy rights related to the ground and second floors. The dispute arose with respect to a subtenant of the shareholder who ultimately vacated the premises. The current claim by the shareholder is an action for $3,000,000 for a discrimination claim against the borrower.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a

                                      S-79

financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans," "--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with
Respect to Mortgage Assets" in the accompanying base prospectus.

     In the case of the 60 State Street trust mortgage loan, each of Merrill
Lynch Mortgage Lending, Inc. and Eurohypo AG, New York Branch will have separate repurchase obligations in respect of the respective underlying promissory notes sold by them to the depositor. As a result, in the event of an alleged document defect or breach of a representation or warranty, one underlying promissory note may be repurchased by a mortgage loan seller while the other might not be.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" "--Certain State-Specific Considerations" in this prospectus supplement. See also "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" in the accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such

                                      S-80

property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of the three (3) mortgage loans (loan numbers 4, 13 and 15), respectively, which collectively represent approximately
8.2% of the initial mortgage pool balance and approximately 9.2% of the initial loan group 1 balance, the holder of the related mezzanine debt secured by a principal's interest in the related borrower is the related mortgage loan seller, which relationship could represent a conflict of interest.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. See
"--Impact of Recent Hurricane Activity May Adversely Affect the Performance of
Mortgage Loans" above.

                                      S-81

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining

                                      S-82

insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-83

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 152 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,141,833,152. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of making distributions with respect to the class A-1, A-2,
A3, A-3B, A-SB, A-4 and A-1A certificates, the class A-3FL certificates (through the class A-3FL REMIC II regular interest) and the class AN-FL certificates
(through the class AN-FL REMIC II regular interest), as described under
"Description of the Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group
1 will consist of 123 mortgage loans, representing approximately 88.8% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 29 mortgage loans, representing approximately 11.2% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing properties (representing approximately 100% of all the mortgage loans secured by multifamily properties and 90.0% of the mortgage loans secured by manufactured housing ). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $996,219 to $173,000,000 and the average of those cut-off date principal balances is $14,091,008; the cut-off date principal balances of the mortgage loans in loan group 1 range from $996,219 to $173,000,000, and the average of those cut-off date principal balances is $15,461,435; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,312,440 to $62,300,000, and the average of those cut-off date principal balances is $8,278,507.

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

                                      S-84

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related B-Note
          Non-Trust Loan;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

     The mortgage loans that will constitute the primary assets of the trust fund will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

     Merrill Lynch Mortgage Investors, Inc. originated or acquired 67 of the mortgage loans to be included in the trust fund, representing approximately
55.5% of the initial mortgage pool balance (comprised of 55 mortgage

                                      S-85

loans in loan group 1, representing approximately 58.5% of the initial loan group 1 balance and 12 mortgage loans in loan group 2, representing approximately 31.2% of the initial loan group 2 balance). Countrywide Commercial
Real Estate Finance, Inc. originated or acquired 85 of the mortgage Loans to be included in the trust fund, representing approximately 41.5% of the initial mortgage pool balance (comprised of 68 mortgage loans in loan group 1, representing approximately 38.1% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 68.8% of the initial loan group 2 balance). Eurohypo AG, New York Branch acquired from Merrill Lynch
Mortgage Lending, Inc. one (1) of the mortgage loans to be included in the trust fund, representing approximately 3.0% of the initial mortgage pool balance and approximately 3.4% of the initial loan group 1 balance.

     Eleven (11) mortgage loans, representing approximately 1.3% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 1.2% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing approximately 2.4% of the initial loan group
2 balance), which were not originated by Merrill Lynch Mortgage Lending, Inc., were acquired by Merrill Lynch Mortgage Lending, Inc. in connection with the termination of a previous securitization transaction in respect of which we acted as the depositor, captioned "Merrill Lynch Mortgage Investors, Inc.,
Mortgage Pass-Through Certificates, Series 1995-C2."

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 14 mortgage loans, representing approximately 31.4% of the initial mortgage pool balance and approximately 35.1%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Eleven (11) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

                                      S-86

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate at least 1.0%
          of the initial mortgage pool balance.

                                                      NUMBER OF STATES         AGGREGATE       % OF INITIAL
                                                    WHERE THE PROPERTIES      CUT-OFF DATE       MORTGAGE
GROUP                PROPERTY NAMES                     ARE LOCATED(1)     PRINCIPAL BALANCE   POOL BALANCE
-----   -----------------------------------------   --------------------   -----------------   ------------

  1     La Reina Plaza                                        2                14,600,000           0.7
        6221 Wilshire Boulevard                                                 9,600,000           0.4
        Victory Plaza                                                           9,237,000           0.4
        934 South Los Angeles Street                                            7,475,556           0.3
        755 East Virginia Way                                                   6,577,349           0.3
        17525 Ventura Blvd.                                                     6,050,000           0.3
        501 East Virginia Way                                                   5,979,545           0.3
        Santee Galleria                                                         4,976,791           0.2
        1318-1332 Wilshire                                                      3,827,326           0.2
        Alii Sunset Plaza                                                       3,488,405           0.2
                                                                              -----------           ---
        TOTAL                                                                 $71,811,971           3.4%
                                                                              ===========           ===
  2     Ashford Center & Peachtree Ridge                      1                30,915,000           1.4
        Chastain Center                                                        28,399,000           1.3
                                                                              -----------           ---
        TOTAL                                                                 $59,314,000           2.7%
                                                                              ===========           ===
  3     Kahana Gateway Professional Center-Retail             2                18,425,000           0.9
        Villages at Paseo del Sol                                              18,260,000           0.9
        Kahana Gateway Professional Center-Office                               6,150,000           0.3
                                                                              -----------           ---
        TOTAL                                                                 $42,835,000           2.0%
                                                                              ===========           ===
  4     Augusta Corporate Park                                1                11,456,250           0.5
        Centennial Pavilion                                                     6,755,000           0.3
        R&R Plaza                                                               6,539,400           0.3
        Rainbow Diablo Medical Building                                         5,880,000           0.3
        Cheyenne Fountains                                                      5,590,000           0.3
                                                                              -----------           ---
        TOTAL                                                                 $36,220,650           1.7%
                                                                              ===========           ===
  5     LakeShore Apartments                                  2                15,600,000           0.7
        Hunters Point Apartments                                                5,000,000           0.2
                                                                              -----------           ---
        TOTAL                                                                 $20,600,000           1.0%
                                                                              ===========           ===

----------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Sixty-seven (67) of the mortgage loans, representing approximately 58.5% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. Eighty-five (85)
of the mortgage loans, representing approximately 41.5% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. No mortgage loan has a grace period that extends payments beyond the 10th day of any calendar month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans," each of those mortgage loans that has an anticipated repayment date will accrue interest after

                                      S-87

that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 5.000% per annum to 9.600% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.567% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.144% to 9.375% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.573% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.000% to 9.600%
per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.523% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     One hundred forty (140) of the mortgage loans, representing approximately
96.2% of the initial mortgage pool balance (114 mortgage loans in loan group 1, representing approximately 96.0% of the initial loan group 1 balance, and 26 mortgage loans in loan group 2, representing approximately 97.6% of the initial loan group 2 balance), will accrue interest on an Actual/360 Basis. Four (4) of the mortgage loans, representing approximately 3.1% of the initial mortgage pool balance and approximately 3.5% of the initial loan group 1 balance, will accrue interest on a 30/360 Basis. Eight (8) of the mortgage loans, representing approximately 0.7% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 0.5% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 2.4% of the initial loan group 2 balance), will accrue interest on an Actual/365 Basis.

     Partial Interest-Only Balloon Loans. Sixty-seven (67) of the mortgage loans, representing approximately 50.2% of the initial mortgage pool balance (56 mortgage loans in loan group 1, representing approximately 48.7% of the initial loan group 1 balance, and 11 mortgage loans in loan group 2, representing approximately 62.1% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Amortizing Balloon Loans. Sixty-four (64) of the mortgage loans, representing approximately 28.8% of the initial mortgage pool balance (50 mortgage loans in loan group 1, representing approximately 28.3% of the initial loan group 1 balance, and 14 mortgage loans in loan group 2, representing approximately 32.9% of the initial loan group 2 balance), are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 64 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" above and
"--Interest-Only Balloon and ARD Loans" below.

     ARD Loans. Two (2) of the mortgage loans, representing approximately 0.8%
of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, are characterized by the following features:

     o    a maturity date that is more than 20 years following origination;

                                      S-88

     o    the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     One (1) of the above-identified two (2) ARD loans, representing approximately 0.6% of the initial mortgage pool balance and approximately 0.6%
of the initial loan group 1 balance, requires the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Interest-Only Balloon and ARD Loans. Ten (10) of the mortgage loans, representing approximately 18.8% of the initial mortgage pool balance (eight (8)
mortgage loans in loan group 1, representing approximately

                                      S-89

20.7% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 3.5% of the initial loan group 2 balance), require the payment of interest only until the related maturity date or, in the case of one (1) of those 10 mortgage loans, until its anticipated repayment date. In the case of the nine (9) interest-only balloon loans, the repayment of all principal is required on the related maturity date. In the case of the interest-only ARD loan, the borrower will be required to commence making amortizing payments if the mortgage loan remains outstanding past its anticipated repayment date.

     Fully Amortizing Loans. Nine (9) of the mortgage loans, representing approximately 1.3% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 1.3% of the initial loan group
1 balance, and two (2) mortgage loans in loan group 2, representing approximately 1.5% of the initial loan group 2 balance), are characterized by--

     o    constant monthly debt service payments throughout the substantial term of the mortgage loan; and

     o    amortization schedules that are approximately equal to the actual terms of the mortgage loan.

     This fully amortizing loan has neither--

     o    an anticipated repayment date; nor

     o    the associated repayment incentives.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 25 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the mortgage loans
(107 mortgage loan in loan group 1, representing approximately 81.0% of the initial loan group 1 balance, and 26 mortgage loan in loan group 2, representing approximately 97.6% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of 139 of the mortgage loans, representing approximately 88.8% of the initial mortgage pool balance, the related

                                      S-90

loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 95.0 months (approximately 92.8 months for the mortgage loans in loan group 1 and approximately 113 months for the mortgage loans in loan group 2). In the case of 13 mortgage loans (loan numbers 4, 5, 98, 101,
123, 125, 131, 135, 139, 142, 143, 147 and 150), representing in the aggregate approximately of the initial mortgage pool balance, the related borrower may prepay the mortgage loan on any payment date with the payment of yield maintenance amount or a prepayment penalty.

     In the case of two (2) mortgage loans (loan numbers 4 and 5), which represent approximately 9.9% of the initial mortgage pool balance and approximately 11.1% of the initial loan group 1 balance, the related loan documents provide for an initial period during which the mortgage loan may be prepaid along with the payment of a yield maintenance amount, which period is then followed by a defeasance period, during which the borrower may defease, but not repay, the related mortgage loan.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties," "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

     Prepayment Consideration. Nineteen (19) of the mortgage loans, representing approximately 17.1% of the initial mortgage pool balance and approximately 19.0%
of the initial loan group 1 balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     In the case of three (3) mortgage loans (loan numbers 20, 45 and 55), representing approximately 2.0% of the initial mortgage pool balance and approximately 2.2% of the initial loan group 1 balance, the related loan documents provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term unless defeasance would be cheaper (for example in the case where prevailing interest rates are higher than the interest rate of the related mortgage loan), in which case the related borrower is required to defease the related mortgage loan.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders (or, if allocable to the class
A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest while the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the applicable swap counterparty), in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged As

                                      S-91

Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects
of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

                                      S-92

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

     Mortgage Loans Which May Require Principal Paydowns. Eleven (11) mortgage loans (loan numbers 12, 21, 22, 29, 31, 32, 57, 62, 105, 113 and 146), representing approximately 6.7% of the initial mortgage pool balance (eight (8)
mortgage loans in loan group 1, representing approximately 6.4% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2 representing approximately 8.8% of the initial loan group 2 balance), are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of the letters of credit and/or cash reserves was
$12,615,652, as determined based on the balances of each letter of credit and/or cash reserve at the time of the closing of each of those mortgage loans.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. One hundred thirty-eight (138) mortgage loans, representing approximately 94.8% of the initial mortgage pool balance (112 mortgage loans in loan group 1, representing approximately 94.4% of the initial loan group 1 balance and 26 mortgage loans in loan group 2, representing approximately 97.6% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See
"--Prepayment Lock-out Periods" in this prospectus supplement. In the case of two (2) mortgage loans (loan

                                      S-93

numbers 4 and 5), which represent approximately 11.1%, of the initial mortgage pool balance and approximately 9.9% of the initial loan group 1 balance, the related loan documents provide for a yield maintenance period prior to the defeasance period.

     Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. Thirteen (13) mortgage loans, representing approximately 30.1% of the initial mortgage pool balance and approximately 33.1% of the initial loan group 1 balance, permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

                                      S-94

     Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance.

     Property Substitutions. In the case of one (1) mortgage loan (loan number
8), representing approximately 2.6% of the initial mortgage pool balance and approximately 3.0%, of the initial loan group 1 balance, the related borrower may substitute an individual mortgaged real property, each of which is either a medical office or a healthcare building, with properties of like kind and quality (the substitute property must be either a medical office or a healthcare building, but the borrower's interest in the substituted property may be either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including (without limitation):

     o    the then current value of the proposed substitute property will equal or exceed the greater of (i) the initial appraised value of the property being replaced and (ii) the then current market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of (y) the outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than 100%;

     o    after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of (i) 1.38:1 and (ii) the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio of more than 1.75:1 be required;

     o    after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under all leases at all the individual properties; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 1), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Galileo NXL Retail Portfolio 3, representing approximately 8.1% of the initial mortgage pool balance and approximately 9.1% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

     o    delivery to the lender of an appraisal indicating a fair market value of the substitute property that will result in a loan-to-value ratio based upon the allocated loan amount for the release property less than the lesser of (i) 73.3% and (ii) the loan-to-value for the release property based upon such appraisal and the allocated loan amount for the release property;

     o    after giving effect to the substitution, the debt service coverage ratio of the loan is at least equal to the greater of (i) the debt service coverage ratio for the loan for the twelve (12) month period immediately preceding the substitution and (ii) 1.77x;

     o    the net operating income, as determined by the lender, for the substitute property will equal or exceed the net operating income, as determined by the lender, for the release property for the twelve-month period immediately preceding the date of property substitution; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates.

                                      S-95

     In the case of two (2) mortgage loans (loan numbers 4 and 5), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Ashford Portfolio 2 and the Ashford Portfolio 3, representing approximately 5.4% and 4.5% of the initial mortgage pool balance respectively and approximately 6.1% and 5.0% of the initial loan group 1 balance respectively, the related borrowers may from time to time substitute a portion of the mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

     o    the allocated loan amount with respect to the property to be replaced, plus the allocated loan amounts with respect to all individual properties previously or simultaneously replaced, must be less than
          50% of the then-current principal balance of the loan;

     o    after giving effect to the substitution, the debt service coverage ratio of the loan is at least equal to the greater of (i) the debt service coverage ratio for the loan for the twelve (12) month period immediately preceding the substitution and (ii) 1.52x, in the case of
          Ashford Hotel Portfolio 2, or 1.53x, in the case of Ashford Hotel
          Portfolio 3;

     o    the net operating income, as determined by the lender, for the substitute property will equal or exceed the net operating income, as determined by the lender, for the release property for the twelve-month period immediately preceding the date of property substitution; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 59), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Trainers Station Shopping Center, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related loan documents permit the related borrower to exchange a portion of the mortgaged property for a parcel owned by an affiliated entity.
The release parcel is currently owned in fee by the related borrower and leased pursuant to a ground lease to the affiliated entity. The exchange parcel is owned in fee by the affiliated entity and leased pursuant to a separate ground lease to the related borrower. The related borrower's leasehold interest in the exchange parcel is part of the related mortgaged property pursuant to a leasehold mortgage held by lender. The related borrower may convey its fee interest in the release parcel to the affiliated entity in exchange for receipt of fee title to the exchange parcel upon satisfaction of various conditions, including:

     o    receipt of written confirmation from the rating agencies that the proposed exchange will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

     o    the related mortgage automatically attaches to and becomes a lien upon the fee estate of the exchange parcel upon acceptance of the deed to the exchange parcel by the related borrower;

     o    delivery to lender of an opinion of counsel stating that the lien of the related mortgage as spread to cover the exchange parcel is and constitutes a valid mortgage lien and that the related mortgaged property is not in violation of any zoning laws; and

     o    delivery to lender of an updated survey and new title endorsements covering the related mortgaged property as amended to include fee title to the exchange parcel.

                                      S-96

     Property Releases. In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as
Galileo NXL Retail Portfolio 3, representing approximately 8.1% of the initial mortgaged pool balance, the related loan documents permit designated parcels (A)
to be sold by the related borrower to designated tenants pursuant to leases affecting the related property and (B) to be released from the lien of the related mortgage upon satisfaction of certain conditions in the related loan documents including:

     o    no event of default has occurred and is continuing;

     o    delivery to lender of evidence that the release parcel is not necessary for the legal use of the remaining property;

     o    if a release occurs prior to the second anniversary of the origination of the related loan, related borrower shall pay to lender the amount that tenant is required to pay under the lease for such release and such payment to lender shall serve as additional collateral for the loan;

     o    if a release occurs after the second anniversary of the origination of the related loan, then related borrower has the option either to pay lender the amount set forth in the bullet point immediately above or to partially defease the related loan in accordance with the related loan documents.

     In the case of one (1) mortgage loan (loan number 4), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Ashford Hotel 2 Portfolio, representing approximately 5.4% of the initial mortgage pool balance and approximately 6.1% of the initial loan group 1 balance, the related loan documents permit a designated parcel to be released from the lien of the applicable mortgage upon the satisfaction of certain conditions, including:

     o    either (i) the successful conversion of the related mortgaged property into a two-unit commercial condominium containing the release parcel as one of the units or (ii) the recording of a reciprocal easement agreement whereby the owners of the release parcel and the remaining parcel agree to certain easements, including, without limitation, for support, access, driveways, parking, utilities and drainage flows; and

     o    no event of default has occurred and is continuing.

     In the case of one (1) mortgage loan (loan number 5), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Ashford 3 Portfolio, representing approximately 4.5% of the initial mortgage pool balance and approximately 5.0% of the initial loan group 1 balance, the related loan documents permit a designated parcel to be released from the lien of the applicable mortgage upon the satisfaction of certain conditions, including:

     o    the conversion of the mortgaged property from a Radisson franchise to a Hilton franchise, which conversion has been approved and will be effective April 1, 2006;

     o    satisfaction of a debt service coverage test; and

     o    no event of default has occurred and is continuing.

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this prospectus supplement.

                                      S-97

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                          NUMBER OF                                     % OF INITIAL LOAN
                                                       MORTGAGE LOANS/   CUT-OFF DATE   % OF INITIAL         GROUP 1
                                         MORTGAGE       MORTGAGED REAL    PRINCIPAL       MORTGAGE           MORTGAGE
              LOAN NAME                LOAN SELLER       PROPERTIES         BALANCE      POOL BALANCE      POOL BALANCE
------------------------------------   -------------   ---------------   ------------   -------------   -----------------

Ashford Hotel Portfolio Crossed Pool       MLML            2/10(3)        211,550,000        9.9%             11.1%
Galileo NXL Retail Portfolio 3             MLML             1/17          173,000,000        8.1               9.1
Kenwood Towne Centre(2)                    MLML              1/1          146,493,391        6.8               7.7
60 State Street(2)                     MLML/Eurohypo         1/1          130,000,000        6.1               6.8
Lakewood Apartments                         CRF              1/1           62,300,000        2.9                 0
Lightstone Portfolio                        CRF             1/11           59,165,938        2.8               3.1
CNL-Cirrus MOB Portfolio II                 CRF              1/6           56,330,000        2.6               3.0
Sprint Data Center                         MLML              1/1           52,800,000        2.5               2.8
Prince George Center II                     CRF              1/1           43,360,868        2.0               2.3
Inglewood Park                              CRF              1/7           43,300,000        2.0               2.3
                                                            -----         -----------       ----              ----
TOTAL/WEIGHTED AVERAGE..............                        11/56         978,300,197       45.7%             48.2%
                                                            =====         ===========       ====              ====

                                                                                         CUT-OFF
                                       % OF INITIAL LOAN                              DATE PRINCIPAL          CUT-OFF
                                            GROUP 2                       PROPERTY       BALANCE                DATE
                                           MORTGAGE         PROPERTY        SIZE           PER                  LTV
              LOAN NAME                  POOL BALANCE         TYPE       SF/UNIT(1)      SF/UNIT       DSCR    RATIO
------------------------------------   -----------------   -----------   ----------   --------------   ----   -------

Ashford Hotel Portfolio Crossed Pool          0.0%         Hospitality        2,403      $88,036       1.57    74.8
Galileo NXL Retail Portfolio 3                0.0          Retail         2,387,654           72       1.81    73.3
Kenwood Towne Centre(2)                       0.0          Retail           867,504          169       2.18    36.6
60 State Street(2)                            0.0          Office           823,014          158       2.89    39.4
Lakewood Apartments                          26.0          Multifamily          721       86,408       1.27    67.7
Lightstone Portfolio                          0.0          Retail         1,352,832           44       1.24    70.0
CNL-Cirrus MOB Portfolio II                   0.0          Various          323,013          174       1.38    74.7
Sprint Data Center                            0.0          Industrial       160,000          330       2.20    53.9
Prince George Center II                       0.0          Office           394,578          110       1.24    65.7
Inglewood Park                                0.0          Various          536,197           81       1.57    56.7
                                             ----                                                      ----    ----
TOTAL/WEIGHTED AVERAGE..............         26.0%                                                     1.85X   61.0%
                                             ====                                                      ====    ====

----------
(1)  Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms) and multifamily properties (in which case it is indicated in apartment units).

(2)  It has been confirmed to us by S&P, Fitch and DBRS in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(3)  Group of cross-collateralized mortgage loans.

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

     General. The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other

                                      S-98

intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

     The table below identifies each mortgage loan that is part of a Loan
Combination.

-------------------------------------------------------------------------------------------------------------------------
                                                                           RELATED                 U/W DSCR (NCF)
                      MORTGAGE LOANS THAT ARE                            SUBORDINATE      AND CUT-OFF DATE LOAN-TO-VALUE
                    PART OF A LOAN COMBINATION                         NON-TRUST LOANS   RATIO OF ENTIRE LOAN COMBINATION
-------------------------------------------------------------------------------------------------------------------------
    MORTGAGED REAL PROPERTY NAME                        % OF INITIAL                                    CUT-OFF DATE
(AS IDENTIFIED ON ANNEX A-1 TO THIS     CUT-OFF DATE      MORTGAGE        ORIGINAL            U/W NCF  LOAN-TO-VALUE
       PROSPECTUS SUPPLEMENT)        PRINCIPAL BALANCE  POOL BALANCE  PRINCIPAL BALANCE         DSCR       RATIO
-------------------------------------------------------------------------------------------------------------------------

1. Kenwood Towne Centre                 $146,493,391         6.8%        $61,000,000           1.52x       51.8%
-------------------------------------------------------------------------------------------------------------------------
2. 60 State Street                      $130,000,000         6.1%        $50,000,000           2.04x       54.5%
-------------------------------------------------------------------------------------------------------------------------
3. 119 North 4th Street                 $  6,385,128         0.3%        $   405,000           1.14x       83.8%
-------------------------------------------------------------------------------------------------------------------------

     The Kenwood Towne Centre Loan Combination.

     General. The Kenwood Towne Centre Trust Mortgage Loan, which has a cut-off date principal balance of $146,493,391, representing approximately 6.8% of the initial mortgage pool balance and approximately 7.7% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Kenwood Towne
Centre Loan Combination, which consists of that mortgage loan and a single
B-note non-trust loan, namely the Kenwood Towne Centre B-Note Non-Trust Loan.
The Kenwood Towne Centre B-Note Non-Trust Loan will not be included in the trust. The Kenwood Towne Centre B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the Kenwood Towne Centre Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Kenwood Towne Centre Loan Combination are governed by the Kenwood Towne Centre Intercreditor Agreement.

     Priority of Payments. Pursuant to the Kenwood Towne Centre Intercreditor
Agreement, prior to the occurrence and continuance of a Kenwood Towne Centre
Triggering Event, collections on the Kenwood Towne Centre Loan Combination
(excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Kenwood Towne Centre
B-Note Non-Trust Loan following a defeasance of the Kenwood Towne Centre Trust
Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the Kenwood Towne Centre Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance (net of related master servicing fees);

     o    second, to the Kenwood Towne Centre Trust Mortgage Loan in amounts equal to scheduled principal payments due in respect of the underlying promissory notes and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments attributable to the Kenwood Towne Centre Loan Combination in accordance with the related loan documents;

     o    third, to the Kenwood Towne Centre B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the

                                      S-99

          date of payment) of all other principal payments attributable to the
          Kenwood Towne Centre Loan Combination in accordance with the related loan documents;

     o    fourth, to the Kenwood Towne Centre Trust Mortgage Loan, any yield maintenance premium due in respect of the underlying promissory notes under the related loan documents;

     o    fifth, to the Kenwood Towne Centre B-Note Non-Trust Loan, in an amount equal to the yield maintenance premium due in respect of that loan under the related loan documents;

     o    sixth, to the Kenwood Towne Centre Trust Mortgage Loan and the Kenwood
          Towne Centre B-Note Non-Trust Loan, in each case on a pro rata basis
          (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          Kenwood Towne Centre Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

     o    seventh, to the Kenwood Towne Centre Trust Mortgage Loan and the
          Kenwood Towne Centre B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the
          Kenwood Towne Centre Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

     o    eighth, to the Kenwood Towne Centre Trust Mortgage Loan and the
          Kenwood Towne Centre B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Kenwood Towne Centre
          Borrower.

     Pursuant to the Kenwood Towne Centre Intercreditor Agreement, subsequent to the occurrence and during the continuation of a Kenwood Towne Centre Triggering
Event, collections on the Kenwood Towne Centre Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Kenwood Towne Centre B-Note Non-Trust Loan following a defeasance of the Kenwood Towne Centre Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the Kenwood Towne Centre Trust Mortgage Loan in an amount equal to accrued and unpaid interest on its principal balance (net of related master servicing fees);

     o    second, to the Kenwood Towne Centre Trust Mortgage Loan, principal payments, until its principal balance has been reduced to zero;

     o    third, to the Kenwood Towne Centre B-Note Non-Trust Loan, amounts equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b)
          accrued and unpaid interest on its principal balance (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

     o    fourth, to the Kenwood Towne Centre Trust Mortgage Loan, any yield maintenance premium due in respect of the underlying promissory notes under the related loan documents;

     o    fifth, to the Kenwood Towne Centre B-Note Non-Trust Loan, in amounts equal to any yield maintenance premiums due in respect of that mortgage loan under the related loan documents;

     o    sixth, to the Kenwood Towne Centre Trust Mortgage Loan and the Kenwood
          Towne Centre B-Note Non-Trust Loan, in each case on a pro rata basis
          (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          Kenwood Towne Centre Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

                                     S-100

     o    seventh, to the Kenwood Towne Centre Trust Mortgage Loan and the
          Kenwood Towne Centre B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the
          Kenwood Towne Centre Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

     o    eighth, to the Kenwood Towne Centre Trust Mortgage Loan and the
          Kenwood Towne Centre B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Kenwood Towne Centre
          Borrower.

     Consent Rights. Under the Kenwood Towne Centre Intercreditor Agreement, the
Kenwood Towne Centre Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the Kenwood Towne Centre Controlling Party:

     o    any modification of, or waiver with respect to, (a) the material payment terms of the Kenwood Towne Centre Loan Combination, (b) any provision of the related loan documents that restricts the Kenwood
          Towne Centre Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the
          Kenwood Towne Centre Loan Combination;

     o    any acceptance of an assumption agreement releasing the Kenwood Towne
          Centre Borrower from liability under the Kenwood Towne Centre Loan
          Combination;

     o    any release of any portion of the Kenwood Towne Centre Mortgaged
          Property (other than in accordance with the terms of the related loan documents);

     o    any determination to cause the Kenwood Towne Centre Mortgaged Property to comply with environmental laws;

     o    any acceptance of substitute or additional collateral for the Kenwood
          Towne Centre Loan Combination (other than in accordance with the terms thereof);

     o    any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

     o    any proposed sale of the Kenwood Towne Centre Mortgaged Property after it becomes REO Property;

     o    any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

     o    any approval of a material capital expenditure if approval is required under the related loan documents;

     o    any replacement of the property manager, if approval is required by the related loan documents;

     o    any approval of the incurrence of additional indebtedness secured by the Kenwood Towne Centre Mortgaged Property, if approval is required under the related loan documents; and

     o    any adoption or approval of a plan in bankruptcy by the Kenwood Towne
          Centre Borrower.

     In addition, the prior consent of the Kenwood Towne Centre Controlling
Party will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the Kenwood Towne Centre Loan Combination.

                                     S-101

     Purchase Option. The Kenwood Towne Centre Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
Kenwood Towne Centre Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Kenwood Towne Centre Loan Combination becomes delinquent, (c) another event of default exists with respect to the Kenwood
Towne Centre Loan Combination, then (if the holder of the Kenwood Towne Centre
B-Note Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the Kenwood Towne Centre B-Note Non-Trust Loan has the option to purchase the Kenwood Towne Centre Trust Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the Kenwood Towne
Centre Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory notes, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

     Cure Rights. In the event that the Kenwood Towne Centre Borrower fails to make any scheduled payment due under the related loan documents, the Kenwood
Towne Centre B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the
Kenwood Towne Centre Borrower, the Kenwood Towne Centre B-Note Loan Noteholder
will have 10 business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the Kenwood Towne Centre Borrower, the Kenwood Towne Centre B-Note Loan
Noteholder will have 30 days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the Kenwood Towne Centre B-Note Loan
Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed
90 days.

     Without the prior written consent of the holder of the Kenwood Towne Centre
Trust Mortgage Loan, the Kenwood Towne Centre B-Note Loan Noteholder will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12- month period.

     The 60 State Street Loan Combination.

     General. The 60 State Street Combined Trust Mortgage Loan, which has a cut-off date principal balance of $130,000,000, representing approximately 6.1%
of the initial mortgage pool balance and approximately 6.8% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the 60
State Street Loan Combination, which consists of that mortgage loan and a single
B-note non-trust loan, namely the 60 State Street B-Note Non-Trust Loan. The 60
State Street B-Note Non-Trust Loan will not be included in the trust. The 60
State Street B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the 60 State Street Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans constituting the 60 State Street Loan Combination are governed by the 60
State Street Intercreditor Agreement.

     Priority of Payments. Pursuant to the 60 State Street Intercreditor
Agreement, prior to the occurrence and continuance of a 60 State Street
Triggering Event, collections on the 60 State Street Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a 60 State Street B-Note Non-Trust Loan following a defeasance of the 60 State Street Combined Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the 60 State Street Combined Trust Mortgage Loan in an
          amount equal to all accrued and unpaid interest on its principal balance (net of related master servicing fees);

                                     S-102

     o    second, to the 60 State Street Combined Trust Mortgage Loan in amounts equal to scheduled principal payments due in respect of the underlying promissory notes and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments attributable to the 60 State Street Loan Combination in accordance with the related loan documents;

     o    third, to the 60 State Street B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of all other principal payments attributable to the 60 State Street Loan
          Combination in accordance with the related loan documents;

     o    fourth, to the 60 State Street Combined Trust Mortgage Loan, any yield maintenance premium due in respect of the underlying promissory notes under the related loan documents;

     o    fifth, to the 60 State Street B-Note Non-Trust Loan, in an amount equal to the yield maintenance premium due in respect of that loan under the related loan documents;

     o    sixth, to the 60 State Street Combined Trust Mortgage Loan and the 60
          State Street B-Note Non-Trust Loan, in each case on a pro rata basis
          (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          60 State Street Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

     o    seventh, to the 60 State Street Combined Trust Mortgage Loan and the
          60 State Street B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the 60
          State Street Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

     o    eighth, to the 60 State Street Combined Trust Mortgage Loan and the 60
          State Street B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the 60 State Street Borrower.

     Pursuant to the 60 State Street Intercreditor Agreement, subsequent to the occurrence and during the continuation of a 60 State Street Triggering Event, collections on the 60 State Street Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a 60 State Street B-Note Non-Trust Loan following a defeasance of the 60 State Street Combined Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the 60 State Street Combined Trust Mortgage Loan in an
          amount equal to accrued and unpaid interest on its principal balance
          (net of related master servicing fees);

     o    second, to the 60 State Street Combined Trust Mortgage Loan, principal payments, until its principal balance has been reduced to zero;

     o    third, to the 60 State Street B-Note Non-Trust Loan, amounts equal to
          (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) accrued and unpaid interest on its principal balance (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

                                     S-103

     o    fourth, to the 60 State Street Combined Trust Mortgage Loan, any yield maintenance premium due in respect of the underlying promissory notes under the related loan documents;

     o    fifth, to the 60 State Street B-Note Non-Trust Loan, in amounts equal to any yield maintenance premiums due in respect of that mortgage loan under the related loan documents;

     o    sixth, to the 60 State Street Combined Trust Mortgage Loan and the 60
          State Street B-Note Non-Trust Loan, in each case on a pro rata basis
          (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          60 State Street Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

     o    seventh, to the 60 State Street Combined Trust Mortgage Loan and the
          60 State Street B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the 60
          State Street Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

     o    eighth, to the 60 State Street Combined Trust Mortgage Loan and the 60
          State Street B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the 60 State Street Borrower.

     Consent Rights. Under the 60 State Street Intercreditor Agreement, the 60
State Street Controlling Party will be entitled to consult with the special servicer and the special servicer may not take any of the following actions without the consent of the 60 State Street Controlling Party:

     o    any modification of, or waiver with respect to (a) the material payment terms of the 60 State Street Loan Combination, (b) any provision of the related loan documents that restricts the 60 State
          Street Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the 60
          State Street Loan Combination;

     o    any acceptance of an assumption agreement releasing the 60 State
          Street Borrower from liability under the 60 State Street Loan
          Combination;

     o    any release of any portion of the 60 State Street Mortgaged Property
          (other than in accordance with the terms of the related loan documents);

     o    any determination to cause the 60 State Street Mortgaged Property to comply with environmental laws;

     o    any acceptance of substitute or additional collateral for the 60 State
          Street Loan Combination (other than in accordance with the terms thereof);

     o    any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

     o    any proposed sale of the 60 State Street Mortgaged Property after it becomes REO Property;

     o    any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

     o    any approval of a material capital expenditure if approval is required under the related loan documents;

     o    any replacement of the property manager, if approval is required by the related loan documents;

     o    any approval of the incurrence of additional indebtedness secured by the 60 State Street Mortgaged Property, if approval is required under the related loan documents; and

                                     S-104

     o    any adoption or approval of a plan in bankruptcy by the 60 State
          Street Borrower.

     In addition, the prior consent of the 60 State Street Controlling Party will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the 60 State Street Loan Combination.

     Purchase Option. The 60 State Street Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the 60
State Street Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the 60 State Street Loan Combination becomes delinquent, (c)
another event of default exists with respect to the 60 State Street Loan
Combination, then (if the holder of the 60 State Street B-Note Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is be continuing), the holder of the 60 State
Street B-Note Non-Trust Loan has the option to purchase the 60 State Street
Combined Trust Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the 60 State Street Combined Trust
Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory notes, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

     Cure Rights. In the event that the 60 State Street Borrower fails to make any scheduled payment due under the related loan documents, the 60 State Street
B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the 60 State Street
Borrower, the 60 State Street B-Note Loan Noteholder will have 10 business days from the date of receipt of notice of the subject default to cure the default.
Further, in the event of a non-monetary default by the 60 State Street Borrower, the 60 State Street B-Note Loan Noteholder will have 30 days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but a 60 State
Street B-Note Loan Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 90 days.

     Without the prior written consent of the holder of the 60 State Street
Combined Trust Mortgage Loan, the 60 State Street B-Note Loan Noteholder will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12- month period.

     The 119 North 4th Street Loan Combination.

     General. The 119 North 4th Street Trust Mortgage Loan, which has a cut-off date principal balance of $6,385,128, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the 119 North 4th
Street Loan Combination, which consists of the 119 North 4th Street Trust
Mortgage Loan and the 119 North 4th Street B-Note Non-Trust Loan, both of which are secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 119 North 4th Street. We intend to include the 119
North 4th Street Trust Mortgage Loan in the trust fund. The 119 North 4th Street
B-Note Non-Trust Loan was sold immediately after origination to CBA Mezzanine
Capital Finance, LLC, and will not be included in the trust fund.

     The 119 North 4th Street Trust Mortgage Loan and the 119 North 4th Street
B-Note Non-Trust Loan are cross-defaulted. The 119 North 4th Street B-Note
Non-Trust Loan has the same maturity date and prepayment structure as the 119
North 4th Street Trust Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the 119 North 4th Street Trust
Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the 119 North 4th Street Trust Mortgage Loan and does not take into account the 119 North 4th Street B-Note Non-Trust Loan.

                                     S-105

     The trust, as the holder of the 119 North 4th Street Trust Mortgage Loan, and the holder of the 119 North 4th Street B-Note Non-Trust Loan are parties to an intercreditor agreement, which we refer to as the 119 North 4th Street
Intercreditor Agreement. The servicing and administration of the 119 North 4th
Street Trust Mortgage Loan (and, to the extent described below, the 119 North
4th Street B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the 119 North 4th Street B-Note
Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to the 119 North 4th Street B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the 119 North 4th Street Loan Combination described in the 119 North
4th Street Intercreditor Agreement. The following describes certain provisions of the 119 North 4th Street Intercreditor Agreement.

     Priority of Payments. The rights of the holder of the 119 North 4th Street
B-Note Non-Trust Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the 119 North 4th Street
Trust Mortgage Loan to receive such amounts. So long as a 119 North 4th Street
Material Default has not occurred or, if a 119 North 4th Street Material Default has occurred but is no longer continuing, the 119 North 4th Street Borrower will be required to make separate payments of principal and interest to the holders of the 119 North 4th Street Trust Mortgage Loan and 119 North 4th Street B-Note
Non-Trust Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the 119 North 4th Street Trust Mortgage
Loan. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing 119
North 4th Street Material Default. If a 119 North 4th Street Material Default
occurs and is continuing, then all amounts tendered by the 119 North 4th Street
Borrower on the 119 North 4th Street B-Note Non-Trust Loan will be subordinated to all payments due with respect to the 119 North 4th Street Trust Mortgage Loan and the amounts with respect to the 119 North 4th Street Loan Combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer or the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the trust, in an amount equal to interest (other than default interest) due with respect to the 119 North 4th Street Trust
          Mortgage Loan;

     o    fourth, to the trust, in an amount equal to the principal balance of the 119 North 4th Street Trust Mortgage Loan until paid in full;

     o    fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 119 North 4th Street Trust
          Mortgage Loan;

     o    sixth, to the holder of the 119 North 4th Street B-Note Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the 119 North 4th Street B-Note Non-Trust Loan;

     o    seventh, to the holder of the 119 North 4th Street B-Note Non-Trust
          Loan, in an amount equal to interest (other than default interest) due with respect to the related 119 North 4th Street B-Note Non-Trust
          Loan;

     o    eighth, to the holder of the 119 North 4th Street B-Note Non-Trust
          Loan, in an amount equal to the principal balance of the 119 North 4th
          Street B-Note Non-Trust Loan until paid in full;

                                     S-106

     o    ninth, to the holder of the 119 North 4th Street B-Note Non-Trust
          Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 119 North 4th Street B-Note Non-Trust
          Loan;

     o    tenth, to the trust and the holder of the 119 North 4th Street B-Note
          Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the 119 North 4th Street Trust Mortgage
          Loan and the 119 North 4th Street B-Note Non-Trust Loan, respectively;
          and

     o    eleventh, any excess, to the trust and the holder of the 119 North 4th
          Street B-Note Non-Trust Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the 119
          North 4th Street B-Note Non-Trust Loan is equal to zero, then based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to the 119
North 4th Street B-Note Non-Trust Loan will not be available to cover all costs and expenses associated with the 119 North 4th Street Trust Mortgage Loan.
Unless a 119 North 4th Street Material Default exists, payments of principal and interest with respect to the 119 North 4th Street B-Note Non-Trust Loan will be made directly by the 119 North 4th Street Borrower to the holder or a separate servicer of the 119 North 4th Street B-Note Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a
Servicing Transfer Event could occur with respect to the 119 North 4th Street
Loan Combination, giving rise to special servicing fees, at a time when no 119
North 4th Street Material Default exists. In addition, following the resolution of all Servicing Transfer Events (and presumably all 119 North 4th Street
Material Defaults) with respect to the 119 North 4th Street Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to the 119 North 4th Street B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to the 119 North 4th Street Trust Mortgage Loan, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to the 119 North 4th Street Trust Mortgage Loan and/or
general collections on the mortgage pool if collections allocable to the 119
North 4th Street B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of the 119 North 4th
Street B-Note Non-Trust Loan to purchase the 119 North 4th Street Trust Mortgage
Loan (as described below), the 119 North 4th Street Trust Mortgage Loan or the
119 North 4th Street B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the 119 North 4th Street Trust Mortgage
Loan or the 119 North 4th Street B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the 119 North 4th Street Loan Combination, then all payments to the trust, as the holder of the 119 North 4th Street Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the 119 North 4th
Street Trust Mortgage Loan will remain the same. In that case, the holder of the
119 North 4th Street B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the 119 North 4th Street Trust Mortgage Loan or the 119 North 4th Street B-Note
Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the 119 North 4th Street B-Note
Non-Trust Loan).

     So long as a 119 North 4th Street Material Default has not occurred with respect to the 119 North 4th Street Loan Combination, the master servicer will have no obligation to collect payments with respect to the 119 North 4th Street
B-Note Non-Trust Loan. A separate servicer of the 119 North 4th Street B-Note
Non-Trust Loan will be responsible for collecting amounts payable in respect of the 119 North 4th Street B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the 119 North 4th Street Trust
Mortgage Loan or the 119 North 4th Street Mortgaged Property. If a 119 North 4th
Street Material Default occurs with respect to the 119 North 4th Street Loan
Combination, the master servicer or the special servicer, as applicable,

                                     S-107

will (during the continuance of that 119 North 4th Street Material Default)
collect and distribute payments for both the 119 North 4th Street Trust Mortgage
Loan and the 119 North 4th Street B-Note Non-Trust Loan according to the sequential order of priority provided for in the 119 North 4th Street
Intercreditor Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of the 119 North 4th Street
B-Note Non-Trust Loan to purchase the 119 North 4th Street Trust Mortgage Loan
(as discussed under "--Consent Rights" and "--Purchase Option"), the holder of the 119 North 4th Street B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the 119 North 4th Street Loan Combination.

     The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the 119 North 4th Street B-Note Non-Trust Loan, the
119 North 4th Street Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the 119 North 4th Street B-Note Non-Trust
Loan to approve modifications and other actions as contained in the 119 North
4th Street Intercreditor Agreement; provided that the consent of the holder of the 119 North 4th Street B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the 119 North
4th Street Loan Combination after the expiration of the right of the holder of the 119 North 4th Street B-Note Non-Trust Loan to purchase the 119 North 4th
Street Trust Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of the 119 North 4th Street B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing
Standard. The holder of the 119 North 4th Street B-Note Non-Trust Loan may not
enter into any assumption, amendment, deferral, extension, increase or waiver of the 119 North 4th Street B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the 119 North 4th
Street Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the 119 North 4th Street Intercreditor Agreement, the holder of the 119 North 4th Street B-Note Non-Trust Loan will have the right to purchase the 119 North 4th Street Trust Mortgage Loan at a purchase price determined under the 119 North 4th Street Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the 119 North 4th Street Trust
Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the 119 North 4th Street Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the 119 North 4th Street Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer, the trustee or the fiscal agent with respect to the 119
North 4th Street Trust Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the 119 North 4th Street Loan
Combination together with advance interest thereon.

     Cure Rights. The holder of the 119 North 4th Street B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the 119 North 4th
Street Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in March 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date

                                     S-108

of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest
(through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    One hundred and two (102) of the mortgaged real properties, securing approximately 50.8% of the initial mortgage pool balance and approximately 57.2% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Twenty-four (24) of the mortgaged real properties, securing approximately 10.6% of the initial mortgage pool balance and approximately 12.0% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
          (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

     Ground Leases. In the case of each of three (3) mortgaged real properties securing, in whole or partially, two (2) mortgage loans, which represent approximately 0.4% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 0.4% of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

     See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

                                     S-109

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the A-Note Trust Mortgage
Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the trust fund. See "--The Loan Combinations"
above for a description of certain aspects of the related Loan Combinations.

     In the case of one (1) mortgage loan (loan number 150) representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1%
of the initial loan group 1 balance, the related borrower has incurred additional debt that is secured by the same mortgaged real property that secures that mortgage loan in the amounts of $1,952,317.94 and $800,000.

     In the case of seven (7) mortgage loans, representing approximately 2.6% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 3.0% of the initial loan group 1 balance), the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                                   MORTGAGE LOAN       MAXIMUM          MINIMUM
 LOAN     LOAN                                      CUT-OFF DATE     COMBINED LTV    COMBINED DSCR
NUMBER   GROUP       MORTGAGED PROPERTY NAME          BALANCE      RATIO PERMITTED     PERMITTED
------   -----   -------------------------------   -------------   ---------------   -------------

  36       1     Singleton Square                    13,450,000           78%            1.25x
  46       1     Augusta Corporate Park              11,456,250           75%            1.25x
  72       1     Centennial Pavilion                  6,755,000           75%            1.25x
  74       1     R & R Plaza                          6,539,400           75%            1.25x
  75       1     Moon Valley Plaza(1)                 6,525,000           85%            1.15x
  89       1     Rainbow Diablo Medical Building      5,880,000           75%            1.25x
  92       1     Cheyenne Fountains                   5,590,000           75%            1.25x

----------
(1)  Borrowers may incur secured subordinate debt or future mezzanine debt.

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.

     Mezzanine Debt. We have been informed by the related mortgage loan seller that in the case of four (4) mortgage loans, representing approximately 10.4% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 11.7% of the initial loan group 1 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                     S-110

                                         MORTGAGE LOAN     ORIGINAL       AGGREGATE      MATURITY DATE        INTEREST
 LOAN     LOAN    MORTGAGED PROPERTY      CUT-OFF DATE     MEZZANINE        DEBT          OF MEZZANINE         RATE ON
NUMBER   GROUP          NAME                BALANCE      DEBT BALANCE     BALANCE            LOAN          MEZZANINE LOAN
------   -----   ---------------------   -------------   ------------   ------------    ----------------   --------------

   2       1     Kenwood Towne Centre     $146,493,391    $40,000,000   $186,368,364(1) December 1, 2010       5.78013%
                 Ashford Center &
  13       1       Peachtree Ridge        $ 30,915,000    $ 6,183,107   $ 37,098,107     March 22, 2006     LIBOR + 5.50%
  15       1     Chastain Center          $ 28,399,000    $ 5,679,500   $ 34,078,500       May 1, 2006      LIBOR + 5.50%
  27       1     Jacobson Distribution    $ 16,961,215    $ 5,778,140   $ 22,739,355      June 29, 2006          13%

----------
(1)  This amount excludes the Kenwood Towne Centre B-Note Non-Trust Loan which has a balance of $60,808,470.

     In the case of each of the above described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan
(except with respect to the Jacobson Distribution mortgage loan which was originated on December 29, 2005 by One Cleveland Finance LLC) and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion, and

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     In the case of 17 mortgage loans, representing approximately 25.2% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 27.4% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 7.3% of the initial loan group
2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                     S-111

                                                                  MORTGAGE
                                                                    LOAN
                                                                   CUT-OFF        MAXIMUM         MINIMUM
             LOAN                                                    DATE      COMBINED LTV    COMBINED DSCR
LOAN NUMBER  GROUP          MORTGAGED PROPERTY NAME                BALANCE    RATIO PERMITTED    PERMITTED
-----------  -----  ------------------------------------------  ------------  ---------------  -------------

      2        1    Kenwood Towne Centre                        $146,493,391        70%            1.20x
      4        1    Ashford Portfolio 2                         $115,645,000        75%            1.40x
      5        1    Ashford Portfolio 3                         $ 95,905,000        75%            1.40x
     10        1    Prince George Center II                     $ 43,360,868        95%            1.20x
     11        1    Inglewood Park                              $ 43,300,000        80%            1.20x
     18        1    Colonial Mall Glynn Place                   $ 22,888,004        85%            1.20x
     42        1    Southern California Ground Lease Portfolio  $ 12,469,946        75%            1.20x
     45        1    Pueblo Crossing                             $ 11,800,000        80%            1.20x
     71        1    International Promenade                     $  6,800,000        90%            1.10x
     73        2    755 East Virginia Way                       $  6,577,349        85%            1.20x
     75        1    Moon Valley Plaza(1)                        $  6,525,000        85%            1.15x
     81        1    Cambridge Quail                             $  6,185,762        75%            1.25x
     87        2    501 East Virginia Way                       $  5,979,545        85%            1.20x
    100        1    Santee Galleria                             $  4,976,791        70%            1.30x
     94        1    Times Square Retail Center                  $  5,500,000        75%            1.30x
    116        2    Ashby Apartments                            $  3,550,000        85%            1.20x
    149        2    Lakeside Apartments                         $  1,312,440        80%            1.20x

----------
(1)  Borrowers may incur future mezzanine debt or secured subordinate debt.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce the Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement.

     Additional Unsecured Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk
Factors--Additional Secured Debt Increases the Likelihood That a Borrower Will
Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal
Aspects Of Mortgage Loans--Subordinate Financing" in the accompanying base prospectus.

     In addition to the foregoing kinds of additional unsecured debt a borrower may have incurred, we are aware that in the case of two (2) mortgage loans (loan numbers 12 and 91), representing approximately 1.8% of

                                     S-112

the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.

     In the case of one (1) mortgage loan (loan number 91), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 1 balance, the related borrower has incurred unsecured debt in the original amount of $1,868,377.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Fifty-eight (58) mortgage loans, representing approximately
62.4% of the initial mortgage pool balance (56 mortgage loans in loan group 1, representing approximately 69.5% of the initial loan group 1 balance and two (2)
mortgage loans in loan group 2, representing approximately 6.2% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

                                     S-113

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The 58 mortgage loans referred to above provide for lockbox accounts as follows:

                                     S-114

                                                         % OF INITIAL     % OF INITIAL        % OF INITIAL
                                           NUMBER OF       MORTGAGE        LOAN GROUP 1       LOAN GROUP 2
             LOCKBOX TYPE               MORTGAGE LOANS   POOL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------------------   --------------   ------------   -----------------   -----------------

              LOCKBOXES*                      45             55.0%            61.1%               6.2%
                                             ---             ----             ----                ---
     Hard                                     40             52.8%            59.0%               3.7%
     Soft                                      5              2.2%             2.1%               2.4%
Springing (Including "Soft" springing
  or "Hard" springing lockboxes)              13              7.4%             8.4%                 0%
                                             ---             ----             ----                ---
     Hard                                     13              7.4%             8.4%                 0%
     Soft                                     --               --%              --%                --%

     *    Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

                                     S-115

     In the case of one (1) mortgage loan (loan number 6), representing approximately 2.9% of the initial mortgage pool balance and approximately 26.0%, of the initial loan group 2 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of approximately 27% of the estimated replacement cost of the improvements. The related loan documents require the borrower to obtain earthquake insurance.

     The master servicer (with respect to each of the mortgage loans, including specially serviced mortgage loans), and the special servicer will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each S&P, Fitch and DBRS (if rated by DBRS) (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.

     In some cases, however, insurance may not be available from insurers that are rated by any of S&P, Fitch and DBRS. In that case, the master servicer or special servicer, as applicable, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the Special
Servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

                                     S-116

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible.
If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Except as indicated in the following paragraph, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     In the case of one (1) mortgage loan (loan number 42), representing approximately 0.6% of the initial mortgage pool balance and approximately 0.7%
of the initial loan group 1 balance, no inspection of the related mortgaged real property was performed in connection with the origination of the mortgage loan.

     Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date.

     In the case of three (3) mortgaged real properties securing three (3)
separate mortgage loans (loan numbers 12, 21 and 57), representing approximately
2.1% of the initial mortgage pool balance and approximately 2.4% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

     The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

                                     S-117

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy (which was not for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not for the primary benefit of a secured lender).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

                                     S-118

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

     o    in the case of 196 mortgaged real properties, representing security for approximately 97.6% of the initial mortgage pool balance (169 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 97.6% of the initial loan group 1 balance, and 27 mortgaged real properties securing mortgage loans in loan group
          2, and representing approximately 97.6% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of one (1) mortgaged real property, representing security for approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, during the
          14-month period preceding the cut-off date.

                                     S-119

     In the case of 15 mortgaged real properties (representing security for twelve (12) mortgage loans (loan numbers 42, 98, 101, 123, 125, 131, 135, 139,
142, 143, 147 and 150)), representing in the aggregate approximately 1.9% of the initial mortgage pool balance (12 mortgaged real properties securing mortgage loans in loan group 1, representing approximately 1.9% of the initial loan group
1 balance and three (3) mortgaged real properties securing mortgage loans in loan group 2, representing approximately 2.4% of the initial loan group 2 balance), no engineering assessment of the related mortgaged real property was performed in connection with the origination (or, in the case of the 11 mortgage loans acquired from an older securitization and referred to under "--Source of the Mortgage Loans" above, in connection with the acquisition) of the related mortgage loans.

     The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

                                     S-120

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions," provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

                                     S-121

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide
          indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

                                     S-122

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     In addition to the above-described representations and warranties, each mortgage loan seller will also make additional representations and warranties regarding the mortgage loans being sold by them to depositor, which (subject to certain exceptions specified in each mortgage loan purchase agreement), will include representations and warranties generally to the following effect:

     o    the borrower is obligated to be in material compliance with environmental laws and regulations;

     o    the mortgage loan is eligible to be included in a REMIC;

     o    there are no liens for delinquent real property taxes on the related mortgaged real property;

     o    the related borrower is not the subject of bankruptcy proceedings;

     o    if applicable, a mortgage loan secured by a borrower's leasehold interest contains certain provisions for the benefit of the lender;
          and

     o    the borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

Notwithstanding the foregoing, with respect to the 11 mortgage loans described above under "--Source of the Mortgage Loans" above, which were acquired by
Merrill Lynch Mortgage Lending, Inc. in connection with the termination of an older securitization trust, Merrill Lynch Mortgage Lending, Inc., which did not originate those mortgage loans, will not be making certain representations and warranties as to matters that relate to the origination of those mortgage loans.

                                     S-123

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of

                                     S-124

the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed
Loans, including the affected Crossed Loan, at the time of repurchase or substitution. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

     In the case of the 60 State Street Combined Trust Mortgage Loan, each of
Merrill Lynch Mortgage Lending, Inc. and Eurohypo AG, New York Branch will only be obligated to cure a document defect or breach of a representation and warranty with respect to only the one of the two underlying promissory notes that they are selling to the depositor for inclusion into the trust.

                                     S-125

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2006-1, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2006-1 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "trust"
or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates and the swap agreements, which the trustee is to enter into on behalf of the trust with the swap counterparty on the date of initial issuance of the certificates.

     The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

     The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

                                     S-126

     Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series
2006-1 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor."

THE SPONSORS

     Merrill Lynch Mortgage Lending. Inc. Merrill Lynch Mortgage Lending, Inc.
("MLML"), our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, one of the underwriters, will transfer to us, for inclusion in the series 2006-1 securitization transaction, 67 mortgage loans, representing approximately 55.5% of the initial mortgage pool balance. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

     Countrywide Commercial Real Estate Finance, Inc. Countrywide Commercial
Real Estate Finance, Inc. ("CRF") is a California corporation with its principal offices located in Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation. Countrywide Financial
Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969 and a member of the S&P 500 and Fortune 500, Countrywide Financial Corporation is
headquartered in Calabasas, California. CRF is an affiliate of Countrywide
Securities Corporation, a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of
Countrywide Home Loans, Inc.("CHL"), a New York corporation headquartered in
Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans.
CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including Countrywide Servicing, service substantially all of the mortgage loans
CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders. As of
September 30, 2005, December 31, 2004, December 31, 2003 and December 31, 2002,
CHL and its consolidated subsidiaries provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion, $838.322 billion, $644.855 billion and $452.405 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

     CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

     Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

                                     S-127

     The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                       2004      2005     THROUGH 3/03/2006     TOTAL
                      ------   --------   -----------------   --------
Fixed Rate Loans      $355.3   $3,552.5        $451.3         $4,359.1
Floating Rate Loans   $   --   $  395.2        $139.7         $  534.9
                      ------   --------        ------         --------
TOTAL                 $355.3   $3,947.7        $591.0         $4,894.0

     CRF's Securitization Program.

     CRF originates multifamily and commercial mortgage loans throughout the
United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by CRF have been originated, directly or through correspondents, by CRF.

     In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions, CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

     In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to

                                     S-128

cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

     The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                       2004     2005     THROUGH 3/03/2006    TOTAL
                      -----   --------   -----------------   --------
Fixed Rate Loans      $58.0   $3,088.0        $133.4         $3,279.4
Floating Rate Loans      --      436.6          82.0            518.6
                      -----   --------        ------         --------
TOTAL                 $58.0   $3,524.7        $215.4         $3,798.1

     CRF's Underwriting Standards.

     General. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

     Loan Analysis. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan,
CRF will analyze whether cash flow expected to be

                                     S-129

derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the

                                     S-130

amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition,
CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than
1.20:1.

     Loan-to-Value Ratio. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CRF or an affiliate will be the lender on that additional debt.

     The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

                                     S-131

     Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CRF to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance
          (which may or may not be adequate to cover any potential related loss).

                                     S-132

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

     Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

ADDITIONAL MORTGAGE LOAN SELLER

     Eurohypo AG, New York Branch is the New York branch of a German banking corporation, Eurohypo AG, and focuses on real estate and public finance banking.
As of September 30, 2005, Eurohypo AG has total assets of approximately 241 billion EUR ($290 billion) of which approximately 97 billion EUR ($117 billion)
are real estate loans. In addition to the New York branch, Eurohypo AG has representative offices in Chicago and Los Angeles, and employs in the United
States over 80 professionals concentrating on real estate investment banking.
Eurohypo AG originates its loans in the United States through its New York branch.

THE MASTER SERVICER

     Wachovia Bank, National Association ("Wachovia") will be the master servicer under the pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years.
Wachovia's primary servicing system runs on Enable US software. Wachovia reports to trustees in the CMSA format. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.
The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

        COMMERCIAL AND MULTIFAMILY                       AS OF               AS OF               AS OF
              MORTGAGE LOANS                       DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005
------------------------------------------------   -----------------   -----------------   -----------------

By Approximate Number...........................         10,015              15,331              15,007
By Approximate Aggregate Unpaid
   Principal Balance (in Billions)..............        $  88.6             $ 141.3             $ 146.4

     Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage-backed securities.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

                                     S-133

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                                                       SECURITIZED MASTER             OUTSTANDING               OUTSTANDING
                    DATE                           SERVICED PORTFOLIO (UPB) *   ADVANCES (P&I AND PPA) *   ADVANCES AS % OF UPB
------------------------------------------------   --------------------------   ------------------------   --------------------

December 31, 2003...............................        $ 74,461,414,561              $ 84,616,014                  0.1%
December 31, 2004...............................        $113,159,013,933              $129,858,178                  0.1%
December 31, 2005...............................        $142,222,662,628              $164,516,780                  0.1%

----------
*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                        FITCH    S&P
                                        -----   ------
Primary Servicer.....................   CPS2+   Strong
Master Servicer......................   CMS2    Strong

     Wachovia Corporation is the fourth largest bank holding company in the
United States of America based on assets. The short-term debt ratings of
Wachovia Corporation are A-1 by S&P, P-1 by Moody's, F l+ by Fitch.

     In addition to servicing loans for securitized commercial mortgages,
Wachovia also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Wachovia and sold to a variety of investors.

     Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

     o    provision of Strategy and Strategy CS software

     o    identification, classification, imaging and storage of documents

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance

     o    entry of rent roll information and property performance data from operating statements

     o    tracking and reporting of flood zone changes

                                     S-134

     o    tracking, maintenance and payment of rents due under ground leases

     o    abstracting of insurance requirements contained in loan documents

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

     o    abstracting of leasing consent requirements contained in loan documents

     o    legal representation

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

     o    maintenance and storage of letters of credit

     o    tracking of anticipated repayment dates for loans with such terms

     o    reconciliation of deal pricing, tapes and annexes prior to securitization

     o    entry of new loan data and document collection

     o    initiation of loan payoff process and provision of payoff quotes

     o    printing, imaging and mailing of statements to borrowers

     o    performance of property inspections

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

     o    review of financial spreads performed by sub-servicers

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

     o    performance of UCC searches and filing of UCCs

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Wachovia acted as primary servicer with respect to some or all of the mortgage loans being contributed by Merrill Lynch Mortgage Lending, Inc. and
Countrywide Commercial Real Estate Finance, Inc. prior to their inclusion in the trust. There are currently no outstanding advances made by Wachovia. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial

                                     S-135

functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     Property Damage. When an underlying property is damaged and such damage is covered by insurance, Wachovia takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as required under the related loan documents and the pooling and servicing agreement. Wachovia maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Wachovia may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association ("PNC Bank"). PNC Bank is an affiliate of BlackRock
Financial Management, Inc., which is the external manager of Anthracite Capital,
Inc., the initial controlling class representative under the pooling and servicing agreement. Midland's principal servicing office is located at 10851
Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

     Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary
Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.
Midland has made all advances required to made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and

                                     S-136

other appropriate parties may obtain access to CMBS Investor Insight through
Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS
Investor Insight.

     As of December 31, 2005, Midland was servicing approximately 17,350 commercial and multifamily mortgage loans with a principal balance of approximately $136 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
12,800 of such loans, with a total principal balance of approximately $104 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2005, Midland was named the special servicer in approximately 111 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately
$65 billion. With respect to such transactions as of such date, Midland was administering approximately 89 assets with an outstanding principal balance of approximately $590 million.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

PORTFOLIO GROWTH -          CALENDAR YEAR END
MASTER/PRIMARY       (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   --------------------------------
                            2003   2004   2005
                            ----   ----   ----
CMBS                         $60    $70   $104
Other                         23     28     32
                             ---    ---   ----
TOTAL                        $83    $98   $136

     Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.
The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2003 to 2005.

PORTFOLIO GROWTH -              CALENDAR YEAR END
CMBS SPECIAL SERVICING   (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------   ---------------------------------
                                 2003   2004   2005
                                 ----   ----   ----
TOTAL                             $40    $49    $65

     There are no legal proceedings pending against Midland, or to which any property of Midland is subject, that are material to the certificateholders, nor does Midland have actual knowledge of any proceedings of this type contemplated by governmental authorities.

THE TRUSTEE

     LaSalle Bank National Association (LaSalle), a national banking association, will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services--ML-CFC Commercial Mortgage Trust 2006-1 or at
such other address as the trustee may designate from time to time.

     LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans.

                                      S-137

Since 1994, LaSalle has served as trustee on over 595 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of February 28, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions and asset-backed securities transactions for which it currently serves as trustee numbers 408 with an outstanding certificate balance of approximately $266 billion.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and Merrill Lynch Mortgage Lending, Inc. (MLML) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the
Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates issued in connection with the series 2006-1 securitization transaction in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.
All rights, powers, duties and obligations conferred or imposed upon the

                                      S-138

trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.
In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the
"prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be any of a 30/360 basis, an Actual/360 Basis or an Actual/365 Basis, at 0.0010% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We, the depositor, are affiliated with the following parties: We are an affiliate of (i) Merrill Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters and (iii) Merrill Lynch Capital Services Inc., the swap counterparty.

     Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: Merrill Lynch Mortgage Lending, Inc.
is an affiliate of (i) Merrill Lynch Mortgage Investors, Inc, the depositor,
(ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and (iii) Merrill Lynch Capital Services Inc., the swap counterparty.

                                      S-139

     Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

     Eurohypo AG, New York Branch, a mortgage loan seller, is affiliated with
EHY Securities (USA), LLC, one of the underwriters.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans being serviced under the pooling and servicing agreement and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties being serviced and administered under the pooling and servicing agreement. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

                                      S-140

     The master servicer will transfer servicing of a mortgage loan serviced by it to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     The B-Note Non-Trust Loans will be serviced by the master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreements.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust, including--

          1.   each specially serviced mortgage loan, if any; and

          2.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    in the case of each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis, an Actual/360 Basis or an Actual/365 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
               360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

     The master servicing fee rate with respect to the mortgage loans vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.11% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.02% per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     Investment Income. The master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. The master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

                                      S-141

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a)
subsequent to a material default under the related loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to the master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the master servicer will be required to apply any Prepayment Interest
Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) (but, in the case of each of the A-3FL and AN-FL classes, through the corresponding REMIC II regular interest), in reduction of the interest payable on those certificates, as and to the extent described under
"Description of the Offered Certificates--Payments--Payments of Interest" in
this prospectus supplement.

                                      S-142

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    with respect to each mortgage loan referred to in the prior paragraph, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis, an Actual/360 Basis or an Actual/365 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
               360-day year);

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicer's
               collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. The special servicer will be entitled to receive a principal recovery fee with respect to each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which it obtains a full or discounted payoff from the related borrower except as described in the following paragraph. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to

                                      S-143

each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

     o    except as described under "--Realization Upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon Defaulted
          Mortgage Loans" below;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless provided for under the related Loan Combination Intercreditor
          Agreement;

     o    the purchase of all the mortgage loans and REO Properties by the master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;
          and

     o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the

                                      S-144

               master servicer, the special servicer or the trustee, as
               applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund
               Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the
Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of the master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the master servicer and the trustee will be

                                      S-145

required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

     If the master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of the master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property for which it is responsible (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance, the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property for which it is responsible) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders.

                                      S-146

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

TRUSTEE COMPENSATION

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at 0.0010% per annum,

     o    accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

     o    be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

     o    assume the party's rights and obligations under the sub-servicing agreement; or

     o    if there is an event of default thereunder, terminate the
          sub-servicing agreement.

     The pooling and servicing agreement will permit each of the master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the master servicer or the special servicer, as the case may be; (b) provides that if the master servicer or the special servicer, as the case may

                                      S-147

be, for any reason no longer acts in that capacity hereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related B-Note Loan Noteholder(s), shall each be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the master servicer or the special servicer, without the consent of the master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

     The pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of The Controlling Class Representative and the
          Loan Combination Controlling Parties" below; or

     o    replace an existing controlling class representative.

                                      S-148

     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the trustee that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, the master servicer and the special servicer with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of the 60 State
Street Loan Combination or the Kenwood Towne Centre Loan Combination, 45 days)
after the servicing of the mortgage loan is transferred to the special servicer.
Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the 60 State Street Loan Combination or the Kenwood Towne Centre
Loan Combination, to the related Loan Combination Controlling Party), among others, by the special servicer.

     If, within ten business days of receiving an asset status report that relates to a mortgage loan other than the 60 State Street Combined Trust
Mortgage Loan and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report (with respect to a mortgage loan other than the 60 State Street Combined
Trust Mortgage Loan or the Kenwood Towne Centre Trust Mortgage Loan) as
described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (with respect to a mortgage loan other than the
60 State Street Combined Trust Mortgage

                                      S-149

Loan or the Kenwood Towne Centre Trust Mortgage Loan) it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above.
Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property (with respect to a mortgage loan other than the 60 State Street
Combined Trust Mortgage Loan or the Kenwood Towne Centre Trust Mortgage Loan),
take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan (other than the 60 State Street Combined Trust
Mortgage Loan or the Kenwood Towne Centre Trust Mortgage Loan) within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the
Servicing Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     In the case of each of the 60 State Street Loan Combination or the Kenwood
Towne Centre Loan Combination, the related Loan Combination Controlling Party will have a period of 10 business days within which to comment on the related asset status report. Notwithstanding the preceding sentence, the special servicer may take any action set forth in an asset status report with respect to the 60 State Street Loan Combination or the Kenwood Towne Centre Loan
Combination before the expiration of the 10-business day period referred to in that sentence if the special servicer has reasonably determined that failure to take such action before the expiration of the 10-business day period would materially and adversely affect the interests of the holders of the related Loan
Combination (as a collective whole) and the special servicer has made reasonable efforts to contact the related Loan Combination Controlling Party.

     In the event that an asset status report with respect to the 60 State
Street Loan Combination or the Kenwood Towne Centre Loan Combination recommends any of the actions described under "Description of the Mortgage Pool--The Loan
Combinations--The 60 State Street Loan Combination--Consent Rights" or under
"Description of the Mortgage Pool--The Loan Combinations--The Kenwood Towne
Centre Loan Combination--Consent Rights," the special servicer will be required to consult with the related Loan Combination Controlling Party and will not take any of those actions or consent to the master servicer taking such action unless and until the related Loan Combination Controlling Party has approved (or is deemed to have approved) such action. Each Loan Combination Controlling Party will be required to provide the special servicer with its response to any of the above-mentioned actions that it proposes to take within ten 10 business days after its receipt of any such proposal and any back-up materials and will be deemed to have given its approval if no response is received within such
10-business day period. Furthermore, the special servicer will not be obligated to seek approval from a Loan Combination Controlling Party for any action to be taken by the special servicer if the special servicer has notified a Loan
Combination Controlling Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the 60
State Street Loan Combination or the Kenwood Towne Centre Loan Combination, as
the case may be, and for 45 days following the first such notice, the related
Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer would consider to be consistent with the Servicing Standard.

                                      S-150

     No direction of the controlling class representative or a Loan Combination
Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor
Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the pooling and servicing agreement.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the 60 State Street Combined Trust Mortgage Loan and the Kenwood
Towne Centre Trust Mortgage Loan), and the special servicer will not be permitted to take (or consent to the master servicer taking) any of the following actions with respect to the mortgage loans (exclusive of the 60 State
Street Combined Trust Mortgage Loan and the Kenwood Towne Centre Trust Mortgage
Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer waiving Additional Interest or taking actions described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and
"--Modifications, Waivers, Amendments and Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining

                                      S-151

          the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     IN THE CASE OF EACH OF THE 60 STATE STREET COMBINED TRUST MORTGAGE LOAN AND
THE KENWOOD TOWNE CENTRE TRUST MORTGAGE LOAN, THE RELATED LOAN COMBINATION
CONTROLLING PARTY (WHICH WILL EITHER BE THE CONTROLLING CLASS REPRESENTATIVE OR
THE RELATED B-NOTE LOAN NOTEHOLDER), THE RELATED LOAN COMBINATION CONTROLLING
PARTY WILL BE ENTITLED TO ADVISE THE SPECIAL SERVICER WITH RESPECT TO THE
ACTIONS DESCRIBED UNDER "DESCRIPTION OF THE MORTGAGE POOL--THE LOAN
COMBINATIONS--THE 60 STATE STREET LOAN COMBINATION--CONSENT RIGHTS" AND "--THE
LOAN COMBINATIONS--KENWOOD TOWNE CENTRE LOAN COMBINATION--CONSENT RIGHTS" AND
THE SPECIAL SERVICER WILL NOT BE PERMITTED TO TAKE (OR CONSENT TO THE MASTER
SERVICER TAKING) ANY OF THOSE SPECIFIED ACTIONS WITH RESPECT TO THE LOAN
COMBINATION AS TO WHICH THE LOAN COMBINATION CONTROLLING PARTY HAS OBJECTED IN
WRITING.

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or, in the case of the 60 State
Street Loan Combination or the Kenwood Towne Centre Loan Combination, as the
case may be, the related Loan Combination Controlling Party), as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling
Class Representative and the Loan Combination Controlling Parties" subsection, may--

     o    require or cause the master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement;
          or

     o    cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

                                      S-152

The master servicer and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, in the case of the 60 State Street Combined Trust Mortgage
Loan or the Kenwood Towne Centre Trust Mortgage Loan, as the case may be, the related Loan Combination Controlling Party) that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, in the case of the 60 State
Street Combined Trust Mortgage Loan or the Kenwood Towne Centre Trust Mortgage
Loan, the related Loan Combination Controlling Party) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative (or, in the case of the 60 State Street Combined Trust Mortgage
Loan or the Kenwood Towne Centre Trust Mortgage Loan, the related Loan
Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days (or, in the case of the 60 State Street
Combined Trust Mortgage Loan or the Kenwood Towne Centre Trust Mortgage Loan, 45
days) following the first such notice, the controlling class representative (or, in the case of the 60 State Street Combined Trust Mortgage Loan or the Kenwood
Towne Centre Trust Mortgage Loan, the related Loan Combination Controlling
Party) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     In addition, the holder of the 119 North 4th Street B-Note Non-Trust Loan will have certain approval rights relating to modifications of the related
A-Note Mortgage Loan or such B-Note Non-Trust Loan, as described above under
"Description of the Mortgage Pool--The Loan Combinations--The 119 North 4th
Street Loan Combination" in this prospectus supplement.

                                      S-153

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE MORTGAGE LOANS THAT
ARE PART OF LOAN COMBINATIONS, THE RELATED B-NOTE LOAN NOTEHOLDERS) COULD HAVE
ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE MASTER SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by any B-Note Loan
Noteholder acting as a Loan Combination Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of the 60 State Street Loan Combination or the
Kenwood Towne Centre Loan Combination, a B-Note Loan Noteholder in its capacity as the related Loan Combination Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that B-Note Loan
Noteholder, as applicable) is required to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative (or, in the case of the 60
State Street Loan Combination or the Kenwood Towne Centre Loan Combination, the
related B-Note Loan Noteholder in its capacity as Loan Combination Controlling
Party), but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative (or, in the case of the 60
               State Street Loan Combination or the Kenwood Towne Centre Loan
               Combination, as the case may be, the related B-Note Loan
               Noteholder in its capacity as the related Loan Combination
               Controlling Party) acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     The controlling class representative and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the B-Note Loan
Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the 60 State Street Combined Loan Combination or the Kenwood Towne Centre
Loan Combination, as the case may be, the related B-Note Loan Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a B-Note Loan
Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

                                      S-154

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing
Standard. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

                                      S-156

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

                                      S-156

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan which it is responsible for servicing, except as otherwise allowed by the pooling and servicing agreement.

     Neither the master servicer nor the special servicer may extend the maturity date of any mortgage loan which it is responsible for servicing to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Generally, the master servicer may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, the master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

                                      S-157

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of an ARD Loan, the master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

     All modifications, waivers and amendments entered into by the master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     The Special Servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

                                      S-158

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

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     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the master servicer before being transferred to the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available
          Distribution Amount (calculated without regard to clauses (a)(ii),
          (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
          Interest

                                     S-160

          received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other
          Compensation and Payment of Expenses" above and "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO
          Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
          Compensation and Payment of Expenses" above and/or "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

                                     S-161

     o    to pay the trustee or the special servicer/itself, in that order (with payments to the special servicer and master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying base prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the

                                     S-162

circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the option price will include a principal recovery fee payable to the special servicer. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within
60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

                                     S-163

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the master servicer or, if the master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the master servicer, the special servicer or the trustee, as applicable, as servicing advances.

     Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders
               (or, if a Loan Combination is involved, the certificateholders and the

                                     S-164

               holder(s) of the related B-Note Non-Trust Loan(s)), taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a

                                     S-165

timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

                                     S-166

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the master servicer, for each mortgage loan that is not a specially serviced mortgage loan and does not relate to an REO
Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special

                                     S-167

servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each of the master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

     o    a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

     o    as to each report delivered by the master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public
          Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

     o    a statement signed by an authorized officer of the master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

     The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicer and special servicer) that is "participating in the servicing function"
(within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the

                                      S-168

trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i)
through (iii) of Regulation AB, must cause that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such
          30-day period (or, if applicable, 15-day period), the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day (or, if applicable,
          15-day) period and has provided the trustee and any affected B-Note
          Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B)
          in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby or the special servicer (or any additional
          Servicer or sub-servicing function participant, as applicable, engaged thereby), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Commission, continues unremedied beyond the second business day after the time (plus any applicable grace period)
          specified in the pooling and servicing agreement; or

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights

                                      S-169

          for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    any of S&P, Fitch or DBRS has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b)
          placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
          placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

                                      S-170

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about March 30, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under "--Distribution
          Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below; and

     o    the swap agreements relating to the class A-3FL certificates and the class AN-FL certificates, respectively.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C and D
          classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the X, AN-FL, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II
          classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

                                      S-171

          2.   are not offered by this prospectus supplement.

     The class A-3FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-3FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-3FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under that swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class A-3FL certificates outstanding from time to time. The total principal balance of the class A-3FL certificates at any time will equal the total principal balance of the class A-3FL REMIC II regular interest. See "Description of the Class A-3FL Swap Agreement" in this prospectus supplement.

     The class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ, AN-FL, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     Notwithstanding the foregoing, in the case of the class A-3FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-3FL REMIC II regular interest before actually being distributed to the class
A-3FL certificateholders. In addition, any reduction in the total principal balance of the class A-3FL certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class A-3FL REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class A-3FL REMIC II regular interest (and, accordingly, the total principal balance of the class
A-3FL certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class A-3FL REMIC II regular interest) on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for that distribution date.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A,
AM, AJ, AN-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q

                                      S-172

certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $2,141,833,151 although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished

                                      S-173

through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates (exclusive of the class A-3FL and AN-FL certificates), the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery
                    fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances and/or certain other actual or potential Additional Trust Fund
                    Expenses, Penalty Interest and late payment charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances, and

               (c)  amounts payable with respect to other expenses of the trust;
                    and

          4.   amounts deposited in the master servicer's collection account in error;

     o    any compensating interest payment deposited in the master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain

                                      S-174

          required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis or an Actual/365 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--The Trustee"
          below and any interest or other income earned on funds in the distribution account;

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying base prospectus;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "Servicing of the Mortgage
          Loans--REO Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates (exclusive of the class A-3FL and AN-FL certificates), the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates and/or the swap counterparty as described under
          "--Payments--Payments of Prepayment Premiums and Yield Maintenance
          Charges" below;

                                      S-175

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class A-3FL, AN-FL and Z certificates, and with respect to the class A-3FL REMIC II regular interest and the class AN-FL
               REMIC II regular interest, as described under
               "--Payments--Priority of Payments" below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the holders of the class A-3FL and AN-FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-3FL and/or AN-FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account will include separate sub-accounts for the class A-3FL and class AN-FL certificates. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments.

     Deposits. The trustee will deposit into the applicable sub-account of the floating rate account:

     o    all payments received from the swap counterparty under each swap agreement, as described under "Description of the Class A-3FL Swap
          Agreement" in this prospectus supplement; and

     o    all amounts allocable to the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest, as described under this
          "Description of the Offered Certificates" section.

     Withdrawals. The trustee may from time to time make withdrawals from the applicable sub-account of the floating rate account for any of the following purposes:

     o    to make payments to the swap counterparty in respect of regularly scheduled payments payable under each of the swap agreements, as described under "Description of the Class A-3FL Swap Agreement" in this prospectus supplement;

     o    to make distributions to the class A-3FL and AN-FL certificateholders on each distribution date, as described under "--Payments--Payments on the Class A-3FL and AN-FL Certificates" below;

     o    to pay itself interest and other investment income earned on funds held in the floating rate account; and

     o    to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis or an Actual/365 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account.
Funds held in the trustee's interest reserve account

                                      S-176

may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis or an Actual/365 Basis and for
which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional
Interest and net of any master servicing fees and trustee fees payable therefrom) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                      S-177

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

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       TYPE / RECIPIENT                         AMOUNT                GENERAL PURPOSE              SOURCE              FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------
FEES
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Master Servicing Fee / Master    The master servicer will earn a        Compensation   First, out of collections of      Monthly
Servicer                         master servicing fee with respect                     interest with respect to the
                                 to each and every mortgage loan in                    subject mortgage loan and
                                 the trust, including each specially                   then, if the subject mortgage
                                 serviced mortgage loan, if any, and                   loan and any related REO
                                 each mortgage loan, if any, as to                     Property has been liquidated,
                                 which the corresponding mortgaged                     out of general collections on
                                 real property has become an REO                       deposit in the collection
                                 Property. With respect to each                        account.
                                 mortgage loan, the master servicing
                                 fee will: (1) generally be
                                 calculated for the same number of
                                 days and on the same principal
                                 amount as interest accrues or is
                                 deemed to accrue on that mortgage
                                 loan; and (2) accrue at an annual
                                 rate that ranges, on a loan-by-loan
                                 basis, from 0.02% per annum to
                                 0.11% per annum. Master servicing
                                 fees with respect to any mortgage
                                 loan will include the primary
                                 servicing fees payable by the
                                 master servicer to any sub-servicer
                                 with respect to that mortgage loan.
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Additional Master Servicing      o    Prepayment Interest Excesses      Compensation   Interest payments made by the  Time to time
Compensation / Master Servicer        collected on mortgage loans                      related borrower intended to
                                      that are the subject of a                        cover interest accrued on the
                                      principal prepayment in full                     subject principal prepayment
                                      or in part after their                           with respect to the subject
                                      respective due dates in any                      mortgage loan during the
                                      collection period;                               period from and after the
                                                                                       related due date.
                                 -------------------------------------------------------------------------------------------------
                                 o    All interest and investment       Compensation   Interest and investment          Monthly
                                      income earned on amounts on                      income related to the subject
                                      deposit in accounts maintained                   accounts (net of investment
                                      by the master servicer, to the                   losses).
                                      extent not otherwise payable
                                      to the borrowers;
                                 -------------------------------------------------------------------------------------------------
                                 o    On performing mortgage loans,     Compensation   Payments of late payment       Time to time
                                      late                                             charges and default
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                                      S-178

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       TYPE / RECIPIENT                         AMOUNT                GENERAL PURPOSE             SOURCE               FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                                      payment charges and default                      interest made by borrowers
                                      interest actually collected                      with respect to the mortgage
                                      with respect to the subject                      loans.
                                      mortgage loan during any
                                      collection period, but only to
                                      the extent not otherwise
                                      allocable to pay the following
                                      items with respect to the
                                      subject mortgage loan: (i)
                                      interest on advances; or (ii)
                                      Additional Trust Fund Expenses
                                      currently payable or
                                      previously paid with respect
                                      to the subject mortgage loan
                                      or mortgaged real property
                                      from collections on the
                                      mortgage pool and not
                                      previously reimbursed; and
                                 -------------------------------------------------------------------------------------------------
                                 o    100%--or, if the consent of       Compensation   Payments of the applicable     Time to time
                                      the special servicer is                          fee(s) made by the borrower
                                      required with respect to the                     under the subject mortgage
                                      subject action, 50%-- of each                    loan.
                                      assumption application fee,
                                      assumption fee, modification
                                      fee, extension fee other
                                      similar fee or fees paid in
                                      connection with a defeasance
                                      of a mortgage loan that is
                                      actually paid by a borrower in
                                      connection with the related
                                      action.
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Special Servicing Fee / Special  The special servicer will earn a       Compensation   Out of general collections on     Monthly
Servicer                         special servicing fee with respect                    all the mortgage loans and any
                                 to each mortgage loan that is being                   REO Properties in the trust on
                                 specially serviced or as to which                     deposit in the master
                                 the corresponding mortgaged real                      servicer's collection account.
                                 property has become an REO
                                 Property. With respect to each such
                                 mortgage loan described in the
                                 preceding sentence, the special
                                 servicing fee will: (a) accrue for
                                 the same number of days and on the
                                 same principal amount as interest
                                 accrues or is deemed to accrue from
                                 time to time on that mortgage loan;
                                 (b) accrue at a special servicing
                                 fee rate of 0.25% per annum; and
                                 (c) be payable monthly from general
                                 collections on the mortgage pool.
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                                      S-179

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       TYPE / RECIPIENT                         AMOUNT                GENERAL PURPOSE             SOURCE               FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

Workout Fee / Special Servicer   The special servicer will, in          Compensation   Out of each collection of      Time to time
                                 general, be entitled to receive a                     interest (other than default
                                 workout fee with respect to each                      interest) and principal
                                 specially serviced mortgage loan                      received on the subject
                                 that it successfully works out. The                   mortgage loan.
                                 workout fee will be payable out of,
                                 and will be calculated by
                                 application of a workout fee rate
                                 of 1.0% to, each collection of
                                 interest and principal received on
                                 the subject mortgage loan for so
                                 long as it is not returned to
                                 special servicing by reason of an
                                 actual or reasonably foreseeable
                                 default.
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Principal Recovery Fee /         Subject to the exceptions described    Compensation   Out of the full, partial or    Time to time
Special Servicer                 under "The Pooling and Servicing                      discounted payoff obtained
                                 Agreement--Servicing and Other                        from the related borrower
                                 Compensation and Payment of                           and/or liquidation proceeds
                                 Expenses--Principal Special                           (exclusive of any portion of
                                 Servicing Compensation--The                           that payment or proceeds that
                                 Principal Recovery Fee" in this                       represents a recovery of
                                 prospectus supplement, the special                    default interest) in respect
                                 servicer will, in general, be                         of the related specially
                                 entitled to receive a principal                       serviced mortgage loan or
                                 recovery fee with respect to: (a)                     related REO Property, as the
                                 each specially serviced mortgage                      case may be.
                                 loan--or any replacement mortgage
                                 loan substituted for it--as to
                                 which the special servicer obtains
                                 a full or discounted payoff from
                                 the related borrower; and (b) any
                                 specially serviced mortgage loan or
                                 REO Property as to which the
                                 special servicer receives any
                                 liquidation proceeds, sale
                                 proceeds, insurance proceeds or
                                 condemnation proceeds. As to each
                                 such specially serviced mortgage
                                 loan or foreclosure property, the
                                 principal recovery fee will be
                                 payable from, and will be
                                 calculated by application of a
                                 principal recovery fee rate of 1.0%
                                 to, the related payment or
                                 proceeds.
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Additional Special Servicing     o    All interest and investment       Compensation   Interest and investment          Monthly
Compensation / Special Servicer       income earned on amounts on                      income related to the subject
                                      deposit in                                       accounts (net of investment
                                                                                       losses).
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                                      S-180

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       TYPE / RECIPIENT                         AMOUNT                GENERAL PURPOSE             SOURCE               FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                                      accounts maintained by the
                                      special servicer;
----------------------------------------------------------------------------------------------------------------------------------
                                 o    On specially serviced mortgage    Compensation   Payments of late payment       Time to time
                                      loans, late payment charges                      charges and default interest
                                      and default interest actually                    made by borrowers in respect
                                      collected with respect to the                    of the mortgage loans.
                                      subject mortgage loan during
                                      any collection period, but
                                      only to the extent not
                                      otherwise allocable to pay the
                                      following items with respect
                                      to the subject mortgage loan:
                                      (i) interest on advances; or
                                      (ii) additional trust fund
                                      expenses currently payable or
                                      previously paid with respect
                                      to the subject mortgage loan
                                      or mortgaged real property
                                      from collections on the
                                      mortgage pool and not
                                      previously reimbursed;
----------------------------------------------------------------------------------------------------------------------------------
                                 o    With respect to any specially     Compensation   Payments of the applicable     Time to time
                                      serviced mortgage loan, 100%                     fee(s) made by the borrower
                                      of assumption fees or                            under the subject mortgage
                                      modification fee actually paid                   loan.
                                      by a borrower with respect to
                                      any assumption or
                                      modification; and
----------------------------------------------------------------------------------------------------------------------------------
                                 o    With respect to any performing    Compensation   Payments of the applicable     Time to time
                                      mortgage loan, if the consent                    fee(s) made by the borrower
                                      of the special servicer is                       under the subject mortgage
                                      required with respect to the                     loan.
                                      subject action, 50% of
                                      assumption application fees,
                                      assumption fees, modification
                                      fees and other fees actually
                                      paid by a borrower with
                                      respect to any assumption,
                                      modification or other
                                      agreement entered into by the
                                      master servicer.
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Trustee Fee / Trustee            The trustee fee, for any               Compensation   General collections on the       Monthly
                                 distribution date, will equal one                     mortgage loans and any REO
                                 month's interest at 0.0010% per                       Properties on deposit in the
                                 annum with respect to each and                        master servicer's collection
                                 every mortgage loan in the trust,                     account and/or the trustee's
                                 including each specially serviced                     distribution account.
                                 mortgage loan, if any, and each
                                 mortgage loan, if any, as to
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                                      S-181

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       TYPE / RECIPIENT                         AMOUNT                GENERAL PURPOSE             SOURCE               FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                                 which the corresponding mortgaged
                                 real property has become an REO
                                 Property.
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Additional Trustee Compensation  All interest and investment income     Compensation   Interest and investment          Monthly
/ Trustee                        earned on amounts on deposit in                       income related to the subject
                                 accounts maintained by the trustee.                   account (net of investment
                                                                                       losses).
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EXPENSES
----------------------------------------------------------------------------------------------------------------------------------
Servicing Advances / Trustee,    To the extent of funds available,     Reimbursement   Amounts on deposit in the      Time to time
Master Servicer or Special       the amount of any servicing            of expenses    collection account that
Servicer                         advances.(1)                                          represent (a) payments made
                                                                                       by the related borrower to
                                                                                       cover the item for which such
                                                                                       servicing advance was made or
                                                                                       (b) liquidation proceeds,
                                                                                       condemnation proceeds,
                                                                                       insurance proceeds and, if
                                                                                       applicable, REO revenues (in
                                                                                       each case, if applicable, net
                                                                                       of any principal recovery fee
                                                                                       or workout fee payable
                                                                                       therefrom) received in
                                                                                       respect of the particular
                                                                                       mortgage loan or related REO
                                                                                       Property, provided that if
                                                                                       the master servicer, special
                                                                                       servicer or trustee
                                                                                       determines that a servicing
                                                                                       advance is not recoverable
                                                                                       out of collections on the
                                                                                       related underlying mortgage
                                                                                       loan, then out of general
                                                                                       collections on the mortgage
                                                                                       loans and any REO Properties
                                                                                       in the trust on deposit in
                                                                                       the master servicer's
                                                                                       collection account.
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Interest on servicing advances   At a rate per annum equal to a          Payment of    First, out of default          Time to time
/ Master Servicer, Special       published prime rate, accrued on        interest on   interest and late payment
Servicer or Trustee              the amount of each outstanding          Servicing     charges on the related
                                 servicing advance.(2)                    Advances     mortgage loan and then, after
                                                                                       or at the same time that
                                                                                       advance is reimbursed, out of
                                                                                       any other amounts then on
                                                                                       deposit in the master
                                                                                       servicer's collection
                                                                                       account.
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P&I Advances / Master Servicer   To the extent of funds available,     Reimbursement   Amounts on deposit in the      Time to time
and Trustee                      the amount of any P&I advances.(1)       of P&I       master servicer's collection
                                                                       Advances made   account that represent late
                                                                       with respect    collections of interest and
                                                                          to the       principal (net of related
                                                                       mortgage pool   master servicing, workout and
                                                                                       principal recovery fees)
                                                                                       received in respect of the
                                                                                       related mortgage loans or REO
                                                                                       Property as to which such P&I
                                                                                       advance was made,
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                                      S-182

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       TYPE / RECIPIENT                         AMOUNT                GENERAL PURPOSE             SOURCE               FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                                                                                       provided that if the master
                                                                                       servicer or trustee
                                                                                       determines that a P&I advance
                                                                                       is not recoverable out of
                                                                                       collections on the related
                                                                                       underlying mortgage loan,
                                                                                       then out of general
                                                                                       collections on the mortgage
                                                                                       loans and any REO Properties
                                                                                       in the trust on deposit in
                                                                                       the master servicer's
                                                                                       collection account.
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Interest on P&I Advances /       At a rate per annum equal to a         Payment of     First, out of default          Time to time
Master Servicer and Trustee      published prime rate, accrued on       interest on    interest and late payment
                                 the amount of each outstanding P&I    P&I advances    charges on the related
                                 advance.(2)                                           mortgage loan and then, after
                                                                                       or at the same time that
                                                                                       advance is reimbursed, out of
                                                                                       any other amounts then on
                                                                                       deposit in the master
                                                                                       servicer's collection
                                                                                       account.
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Indemnification Expenses/        Amount to which such party is        Indemnification  General collections on the     Time to time
Trustee and any director,        entitled to indemnification under                     mortgage loans and any REO
officer, employee or agent of    the pooling and servicing                             Properties on deposit on the
the Trustee/ Depositor, Master   agreement.(3)                                         master servicer's collection
Servicer or Special Servicer                                                           account and/or the trustee's
and any director, officer,                                                             distribution account.
employee or agent of Depositor,
the Master Servicer or Special
Servicer
----------------------------------------------------------------------------------------------------------------------------------

                                      S-183

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class A1 certificates will be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series
2006-1 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-3, A-3B, A-SB, A-4, A-1A,  AM and AJ certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date minus a specified margin, which will be as follows:

             SPECIFIED MARGIN
        SUBTRACTED FROM WEIGHTED
CLASS   AVERAGE NET MORTGAGE RATE
-----   -------------------------
 A-3             0.051%
 A-3B            0.052%
 A-SB            0.077%
 A-4             0.101%
 A-1A            0.102%
  AM             0.051%
  AJ             0.002%

     The pass-through rates for the class B, C, D, E, F, G and H certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rates for the class A2, J, K, L, M, N. P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net
Mortgage Rate for the related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2006-1
Certificates" in this prospectus supplement.

     The pass-through rate applicable to the class A-3FL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.479% per annum, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

                                      S-184

     The pass-through rate applicable to the class AN-FL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.479% per annum, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

     For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-3FL certificates for each interest accrual period will equal LIBOR plus 0.200% per annum. For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class AN-FL certificates for each interest accrual period will equal LIBOR plus 0.270% per annum. However, the pass-through rate with respect to the class A-3FL or AN-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC II regular interest. In addition, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class
A-3FL certificates or the class AN-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC II regular interest. See "--Payments on the Class A-3FL and
AN-FL Certificates" below and "Description of the Class A-3FL Swap
Agreement--The Class A-3FL Swap Agreement" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-3FL and AN-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m.,
London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under each swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New
York City selected by the calculation agent under each swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination
Date with respect to the subject interest accrual period for loans in U.S.
Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will determine LIBOR for each interest accrual period and the determination of
LIBOR by the calculation agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-3FL and AN-FL certificates is (i) with respect to the initial interest accrual period, the date that is two
LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

                                      S-185

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component
(or, in the case of each of the A-3FL and AN-FL classes, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest).

     The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest will be made to the trustee's floating rate account.

     Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates), the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the certificates and with respect to each of the class A-3FL REMIC II regular interest and the class AN-FL
REMIC II regular interest, that interest will accrue during each related interest accrual period based upon--

     o    the pass-through rate with respect to that particular class of certificates, the class A-3FL REMIC II regular interest or the class
          AN-FL REMIC II regular interest, as the case may be, for that interest accrual period;

                                      S-186

     o    the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of each of the A-3FL and AN-FL classes, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     In addition, if the pass-through rate of the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-3FL certificates or the class AN-FL certificates, as applicable, on that distribution date.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-3FL and AN-FL certificates) and with respect to each of the class A-3FL REMIC II regular interest and the class AN-FL
REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced
(except in the case of the class X certificates) by the product of:

     o    the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates or the subject REMIC II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates (exclusive of the class X, A-3FL and AN-FL certificates), the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-3FL or AN-FL certificates, any such shortfalls allocated to the corresponding REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-3FL or
AN-FL certificates, as the case may be.

     Any distributions of interest allocated to the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-3FL or AN-FL certificates, as applicable, and/or the swap counterparty, as applicable.

     If the holders of any interest-bearing class of the certificates (other than the class A-3FL and AN-FL certificates) or the applicable grantor trust with respect to the class A-3FL or AN-FL REMIC II regular interest do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-3FL
REMIC II regular interest and the class AN-FL REMIC II regular interest may be payable to the swap counterparty.

                                      S-187

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-3FL and AN-FL certificates), the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest, on any given distribution date will equal the Principal Distribution
Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal
Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class
A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A3, A-3B, A-SB and A-4 certificates and the class A-3FL REMIC II regular interest on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

                                      S-188

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates and the class A-3FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-3FL REMIC II regular interest as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);
               and

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-3FL REMIC II regular interest as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A3, A-3B, A-SB and
A-4 certificates and the class A-3FL REMIC II regular

                                      S-189

interest outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A3, A-3B, A-SB and A-4 certificates and the class A-3FL REMIC II regular interest) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal
Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates)
the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates, up to the extent necessary to retire that class of certificates; fourth, to the class
A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fifth, to the class A-3B certificates, up to the extent necessary to retire that class of certificates;
sixth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and seventh, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-3FL, A-3B, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, AN-FL, B, C, D, E, F, G, H, J, K, L, M,
N, P and Q certificates has been reduced to zero as described under
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below, then the Principal
Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A3, A-3B, A-SB, A-4 and A-1A classes that remain outstanding and, if applicable, the class A-3FL REMIC II regular interest on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     Following the retirement of the class A-1, A-2, A3, A-3B, A-SB, A-4 and
A-1A certificates and the class A-3FL REMIC II regular interest, the Principal
Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION       CLASS
-------------------   ------------
         1                 AM
         2            AJ and AN-FL
         3                 B
         4                 C
         5                 D
         6                 E
         7                 F
         8                 G
         9                 H
        10                 J
        11                 K
        12                 L
        13                 M
        14                 N
        15                 P
        16                 Q

                                      S-190

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A3, A-3B, A-SB, A-4 and A-1A certificates and the class A-3FL REMIC II regular interest is reduced to zero.
Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-3FL and AN-FL certificates), of the class
A-3FL REMIC II regular interest or of the class AN-FL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that
REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount"
under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class A-3FL and AN-FL certificates) or in the case of the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of the that REMIC II regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below. Any such reimbursements with respect to the class A-3FL REMIC
II regular interest or the class AN-FL REMIC II regular interest will be deposited in the trustee's floating rate account and thereafter will be distributed to the holders of the class A-3FL certificates or the class AN-FL certificates, as applicable.

     In limited circumstances, the total principal balance of a class of principal balance certificates, of the class A-3FL REMIC II regular interest or of the class AN-FL REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or the subject REMIC II regular interest, as applicable. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date. Any such reinstatement of principal balance with respect to the class A-3FL REMIC II regular interest or the class AN-FL
REMIC II regular interest will result in a corresponding reinstatement of the principal balance with respect to the class A-3FL certificates or the class
AN-FL certificates, as applicable.

     Priority of Payments. On each distribution date, the trustee will apply the
Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the
Available Distribution Amount:

                                      S-191

ORDER OF    RECIPIENT CLASS
 PAYMENT       OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------  --------------------  ------------------------------------------------

    1             X*            From the entire Available Distribution Amount,
                                interest up to the total interest payable on
                                that class, without regard to loan groups

                A-1, A-2,       From the portion of the Available Distribution
          A-3, A-3FL(1), A-3B   Amount attributable to the mortgage loans in
             A-SB and A-4*      loan group 1, interest up to the total interest
                                payable on those classes and that REMIC II
                                regular interest, pro rata, based on entitlement

                 A-1A*          From the portion of the Available Distribution
                                Amount attributable to the mortgage loans in
                                loan group 2, interest up to the total interest
                                payable on such class

    2          A-1, A-2,        Principal up to the Loan Group 1 Principal
          A-3, A-3FL(1), A-3B,  Distribution Amount (and, if the class A-1A
             A-SB and A-4**     certificates are retired, any remaining portion
                                of the Loan Group 2 Principal Distribution
                                Amount), first to the class A-SB certificates,
                                until the total principal balance thereof is
                                reduced to the applicable Class A-SB Planned
                                Principal Balance, and then to (a) the class A-1
                                certificates, (b) the class A-2 certificates,
                                (c) the class A-3 certificates and the class
                                A-3FL REMIC II regular interest, on a pro rata
                                basis by balance, (d) the class A-3B
                                certificates, (e) the class A-SB certificates,
                                and (f) the class A-4 certificates, in that
                                order, in the case of each such class and REMIC
                                II regular interest until retired

                 A-1A**         Principal up to the Loan Group 2 Principal
                                Distribution Amount (and, if the class A-4
                                certificates are retired, any remaining portion
                                of the Loan Group 1 Principal Distribution
                                Amount), until the class A-1A certificates are
                                retired

    3           A-1, A-2,       Reimbursement up to the loss reimbursement
          A-3, A-3FL(1), A-3B,  amounts for those classes and that REMIC II
           A-SB, A-4 and A-1A   regular interest, pro rata, based on
                                entitlement, without regard to loan groups
--------------------------------------------------------------------------------
    4              AM           Interest up to the total interest payable on
                                that class

    5              AM           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

    6              AM           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
    7        AJ and AN-FL(2)    Interest up to the total interest payable on
                                that class and that REMIC II regular interest,
                                pro rata, based on entitlement

    8        AJ and AN-FL(2)    Principal up to the portion of the Principal
                                Distribution Amount allocable to that class and
                                that REMIC II regular interest, on a pro rata
                                basis by balance

    9        AJ and AN-FL(2)    Reimbursement up to the loss reimbursement
                                amount for that class and that REMIC II regular
                                interest, pro rata, based on entitlement
--------------------------------------------------------------------------------

                                     S-192

ORDER OF    RECIPIENT CLASS
 PAYMENT       OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------  --------------------  ------------------------------------------------

   10               B           Interest up to the total interest payable on
                                that class

   11               B           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   12               B           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   13               C           Interest up to the total interest payable on
                                that class

   14               C           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   15               C           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   16               D           Interest up to the total interest payable on
                                that class

   17               D           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   18               D           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   19               E           Interest up to the total interest payable on
                                that class

   20               E           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   21               E           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   22               F           Interest up to the total interest payable on
                                that class

   23               F           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   24               F           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   25               G           Interest up to the total interest payable on
                                that class

   26               G           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   27               G           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   28               H           Interest up to the total interest payable on
                                that class

   29               H           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   30               H           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------

                                     S-193

ORDER OF    RECIPIENT CLASS
 PAYMENT       OR CLASSES                   TYPE AND AMOUNT OF PAYMENT
--------  --------------------  ------------------------------------------------
   31               J           Interest up to the total interest payable on
                                that class

   32               J           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   33               J           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   34               K           Interest up to the total interest payable on
                                that class

   35               K           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   36               K           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   37               L           Interest up to the total interest payable on
                                that class

   38               L           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   39               L           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   40               M           Interest up to the total interest payable on
                                that class

   41               M           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   42               M           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   43               N           Interest up to the total interest payable on
                                that class

   44               N           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   45               N           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------

                                     S-194

ORDER OF    RECIPIENT CLASS
 PAYMENT       OR CLASSES                   TYPE AND AMOUNT OF PAYMENT
--------  --------------------  ------------------------------------------------
   46               P           Interest up to the total interest payable on
                                that class

   47               P           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   48               P           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   49               Q           Interest up to the total interest payable on
                                that class

   50               Q           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   51               Q           Reimbursement up to the loss reimbursement
                                amount for that class
--------------------------------------------------------------------------------
   52         R-I and R-II      Any remaining portion of the Available
                                Distribution Amount

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A3, A-3B, A-SB, A-4, A-1A and
     X classes and the class A-3FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Available
     Distribution Amount will be applied to pay interest on all those classes and that REMIC II regular interest, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A3, A-3B or A-4 certificates or the class A-3FL REMIC II regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class
     A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-3FL REMIC
     II regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates or the class A-3FL REMIC II regular interest until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence)
     until the total principal balance of the class A-3 certificates and the class A-3FL REMIC II regular interest is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero.
     Furthermore, for purposes of receiving distributions of principal from the
     Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A3, A-3B,
     A-SB and A-4 certificates and the class A-3FL REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal
     Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A3, A-3B, A-SB and A-4 certificates and the class A-3FL REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2,
     A3, A-3B, A-SB, A-4 and A-1A classes and the class A-3FL REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ, AN-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
     certificates has been reduced to zero as described under "--Reductions to
     Certificate Principal Balances in Connection with Realized Losses and
     Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A3, A-3B, A-SB, A-4 and A-1A certificates and the class A-3FL REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

                                     S-195

(1)  Refers to class A-3FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-3FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-3FL certificates and/or the swap counterparty on the subject distribution date.

(2)  Refers to class AN-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AN-FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class AN-FL certificates and/or the swap counterparty on the subject distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A3, A-3B, A-SB,
A-4, A-1A, AM, AJ, AN-FL, B, C, D, E, F, G and/or H certificates and/or to the trustee's floating rate account with respect to the class A-3FL REMIC II regular interest and/or the class AN-FL REMIC II regular interest, if any such class or
REMIC II regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates and/or that REMIC II regular interest, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates or the that REMIC II regular interest, as the case may be, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the that
          REMIC II regular interest, as the case may be, on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group
          1 Principal Distribution Amount or the Loan Group 2 Principal
          Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of principal balance certificates, the class A-3FL REMIC II regular interest or the class AN-FL REMIC
II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S.
Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

                                     S-196

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     For so long as the swap agreement relating to the class A-3FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-3FL REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-3FL REMIC II regular interest will be payable to the holders of the class A-3FL certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in
this prospectus supplement.

     Payments on the Class A-3FL Certificates. On each distribution date, for so long as the total principal balance of the class A-3FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class A-3FL certificates (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-3FL certificates, up to an amount equal to the Class A-3FL Interest
          Distribution Amount for the subject distribution date;

     o    second, to make distributions of principal to the holders of the class
          A-3FL certificates, up to the Class A-3FL Principal Distribution
          Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     o    third, to reimburse the holders of the class A-3FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

     For so long as the swap agreement with respect to the class A-3FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-3FL Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-3FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the

                                     S-197

product of (A) 5.479% and (B) the total principal balance of the class A-3FL certificates immediately prior to the subject distribution date, over (ii) the lesser of (A) 1/12th of the product of (1) the Weighted Average Net Mortgage
Rate for the subject distribution date, multiplied by (2) the total principal balance of the class A-3FL REMIC II regular interest immediately prior to the subject distribution date and (B) the amount of interest distributions with respect to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i)
interest distributions with respect to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii)
1/12th of the product of (A) 5.479%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction.
Notwithstanding the foregoing, if there is a continuing Swap Payment Default with respect to the class A-3FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class
A-3FL Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class A-3FL REMIC II regular interest on such distribution date pursuant to the priority of distributions.

     With respect to any distribution date, the "Class A-3FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement with respect to the class A-3FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-3FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default with respect to the class A-3FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-3FL REMIC II regular interest will be payable to the holders of the class A-3FL certificates.

     See "--Payments--Priority of Payments" and "Description of the Class A-3FL
Swap Agreement" in this prospectus supplement.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates (exclusive of the class A-3FL and AN-FL certificates), the class A-3FL REMIC II regular interest and/or the class AN-FL REMIC II regular interest;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates (exclusive of the class A-3FL and AN-FL
          certificates), the class A-3FL REMIC II regular interest and/or the class AN-FL REMIC II regular interest; and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

                                     S-198

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO
          Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-3FL and AN-FL certificates), the class A-3FL REMIC II regular interest and the class AN-FL
REMIC II regular interest.

     On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-3FL and AN-FL certificates) and with respect to the class A-3FL REMIC II regular interest and the class AN-FL
REMIC II regular interest on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-3FL and AN-FL certificates), the class
A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-3FL and AN-FL certificates) and with respect to the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

                                     S-199

ORDER OF ALLOCATION             CLASS
-------------------   ---------------------------
          1                       Q
          2                       P
          3                       N
          4                       M
          5                       L
          6                       K
          7                       J
          8                       H
          9                       G
         10                       F
         11                       E
         12                       D
         13                       C
         14                       B
         15                  AJ and AN-FL*
         16                      AM
         17           A-1, A-2, A-3, A-3FL, A-3B,
                         A-SB, A-4 and A-1A*

----------
*    Pro rata and pari passu based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-3FL" means the class A-3FL REMIC
II regular interest. However, any reduction in the total principal balance of the class A-3FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-3FL certificates. The reference in the foregoing table to "A-3FL" means the class
A-3FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-3FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-3FL certificates.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates (exclusive of the class A-3FL and
A-3FL certificates), the class A-3FL REMIC II regular interest and the class
A-3FL REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

     In no event will the total principal balance of the class A-3FL REMIC II regular interest, the class A-3FL REMIC II regular interest or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional
Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

                                     S-200

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty
          Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying base prospectus;

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying base prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying base prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related
          Loan Combination Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a

                                     S-201

reinstatement of the past due interest that would otherwise
have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any
P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

     o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal
          Reduction Amount, if any, and the denominator of which is equal to the
          Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates (exclusive of the class A-3FL and AN-FL certificates) or with respect to the class A-3FL REMIC II regular interest or the class AN-FL REMIC II regular interest on that distribution date (or a combination of both methods).

     The trustee will be required to make any P&I advance that the master servicer fails to make with respect to a mortgage loan. See "--The Trustee"
below.

     The master servicer and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicer or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not

                                     S-202

ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the master servicer and the trustee will be required to act in accordance with such determination. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such

                                     S-203

Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period;
provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement
Amount (which includes interest on the subject Advance) will be reimbursable
(together with advance interest thereon) to the master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon)
and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

     o    the applicable record date, interest accrual period, determination date and distribution date;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

                                     S-204

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

     o    the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

     o    payments made to and by the swap counterparty with respect to the class A-3FL and AN-FL certificates;

     o    (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicer or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
          Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

     o    the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

     o    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such distribution date;

     o    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
          determination date;

     o    the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
          Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of the master servicer or special servicer, in bankruptcy proceedings;

     o    as to each mortgage loan referred to in the preceding bullet above,
          (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

     o    with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full),
          (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in connection with such liquidation;

     o    with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all

                                     S-205

          liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
          Realized Loss in respect of the related mortgage loan in connection with such liquidation;

     o    the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

     o    any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

     o    the pass-through rate for each class of interest-bearing certificates for such distribution date;

     o    the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

     o    the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

     o    the aggregate of all Realized Losses and Additional Trust Fund
          Expenses that were allocated on such distribution date;

     o    the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized Losses and
          Additional Trust Fund Expenses on such distribution date;

     o    the certificate factor for each class of interest-bearing certificates immediately following such distribution date;

     o    the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicer, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of servicing compensation paid to the master servicer and the special servicer during the related collection period;

     o    information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

     o    the original and then current credit support levels for each class of interest-bearing certificates;

     o    the original and then current ratings known to the trustee for each class of interest-bearing certificates;

     o    the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

                                     S-206

     o    the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

     o    the amounts, if any, actually distributed with respect to the class Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

     o    any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

     Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicer monthly, beginning in April 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     The master servicer is required to deliver to the trustee monthly, beginning in April 2006, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in April 2006, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

                                     S-207

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus, on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (312) 992-2191.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

     The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

                                     S-208

     Other Information. The pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 10 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

          1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          2.   all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to
               certificateholders since the date of initial issuance of the offered certificates;

          3.   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          4.   all accountants' reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under
               "Servicing of the Mortgage Loans--Evidence as to Compliance" in
               this prospectus supplement;

          5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the master servicer and delivered to the trustee as described under
               "Servicing of the Mortgage Loans--Inspections; Collection of
               Operating Information" in this prospectus supplement and any environmental assessment prepared as described under "Realization
               Upon Defaulted Mortgage Loans--Foreclosure and Similar
               Proceedings" in this prospectus supplement;

          6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial
               statements of the related borrower collected by or on behalf of the master servicer as described under "Servicing of the Mortgage
               Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

          7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

          8.   the servicing file relating to each mortgage loan;

          9.   any and all officer's certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

          10.  all reports filed with the SEC with respect to the trust pursuant to 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
               1934, as amended.

     Copies of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above.

     the trustee, the master servicer and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

                                     S-209

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class X certificates, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

                                     S-210

     Any purchase by the master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

                                     S-211

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate;

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate; and

     o    in the case of the class A-3FL certificates only, whether the pass-through rate on the corresponding REMIC II regular interest is limited by the Weighted Average Net Mortgage Rate.

     Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. The pass-through rate on the class A-3FL REMIC II regular interest will also be sensitive to changes in the relative composition of the mortgage pool.

     For so long as the swap agreement relating to the class A-3FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-3FL certificates will be based on LIBOR. Therefore, the yield to investors in the class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-3FL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     Because interest payments on the class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Net Mortgage Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans,

                                     S-212

particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property.
Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

     The yield on the class A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3FL, A-3B, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.

                                     S-213

Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to

                                     S-214

refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.
Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of

                                     S-215

the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is March 30, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................     84        82        80       77         75
March 12, 2008.....................     66        63        61       60         59
March 12, 2009.....................     45        42        41       40         40
March 12, 2010.....................     19        18        17       17         17
March 12, 2011 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    2.6       2.5       2.4      2.4        2.3

                                     S-216

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................    100       100       100      100        100
March 12, 2008.....................    100       100       100      100        100
March 12, 2009.....................    100       100       100      100        100
March 12, 2010.....................    100       100       100      100        100
March 12, 2011 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    4.8       4.8       4.8      4.7        4.5

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................    100       100       100      100        100
March 12, 2008.....................    100       100       100      100        100
March 12, 2009.....................    100       100       100      100        100
March 12, 2010.....................    100       100       100      100        100
March 12, 2011.....................    100       100       100       99         99
March 12, 2012.....................    100        99        99       98         92
March 12, 2013 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    6.4       6.4       6.4      6.4        6.1

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3FL
                                  CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................    100       100       100      100        100
March 12, 2008.....................    100       100       100      100        100
March 12, 2009.....................    100       100       100      100        100
March 12, 2010.....................    100       100       100      100        100
March 12, 2011.....................    100       100       100       99         99
March 12, 2012.....................    100        99        99       98         92
March 12, 2013 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    6.4       6.4       6.4      6.4        6.1

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3B
                                  CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................    100       100       100      100        100
March 12, 2008.....................    100       100       100      100        100
March 12, 2009.....................    100       100       100      100        100
March 12, 2010.....................    100       100       100      100        100
March 12, 2011.....................    100       100       100      100        100
March 12, 2012.....................    100       100       100      100        100
March 12, 2013 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    6.6       6.6       6.6      6.6        6.5

                                     S-217

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB
                                  CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................    100       100       100      100        100
March 12, 2008.....................    100       100       100      100        100
March 12, 2009.....................    100       100       100      100        100
March 12, 2010.....................    100       100       100      100        100
March 12, 2011.....................    100       100       100      100        100
March 12, 2012.....................     72        73        74       75         83
March 12, 2013.....................     55        54        54       53         53
March 12, 2014.....................     35        35        34       34         33
March 12, 2015.....................     13        12        12       11         11
March 12, 2016 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    7.3       7.2       7.2      7.2        7.2

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................    100       100       100      100        100
March 12, 2008.....................    100       100       100      100        100
March 12, 2009.....................    100       100       100      100        100
March 12, 2010.....................    100       100       100      100        100
March 12, 2011.....................    100       100       100      100        100
March 12, 2012.....................    100       100       100      100        100
March 12, 2013.....................    100       100       100      100        100
March 12, 2014.....................    100       100       100      100        100
March 12, 2015.....................    100       100       100      100        100
March 12, 2016 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    9.7       9.7       9.7      9.6        9.4

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A
                                  CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%     100%       100%
March 12, 2007.....................     99        99        99       99         99
March 12, 2008.....................     98        98        98       98         98
March 12, 2009.....................     97        97        97       97         97
March 12, 2010.....................     96        95        95       95         95
March 12, 2011.....................     94        94        94       94         94
March 12, 2012.....................     92        92        92       92         92
March 12, 2013.....................     91        91        91       91         91
March 12, 2014.....................     89        89        89       89         89
March 12, 2015.....................     87        87        87       87         87
March 12, 2016 and thereafter......      0         0         0        0          0
Weighted Average Life (in Years)...    9.1       9.1       9.1      9.0        8.8

                                     S-218

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%     100%      100%      100%      100%
March 12, 2007.....................     100      100       100       100       100
March 12, 2008.....................     100      100       100       100       100
March 12, 2009.....................     100      100       100       100       100
March 12, 2010.....................     100      100       100       100       100
March 12, 2011.....................     100      100       100       100       100
March 12, 2012.....................     100      100       100       100       100
March 12, 2013.....................     100      100       100       100       100
March 12, 2014.....................     100      100       100       100       100
March 12, 2015.....................     100      100       100       100       100
March 12, 2016 and thereafter......       0        0         0         0         0
Weighted Average Life (in Years)...     9.8      9.8       9.8       9.8       9.6

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%     100%      100%      100%      100%
March 12, 2007.....................     100      100       100       100       100
March 12, 2008.....................     100      100       100       100       100
March 12, 2009.....................     100      100       100       100       100
March 12, 2010.....................     100      100       100       100       100
March 12, 2011.....................     100      100       100       100       100
March 12, 2012.....................     100      100       100       100       100
March 12, 2013.....................     100      100       100       100       100
March 12, 2014.....................     100      100       100       100       100
March 12, 2015.....................     100      100       100       100       100
March 12, 2016 and thereafter......       0        0         0         0         0
Weighted Average Life (in Years)...     9.9      9.9       9.9       9.9       9.6

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%     100%      100%      100%      100%
March 12, 2007.....................     100      100       100       100       100
March 12, 2008.....................     100      100       100       100       100
March 12, 2009.....................     100      100       100       100       100
March 12, 2010.....................     100      100       100       100       100
March 12, 2011.....................     100      100       100       100       100
March 12, 2012.....................     100      100       100       100       100
March 12, 2013.....................     100      100       100       100       100
March 12, 2014.....................     100      100       100       100       100
March 12, 2015.....................     100      100       100       100       100
March 12, 2016 and thereafter......       0        0         0         0         0
Weighted Average Life (in Years)...     9.9      9.9       9.9       9.9       9.8

                                     S-219

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%     100%      100%      100%      100%
March 12, 2007.....................     100      100       100       100       100
March 12, 2008.....................     100      100       100       100       100
March 12, 2009.....................     100      100       100       100       100
March 12, 2010.....................     100      100       100       100       100
March 12, 2011.....................     100      100       100       100       100
March 12, 2012.....................     100      100       100       100       100
March 12, 2013.....................     100      100       100       100       100
March 12, 2014.....................     100      100       100       100       100
March 12, 2015.....................     100      100       100       100       100
March 12, 2016 and thereafter......       0        0         0         0         0
Weighted Average Life (in Years)...     9.9      9.9       9.9       9.9       9.8

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................     100%     100%      100%      100%      100%
March 12, 2007.....................     100      100       100       100       100
March 12, 2008.....................     100      100       100       100       100
March 12, 2009.....................     100      100       100       100       100
March 12, 2010.....................     100      100       100       100       100
March 12, 2011.....................     100      100       100       100       100
March 12, 2012.....................     100      100       100       100       100
March 12, 2013.....................     100      100       100       100       100
March 12, 2014.....................     100      100       100       100       100
March 12, 2015.....................     100      100       100       100       100
March 12, 2016 and thereafter......       0        0         0         0         0
Weighted Average Life (in Years)...     9.9      9.9       9.9       9.9       9.8

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                  DESCRIPTION OF THE CLASS A-3FL SWAP AGREEMENT

GENERAL

     On the closing date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement with the swap counterparty, with respect to the class A-3FL certificates. The initial notional amount of that swap agreement will be equal to the total initial principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that corresponds to that class of floating rate certificates). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that corresponds to that class of floating rate certificates). The maturity date of the swap agreement will be the earlier of the rated final distribution date for the related class of floating rate certificates and the date on which the notional amount of that swap agreement is zero (including as a result of the termination of the trust fund).

                                     S-220

     The "significance estimate" for the swap agreement relating to the class
A-3FL certificates has been determined to represent less than 10% of the initial total principal balance of the class A-3FL certificates, based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in Merrill Lynch Mortgage Lending, Inc.'s internal risk management process in respect of similar instruments.

THE CLASS A-3FL SWAP AGREEMENT

     The swap agreement relating to the class A-3FL certificates will provide that, with respect to each distribution date, commencing in April 2006, (a) the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-3FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the applicable swap agreement for that distribution date and (y) 5.479% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-3FL certificateholders, on the second business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the applicable swap agreement for that distribution date, (ii) the applicable value of LIBOR plus 0.200% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-3FL certificates for any interest accrual period will equal the applicable value of
LIBOR plus 0.200%, except that a reduction in the interest distributions with respect to the class A-3FL REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class
A-3FL certificates.

     If the pass-through rate on the class A-3FL REMIC II regular interest is reduced below 5.479% per annum or if there is an interest shortfall with respect to the class A-3FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.479%, multiplied by (ii) the notional amount of the applicable swap agreement for that distribution date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Net Mortgage Rate, multiplied by (y) the notional amount of the swap agreement for that distribution date and (ii) the amount of interest distributions with respect to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     If the reduction in the amount payable by the trust to the swap counterparty with respect to the class A-3FL certificates for any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-3FL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) 5.479% per annum and (ii) the notional amount of the applicable swap agreement for that distribution date.

     Payments by the trust to the swap counterparty and by the swap counterparty to the trust under each swap agreement will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-3FL certificateholders or the class AN-FL certificateholders, as applicable.

                                     S-221

     If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by S&P falls (x)
below "A-1" for its short-term rating or (y) if no short-term rating by S&P is available, below "A+" for its long-term rating (the "S&P Required Rating") then the swap counterparty will be required to (or cause its credit support provider
to), within 30 days of such downgrade, either (i) transfer its rights and obligations under the agreement to an entity having an S&P Required Rating that is either organized in the U.S or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii)
obtain a guarantor with an S&P Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, (iii) post collateral to the trust in an amount agreed to under the swap agreement or (iv) take such other action for which rating agency confirmation is obtained; provided, however, that if the swap counterparty's long-term rating is below "BBB-" or its short-term rating is below "A-3" then the swap counterparty shall not be entitled to post collateral described in clause (iii) above but must immediately take the action described in clause (i)
above.

     If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by Fitch falls
(x) below "F-1" for its short-term rating or (y) if no short-term rating by
Fitch is available, below "A+" for its long-term rating (the "Fitch Required
Rating") then the swap counterparty will be required to (or cause its credit support provider to), within 30 days of such downgrade, either (i) transfer its rights and obligations under the agreement to an entity having a Fitch Required
Rating that is either organized in the U.S or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii) obtain a guarantor with a Fitch Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, (iii) post collateral to the trust in an amount agreed to under the swap agreement or (iv) take such other action for which rating agency confirmation is obtained; provided, however, that if the swap counterparty's long-term rating is below "BBB+" or its short-term rating is below "F-2" then the swap counterparty shall not be entitled to post collateral described in clause (iii) above but must immediately take the action described in clause (i)
above.

     If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by DBRS falls
(x) below "R-1 (low)" for its short-term rating or (y) if no short-term rating by DBRS is available, below "A (high)" for its long-term rating (the "DBRS
Required Rating") then the swap counterparty will be required to (or cause its credit support provider to), within 30 days of such downgrade, either (i)
transfer its rights and obligations under the agreement to an entity having a
DBRS Required Rating that is either organized in the U.S or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii) obtain a guarantor with a DBRS Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, (iii) post collateral to the trust in an amount agreed to under the swap agreement or (iv) take such other action for which rating agency confirmation is obtained; provided, however, that if the swap counterparty's long-term rating is below "BBB (low)" or its short-term rating is below "R-2 (middle)" then the swap counterparty shall not be entitled to post collateral described in clause (iii) above but must immediately take the action described in clause (i) above.

     The requirements set out in the preceding three paragraphs in respect of
S&P, Fitch and DBRS are collectively referred to herein as the "Minimum Rating
Requirements."

     If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under a swap agreement as required under any of the Minimum Rating
Requirements, fails to make a payment to the trust required under the subject swap agreement (which failure continues unremedied for one business day following notice), or if an early termination date is designated under the subject swap agreement in accordance with its terms (each such event, a "Swap
Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the applicable class of floating rate certificates, to enforce the rights of the trust under the subject swap agreement as may be permitted by the terms of that swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty
(as described under "--Termination Fees" below)

                                     S-222

to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the terminated swap agreement, then a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders or beneficial owners, as the case may be, of the class A-3FL certificates or the holders or beneficial owners, as the case may be, of the class AN-FL certificates, as applicable. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to either swap agreement unless it has received from the holders of the class A-3FL certificates or the holders of the class AN-FL certificateholders, as applicable, an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of a class of floating rate certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest following a payment default under the related swap agreement on the part of the swap counterparty (a
"Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of
25% of the total principal balance of that floating rate class of certificates not to enter into a replacement interest rate swap agreement and distribution of any termination fees to the holders of that floating rate class of certificates.
Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-3FL or
AN-FL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the affected class of floating rate certificates if notice of the resulting change in payment terms of that class of floating rate certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under either swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class A-3FL REMIC II regular interest or class AN-FL REMIC II regular interest, as applicable, for such distribution date is actually received by the trustee.

TERMINATION FEES

     In the event of the termination of a swap agreement and the failure of the swap counterparty to replace that swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the applicable class of floating rate certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class A-3FL certificates.

THE SWAP COUNTERPARTY

     It is expected that Merrill Lynch Capital Services, Inc. will be the swap counterparty under the swap agreements.

     Merrill Lynch Capital Services, Inc. (MLCS) is a Delaware corporation with its principal place of business located at Four World Financial Center, New
York, New York 10080. It is a wholly owned subsidiary of Merrill Lynch & Co,
Inc. MLCS primarily acts as a counterparty for certain derivative financial products,

                                     S-223

including interest rate and currency swaps, caps and floors and currency products, including options. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with certain affiliated companies. The obligations of MLCS under the swap agreements will be guaranteed by Merrill Lynch & Co., Inc.

     Merrill Lynch & Co., Inc., is a Delaware corporation with its principal place of business located at Four World Financial Center, New York, New York
10080. Merrill Lynch & Co., Inc.'s senior unsecured debt obligations currently are rated A+ by S&P, AA- by Fitch and AA (low) by DBRS.

     Except for the foregoing two paragraphs, MLCS has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying base prospectus.

     The swap counterparty may assign its rights and obligations under the swap agreements provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a collateralization event.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Sidley Austin LLP, New York,
New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code, the arrangement under which the class A-3FL REMIC II regular interest, the trustee's floating rate account and the swap agreements relating to the class A-3FL certificates is held will be classified as one or more grantor trusts, as applicable, for U.S. federal income tax purposes and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the mortgage loans;

                                     S-224

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicer's collection account;

     o    the special servicer's REO account; and

     o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-2, A3, A-3B, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E,
          F, G, H, J, K, L, M, N, P and Q certificates, the class A-3FL REMIC II regular interest and the class AN-FL REMIC II regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II; and

     o    the class A-3FL certificates will evidence interests in a grantor trust consisting of the class A-3FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account; and

     o    the class AN-FL certificates will evidence interests in a grantor trust consisting of the class AN-FL REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account.

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The class D certificates will be issued with a de minimis amount of original issue discount. The remaining classes of offered certificates
(exclusive of the class A-3FL certificates) and the class A-3FL REMIC II regular interest will not be issued with original issue discount and may be treated as having been issued at a premium.

     If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

                                     S-225

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear.
We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates (exclusive of the class A-3FL certificates) will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates (exclusive of the class A-3FL certificates) will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

                                     S-226

     Finally, interest, including original issue discount, if any, on the offered certificates (exclusive of the class A-3FL certificates) will be interest described in section 856(c)(3)(B) of the Code if received by a REIT if
95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than
95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

THE CLASS A-3FL CERTIFICATES

     Each holder of a class A-3FL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-3FL REMIC
II regular interest and having entered into its proportionate share of the related swap agreement. Holders of the class A-3FL certificates must allocate the price they pay for their certificates between their interests in the class
A-3FL REMIC II regular interest and the related swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-3FL REMIC II regular

                                     S-227

interest. Any amount allocated to the related swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-3FL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-3FL
REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-3FL REMIC
II regular interest.

     Based on the anticipated purchase prices of the class A-3FL certificates and issue price of the class A-3FL REMIC II regular interest, it is anticipated that the class A-3FL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-3FL certificates. The initial holders of a class A-3FL certificate will be required to amortize the amount of the Swap Premium into income over the term of the related swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the related swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap
Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury
Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant,"
it is anticipated that the Swap Premium would not be treated as "significant"
under those Treasury regulations. Prospective purchasers of class A-3FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-3FL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-3FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-3FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-3FL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the related swap agreement must be netted against payments made under the related swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD
CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE CLASS A-3FL CERTIFICATES,
WHICH MAY NOT BE AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO
LIMITATIONS ON THE DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class
A-3FL certificate that is considered to be allocated to the holder's rights under the related swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-3FL certificate under Treasury regulations. A holder of a class A-3FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related swap agreement or (B)(i)
any termination payment it paid or is deemed to have paid minus (ii) the

                                     S-228

unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the related swap agreement. Gain or loss realized upon the termination of the related swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section
582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-3FL certificates, representing a beneficial ownership in the class A-3FL REMIC II regular interest and in the related swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section
1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related swap agreement would be short term. If the holder of a class A-3FL certificate incurred or continued
to incur indebtedness to acquire or hold such class A-3FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related swap agreement.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, and except as set forth below with respect to the Class A-3FL Certificates, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the

                                     S-229

mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's or S & P;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P, Fitch and DBRS (although a rating by DBRS would not be taken into account under the Exemption as no reference is made to DBRS in the Exemption). In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

                                     S-230

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing
          Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of class A-1, A-2, A3, A-3B, A-SB, A-4, A-1A,
          AM, AJ, B, C or D certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

                                     S-231

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. A fiduciary as Plans considering an investment in the Class A-3FL certificate should ensure that it satisfies the additional requirements imposed on an investment in those classes of certificates by a Plan, which are discussed below. See "ERISA Considerations" in the accompanying base prospectus. There can be no assurance that any exemption described in the accompanying base prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The swap agreement benefiting the class A-3FL certificates do not meet all of the requirements for an "eligible swap" under the Underwriter Exemption, and consequently are not eligible for the exemptive relief available under the
Underwriter Exemption. For ERISA purposes, the Depositor believes that an interest in each of those classes of floating rate certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the corresponding REMIC II regular interest, without taking into account payments made or received with respect to the related swap agreement, and (ii) the rights and obligations under the related swap agreement.
A Plan's purchase and holding of a class A-3FL certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the
Code between the Plan and the swap counterparty unless an exemption is available.

     Accordingly, as long as the related swap agreement is in effect, no Plan or other person using plan assets may acquire or hold any interest in a class A-3FL certificate unless both (i) the acquisition or holding satisfies the requirements of the Underwriter Exemption as described above, without regard to requirements relating to "eligible swaps," and (ii) the acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38
(for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the
Investor-Based Exemptions are met, the scope of relief provided by the
Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a class A-3FL certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using plan assets or (ii) both (a) it is an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended, and (b) its acquisition and holding of that certificate or interest therein are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned

                                     S-232

provisions of ERISA and the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

     Persons who have an ongoing relationship with the Teachers Retirement
System of the State of Illinois, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the Kenwood
Towne Centre Trust Mortgage Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See  "Legal Investment" in the accompanying base prospectus.

                                     S-233

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, EHY Securities (USA),
LLC, Banc of America Securities LLC, Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated, as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%.

              MERRILL LYNCH,
                  PIERCE,       COUNTRYWIDE                                                        MORGAN
              FENNER & SMITH    SECURITIES    EHY SECURITIES   BANC OF AMERICA     GOLDMAN,    STANLEY & CO.
   CLASS       INCORPORATED     CORPORATION     (USA), LLC      SECURITIES LLC   SACHS & CO.    INCORPORATED
-----------   --------------   ------------   --------------   ---------------   -----------   -------------

Class A-1      $ 37,176,217    $ 27,823,783         --               --               --            --
Class A-2      $220,854,139    $116,645,862         --               --               --            --
Class A-3      $ 37,833,950    $ 28,316,050         --               --               --            --
Class A-3FL    $ 60,139,680    $ 45,010,321         --               --               --            --
Class A-3B     $ 42,895,634    $ 32,104,366         --               --               --            --
Class A-SB     $ 69,204,957    $ 51,795,043         --               --               --            --
Class A-4      $279,955,785    $209,527,215         --               --               --            --
Class A-1A     $137,266,030    $102,733,970         --               --               --            --
Class AM       $122,500,209    $ 91,682,791         --               --               --            --
Class AJ       $ 46,931,256    $ 35,124,744         --               --               --            --
Class B        $ 29,093,535    $ 21,774,465         --               --               --            --
Class C        $ 12,250,421    $  9,168,579         --               --               --            --
Class D        $ 16,843,686    $ 12,606,314         --               --               --            --

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. EHY Securities (USA), LLC, Banc of America
Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will act as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation are acting as joint-bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to 4.669% of the class C certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is
acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $ $1,906,500,514, before adjusting for accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered

                                     S-234

certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is one of the mortgage loan sellers. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., which is one of the mortgage loan sellers. EHY
Securities (USA), LLC is an affiliate of Eurohypo AG, New York Branch.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                                     S-235

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Latham & Watkins LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

   CLASS        DBRS    FITCH   S&P
-----------   -------   -----   ---
 Class A-1      AAA      AAA    AAA
 Class A-2      AAA      AAA    AAA
Class A-3FL     AAA      AAA    AAA
 Class A-3      AAA      AAA    AAA
Class A-3B      AAA      AAA    AAA
Class A-SB      AAA      AAA    AAA
 Class A-4      AAA      AAA    AAA
Class A-1A      AAA      AAA    AAA
 Class AM       AAA      AAA    AAA
 Class AJ       AAA      AAA    AAA
  Class B       AA       AA      AA
  Class C     AA(Low)    AA-    AA-
  Class D        A        A      A

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-3FL certificates) on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

                                     S-236

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     The ratings of the class A-3FL certificates do not represent any assessment of whether the floating interest rate on those classes of certificates will convert, or the timing of any such conversion, to the fixed pass-through rate on the related REMIC II regular interest, and the failure of a conversion to occur simultaneously with a Swap Default or termination of the related swap agreement may cause the ratings of the class A-3FL certificates to be qualified, downgraded or withdrawn. The ratings assigned to the class A-3FL certificates are in each case partially dependent upon the rating of the swap counterparty
(or any guarantor of its obligations under the swap agreement). Pursuant to each swap agreement, the related swap counterparty (or any guarantor of its obligations under the swap agreement) must maintain a specified rating from each rating agency. If the rating of a swap counterparty (or any guarantor of its obligations under the swap agreement) falls below the ratings threshold specified in the related swap agreement or is withdrawn, the swap counterparty will be required to find a replacement swap counterparty or guarantor of its obligations under the swap agreement that meets the rating requirements set forth in the related swap agreement or to post collateral in the amount set forth in the related swap agreement or take other steps acceptable to the rating agencies. However, if the rating of the swap counterparty (or any guarantor of its obligations under the swap agreement) is qualified, downgraded or withdrawn before the replacement of the swap counterparty (or any guarantor of its obligations under the swap agreement) or the posting of collateral as referred to above, then the ratings of the class A-3FL certificates may be qualified, downgraded or withdrawn. In addition, the ratings on the class A-3FL certificates do not address (i) the likelihood of receipt by the holders of those classes of certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate following a Swap
Default, or the change of the payment terms to a floating rate, if DTC is not given sufficient advance notice of a change in the payment terms, (ii) in the event that the swap counterparty defaults on its obligations under a swap agreement, the likelihood that the holders of the class A-3FL certificates will experience shortfalls resulting from expenses incurred in enforcing the swap counterparty's obligations under the swap agreement that were not recovered from the swap counterparty or (iii) any interest rate reductions or increases contemplated in this prospectus supplement, including the likelihood or the amount of any shortfalls to the class A-3FL certificates as a result of any dollar-for-dollar reductions contemplated in this prospectus supplement.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Fitch or
DBRS.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                     S-237

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "119 NORTH 4TH STREET MATERIAL DEFAULT" means, with respect to the 119
North 4th Street Loan Combination, one of the following events: (a) either of the 119 North 4th Street Trust Mortgage Loan or the 119 North 4th Street B-Note
Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "119 NORTH 4TH STREET BORROWER" means the borrower under the 119 North 4th
Street Trust Mortgage Loan.

     "119 NORTH 4TH STREET TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $6,385,128, and is secured by a mortgage encumbering the 119 North 4th Street Mortgaged Property.

     "119 NORTH 4TH STREET INTERCREDITOR AGREEMENT" means, the Intercreditor
Agreement Among Noteholders, by and between the holders of the 119 North 4th
Street Trust Mortgage Loan and the 119 North 4th Street B-Note Non-Trust Loan.
Following the inclusion of the 119 North 4th Street Trust Mortgage Loan in the
trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the 119 North 4th Street Intercreditor Agreement.

     "119 NORTH 4TH STREET LOAN COMBINATION" means, collectively, the 119 North
4th Street Trust Mortgage Loan and the 119 North 4th Street B-Note Non-Trust
Loan.

     "119 NORTH 4TH STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 119 North 4th Street.

     "119 NORTH 4TH STREET B-NOTE NON-TRUST LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the 119 North 4th Street Intercreditor
          Agreement as the "B Note," with an unpaid principal balance of
          $404,661 as of the cut-off date,

     o    is secured by the same mortgage encumbering the 119 North 4th Street
          Mortgaged Property as are the 119 North 4th Street Trust Mortgage
          Loan, and

     o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context indicates otherwise.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "60 STATE STREET BORROWER" means the borrower under the 60 State Street
Combined Trust Mortgage Loan.

     "60 STATE STREET COMBINED TRUST MORTGAGE LOAN" means, collectively, the two
(2) promissory notes made by the 60 State Street Borrower, that have an aggregate cut-off date principal balance of $130,000,000, and are secured by a mortgage encumbering the 60 State Street Mortgaged Property.

     "60 STATE STREET CONTROLLING PARTY" means, with respect to the 60 State
Street Loan Combination, either--

                                     S-238

     o    the holder of the 60 State Street B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the 60 State
          Street Loan Combination allocable to the 60 State Street B-Note
          Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount);
          or

     o    the controlling class representative (as the designee of the trust as holder of the 60 State Street Combined Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the 60 State
          Street B-Note Non-Trust Loan, net of the portion of any Appraisal
          Reduction Amount with respect to the 60 State Street Loan Combination allocable to the 60 State Street B-Note Non-Trust Loan, is less than
          25% of its unpaid principal balance (without taking into account any
          Appraisal Reduction Amount).

     "60 STATE STREET INTERCREDITOR AGREEMENT" means, the Co-Lender Agreement, by and between the holders of the 60 State Street Combined Trust Mortgage Loan and the 60 State Street B-Note Non-Trust Loan. Following the inclusion of the 60
State Street Combined Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the arrangements comprising the 60 State Street Intercreditor Agreement.

     "60 STATE STREET LOAN COMBINATION" means, collectively, the 60 State Street
Combined Trust Mortgage Loan and the 60 State Street B-Note Non-Trust Loan.

     "60 STATE STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 60 State Street.

     "60 STATE STREET B-NOTE NON-TRUST LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the 60 State Street Intercreditor Agreement as "Note B," with an unpaid principal balance of $50,000,000 as of the cut-off date,

     o    is secured by the same mortgage encumbering the 60 State Street
          Mortgaged Property as is 60 State Street Combined Trust Mortgage Loan,
          and

     o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context indicates otherwise.

     "60 STATE STREET B-NOTE LOAN NOTEHOLDER" means the holder of the 60 State
Street B-Note Non-Trust Loan.

     "60 STATE STREET TRIGGERING EVENT" means, with respect to the 60 State
Street Loan Combination--

     o    any uncured event of default with respect to an obligation of the 60
          State Street Borrower to make a scheduled or unscheduled payment due under the loan documents for the 60 State Street Loan Combination,

     o    any loan comprising the 60 State Street Loan Combination is accelerated,

     o    any loan comprising the 60 State Street Loan Combination becomes a specially serviced loan,

     o    the occurrence of the maturity date with respect to any loan in the 60
          State Street Loan Combination unless a Servicing Transfer Event with respect to the 60 State Street Loan Combination has not occurred as a result of the 60 State Street Borrower having delivered a refinancing commitment prior to the maturity date, or

     o    a foreclosure on the 60 State Street Mortgaged Property.

                                     S-239

     "A-NOTE TRUST MORTGAGE LOAN" means any of the 60 State Street Combined
Trust Mortgage Loan, the Kenwood Towne Centre Trust Mortgage Loan or the 119
North 4th Street Trust Mortgage Loan.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/365 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 365 days.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the master servicer, the special servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through

                                     S-240

               the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and
               (ii) any related Unliquidated Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and 2. "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information
               (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on such mortgage loan has not been paid by the
          60th day following its scheduled maturity date, so long as the master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such

                                     S-241

          lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

     For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)   the aggregate of all amounts on deposit in the master servicer's collection account and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the collection account;

          (ii)  the aggregate amount of all P&I advances made by the master servicer or the trustee for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account to the master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv)  the aggregate amount deposited by the master servicer in its collection account for that distribution date in connection with
                Prepayment Interest Shortfalls and any shortfalls in interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

          (ii)  all amounts in the master servicer's collection account or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

                (A)  the master servicer's collection account, including, but not limited to, servicing compensation, as described under
                     "Servicing of the Mortgage Loans--Collection
                     Account--Withdrawals" in this prospectus supplement; and

                (B)  the trustee's distribution account, including, but not limited to, trustee fees, as described under "Description
                     of the Offered Certificates--Distribution
                     Account--Withdrawals" in this prospectus supplement;

          (iii) any prepayment premiums and yield maintenance charges;

                                     S-242

          (iv)  any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

          (v)   if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

          (vi) any amounts deposited in the master servicer's collection account or the trustee's distribution account in error.

     In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

     "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

     "B-NOTE NON-TRUST LOAN" means any of the 60 State Street B-Note Non-Trust
Loan, the Kenwood Towne Centre B-Note Non-Trust Loan and the 119 North 4th
Street B-Note Non-Trust Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2, A-3 and AN-FL certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about March 30, 2006.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DBRS" means Dominion Bond Rating Service, Inc.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     S-243

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Countrywide Securities Corporation;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "KENWOOD TOWNE CENTRE BORROWER" means the borrower under the Kenwood Towne
Centre Trust Mortgage Loan.

     "KENWOOD TOWNE CENTRE CONTROLLING PARTY" means, with respect to the Kenwood
Towne Centre Loan Combination, either--

     o    the holder of the Kenwood Towne Centre B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the Kenwood
          Towne Centre Loan Combination allocable to the Kenwood Towne Centre
          B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction
          Amount); or

     o    the controlling class representative (as the designee of the trust as holder of the Kenwood Towne Centre Mortgage Loan), but only if and for so long as the unpaid principal balance of the Kenwood Towne Centre
          B-Note Non-Trust Loan, net of the portion of any Appraisal Reduction
          Amount with respect to the Kenwood Towne Centre Loan Combination allocable to the Kenwood Towne Centre B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount).

     "KENWOOD TOWNE CENTRE INTERCREDITOR AGREEMENT" means, the Co-Lender
Agreement, by and between the holders of the Kenwood Towne Centre Trust Mortgage
Loan and the Kenwood Towne Centre B-Note Non-Trust Loan. Following the inclusion of the Kenwood Towne Centre Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Kenwood Towne Centre Intercreditor Agreement.

     "KENWOOD TOWNE CENTRE LOAN COMBINATION" means, collectively, the Kenwood
Towne Centre Trust Mortgage Loan and the Kenwood Towne Centre B-Note Non-Trust
Loan.

     "KENWOOD TOWNE CENTRE TRUST MORTGAGE LOAN" means the mortgage loan in the trust fund that has a cut-off date principal balance of $146,493,391, and is secured by a mortgage encumbering the Kenwood Towne Centre Mortgaged Property.

                                     S-244

     "KENWOOD TOWNE CENTRE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kenwood Towne Centre.

     "KENWOOD TOWNE CENTRE B-NOTE NON-TRUST LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the Kenwood Towne Centre Intercreditor
          Agreement as "Note B" with an unpaid principal balance of $60,808,470 as of the cut-off date,

     o    is secured by the same mortgage encumbering the Kenwood Towne Centre
          Mortgaged Property as are the Kenwood Towne Centre Trust Mortgage
          Loan, and

     o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context indicates otherwise.

     "KENWOOD TOWNE CENTRE B-NOTE LOAN NOTEHOLDER" means the holder of the
Kenwood Towne Centre B-Note Non-Trust Loan.

     "KENWOOD TOWNE CENTRE TRIGGERING EVENT" means, with respect to the Kenwood
Towne Centre Loan Combination--

     o    any uncured event of default with respect to an obligation of the
          Kenwood Towne Centre Borrower to make a scheduled or unscheduled payment due under the loan documents for the Kenwood Towne Centre Loan
          Combination,

     o    any loan comprising the Kenwood Towne Centre Loan Combination is accelerated,

     o    any loan comprising the Kenwood Towne Centre Loan Combination becomes a specially serviced loan,

     o    the occurrence of the maturity date with respect to any loan in the
          Kenwood Towne Centre Loan Combination unless a Servicing Transfer
          Event with respect to the Kenwood Towne Centre Loan Combination has not occurred as a result of the Kenwood Towne Centre Borrower having delivered a refinancing commitment prior to the maturity date, or

     o    a foreclosure on the Kenwood Towne Centre Mortgaged Property.

     "IRS" means the Internal Revenue Service.

     "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates"
in this prospectus supplement.

     "LIBOR DETERMINATION DATE" has the meaning given to that term under
"Description of the Offered Certificates--Distributions--Calculation of
Pass-Through Rates" in this prospectus supplement.

     "LOAN COMBINATION" means any of the 60 State Street Loan Combination, the
Kenwood Towne Centre Loan Combination or the 119 North 4th Street Loan
Combination.

     "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the 60 State Street
Intercreditor Agreement, the Kenwood Towne Centre Intercreditor Agreement or the
119 North 4th Street Intercreditor Agreement.

                                     S-245

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $2,141,833,152;
          and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
          Actual/360 Basis, a 30/360 Basis or an Actual/365 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    the mortgage loans that allow a choice between yield maintenance and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance;

     o    no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, commencing in April 2006; and

                                     S-246

     o    the offered certificates are settled on March 30, 2006.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted
Average Net Mortgage Rate and the respective pass-through rates for the class
A-3FL REMIC II regular interest, the class AN-FL REMIC II regular interest and the various classes of the non-fixed rate interest-bearing certificates from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, then the Net Mortgage
          Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in
          January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.9790% per annum to 9.5790%, with a weighted average of those Net
Mortgage Rates of 5.5444% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property.

                                     S-247

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

                                     S-248

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such distribution date;

                                     S-249

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment
          (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

                                     S-250

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicer;

     5.   the special servicer;

     6.   any sub-servicers;

     7.   the mortgage loan sellers;

     8.   the swap counterparty;

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     10.  any and all affiliates of any of the aforementioned persons.

                                     S-251

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder of the related B-Note
          Non-Trust Loan, taking into account, to the extent consistent with the related Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

     o    without regard to--

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

                                     S-252

          8.   any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     2.   the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

                                     S-253

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of the 60 State Street B-Note Non-Trust Loan or the Kenwood Towne Centre B-Note
Non-Trust Loan, as the case may be, prevents the occurrence of a Servicing
Transfer Event with respect to the 60 State Street Combined Trust Mortgage Loan or the Kenwood Towne Centre Trust Mortgage Loan, as applicable, through the exercise of cure rights as set forth in the related Loan Combination
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the 60 State Street B-Note Non-Trust Loan or the Kenwood Towne
Centre B-Note Non-Trust Loan, as the case may be, will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the 60
State Street Combined Trust Mortgage Loan or the Kenwood Towne Centre Trust
Mortgage Loan, as applicable, or cause the servicing of the related Loan
Combination to be transferred to the special servicer, unless a separate
Servicing Transfer Event has occurred with respect thereto.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the
Class A-3FL Swap Agreement--The Class A-3FL Swap Agreement" in this prospectus supplement.

     "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Class A-3FL Swap Agreement--The Class A-3FL Swap Agreement"
in this prospectus supplement.

                                     S-254

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-3FL Certificates" and "--The Class AN-FL
Certificates" in this prospectus supplement.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and
Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

          (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 67 mortgage loans, representing approximately 50.2% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the
     UW DSCR(x) provided in this prospectus supplement with respect to nine (9)
     mortgage loans, representing approximately 18.8% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

                                     S-255

          As indicated in the footnotes to the table in the section captioned
     "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
     Real Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
     "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

          (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self storage and office properties (each, a "Rental Property").
     In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all
     Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net
     Cash Flow for the mortgaged real properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

          In determining the "revenue" component of UW Net Cash Flow for each
     Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
     (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

          In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b)
     property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
     assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were

                                     S-256

     assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

          The borrowers' financial information used to determine UW Net Cash
     Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

          (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

          As indicated in the footnotes to the table in the section captioned
     "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
     Real Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

          (iv) References to "Maturity LTV %," "Maturity Date LTV Ratio" or "ARD
     LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an
     ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

          (v) References to "Original Balance per Unit ($)" and "Cut-off Date
     Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

          (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

          (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

                                     S-257

          (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

          (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated
     in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b)
     defeasance is no longer required. References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

          (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

          (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
     (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
     (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented
     (depending on borrower reporting).

          (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

          (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some

                                     S-258

     or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-259

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

FOOTNOTE                            83                              85

LOAN #    ORIGINATOR           PROPERTY NAME                   STREET ADDRESS               CITY         STATE  ZIP CODE
-------- ------------- -------------------------------- ---------------------------- ------------------ ------- --------

 1           MLML      Galileo NXL Retail Portfolio 3   Various                      Various            Various  Various
1.01         MLML      San Dimas Plaza                  853-1073 West Arrow Highway  San Dimas            CA       91773
1.02         MLML      The Crossing at Fry Road         1705 Fry Road                Katy                 TX       77449
1.03         MLML      Brice Park                       2640-2800 Brice Road         Reynoldsburg         OH       43068
1.04         MLML      Fashion Corner                   4328-4460 Bay Road           Saginaw              MI       48603
1.05         MLML      Bristol Plaza                    2603 Durham Road             Bristol              PA       19007
1.06         MLML      Jones Plaza                      10860 FM 1960 West           Houston              TX       77070
1.07         MLML      McKinley Plaza                   3670 South McKinley Parkway  Hamburg              NY       14219
1.08         MLML      Green River Plaza                399 Campbellsville By Pass   Campbellsville       KY       42718
1.09         MLML      Stratford Commons                140 Stratford Commons Court  Winston-Salem        NC       27104
1.10         MLML      Hunting Hills                    4210 Franklin Road Southwest Roanoke              VA       24014
1.11         MLML      Tomball Parkway Plaza            27708 Tomball Parkway        Tomball              TX       77375
1.12         MLML      Wisteria Village                 2420 Wisteria Drive          Snellville           GA       30078
1.13         MLML      Paradise Plaza                   6646 Clark Road              Paradise             CA       95969
1.14         MLML      Kmart Plaza                      1807 North Dixie Highway     Elizabethtown        KY       42701
1.15         MLML      Packard Plaza                    5656 South Packard Avenue    Cudahy               WI       53110
1.16         MLML      Northside Plaza                  1263 Cleveland Highway       Dalton               GA       30721
1.17         MLML      University Mall                  5933 US Highway 11           Canton               NY       13617
 2           MLML      Kenwood Towne Centre             7875 Montgomery Road         Cincinnati           OH       45236
 3       MLML/Eurohypo 60 State Street                  60 State Street              Boston               MA       02109
 4           MLML      Ashford Hotel Portfolio 2        Various                      Various            Various  Various
4.01         MLML      Courtyard Reagan Airport         2899 Jefferson Davis Highway Arlington            VA       22202
4.02         MLML      Radisson Indianapolis Downtown   31 West Ohio Street          Indianapolis         IN       46204
4.03         MLML      Embassy Suites Palm Beach        4350 PGA Boulevard           Palm Beach Gardens   FL       33410
4.04         MLML      Hilton St. Petersburg            333 First Street South       Saint Petersburg     FL       33701
4.05         MLML      Hilton Nassau - Houston          3000 Nasa Road One           Houston              TX       77058
 5           MLML      Ashford Hotel Portfolio 3        Various                      Various            Various  Various
5.01         MLML      Crowne Plaza Beverly Hills       1150 South Beverly Drive     Los Angeles          CA       90035
5.02         MLML      Radisson Fort Worth              815 Main Street              Fort Worth           TX       76102
5.03         MLML      SpringHill Suites Gaithersburg   9715 Washingtonian Boulevard Gaithersburg         MD       20878
5.04         MLML      Courtyard Fort Lauderdale        2000 North Commerce Parkway  Fort Lauderdale      FL       33326
5.05         MLML      SpringHill Suites Centreville    5920 Trinity Parkway         Centreville          VA       20120
 6            CRF      Lakewood Apartments              515 John Muir Drive          San Francisco        CA       94132
 7            CRF      Lightstone Portfolio             Various                      Various            Various  Various
7.01          CRF      25th Street Plaza                2463 Nazareth Road           Easton               PA       18042
7.02          CRF      Monroe Plaza                     51 North 3rd Avenue          Stroudsburg          PA       18360
7.03          CRF      New Smyrna Beach Shopping Center 1421 South Dixie Freeway     New Smryna Beach     FL       32816

FOOTNOTE                                                                                 23,33              1,23,31,32,33,34,81

                         NUMBER OF   PROPERTY      PROPERTY                  YEAR   TOTAL SF/UNITS/ UNIT OF
LOAN #   COUNTY         PROPERTIES     TYPE         SUBTYPE    YEAR BUILT RENOVATED    ROOMS/PADS   MEASURE      OCCUPANCY %
------   -------------- ---------- ----------- --------------- ---------- --------- --------------- ------- -------------------

 1       Various            17     Retail      Various           Various   Various        2,387,654      SF           96.9
1.01     Los Angeles         1     Retail      Shadow Anchored     1986     2004            119,161      SF           97.8
1.02     Harris              1     Retail      Anchored            1985     2004            222,705      SF           97.9
1.03     Franklin            1     Retail      Anchored            1988                     158,565      SF           95.7
1.04     Saginaw             1     Retail      Anchored            1986     2004            179,678      SF           88.5
1.05     Bucks               1     Retail      Anchored            1989                     145,356      SF           98.1
1.06     Harris              1     Retail      Anchored            1977     2000            111,355      SF           93.9
1.07     Erie                1     Retail      Anchored            1991                      93,144      SF          100.0
1.08     Taylor              1     Retail      Anchored            1989                     203,239      SF           99.3
1.09     Forsyth             1     Retail      Anchored            1995                      72,308      SF           94.8
1.10     Roanoke             1     Retail      Anchored            1989                     166,207      SF          100.0
1.11     Harris              1     Retail      Anchored            1985     2004            133,629      SF           98.4
1.12     Gwinnett            1     Retail      Anchored            1985     2004            173,152      SF          100.0
1.13     Butte               1     Retail      Anchored            1979     2003            198,484      SF           98.7
1.14     Hardin              1     Retail      Anchored            1989                     130,466      SF          100.0
1.15     Milwaukee           1     Retail      Anchored            1957     1999            125,247      SF           87.1
1.16     Whitfield           1     Retail      Anchored            1990     2004             73,931      SF           93.9
1.17     Saint Lawrence      1     Retail      Anchored            1967                      81,027      SF          100.0
 2       Hamilton            1     Retail      Anchored            1958     2005            867,504      SF           99.8
 3       Suffolk             1     Office      CBD                 1976                     823,014      SF           98.0
 4       Various             5     Hospitality Full Service      Various   Various            1,379   Rooms           70.8
4.01     Arlington           1     Hospitality Full Service        1990     2005                272   Rooms           76.6
4.02     Marion              1     Hospitality Full Service        1968     2005                371   Rooms           67.6
4.03     Palm Beach          1     Hospitality Full Service        1989                         160   Rooms           85.1
4.04     Pinellas            1     Hospitality Full Service        1971     2005                333   Rooms           65.3
4.05     Harris              1     Hospitality Full Service        1982     2004                243   Rooms           67.3
 5       Various             5     Hospitality Various           Various   Various            1,024   Rooms           72.1
5.01     Los Angeles         1     Hospitality Full Service        1972     2004                258   Rooms           89.9
5.02     Tarrant             1     Hospitality Full Service        1921     2005                294   Rooms           57.7
5.03     Montgomery          1     Hospitality Limited Service     2000                         162   Rooms           73.9
5.04     Broward             1     Hospitality Limited Service     2002                         174   Rooms           76.2
5.05     Fairfax             1     Hospitality Limited Service     2000                         136   Rooms           85.9
 6       San Francisco       1     Multifamily Mid-rise            1973     2002                721   Units           96.1
 7       Various            11     Retail      Various           Various   Various        1,352,832      SF           91.3
7.01     Northampton         1     Retail      Anchored            1960     1990            131,477      SF           95.5
7.02     Monroe              1     Retail      Anchored            1981     2004            130,569      SF          100.0
7.03     Volusia             1     Retail      Anchored            1963     2001            101,321      SF           89.0

                                          2,18,19,26,35,
                                           36,37,38,39,
FOOTNOTE            23,24,82                40,41,82        3,26                          3,26

                                                                                                                CUT-OFF DATE  LOAN
         OCCUPANCY  APPRAISED   APPRAISAL  CUT-OFF DATE   ORIGINAL   ORIGINAL BALANCE CUT-OFF DATE % OF INITIAL    BALANCE    GROUP
LOAN #      DATE     VALUE ($)     DATE       LTV (%)    BALANCE ($)    PER UNIT ($)   BALANCE ($) POOL BALANCE PER UNIT ($) 1 OR 2
-------- --------- ----------- ---------- -------------- ----------- ---------------- ------------ ------------ ------------ ------

 1       1/26/2006 235,895,000    Various      73.3      173,000,000          72       173,000,000     8.1             72      1
1.01     1/26/2006  31,400,000  3/31/2005                 23,028,042                    23,028,042     1.1                     1
1.02     1/26/2006  25,200,000  4/17/2005                 18,481,104                    18,481,104     0.9                     1
1.03     1/26/2006  23,575,000  3/31/2005                 17,289,366                    17,289,366     0.8                     1
1.04     1/26/2006  20,000,000  3/31/2005                 14,667,543                    14,667,543     0.7                     1
1.05     1/26/2006  18,000,000  3/31/2005                 13,200,788                    13,200,788     0.6                     1
1.06     1/26/2006  13,600,000  3/31/2005                  9,973,929                     9,973,929     0.5                     1
1.07     1/26/2006  12,700,000  3/31/2005                  9,313,890                     9,313,890     0.4                     1
1.08     1/26/2006  12,600,000  3/31/2005                  9,240,552                     9,240,552     0.4                     1
1.09     1/26/2006  11,230,000   4/7/2005                  8,235,825                     8,235,825     0.4                     1
1.10     1/26/2006  11,200,000  3/23/2005                  8,213,824                     8,213,824     0.4                     1
1.11     1/26/2006  10,600,000  3/31/2005                  7,773,798                     7,773,798     0.4                     1
1.12     1/26/2006  10,500,000  3/31/2005                  7,700,460                     7,700,460     0.4                     1
1.13     1/26/2006  10,040,000  3/31/2005                  7,363,106                     7,363,106     0.3                     1
1.14     1/26/2006   9,100,000  3/31/2005                  6,673,732                     6,673,732     0.3                     1
1.15     1/26/2006   6,500,000  3/31/2005                  4,766,951                     4,766,951     0.2                     1
1.16     1/26/2006   6,150,000  3/31/2005                  4,510,269                     4,510,269     0.2                     1
1.17     1/26/2006   3,500,000  4/15/2005                  2,566,820                     2,566,820     0.1                     1
 2       2/23/2006 400,000,000  11/1/2005      36.6      147,000,000         169       146,493,391     6.8            169      1
 3        2/1/2006 330,000,000  11/7/2005      39.4      130,000,000         158       130,000,000     6.1            158      1
 4       9/30/2005 158,100,000    Various      74.8      115,645,000      83,861       115,645,000     5.4         83,861      1
4.01     9/30/2005  44,400,000  3/29/2005                 32,477,154                    32,477,154     1.5                     1
4.02     9/30/2005  37,700,000   9/1/2005                 27,576,322                    27,576,322     1.3                     1
4.03     9/30/2005  26,400,000  8/29/2005                 19,310,740                    19,310,740     0.9                     1
4.04     9/30/2005  26,100,000   9/1/2005                 19,091,300                    19,091,300     0.9                     1
4.05     9/30/2005  23,500,000  8/31/2005                 17,189,485                    17,189,485     0.8                     1
 5       9/30/2005 124,710,000    Various      74.8       95,905,000      93,657        95,905,000     4.5         93,657      1
5.01     9/30/2005  42,700,000  8/31/2005                 32,837,331                    32,837,331     1.5                     1
5.02     9/30/2005  28,900,000  8/25/2005                 22,224,798                    22,224,798     1.0                     1
5.03     9/30/2005  20,910,000  3/24/2005                 16,080,295                    16,080,295     0.8                     1
5.04     9/30/2005  20,000,000  3/29/2005                 15,380,483                    15,380,483     0.7                     1
5.05     9/30/2005  12,200,000  3/30/2005                  9,382,094                     9,382,094     0.4                     1
 6        1/4/2006  92,000,000  9/23/2005      67.7       62,300,000      86,408        62,300,000     2.9         86,408      2
 7       2/17/2006  84,525,000    Various      70.0       59,350,000          44        59,165,938     2.8             44      1
7.01     2/17/2006  17,800,000 10/26/2005                 13,933,000                    13,889,790     0.6                     1
7.02     2/17/2006   8,000,000 10/17/2005                  7,975,000                     7,950,267     0.4                     1
7.03     2/17/2006   8,100,000 10/14/2005                  6,275,000                     6,255,539     0.3                     1

FOOTNOTE                   4        5        26      6       6                         7

           % of   % of                                      NET
           LOAN   LOAN   CROSSED RELATED  INTEREST ADMIN. MORTGAGE                 IO MONTHLY        IO ANNUAL    MONTHLY P&I DEBT
LOAN #   GROUP 1 GROUP 2   LOAN  BORROWER  RATE %   FEE %  RATE %  ACCRUAL TYPE DEBT SERVICE ($) DEBT SERVICE ($)    SERVICE ($)
-------- ------- ------- ------- -------- -------- ------ -------- ------------ ---------------- ---------------- ----------------

 1         9.1           No                 5.1500  0.021  5.1290  Actual/360         752,770.25     9,033,243.06
1.01       1.2
1.02       1.0
1.03       0.9
1.04       0.8
1.05       0.7
1.06       0.5
1.07       0.5
1.08       0.5
1.09       0.4
1.10       0.4
1.11       0.4
1.12       0.4
1.13       0.4
1.14       0.4
1.15       0.3
1.16       0.2
1.17       0.1
 2         7.7           No                5.25519  0.021  5.2342  Actual/360                                           812,039.18
 3         6.8           No                 5.5040  0.021  5.4830  Actual/360         604,548.14     7,254,577.78
 4         6.1           Yes (1) Yes (9)    5.5306  0.021  5.5096  Actual/360         540,391.15     6,484,693.79       712,276.34
4.01       1.7
4.02       1.5
4.03       1.0
4.04       1.0
4.05       0.9
 5         5.0           Yes (1) Yes (9)    5.5306  0.021  5.5096  Actual/360         448,149.19     5,377,790.29       590,694.48
5.01       1.7
5.02       1.2
5.03       0.8
5.04       0.8
5.05       0.5
 6                 26.0  No                 5.4200  0.021  5.3990  Actual/360         285,296.50     3,423,558.06       350,611.86
 7         3.1           No                 5.8230  0.021  5.8020  Actual/360                                           349,107.69
7.01       0.7
7.02       0.4
7.03       0.3

FOOTNOTE                                  8          8           26        8,9

         ANNUAL P&I DEBT                 FIRST                                               PAYMENT  GRACE
LOAN #     SERVICE ($)    NOTE DATE  PAYMENT DATE REM. TERM REM. AMORT I/O PERIOD SEASONING DUE DATE PERIOD LOAN #
-------- --------------- ----------- ------------ --------- ---------- ---------- --------- -------- ------ ------

 1                         8/10/2005   10/1/2005      78         0         84         6         1       0     1
1.01                                                                                                         1.01
1.02                                                                                                         1.02
1.03                                                                                                         1.03
1.04                                                                                                         1.04
1.05                                                                                                         1.05
1.06                                                                                                         1.06
1.07                                                                                                         1.07
1.08                                                                                                         1.08
1.09                                                                                                         1.09
1.10                                                                                                         1.10
1.11                                                                                                         1.11
1.12                                                                                                         1.12
1.13                                                                                                         1.13
1.14                                                                                                         1.14
1.15                                                                                                         1.15
1.16                                                                                                         1.16
1.17                                                                                                         1.17
 2          9,744,470.16  11/10/2005    1/1/2006      57       357          0         3         1       5     2
 3                         2/17/2006    4/1/2006      60         0         60         0         1       0     3
 4          8,547,316.08  12/20/2005    2/1/2006     119       300         54         2         1       0     4
4.01                                                                                                         4.01
4.02                                                                                                         4.02
4.03                                                                                                         4.03
4.04                                                                                                         4.04
4.05                                                                                                         4.05
 5          7,088,333.76  10/13/2005   12/1/2005     119       300         56         4         1       0     5
5.01                                                                                                         5.01
5.02                                                                                                         5.02
5.03                                                                                                         5.03
5.04                                                                                                         5.04
5.05                                                                                                         5.05
 6          4,207,342.32  12/29/2005    2/8/2006     118       360         36         2         8       0     6
 7          4,189,292.28   12/1/2005    1/8/2006     117       357          0         3         8       0     7
7.01                                                                                                         7.01
7.02                                                                                                         7.02
7.03                                                                                                         7.03

FOOTNOTE     26                          3,26      2,35,        8,10,11,27,28,29,30,84                                 42,43,45
                                                   40,82

                              FINAL
         MATURITY/          MATURITY MATURITY/ARD MATURITY           REMAINING                                       MOST RECENT
Loan #    ARD Date ARD Loan   Date    Balance ($)   LTV %  Prepayment Provision (Payments) 2003 NOI ($) 2004 NOI ($)   NOI ($)
-------- --------- -------- -------- ------------ -------- ------------------------------- ------------ ------------ -----------

  1      8/31/2012    No              173,000,000   73.3      LO(24),Def(50),O(4)            16,029,099   16,858,561  17,192,346
1.01                                   23,028,042                                             1,708,050    1,848,475   1,880,617
1.02                                   18,481,104                                             1,865,859    1,931,668   1,774,730
1.03                                   17,289,366                                             1,628,398    1,641,895   1,654,932
1.04                                   14,667,543                                               815,344    1,072,727   1,286,553
1.05                                   13,200,788                                             1,175,133    1,153,368   1,393,502
1.06                                    9,973,929                                               909,892      966,804   1,053,045
1.07                                    9,313,890                                               601,737      935,852     993,990
1.08                                    9,240,552                                               859,548      932,868     874,069
1.09                                    8,235,825                                               895,170      977,653     787,949
1.10                                    8,213,824                                               929,526      867,157     960,123
1.11                                    7,773,798                                               926,050      906,434     902,632
1.12                                    7,700,460                                             1,036,076      901,972     893,327
1.13                                    7,363,106                                               813,998      792,479     701,829
1.14                                    6,673,732                                               786,362      707,526     710,648
1.15                                    4,766,951                                               472,830      484,503     532,043
1.16                                    4,510,269                                               593,655      447,118     428,246
1.17                                    2,566,820                                                11,471      290,062     364,111
  2      12/1/2010    No              136,095,331   34.0      LO(24),Def(26),O(7)            19,403,879   21,248,522  21,821,697
  3       3/1/2011    No              130,000,000   39.4      LO(24),Def(32),O(4)            21,831,796   21,998,902
  4       2/1/2016    No              102,219,190   66.1      GRTR1%orYM(24),Def(93),O(2)    13,023,220   13,853,609  15,174,054
4.01                                   28,706,717                                             3,996,762    3,968,477   4,225,050
4.02                                   24,374,848                                             3,133,168    3,531,239   3,982,668
4.03                                   17,068,859                                             2,399,583    2,256,830   2,463,397
4.04                                   16,874,895                                             1,680,185    2,358,093   2,261,299
4.05                                   15,193,871                                             1,813,522    1,738,970   2,241,640
  5       2/1/2016    No               84,770,905   66.1      GRTR1%orYM(24),Def(93),O(2)     9,233,516   12,232,950  12,163,452
5.01                                   29,025,079                                             2,519,609    3,715,140   4,259,158
5.02                                   19,644,609                                             2,944,012    3,534,857   2,311,089
5.03                                   14,213,452                                             1,633,668    2,082,263   2,213,338
5.04                                   13,594,885                                             1,283,915    1,695,748   1,963,609
5.05                                    8,292,880                                               852,312    1,204,942   1,416,258
  6       1/8/2016    No               55,634,039   60.5      LO(24),Def(87),O(7)             5,320,271    5,150,776   4,985,119
  7      12/8/2015    No               50,062,918   59.2      LO(24),Def(89),O(4)             5,897,069    6,407,066   6,834,365
7.01                                   11,752,766                                             1,267,142    1,263,865   1,413,350
7.02                                    6,727,073                                               729,538      777,483     906,402
7.03                                    5,293,089                                               656,868      699,937     604,004
7.04                                    5,158,726                                               662,969      653,879     696,859
7.05                                    4,956,072                                               551,902      612,302     650,927
7.06                                    4,723,713                                               570,605      654,774     740,374
7.07                                    4,069,985                                               537,910      575,198     577,650

FOOTNOTE      42                                  23,25     23,26,44,   2,12,15,16,17,18,
                                                            45,46,47    19,26,44,45,46,47

                                                                                                                  UPFRONT
         MOST RECENT                                                         UW                                 ENGINEERING
LOAN #    NOI DATE   UW REVENUES UW EXPENSES    UW NOI ($)   UW NCF ($)    DSCR (X)         TITLE TYPE   PML %  RESERVE ($)
-------- ----------- ----------- -----------  ------------ ------------ ----------------- ------------- ------- -----------

  1      10/31/2005   23,806,467   6,139,990  17,666,478     16,313,597      1.81         Fee/Leasehold Various     134,952
1.01     10/31/2005    2,721,889     621,704   2,100,185      1,966,150                   Fee            13.00
1.02     10/31/2005    2,548,134     691,410   1,856,724      1,744,767                   Fee
1.03     10/31/2005    1,875,639     515,838   1,359,801      1,225,451                   Fee
1.04     10/31/2005    1,767,221     403,223   1,363,999      1,256,073                   Fee/Leasehold
1.05     10/31/2005    2,090,613     650,832   1,439,780      1,356,031                   Fee
1.06     10/31/2005    1,387,484     385,027   1,002,457        918,587                   Fee
1.07     10/31/2005    1,429,936     424,021   1,005,915        954,010                   Fee
1.08     10/31/2005    1,246,044     219,255   1,026,788        932,703                   Fee
1.09     10/31/2005    1,089,191     235,735     853,456        827,110                   Fee
1.10     10/31/2005    1,128,255     201,756     926,499        853,556                   Fee
1.11     10/31/2005    1,263,243     331,448     931,796        838,337                   Fee
1.12     10/31/2005    1,253,263     292,961     960,302        902,629                   Fee
1.13     10/31/2005    1,156,399     382,340     774,060        701,643                   Fee             3.00
1.14     10/31/2005      866,495     136,771     729,724        699,954                   Fee
1.15     10/31/2005      802,984     270,176     532,807        428,138                   Fee
1.16     10/31/2005      654,868     175,053     479,816        439,270                   Fee
1.17     10/31/2005      524,810     202,441     322,369        269,188                   Fee
  2       8/31/2005   32,453,251  10,237,559  22,215,692     21,216,422      2.18         Fee/Leasehold
  3                   40,713,329  18,534,198  22,179,131     20,952,175      2.89         Fee/Leasehold
  4       9/30/2005   50,734,576  35,551,353  15,183,224     13,153,840      1.57         Fee                        85,750
4.01      9/30/2005   11,357,896   7,058,592   4,299,304      3,844,988                   Fee
4.02      9/30/2005   12,791,610   8,882,833   3,908,777      3,397,112                   Fee
4.03      9/30/2005    6,862,752   4,227,666   2,635,086      2,360,576                   Fee
4.04      9/30/2005   11,019,261   8,918,899   2,100,362      1,659,592                   Fee
4.05      9/30/2005    8,703,058   6,463,363   2,239,695      1,891,572                   Fee
  5       9/30/2005   37,604,949  24,729,578  12,875,370     11,371,173      1.57         Fee/Leasehold Various      62,350
5.01      9/30/2005   11,378,587   7,093,416   4,285,171      3,830,028                   Fee            17.00
5.02      9/30/2005   11,868,000   8,933,000   2,935,000      2,460,280                   Fee/Leasehold
5.03      9/30/2005    5,018,665   2,796,818   2,221,847      2,021,100                   Fee
5.04      9/30/2005    5,383,091   3,381,915   2,001,175      1,785,852                   Fee
5.05      9/30/2005    3,956,606   2,524,429   1,432,177      1,273,913                   Fee
  6      11/30/2005    9,634,878   4,097,898   5,536,980      5,356,730      1.27         Fee            27.00      101,000
  7         Various    9,052,248   3,138,200   5,914,048      5,179,217      1.24         Fee/Leasehold           2,328,260
7.01      7/31/2005    1,903,165     596,169   1,306,996      1,188,567                   Fee
7.02      7/31/2005    1,034,222     289,599     744,623        687,091                   Fee
7.03      7/31/2005      874,397     256,713     617,684        530,658                   Fee
7.04      7/31/2005    1,030,148     379,059     651,089        569,034                   Fee
7.05      7/31/2005      805,560     227,038     578,522        505,269                   Leasehold
7.06      7/31/2005      988,248     420,340     567,908        477,039                   Fee
7.07      7/31/2005      764,877     270,652     494,225        433,457                   Fee

FOOTNOTE                              49                                           13,22,52,62,68,69      13,22     14,22,50,54,56,
                                                                                                                    59,61,66,67,72,
                                                                                                                     73,74,75,76

           UPFRONT    UPFRONT      UPFRONT     UPFRONT     UPFRONT     UPFRONT         MONTHLY           MONTHLY         MONTHLY
            CAPEX      ENVIR.       TI/LC       RE TAX       INS.       OTHER           CAPEX         CAPEX RESERVE       TI/LC
LOAN #   RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($)     RESERVE ($)          CAP ($)      RESERVE ($)
-------- ----------- ----------- ----------- ----------- ----------- ----------- -------------------- ------------- ---------------

 1                                    95,675   1,760,203     305,241         667               29,804
1.01
1.02
1.03
1.04
1.05
1.06
1.07
1.08
1.09
1.10
1.11
1.12
1.13
1.14
1.15
1.16
1.17

 4                      1,237                    562,526     407,820             4% of Gross Revenues
4.01
4.02
4.03
4.04
4.05
 5                      1,237                    135,697     345,389      42,925 4% of Gross Revenues
5.01
5.02
5.03
5.04
5.05
 6                                               259,524     198,918
 7                                               860,941      90,137      28,565               16,938                        73,398
7.01
7.02
7.03
7.04
7.05
7.06
7.07

FOOTNOTE  14,22,56,57,58   20,22,64     20,22    21,22,48,51,55,
                                                   60,65,70,71,
                                                   77,78,79,80

             MONTHLY       MONTHLY     MONTHLY        MONTHLY                                 LARGEST TENANT
              TI/LC         RE TAX      INS.           OTHER     SINGLE
LOAN #   RESERVE CAP ($) RESERVE ($) RESERVE ($)   RESERVE ($)   TENANT             TENANT NAME              UNIT SIZE
-------- --------------- ----------- ----------- --------------- ------- ----------------------------------- ---------

  1                          249,933      43,606             333 No
 1.01                                                            No      T.J. Maxx                              25,200
 1.02                                                            No      Kroger                                 63,954
 1.03                                                            No      Gregg Appliances                       30,000
 1.04                                                            No      Best Buy                               36,416
 1.05                                                            No      Pathmark                               58,690
 1.06                                                            No      24 Hour Fitness Center                 44,189
 1.07                                                            No      T.J. Maxx                              32,295
 1.08                                                            No      Wal-Mart                               65,930
 1.09                                                            No      Officemax                              23,500
 1.10                                                            No      Wal-Mart                              118,195
 1.11                                                            No      Palais Royal                           30,550
 1.12                                                            No      K Mart                                 84,146
 1.13                                                            No      K Mart                                 81,952
 1.14                                                            No      K Mart                                 91,266
 1.15                                                            No      Merchandise Outlet                     19,765
 1.16                                                            No      Bi-Lo Store                            44,475
 1.17                                                            No      Wisebuys                               40,000
  2                                                              No      Dillard's                             240,656
  3                                                              No      Wilmer Cutler Pickering Hale & Dorr   364,209
  4                          141,729      73,830                 No
 4.01                                                            No
 4.02                                                            No
 4.03                                                            No
 4.04                                                            No
 4.05                                                            No
  5                           66,021      28,780          14,585 No
 5.01                                                            No
 5.02                                                            No
 5.03                                                            No
 5.04                                                            No
 5.05                                                            No
  6                           55,847      49,730                 No
  7                           98,121      10,015           9,522 Various
 7.01                                                            No      Petco Animal Supplies                  15,400
 7.02                                                            No      The Furniture Outlet, Inc.             61,489
 7.03                                                            No      Theatre Management Inc.                35,280
 7.04                                                            No      PRRC Price Rite                        33,800
 7.05                                                            No      Belk Store Services                    44,000
 7.06                                                            No      Kmart                                 104,956
 7.07                                                            No      Kmart                                  94,500

FOOTNOTE
                                     2ND LARGEST TENANT                                 3RD LARGEST TENANT
                    --------------------------------------------------- ----------------------------------------------
            LEASE                                               LEASE
LOAN #   EXPIRATION             TENANT NAME        UNIT SIZE EXPIRATION            TENANT NAME               UNIT SIZE
-------- ---------- ------------------------------ --------- ---------- ------------------------------------ ---------

 1
1.01      1/31/2009 IHOP                               9,000  1/31/2016 USA Baby                                 8,737
1.02      1/31/2016 Hobby Lobby                       44,200  9/30/2010 Stein Mart                              36,000
1.03     11/30/2006 Old Navy                          18,000  8/31/2007 Michael's                               17,800
1.04      1/31/2016 Dunham's Sports                   32,206  3/31/2014 Bed Bath & Beyond                       31,519
1.05      3/31/2014 Big Lots                          24,720  1/31/2008 Namco Pool & Patio                      14,045
1.06      2/28/2015 Hancock Fabrics                   13,767 12/31/2008 Texas Urgent Care                        8,970
1.07      1/31/2009 A.C. Moore Arts & Crafts          22,916  8/31/2013 David's Bridal                           7,933
1.08      5/31/2009 Kroger                            51,505 10/31/2015 J.C. Penney                             22,204
1.09      9/30/2015 Michael's                         18,308  2/28/2006 Mattress Firm                           15,000
1.10      6/23/2009 Jo-Ann Fabrics                    12,600  1/31/2008 Rack Room Shoes                          6,000
1.11      1/31/2011 Big Lots                          29,665  1/31/2010 King Dollar                             12,000
1.12      7/31/2010 Hobby Lobby                       57,306  7/31/2014 Gwinnet Bone & Joint Spec. & MNJ         7,050
1.13      3/31/2009 Albertson's                       37,088   1/2/2009 Rite Aid                                36,800
1.14       2/9/2017 Staples                           29,000  4/30/2011 The UPS Store                            2,100
1.15     10/31/2007 Dunham's                          19,600  1/31/2008 Aldi's                                  16,800
1.16      4/24/2020 Family Dollar                     10,150 12/31/2010 Randstad                                 2,628
1.17      9/30/2010 Rexford's Hardware/Radio Shack    12,360  5/31/2008 Dollar General                           7,815
 2        1/31/2009 Macy's (Ground Lease)            213,401  9/10/2013 Parisian                               147,535
 3        6/30/2013 The Pioneer Group                179,237  3/31/2012 Hemenway & Barnes                       33,667

4.01
4.02
4.03
4.04
4.05

5.01
5.02
5.03
5.04
5.05

7.01      1/31/2009 CVS Pharmacy                      13,400 12/31/2010 Galaxy Theatres (Asn)                   11,980
7.02      7/31/2013 Village Supermarkets              45,000 10/31/2010 Eckerd                                  13,716
7.03     11/30/2010 Sears                              8,000 10/31/2008 People For A Drug Free Youth             7,178
7.04      7/31/2011 Klings Handyman Paint             20,000        MTM Eckerd                                  15,808
7.05      1/31/2009 Office Depot Inc.                 30,000  6/30/2008 Dollar General                          11,242
7.06     10/31/2009 Big Lots                          30,537  1/31/2008 Pro Fitness Club                        14,000
7.07      7/31/2009 Weis market                       40,107  8/31/2009 Dollar Tree                              7,200

FOOTNOTE

           LEASE       LOAN
LOAN #   EXPIRATION   PURPOSE   LOAN #
-------- ---------- ----------- ------

 1                  Acquisition    1
1.01     10/31/2009              1.01
1.02      11/6/2006              1.02
1.03      2/28/2008              1.03
1.04      1/31/2013              1.04
1.05      1/31/2007              1.05
1.06     11/30/2011              1.06
1.07      4/30/2014              1.07
1.08     11/30/2010              1.08
1.09     12/31/2009              1.09
1.10      3/31/2008              1.10
1.11      8/31/2009              1.11
1.12     10/31/2013              1.12
1.13      1/20/2024              1.13
1.14      4/30/2008              1.14
1.15      9/30/2007              1.15
1.16      3/31/2007              1.16
1.17      6/30/2008              1.17
 2       11/30/2008 Refinance      2
 3        1/31/2016 Refinance      3
 4                  Acquisition    4
4.01                             4.01
4.02                             4.02
4.03                             4.03
4.04                             4.04
4.05                             4.05
 5                  Acquisition    5
5.01                             5.01
5.02                             5.02
5.03                             5.03
5.04                             5.04
5.05                             5.05
 6                  Refinance      6
 7                  Refinance      7
7.01      8/30/2009              7.01
7.02     10/31/2007              7.02
7.03     12/31/2009              7.03
7.04      4/30/2009              7.04
7.05      5/31/2008              7.05
7.06     11/30/2008              7.06
7.07     11/30/2007              7.07

FOOTNOTE                                83                                          85

LOAN #   ORIGINATOR               PROPERTY NAME                                  STREET ADDRESS                     CITY
-------- ---------- ------------------------------------------- ---------------------------------------------- ---------------

 7.04       CRF     Mountainville Shopping Center               1604 South 4th Street                          Allentown
 7.05       CRF     Martintown Plaza                            415 East Marintown Road                        North Augusta
 7.06       CRF     Birney Mall                                 3409 Birney Avenue                             Moosic
 7.07       CRF     Shillington Plaza                           1 Parkside Avenue                              Reading
 7.08       CRF     Cloud Springs Plaza                         1800 Lafayette Road                            Fort Oglethorpe
 7.09       CRF     Home Depot                                  3489 Ross Clark Circle                         Dothan
 7.10       CRF     Dunmore Plaza                               1400 Monroe Avenue                             Dunmore
 7.11       CRF     Kings Fairground Plaza                      101 Piney Forest Road                          Danville
  8         CRF     CNL-Cirrus MOB Portfolio II                 Various                                        Various
 8.01       CRF     Ballas Medical Plaza                        450 North New Ballas Road                      Creve Coeur
 8.02       CRF     North Texas Hospital                        2801 Mayhill Road                              Denton
 8.03       CRF     Osborn Medical Plaza                        3320 and 3330 North 2nd Street                 Phoenix
 8.04       CRF     Baylor Health Center at Lake Ridge          4927 Lake Ridge Parkway                        Grand Prairie
 8.05       CRF     Midlothian Healthcare Center                1441 South Midlothian Parkway                  Midlothian
 8.06       CRF     DeTar Health Center                         4204 North Laurent Street                      Victoria
  9         MLML    Sprint Data Center                          1350 Duane Avenue                              Santa Clara
  10        CRF     Prince Georges Center II                    3700 East West Highway                         Hyattsville
  11        CRF     Inglewood Park                              Various                                        Largo
11.01       CRF     Inglewood 2                                 1801 McCormick Drive                           Largo
11.02       CRF     Inglewood 1                                 9200 Basil Court                               Largo
11.03       CRF     Inglewood 6                                 1220 Caraway Court                             Largo
11.04       CRF     Inglewood 5                                 1441 McCormick Drive                           Largo
11.05       CRF     Inglewood 4                                 1601 McCormick Drive                           Largo
11.06       CRF     Inglewood 7                                 1221 Caraway Court                             Largo
11.07       CRF     Inglewood 3                                 9301 Peppercorn Place                          Largo
  12        MLML    East Thunderbird Square                     13802 North Scottsdale Road                    Scottsdale
  13        CRF     Ashford Center & Peachtree Ridge            Various                                        Various
13.01       CRF     Ashford Center                              100 Ashford Center North                       Atlanta
13.02       CRF     Peachtree Ridge                             3500 Parkway Lane                              Norcross
  14        CRF     Clinton Square                              75 South Clinton Avenue                        Rochester
  15        CRF     Chastain Center                             60, 100, 200, 300, 400 and 500 Chastain Center
                                                                Boulevard                                      Kennesaw
  16        MLML    South Virginia Plaza                        6675 South Virginia Street                     Reno
  17        MLML    Airport Square                              2000 Harvard Avenue                            Reno
  18        CRF     Colonial Mall Glynn Place                   100 Mall Boulevard                             Brunswick
  19        CRF     Lullwater at Bass Apartments                1644 Bass Road                                 Macon
  20        CRF     U Stor It Self Storage Portfolio            Various                                        Various
20.01       CRF     2740 West 79th Street                       2740 West 79th Street                          Chicago
20.02       CRF     1344 West 105th Street                      1344 West 105th Street                         Chicago
20.03       CRF     1001 East 87th Street                       1001 East 87th Street                          Chicago
20.04       CRF     1798 and 1800 Busse Highway                 1798 and 1800 Busse Highway                    Des Plaines

FOOTNOTE                                                                                                   23,33

                                           NUMBER OF   PROPERTY      PROPERTY                  YEAR    TOTAL SF/UNITS/
LOAN #   STATE   ZIP CODE     COUNTY      PROPERTIES    TYPE          SUBTYPE     YEAR BUILT RENOVATED   ROOMS/PADS
-------- -----   -------- --------------- ---------- ------------ --------------- ---------- --------- ---------------

 7.04       PA      18103 Lehigh              1      Retail       Anchored           1970                      118,847
 7.05       SC      29841 Aiken               1      Retail       Anchored           1975                      144,172
 7.06       PA      18507 Lackawanna          1      Retail       Anchored           1981                      193,899
 7.07       PA      19607 Berks               1      Retail       Anchored           1970      2000            150,742
 7.08       GA      30742 Catoosa             1      Retail       Anchored           1975                      113,367
 7.09       AL      36303 Houston             1      Retail       Single Tenant      1968      2005            104,523
 7.10       PA      18509 Lackawanna          1      Retail       Anchored           1976                       45,380
 7.11       VA      24540 Pittsylvania        1      Retail       Anchored           1965                      118,535
   8     Various  Various Various             6      Various      Various          Various    Various          323,013
 8.01       MO      63141 St. Louis           1      Office       Medical            1984                      102,868
 8.02       TX      76208 Denton              1      Other        Surgical Center    2005                       59,980
 8.03       AZ      85012 Maricopa            1      Office       Medical            1985                       64,085
 8.04       TX      75050 Tarrant             1      Office       Medical            2005                       36,061
 8.05       TX      76065 Ellis               1      Office       Medical            2004                       35,189
 8.06       TX      77901 Victoria            1      Office       Medical            1980      1996             24,830
   9        CA      95054 Santa Clara         1      Industrial   Other              2001                      160,000
  10        MD      20782 Prince George's     1      Office       Suburban           1968      2002            394,578
  11        MD      20774 Prince George's     7      Various      Various          Various                     536,197
11.01       MD      20774 Prince George's     1      Office       Suburban           1986                      113,709
11.02       MD      20774 Prince George's     1      Office       Suburban           1982                      103,936
11.03       MD      20774 Prince George's     1      Industrial   Flex               1987                       76,013
11.04       MD      20774 Prince George's     1      Industrial   Flex               1985                       50,606
11.05       MD      20774 Prince George's     1      Industrial   Flex               1983                       62,102
11.06       MD      20774 Prince George's     1      Industrial   Flex               1987                       78,164
11.07       MD      20774 Prince George's     1      Industrial   Flex               1982                       51,667
  12        AZ      85254 Maricopa            1      Retail       Unanchored         1985                      162,041
  13        GA    Various Various             2      Office       Suburban         Various    Various          313,369
 13.01      GA      30338 DeKalb              1      Office       Suburban           1987                      154,113
 13.02      GA      30092 Gwinnett            1      Office       Suburban           1986      2005            159,256
  14        NY      14604 Monroe              1      Office       CBD                1990      2003            305,371
  15        GA      30144 Cobb                1      Office       Suburban           1987                      303,451
  16        NV      89511 Washoe              1      Retail       Anchored           2005                      131,250
  17        NV      89502 Washoe              1      Retail       Anchored           1988                      170,796
  18        GA      31525 Glynn               1      Retail       Anchored           1984      2002            282,182
  19        GA      31210 Bibb                1      Multifamily  Garden             2004                          316
  20        IL    Various Cook                4      Self Storage Self Storage     Various    Various          250,696
20.01       IL      60652 Cook                1      Self Storage Self Storage       1953                       74,347
20.02       IL      60643 Cook                1      Self Storage Self Storage       2003                       67,724
20.03       IL      60619 Cook                1      Self Storage Self Storage       1940      2003             51,789
20.04       IL      60016 Cook                1      Self Storage Self Storage       1949                       56,836

                                                               2,18,19,26,
                 1,23,31,32,                                  35,36,37,38,
FOOTNOTE           33,34,81              23,24,82              39,40,41,82     3,26                     3,26

                                                                                         ORIGINAL
         UNIT OF              OCCUPANCY  APPRAISED  APPRAISAL CUT-OFF DATE   ORIGINAL     BALANCE   CUT-OFF DATE % OF INITIAL
LOAN #   MEASURE OCCUPANCY %    DATE     VALUE ($)    DATE       LTV (%)   BALANCE ($) PER UNIT ($)  BALANCE ($) POOL BALANCE
-------- ------- ----------- ---------- ---------- ---------- ------------ ----------- ------------ ------------ ------------

 7.04         SF     98.7     2/17/2006  8,700,000 10/26/2005                6,115,712                 6,096,745      0.3
 7.05         SF     93.2     2/17/2006  7,125,000 10/17/2005                5,875,464                 5,857,242      0.3
 7.06         SF     93.6     2/17/2006 11,700,000 10/17/2005                5,600,000                 5,582,633      0.3
 7.07         SF    100.0     2/17/2006  7,200,000 10/27/2005                4,825,000                 4,810,036      0.2
 7.08         SF     98.2     2/17/2006  4,100,000 10/21/2005                3,485,000                 3,474,192      0.2
 7.09         SF    100.0     2/17/2006  6,700,000  11/1/2005                3,243,506                 3,233,447      0.2
 7.10         SF     95.8     2/17/2006  2,200,000 10/17/2005                1,424,709                 1,420,291      0.1
 7.11         SF     39.0     2/17/2006  2,900,000 10/26/2005                  597,609                   595,756      0.0
   8          SF     90.8     1/31/2006 75,450,000    Various      74.7     56,330,000      174       56,330,000      2.6
 8.01         SF     91.9     1/31/2006 25,000,000   1/5/2006               19,670,000                19,670,000      0.9
 8.02         SF    100.0     1/31/2006 24,000,000  12/5/2005               15,730,000                15,730,000      0.7
 8.03         SF     84.2     1/31/2006 10,300,000 12/16/2005                7,865,000                 7,865,000      0.4
 8.04         SF     78.9     1/31/2006  6,490,000  12/5/2005                5,135,000                 5,135,000      0.2
 8.05         SF     89.1     1/31/2006  6,790,000  12/5/2005                5,135,000                 5,135,000      0.2
 8.06         SF    100.0     1/31/2006  2,870,000   1/6/2006                2,795,000                 2,795,000      0.1
   9          SF    100.0     2/21/2006 98,000,000  8/17/2005      53.9     52,800,000      330       52,800,000      2.5
  10          SF    100.0    11/16/2005 66,000,000 10/12/2005      65.7     43,500,000      110       43,360,868      2.0
  11          SF     67.1     1/24/2006 67,200,000 10/11/2005      56.7     43,300,000      81        43,300,000      2.0
11.01         SF     34.0     1/24/2006 16,170,000 10/11/2005               10,425,000                10,425,000      0.5
11.02         SF     84.2     1/24/2006 15,800,000 10/11/2005               10,285,000                10,285,000      0.5
11.03         SF    100.0     1/24/2006  9,100,000 10/11/2005                5,850,000                 5,850,000      0.3
11.04         SF     51.9     1/24/2006  7,080,000 10/11/2005                4,560,000                 4,560,000      0.2
11.05         SF     66.4     1/24/2006  5,400,000 10/11/2005                4,300,000                 4,300,000      0.2
11.06         SF     49.3     1/24/2006  8,100,000 10/11/2005                4,300,000                 4,300,000      0.2
11.07         SF    100.0     1/24/2006  5,550,000 10/11/2005                3,580,000                 3,580,000      0.2
  12          SF     79.4    11/22/2005 48,260,000 10/20/2005      69.2     33,400,000      206       33,400,000      1.6
  13          SF     91.5       Various 42,100,000    Various      73.4     30,915,000      99        30,915,000      1.4
13.01         SF     91.8     1/18/2006 21,100,000 11/22/2005               15,494,216                15,494,216      0.7
13.02         SF     91.2      3/1/2006 21,000,000 11/18/2005               15,420,784                15,420,784      0.7
  14          SF     83.0      8/1/2005 37,300,000  8/26/2005      80.4     30,000,000      98        30,000,000      1.4
  15          SF     86.9     1/19/2006 38,000,000 11/10/2005      74.7     28,399,000      94        28,399,000      1.3
  16          SF     99.2    11/22/2005 33,500,000 10/11/2005      77.6     26,000,000      198       26,000,000      1.2
  17          SF     95.5      2/1/2006 36,250,000 11/18/2005      66.2     24,000,000      141       24,000,000      1.1
  18          SF     85.2     2/13/2006 32,000,000  8/23/2005      71.5     23,000,000      82        22,888,004      1.1
  19       Units     95.6    12/19/2005 27,300,000   3/4/2006      79.7     21,750,000    68,829      21,750,000      1.0
  20          SF     79.4     10/1/2005 29,300,000 10/13/2008      72.6     21,270,000      85        21,270,000      1.0
20.01         SF     77.3     10/1/2005 10,700,000 10/13/2008                8,030,000                 8,030,000      0.4
20.02         SF     74.9     10/1/2005  7,800,000 10/13/2008                5,220,000                 5,220,000      0.2
20.03         SF     80.3     10/1/2005  5,600,000 10/13/2008                4,120,000                 4,120,000      0.2
20.04         SF     86.7     10/1/2005  5,200,000 10/13/2008                3,900,000                 3,900,000      0.2

FOOTNOTE                                        4        5       26       6      6                        7

         CUT-OFF DATE  LOAN   % OF     % OF                                     NET
            BALANCE    GROUP   LOAN    LOAN  CROSSED  RELATED INTEREST ADMIN. MORTGAGE   ACCRUAL     IO MONTHLY        IO ANNUAL
LOAN #   PER UNIT ($) 1 OR 2 GROUP 1 GROUP 2   LOAN  BORROWER  RATE %   FEE %  RATE %     TYPE    DEBT SERVICE ($) DEBT SERVICE ($)
-------- ------------ ------ ------- ------- ------- -------- -------- ------ -------- ---------- ---------------- ----------------

 7.04                    1     0.3
 7.05                    1     0.3
 7.06                    1     0.3
 7.07                    1     0.3
 7.08                    1     0.2
 7.09                    1     0.2
 7.10                    1     0.1
 7.11                    1     0.0
   8         174         1     3.0           No                 5.5890  0.021   5.5680 Actual/360       266,000.82     3,192,009.86
 8.01                    1     1.0
 8.02                    1     0.8
 8.03                    1     0.4
 8.04                    1     0.3
 8.05                    1     0.3
 8.06                    1     0.1
   9         330         1     2.8           No                 5.4230  0.021   5.4020 30/360           238,612.00     2,863,344.00
  10         110         1     2.3           No                 5.6600  0.021   5.6390 Actual/360
  11          81         1     2.3           No                 5.9700  0.021   5.9490 Actual/360       218,409.41     2,620,912.92
11.01                    1     0.5
11.02                    1     0.5
11.03                    1     0.3
11.04                    1     0.2
11.05                    1     0.2
11.06                    1     0.2
11.07                    1     0.2
  12         206         1     1.8           No                 5.2430  0.021   5.2220 Actual/360       147,956.97     1,775,483.69
  13          99         1     1.6           No       Yes (1)   5.6800  0.021   5.6590 Actual/360       148,363.38     1,780,360.50
13.01                    1     0.8
13.02                    1     0.8
  14          98         1     1.6           No                 5.9500  0.021   5.9290 Actual/360       150,815.97     1,809,791.67
  15          94         1     1.5           No       Yes (1)   5.6700  0.021   5.6490 Actual/360       136,048.96     1,632,587.51
  16         198         1     1.4           No                 5.3550  0.021   5.3340 Actual/360       117,636.46     1,411,637.50
  17         141         1     1.3           No                 5.5000  0.021   5.4790 Actual/360       111,527.78     1,338,333.33
  18          81         1     1.2           No                 5.2524  0.021   5.2314 Actual/360
  19        68,829       2             9.1   No                 5.2300  0.021   5.2090 Actual/360        96,110.33     1,153,323.96
  20          85         1     1.1           No                 5.7600  0.021   5.7390 Actual/360       103,514.00     1,242,168.00
20.01                    1     0.4
20.02                    1     0.3
20.03                    1     0.2
20.04                    1     0.2

FOOTNOTE                                                   8          8         26         8,9

         MONTHLY P&I DEBT ANNUAL P&I Debt                FIRST                                               PAYMENT  GRACE
LOAN #      SERVICE ($)     SERVICE ($)    NOTE DATE PAYMENT DATE REM. TERM REM. AMORT I/O PERIOD SEASONING DUE DATE PERIOD LOAN #
-------- ---------------- --------------- ---------- ------------ --------- ---------- ---------- --------- -------- ------ ------

 7.04                                                                                                                         7.04
 7.05                                                                                                                         7.05
 7.06                                                                                                                         7.06
 7.07                                                                                                                         7.07
 7.08                                                                                                                         7.08
 7.09                                                                                                                         7.09
 7.10                                                                                                                         7.1
 7.11                                                                                                                         7.11
   8           322,988.07    3,875,856.88  1/31/2006     3/8/2006    119        360        60         1         8       0      8
 8.01                                                                                                                         8.01
 8.02                                                                                                                         8.02
 8.03                                                                                                                         8.03
 8.04                                                                                                                         8.04
 8.05                                                                                                                         8.05
 8.06                                                                                                                         8.06
   9                                        9/7/2005    11/1/2005     79          0        84         5         1       5      9
  10           251,372.62    3,016,471.44 11/30/2005     1/8/2006    117        357         0         3         8       0      10
  11           258,770.82    3,105,249.84 11/14/2005     1/8/2006    117        360        24         3         8       0      11
11.01                                                                                                                        11.01
11.02                                                                                                                        11.02
11.03                                                                                                                        11.03
11.04                                                                                                                        11.04
11.05                                                                                                                        11.05
11.06                                                                                                                        11.06
11.07                                                                                                                        11.07
  12           184,291.25    2,211,495.00 12/15/2005     2/1/2006    118        360        60         2         1       5      12
  13           179,039.16    2,148,469.92 12/22/2005     2/8/2006    118        360        36         2         8       0      13
13.01                                                                                                                        13.01
13.02                                                                                                                        13.02
  14           178,901.91    2,146,822.92  11/3/2005    12/8/2005    116        360        36         4         8       0      14
  15           164,288.42    1,971,461.04   2/1/2006     3/8/2006    119        360        60         1         8       0      15
  16           145,268.51    1,743,222.12  12/5/2005     2/1/2006    118        360        60         2         1       5      16
  17           136,269.36    1,635,232.32   2/3/2006     4/1/2006    120        360        60         0         1       5      17
  18           137,859.54    1,654,314.48 11/23/2005     1/8/2006     57        297         0         3         8       0      18
  19           119,835.02    1,438,020.24  9/14/2005    11/8/2005    115        360        24         5         8       0      19
  20           127,635.84    1,531,630.08 12/19/2005     2/8/2006     58        336        24         2         8       0      20
20.01                                                                                                                        20.01
20.02                                                                                                                        20.02
20.03                                                                                                                        20.03
20.04                                                                                                                        20.04

                                                     2,35,
FOOTNOTE     26                            3,26      40,82      8,10,11,27,28,29,30,84                                  42,43,45

                              FINAL
         MATURITY/           MATURITY MATURITY/ARD MATURITY            REMAINING                                      MOST RECENT
LOAN #    ARD DATE ARD LOAN    DATE    BALANCE ($)   LTV %  PREPAYMENT PROVISION (PAYMENTS) 2003 NOI ($) 2004 NOI ($)   NOI ($)
-------- --------- -------- --------- ------------ -------- ------------------------------- ------------ ------------ -----------

 7.04                                    5,158,726                                               662,969      653,879     696,859
 7.05                                    4,956,072                                               551,902      612,302     650,927
 7.06                                    4,723,713                                               570,605      654,774     740,374
 7.07                                    4,069,985                                               537,910      575,198     577,650
 7.08                                    2,939,668                                               472,279      401,141     423,999
 7.09                                    2,735,963                                                            332,729     326,968
  7.1                                    1,201,771                                               204,670      165,237     195,444
 7.11                                      504,095                                               243,186      270,521     298,388
   8      2/8/2016    No                52,393,840    69.4  LO(24),Def(91),O(4)
 8.01                                   18,295,523
 8.02                                   14,630,838
 8.03                                    7,315,419
 8.04                                    4,776,183
 8.05                                    4,776,183
 8.06                                    2,599,694
   9     10/1/2012    Yes   10/1/2035   52,800,000    53.9  LO(42),GRTR1%orYM(35),O(2)         6,585,492
  10     12/8/2015    No                36,512,757    55.3  LO(24),Def(89),O(4)                5,360,877    4,658,640   4,308,412
  11     12/8/2015    No                38,350,123    49.3  LO(24),Def(89),O(4)                             5,727,734   5,301,808
11.01                                    9,233,257                                                          2,047,386   1,824,809
11.02                                    9,109,261                                                            911,130     994,517
11.03                                    5,181,252                                                            687,998     720,530
11.04                                    4,038,720                                                            245,301     253,315
11.05                                    3,808,442                                                            683,229     718,997
11.06                                    3,808,442                                                            816,800     529,977
11.07                                    3,170,749                                                            335,890     259,663
  12      1/1/2016    No                30,913,435    64.1  LO(24),Def(90),O(4)                1,843,275    1,846,483   2,022,677
  13      1/8/2016    No                27,754,147    65.9  LO(24),Def(88),O(6)                2,727,812    2,137,314   2,415,721
13.01                                   13,910,036                                             1,185,291    1,126,159   1,201,139
13.02                                   13,844,111                                             1,542,521    1,011,155   1,214,582
  14     11/8/2015    No                27,077,461    72.6  LO(24),Def(88),O(4)                4,041,295    3,983,703   3,185,103
  15      2/8/2016    No                26,444,443    69.6  LO(24),Def(89),O(6)                3,621,087    3,700,766   3,024,576
  16      1/1/2016    No                24,103,623    72.0  LO(24),Def(90),O(4)
  17      3/1/2016    No                22,301,852    61.5  LO(24),GRTR1%orYM(92),O(4)         2,244,747    2,015,783   2,123,926
  18     12/8/2010    No                20,549,147    64.2  LO(24),Def(29),O(4)                2,312,099    2,208,345   2,607,552
  19     10/8/2015    No                18,928,975    69.3  LO(24),Def(87),O(4)                                83,125     673,505
  20      1/8/2011    No                20,326,777    69.4  (See Footnote # 84)                             1,384,825   1,675,964
20.01                                    7,673,908                                                            776,804     754,224
20.02                                    4,988,518                                                            168,252     303,383
20.03                                    3,937,298                                                            103,121     238,998
20.04                                    3,727,054                                                            336,648     379,359

                                                                   2,12,15,
                                                                    16,17,
                                                                    18,19,
                                                         23,26,44,  26,44,
FOOTNOTE     42                                 23,25    45,46,47  45,46,47

                                                                                                  UPFRONT     UPFRONT     UPFRONT
         MOST RECENT                                                  UW                        ENGINEERING    CAPEX      ENVIR.
LOAN #    NOI DATE   UW REVENUES UW EXPENSES UW NOI ($) UW NCF ($) DSCR (X)   TITLE TYPE  PML % RESERVE ($) RESERVE ($) RESERVE ($)
-------- ----------- ----------- ----------- ---------- ---------- -------- ------------- ----- ----------- ----------- -----------

 7.04      7/31/2005   1,030,148     379,059    651,089    569,034          Fee
 7.05      7/31/2005     805,560     227,038    578,522    505,269          Leasehold
 7.06      7/31/2005     988,248     420,340    567,908    477,039          Fee
 7.07      7/31/2005     764,877     270,652    494,225    433,457          Fee
 7.08      7/31/2005     595,010     183,496    411,514    333,154          Fee
 7.09      9/30/2005     466,088     183,455    282,633    282,633          Fee/Leasehold
 7.1       7/31/2005     331,482     185,637    145,845    121,903          Fee
 7.11      7/31/2005     259,051     146,042    113,009     50,412          Leasehold
  8                    9,260,003   3,294,299  5,965,704  5,348,164   1.38   Fee
 8.01                  3,540,164   1,396,679  2,143,485  1,851,296          Fee
 8.02                  2,407,295     472,482  1,934,813  1,851,794          Fee
 8.03                  1,409,873     623,270    786,603    680,745          Fee
 8.04                    684,964     389,278    295,686    245,260          Fee
 8.05                    841,064     341,356    499,708    444,089          Fee
 8.06                    376,643      71,234    305,409    274,980          Fee
  9                    8,308,682   1,673,727  6,634,955  6,286,310   2.20   Fee           10.00
  10       7/31/2005   9,026,631   4,873,265  4,153,366  3,736,484   1.24   Fee
  11       8/31/2005   8,192,468   2,772,883  5,419,585  4,879,175   1.57   Fee                                              10,000
11.01      8/31/2005   2,140,818     856,698  1,284,120  1,151,893          Fee
11.02      8/31/2005   1,961,085     861,080  1,100,005    980,009          Fee
11.03      8/31/2005     880,660     281,779    598,881    530,969          Fee
11.04      8/31/2005     758,333     147,490    610,843    564,295          Fee
11.05      8/31/2005     829,173     195,896    633,277    576,155          Fee
11.06      8/31/2005   1,116,382     286,989    829,393    757,600          Fee
11.07      8/31/2005     506,017     142,951    363,066    318,254          Fee
  12       9/30/2005   3,448,543     949,942  2,498,602  2,380,232   1.29   Fee
  13      11/30/2005   5,122,378   2,348,596  2,773,782  2,598,223   1.21   Fee                                 627,000
13.01     11/30/2005   2,579,683   1,188,914  1,390,769  1,307,236          Fee
13.02     11/30/2005   2,542,695   1,159,682  1,383,013  1,290,987          Fee
  14       7/31/2005   6,570,906   3,339,659  3,231,247  2,840,159   1.32   Fee
  15      10/31/2005   4,075,499   1,407,544  2,667,955  2,517,692   1.28   Fee                               1,000,000
  16                   2,810,585     630,732  2,179,852  2,094,540   1.20   Fee           12.00
  17      10/31/2005   2,912,033     644,481  2,267,552  2,132,346   1.30   Fee           14.00
  18       9/30/2005   4,308,931   1,870,429  2,438,502  2,128,407   1.29   Fee                               2,214,733
  19       6/30/2005   3,216,756   1,235,201  1,981,555  1,918,355   1.33   Fee
  20      10/31/2005   3,606,093   1,551,177  2,054,916  2,005,947   1.31   Fee
20.01     10/31/2005   1,280,330     510,878    769,452    748,577          Fee
20.02     10/31/2005     866,585     394,453    472,132    461,355          Fee
20.03     10/31/2005     741,912     313,160    428,752    420,511          Fee
20.04     10/31/2005     717,266     332,686    384,580    375,504          Fee

                                                                                      14,22,50,
                                                                                       54,56,
                                                                                      59,61,66,
                                                          13,22,52,                   67,72,73,
FOOTNOTE      49                                           62,68,69        13,22       74,75,76   14,22,56,57,58   20,22,64

           UPFRONT     UPFRONT     UPFRONT     UPFRONT     MONTHLY       MONTHLY       MONTHLY       MONTHLY       MONTHLY
            TI/LC       RE TAX       INS.       OTHER       CAPEX         CAPEX         TI/LC         TI/LC         RE TAX
LOAN #   RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE CAP ($) RESERVE ($) RESERVE CAP ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ----------- --------------- ----------- --------------- -----------

 7.04
 7.05
 7.06
 7.07
 7.08
 7.09
 7.1
 7.11
  8                      556,911                                                                                     117,390
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
  9                                                            3,333          40,000
  10                     340,025                               6,576                                                  85,006
  11                     193,333      61,660   5,350,000       7,038                      33,959                      48,333
11.01
11.02
11.03
11.04
11.05
11.06
11.07
  12                     117,668       2,242      38,409       2,685                                                  29,417
  13       3,325,000      78,690       7,199   1,364,411                                  13,065                      39,345
13.01
13.02
  14                     688,478      64,535                   6,362                      22,809                     114,656
  15       2,120,000      95,563       7,240                   6,322                      25,288                      23,891
  16       1,662,524      25,548      18,801                   1,641          59,076                                  12,774
  17                                           1,300,000       2,135                       8,333         100,000      18,047
  18                      42,149      17,324                   5,665                      20,197                      21,074
  19                     352,146       7,543                   6,583         150,000                                  27,088
  20                     160,980       2,403                   4,019         144,687                                  36,587
20.01
20.02
20.03
20.04

                      21,22,48,
                      51,55,60,
                      65,70,71,
FOOTNOTE    20,22    77,78,79,80

                                                                         LARGEST TENANT
           MONTHLY     MONTHLY           -----------------------------------------------------------------------
             INS.       OTHER     SINGLE                                                                 LEASE
LOAN #   RESERVE ($) RESERVE ($)  TENANT                    TENANT NAME                     UNIT SIZE EXPIRATION
-------- ----------- ----------- ------- -------------------------------------------------- --------- ----------

 7.04                            No      PRRC Price Rite                                       33,800  7/31/2011
 7.05                            No      Belk Store Services                                   44,000  1/31/2009
 7.06                            No      Kmart                                                104,956 10/31/2009
 7.07                            No      Kmart                                                 94,500  7/31/2009
 7.08                            No      Big Lots Inc.                                         30,000 10/31/2010
 7.09                            Yes     Home Depot                                           104,523  2/28/2023
 7.1                             No      Price Chopper                                         26,475 11/30/2010
 7.11                            No      Tractor Supply Co.                                    30,975 11/30/2008
  8                              No
 8.01                            No      Healthsouth Ballas Outpatient Surgery Center, L.P.    34,439  2/28/2012
 8.02                            Yes     North Texas Hospital                                  59,980  2/28/2030
 8.03                            No      Osborne Ambulatory Surgical Center                    15,042 11/30/2008
 8.04                            No      Baylor Medical Center at Irving                       20,000 11/30/2017
 8.05                            No      HealthTexas Provider Network                          19,100  2/28/2015
 8.06                            Yes     DeTar Hospital                                        24,830  2/28/2013
  9                              Yes     Sprint Communications Company L.P.                   160,000  9/30/2014
  10                             Yes     USA GS                                               392,578  9/30/2012
  11           8,809             Various
11.01                            No      Prince George's County MD                             10,698  8/31/2012
11.02                            No      Ingenium Corporation                                  13,521  2/29/2008
11.03                            No      LineMark Printing, Inc.                               36,385 11/30/2008
11.04                            No      Multimax, Inc.                                        15,249  4/30/2006
11.05                            No      Prince George's County MD                             41,244  6/30/2007
11.06                            No      Rx Solutions International, Inc.                      16,118  7/31/2010
11.07                            Yes     Inphonic, Inc.                                        51,667  9/30/2009
  12           2,242             No      Smart & Final                                         27,827  9/30/2018
  13           7,199             No
13.01                            No      Ihealth Technologies                                  23,968  4/30/2011
13.02                            No      Differential Solutions                                24,530 12/31/2010
  14           5,867      34,992 No      Nixon Peabody (9-14)                                 120,910  7/31/2010
  15           3,620             No      BellSouth Telecommunications, Inc.                   115,567  7/31/2012
  16           3,760             No      Linen N Things                                        28,000  6/23/2015
  17           2,498             No      PetsMart                                              34,690  3/31/2007
  18           8,662             No      Steve & Barry's                                       86,579  1/31/2012
  19           7,543             No
  20           2,403             No
20.01                            No
20.02                            No
20.03                            No
20.04                            No

FOOTNOTE
                                2ND LARGEST TENANT                                        3RD LARGEST TENANT
         -------------------------------------------------------- ----------------------------------------------------------------
                                                          LEASE                                                            LEASE
LOAN #               TENANT NAME             UNIT SIZE EXPIRATION               TENANT NAME                   UNIT SIZE EXPIRATION
-------- ----------------------------------- --------- ---------- ------------------------------------------- --------- ----------

 7.04    Klings Handyman Paint                  20,000        MTM Eckerd                                         15,808  4/30/2009
 7.05    Office Depot Inc.                      30,000  6/30/2008 Dollar General                                 11,242  5/31/2008
 7.06    Big Lots                               30,537  1/31/2008 Pro Fitness Club                               14,000 11/30/2008
 7.07    Weis market                            40,107  8/31/2009 Dollar Tree                                     7,200 11/30/2007
 7.08    Food Lion Inc.                         29,000  1/31/2011 W.S. Badcock Corporation                       15,260  9/28/2010
 7.09
 7.1     Eckerd                                 13,205 11/30/2009 Great Wall Chinese Restaurant                   1,900 12/31/2014
 7.11    Dollar General Store                    6,800  4/30/2006 The Logo Shop                                   6,400  7/31/2007

 8.01    Ballas Cancer Center, LLC              21,583  8/31/2009 Heart Health Center                            14,096 12/17/2008
 8.02
 8.03    AZDHK                                  13,307 11/30/2009 Hematology Associate, Ltd.                     10,008  3/31/2011
 8.04    Pain Specialists of Texas, LP           3,135 12/31/2010 Hoang Le, DDS                                   2,217  4/30/2014
 8.05    Baylor Medical Center at Waxahachie     4,302  7/31/2015 Southwest Orthopedics & Sports Medicine, PA     2,503  3/31/2011
 8.06

  10     Hyo & Hyo Cafeteria, Inc.               2,000  3/31/2006

11.01    S M & A                                 7,560  6/30/2006 Service Argos, Inc.                             6,726 12/31/2006
11.02    Prince George's County MD               7,883  2/28/2008 Brown & Company, CPAs, PLLC                     6,425  4/30/2009
11.03    Prince George's County MD              20,616  3/31/2014 Hill-Rom Company                                6,862  5/31/2007
11.04    Money One Federal Credit Union         10,998  6/30/2006
11.05
11.06    U.S. General Sevice Administration     14,653  5/13/2008 Pepperidge Farm, Inc.                           5,400  7/31/2010
11.07
  12     Tres Amigos                            18,000  2/28/2011 Vans Pro Shop                                   7,347  7/31/2007

13.01    3M                                     20,985 11/30/2007 TRC Staffing Services, Inc.                    17,200  8/31/2008
13.02    Novanet, Inc.                           8,712 10/31/2009 SFX Marketing, Inc.                             7,611  6/30/2006
  14     Home Properties (1, 2, 8)              51,224 12/31/2009 Home Properties (3)                            24,072 12/31/2012
  15     Interface Research Corporation         19,247  6/30/2007 USA - General Services Admin.                  14,340  5/31/2012
  16     DSW Shoes                              24,000  5/31/2015 PetsMart                                       22,599  7/19/2020
  17     Mor Furniture for Less, Inc.           28,867  6/30/2010 Office Club                                    20,000  8/31/2014
  18     Georgia Theater Company                31,538  3/31/2013 Frank-Beth Incorporated                         8,804  3/31/2007

20.01
20.02
20.03
20.04

FOOTNOTE

            LOAN
LOAN #     PURPOSE   LOAN #
-------- ----------- ------

 7.04                 7.04
 7.05                 7.05
 7.06                 7.06
 7.07                 7.07
 7.08                 7.08
 7.09                 7.09
 7.1                  7.10
 7.11                 7.11
  8      Acquisition   8
 8.01                 8.01
 8.02                 8.02
 8.03                 8.03
 8.04                 8.04
 8.05                 8.05
 8.06                 8.06
  9        Refinance   9
  10       Refinance   10
  11       Refinance   11
11.01                11.01
11.02                11.02
11.03                11.03
11.04                11.04
11.05                11.05
11.06                11.06
11.07                11.07
  12     Acquisition   12
  13     Acquisition   13
13.01                13.01
13.02                13.02
  14       Refinance   14
  15     Acquisition   15
  16       Refinance   16
  17     Acquisition   17
  18     Acquisition   18
  19       Refinance   19
  20       Refinance   20
20.01                20.01
20.02                20.02
20.03                20.03
20.04                20.04

FOOTNOTE                                 83                                                     85

LOAN #   ORIGINATOR                 PROPERTY NAME                                          STREET ADDRESS
-------- ---------- ------------------------------------------- -----------------------------------------------------------------

  21        MLML    La Crosse Industrial                        1637 Saint James Street
  22        MLML    Kahana Gateway Professional Center - Retail 4405 Honoapiilani Highway
  23        MLML    Villages at Paseo del Sol                   32120, 32140, 32170, 32180, 32200, 32220 & 32240 Highway 79 South
  24        CRF     Breckenridge Park Portfolio                 Various
24.01       CRF     Breckenridge I-III                          5905, 5907, 5909, 5910, 5911 and 5912 Breckenridge Parkway
24.02       CRF     Breckenridge IV-V                           5802, 5803, 5805, 5807 and 5906 Breckenridge Parkway
  25        MLML    Village Faire Shopping Center               300 Carlsbad Village Drive
  26        CRF     Guardian Self Storage                       Various
26.01       CRF     Storage I (CA)                              5873 Centre Avenue
26.02       CRF     Self Storage HR                             350 Old Haymaker Road
26.03       CRF     Self Storage WD                             1002 East Waterfront Drive
26.04       CRF     Self Storage III (SM)                       750 South Millvale Avenue
  27        CRF     Jacobson Distribution                       Various
27.01       CRF     Jacobson Distribution 1                     2401 and 2501 Expedition Court
27.02       CRF     Jacobson Distribution 2                     1650 21st Street
  28        MLML    University Collection Shopping Center       2708-2798 East Fowler Avenue
  29        MLML    Lakeshore Apartments                        730 Citadel Circle
  30        CRF     Southdown Pavilion                          3166 Highway 315
  31        MLML    Brookhollow Shopping Center                 14526-15164 San Pedro Avenue
  32        MLML    La Reina Plaza                              14622 Ventura Boulevard
  33        MLML    Army Corp Engineer Building                 4155 Clay Street
  34        CRF     Himmarshee Landing                          1200 East Las Olas
  35        MLML    Plaza at Hurstbourne Green                  3220 Office Pointe Place and 9510 Ormsby Station Road
  36        CRF     Singleton Square                            6050 Singleton Road
  37        CRF     Hilton Salt Lake City Airport               5151 Wiley Post Way
  38        MLML    Trappe Shopping Center                      130 West Main Street
  39        CRF     FNBA - Fountainhead Building                1665 West Alameda Drive
  40        MLML    Encino Valley Shopping Center               17919-17977 Ventura Boulevard
  41        MLML    Hilton Garden Inn - Oxnard                  2000 Solar Drive
  42        CRF     Southern California Ground Lease Portfolio  Various
42.01       CRF     Buckingham Heights Business Park            5601-5731 Slauson Avenue
42.02       CRF     Watt Leed Distribution Facility             350 South Ranger Avenue
42.03       CRF     Culver Marina                               4943 McConnell Avenue
42.04       CRF     McConnell Marina                            4935 McConnell Avenue
  43        MLML    Cranberry Plaza                             2 Cranberry Road
  44        MLML    GN Resound                                  8001 East Bloomington Freeway
  45        CRF     Pueblo Crossing                             5737-5848 North Elizabeth Street
  46        CRF     Augusta Corporate Park                      1481, 1485, and 1489 West Warm Springs Road
  47        MLML    McKamy Lakes Apartments                     290 West Lake Park Road
  48        MLML    New City Office                             20 Squadron Boulevard
  49        CRF     Hilton Garden Inn Garden Grove              11777 Harbor Boulevard
  50        CRF     Widewaters Commons                          Routes 119 and 201

FOOTNOTE

                                                      NUMBER OF   PROPERTY          PROPERTY                      YEAR
LOAN #         CITY      STATE ZIP CODE    COUNTY    PROPERTIES     TYPE             SUBTYPE        YEAR BUILT RENOVATED
-------- --------------- ----- -------- ------------ ---------- ------------ ---------------------- ---------- ---------

  21     LaCrosse        WI       54603 LaCrosse          1     Industrial   Warehouse/Distribution     1964      1989
  22     Lahaina         HI       96761 Maui              1     Retail       Unanchored                 1990
  23     Temecula        CA       92592 Riverside         1     Retail       Shadow Anchored            2002
  24     Tampa           FL       33404 Hillsborough      2     Industrial   Flex Office              Various
24.01    Tampa           FL       33404 Hillsborough      1     Industrial   Flex Office                1982
24.02    Tampa           FL       33404 Hillsborough      1     Industrial   Flex Office                1985
  25     Carlsbad        CA       92018 San Diego         1     Retail       Unanchored                 1989
  26     Various         PA     Various Allegheny         4     Self Storage Self Storage             Various   Various
26.01    Pittsburgh      PA       15206 Allegheny         1     Self Storage Self Storage               1908      1987
26.02    Monroeville     PA       15146 Allegheny         1     Self Storage Self Storage               2002
26.03    Munhall         PA       15120 Allegheny         1     Self Storage Self Storage               2002
26.04    Pittsburgh      PA       15213 Allegheny         1     Self Storage Self Storage               1917      1992
  27     Various         IA     Various Various           2     Industrial   Warehouse                Various
27.01    Sioux City      IA       51111 Woodbury          1     Industrial   Warehouse                  1998
27.02    LeMars          IA       51031 Plymouth          1     Industrial   Warehouse                  2000
  28     Tampa           FL       33612 Hillsborough      1     Retail       Shadow Anchored            1984
  29     Evansville      IN       47715 Vanderburgh       1     Multifamily  Garden                     2004
  30     Houma           LA       70360 Terrebonne        1     Multifamily  Garden                     2005
  31     San Antonio     TX       78232 Bexar             1     Retail       Anchored                   1976      1999
  32     Sherman Oaks    CA       91403 Los Angeles       1     Retail       Unanchored                 1938      2003
  33     Vicksburg       MS       39183 Warren            1     Office       Single Tenant              1996
  34     Fort Lauderdale FL       33301 Broward           1     Office       Retail/Office              2005
  35     Louisville      KY       40223 Jefferson         1     Office       Suburban                   2000      2003
  36     Norcross        GA       30093 Gwinnett          1     Retail       Anchored                   1993
  37     Salt Lake City  UT       84116 Salt Lake         1     Hospitality  Full Service               1980      2003
  38     Trappe          PA       19426 Montgomery        1     Retail       Anchored                   1991
  39     Tempe           AZ       85282 Maricopa          1     Office       Suburban                   1969      2005
  40     Encino          CA       91316 Los Angeles       1     Retail       Anchored                   1963
  41     Oxnard          CA       93036 Ventura           1     Hospitality  Full Service               2005
  42     Various         CA     Various Los Angeles       4     Other        Industrial                 NAP       NAP
42.01    Culver City     CA       90230 Los Angeles       1     Other        Office/Industrial          NAP       NAP
42.02    Brea            CA       92821 Orange            1     Other        Industrial                 NAP       NAP
42.03    Los Angeles     CA       90066 Los Angeles       1     Other        Industrial                 NAP       NAP
42.04    Los Angeles     CA       90066 Los Angeles       1     Other        Industrial                 NAP       NAP
  43     Parsippany      NJ       07054 Morris            1     Industrial   Flex                       1986
  44     Bloomington     MN       55420 Hennepin          1     Industrial   Flex                       1960      2001
  45     Pueblo          CO       81008 Pueblo            1     Retail       Shadow Anchored            2004      2005
  46     Henderson       NV       89014 Clark             1     Office       Suburban                   2000
  47     Lewisville      TX       75057 Denton            1     Multifamily  Garden                     2000
  48     New City        NY       10956 Rockland          1     Office       Suburban                   1974      2003
  49     Garden Grove    CA       92840 Orange            1     Hospitality  Limited Service            1999
  50     Connellsville   PA       15425 Fayette           1     Retail       Anchored                   2005

                                                                               2,18,19,26,
                                 1,23,31,32,                                  35,36,37,38,
FOOTNOTE      23,33                33,34,81              23,24,82              39,40,41,82    3,26                          3,26

         TOTAL SF/UNITS/ UNIT OF              OCCUPANCY  APPRAISED  APPRAISAL CUT-OFF DATE   ORIGINAL  ORIGINAL BALANCE CUT-OFF DATE
LOAN #      ROOMS/PADS   MEASURE OCCUPANCY %    DATE     VALUE ($)    DATE       LTV (%)   BALANCE ($)   PER UNIT ($)    BALANCE ($)
-------- --------------- ------- ----------- ---------- ---------- ---------- ------------ ----------- ---------------- ------------

  21             776,509      SF        97.5  10/6/2005 24,300,000  9/26/2005         77.9  19,000,000         24         18,935,829
  22              58,838      SF        96.1 12/31/2005 22,000,000  8/25/2005         83.8  18,425,000        313         18,425,000
  23              76,979      SF       100.0   9/1/2005 24,500,000  9/23/2005         74.5  18,260,000        237         18,260,000
  24             273,435      SF        93.2    Various 23,300,000    Various         75.5  17,600,000         64         17,600,000
24.01            179,494      SF        93.2 11/30/2005 16,300,000  10/7/2005               11,880,000                    11,880,000
24.02             93,941      SF        93.2   1/5/2006  7,000,000 11/15/2005                5,720,000                     5,720,000
  25              92,073      SF        89.6  11/1/2005 24,500,000 10/26/2005         71.8  17,580,000        191         17,580,000
  26             276,882      SF        77.6 10/31/2005 27,970,000 11/15/2005         62.6  17,500,000         63         17,500,000
26.01             80,683      SF        81.2 10/31/2005 12,250,000 11/15/2005                7,600,000                     7,600,000
26.02             87,075      SF        80.8 10/31/2005  6,900,000 11/15/2005                4,900,000                     4,900,000
26.03             76,800      SF        71.4 10/31/2005  6,170,000 11/15/2005                3,600,000                     3,600,000
26.04             32,324      SF        74.9 10/31/2005  2,650,000 11/15/2005                1,400,000                     1,400,000
  27             548,866      SF       100.0   1/6/2006 23,900,000 11/23/2005         71.0  17,000,000         31         16,961,215
27.01            444,706      SF       100.0   1/6/2006 18,900,000 11/23/2005               13,210,191                    13,180,052
27.02            104,160      SF       100.0   1/6/2006  5,000,000 11/23/2005                3,789,809                     3,781,163
  28             106,899      SF        91.1 10/14/2005 23,800,000 11/21/2005         67.6  16,100,000        151         16,100,000
  29                 224   Units        89.3  1/19/2006 19,540,000 12/23/2005         77.8  15,600,000       69,643       15,600,000
  30                 199   Units       100.0 12/31/2005 19,000,000  12/6/2005         78.4  14,900,000       74,874       14,900,000
  31             167,619      SF        80.0  9/30/2005 18,400,000  11/1/2005         79.9  14,700,000         88         14,700,000
  32              46,456      SF        98.7  12/1/2005 23,000,000  11/7/2005         61.3  14,600,000        314         14,600,000
  33             199,404      SF       100.0   3/1/2006 27,000,000  8/17/2005         53.3  14,400,000         72         14,400,000
  34              50,756      SF       100.0  9/20/2005 24,800,000  9/16/2005         57.5  14,250,000        281         14,250,000
  35             135,171      SF       100.0   1/1/2006 18,100,000 11/17/2005         74.6  13,500,000        100         13,500,000
  36             130,512      SF        88.5  9/20/2005 19,050,000 10/26/2005         70.6  13,450,000        103         13,450,000
  37                 288   Rooms        68.7  9/30/2005 23,000,000  10/5/2008         58.4  13,425,000       46,615       13,425,000
  38             122,822      SF        98.0 11/23/2005 20,920,000  12/5/2005         63.1  13,200,000        107         13,200,000
  39             233,452      SF       100.0   1/1/2006 29,000,000   1/6/2006         45.4  13,200,000         57         13,175,383
  40              78,145      SF       100.0  9/30/2005 18,500,000 11/25/2005         70.8  13,100,000        168         13,100,000
  41                 166   Rooms        61.8 10/31/2005 23,500,000 10/27/2005         55.1  13,000,000       78,313       12,960,238
  42           1,297,914      SF         NAP        NAP 20,700,000    Various         60.2  12,500,000         10         12,469,946
42.01            833,956      SF         NAP        NAP 15,500,000  7/19/2005                9,411,850                     9,389,221
42.02            277,085      SF         NAP        NAP  2,100,000  7/19/2005                1,268,985                     1,265,934
42.03            103,673      SF         NAP        NAP  1,600,000  7/14/2005                  926,700                       924,472
42.04             83,200      SF         NAP        NAP  1,500,000  7/14/2005                  892,465                       890,319
  43             203,871      SF       100.0  1/31/2006 15,500,000  11/4/2005         79.2  12,275,000         60         12,275,000
  44             122,177      SF       100.0 12/14/2005 17,300,000 10/13/2005         71.0  12,275,000        100         12,275,000
  45              91,400      SF        96.7   3/1/2006 16,200,000  12/1/2005         72.8  11,800,000        129         11,800,000
  46              75,000      SF        74.4   1/1/2006 18,200,000   6/1/2007         62.9  11,456,250        153         11,456,250
  47                 214   Units        96.7 10/19/2005 14,900,000 10/11/2005         75.7  11,300,000       52,804       11,271,936
  48              53,859      SF        92.3  5/31/2005 14,000,000   6/6/2005         78.1  11,000,000        204         10,937,069
  49                 169   Rooms        76.2 10/31/2005 17,000,000  10/1/2005         63.4  10,800,000       63,905       10,776,126
  50              76,875      SF        89.1  1/27/2006 13,000,000 11/21/2005         70.4  10,600,000        138         10,600,000

FOOTNOTE                                                     4        5       26       6       6                         7
                      CUT-OFF DATE  LOAN   % OF    % OF                                      NET
         % OF INITIAL   BALANCE     GROUP   LOAN    LOAN  CROSSED  RELATED INTEREST ADMIN. MORTGAGE                 IO MONTHLY
LOAN #   POOL BALANCE PER UNIT ($) 1 OR 2 GROUP 1 GROUP 2   LOAN  BORROWER  RATE %   FEE %   RATE % ACCRUAL TYPE DEBT SERVICE ($)
-------- ------------ ------------ ------ ------- ------- ------- -------- -------- ------ -------- ------------ ----------------

  21          0.9           24        1     1.0           No                 5.3700  0.061   5.3090 Actual/360
  22          0.9          313        1     1.0           No      Yes (10)   5.2960  0.021   5.2750 Actual/360          82,445.05
  23          0.9          237        1     1.0           No      Yes (10)   5.1440  0.021   5.1230 Actual/360          79,361.68
  24          0.8           64        1     0.9           No                 5.6900  0.021   5.6690 Actual/360          84,612.41
24.01         0.6                     1     0.6
24.02         0.3                     1     0.3
  25          0.8          191        1     0.9           No                 5.4900  0.021   5.4690 Actual/360          81,545.56
  26          0.8           63        1     0.9           No                 5.7500  0.021   5.7290 Actual/360          85,018.81
26.01         0.4                     1     0.4
26.02         0.2                     1     0.3
26.03         0.2                     1     0.2
26.04         0.1                     1     0.1
  27          0.8           31        1     0.9           No                 5.6700  0.021   5.6490 Actual/360
27.01         0.6                     1     0.7
27.02         0.2                     1     0.2
  28          0.8          151        1     0.8           No                 5.9610  0.071   5.8900 Actual/360          81,087.54
  29          0.7         69,643      2             6.5   No      Yes (13)   5.6000  0.021   5.5790 Actual/360          73,811.11
  30          0.7         74,874      2             6.2   No                 5.5000  0.021   5.4790 Actual/360          69,240.16
  31          0.7           88        1     0.8           No                 5.7200  0.021   5.6990 Actual/360          71,043.19
  32          0.7          314        1     0.8           No      Yes (4)    5.5830  0.021   5.5620 Actual/360          68,869.92
  33          0.7           72        1     0.8           No                 5.6200  0.021   5.5990 Actual/360          68,376.67
  34          0.7          281        1     0.7           No                 5.7700  0.021   5.7490 Actual/360          69,470.40
  35          0.6          100        1     0.7           No                 5.6250  0.021   5.6040 Actual/360          64,160.16
  36          0.6          103        1     0.7           No                 5.7100  0.021   5.6890 Actual/360          64,888.47
  37          0.6         46,615      1     0.7           No                 5.9700  0.021   5.9490 Actual/360          67,717.01
  38          0.6          107        1     0.7           No                 5.5650  0.021   5.5440 Actual/360          62,065.21
  39          0.6           56        1     0.7           No                 5.4900  0.021   5.4690 Actual/360
  40          0.6          168        1     0.7           No                 5.6020  0.021   5.5810 Actual/360          62,004.54
  41          0.6         78,074      1     0.7           No                 6.0000  0.021   5.9790 Actual/360
  42          0.6           10        1     0.7           No                 5.3500  0.021   5.3290 Actual/360
42.01         0.4                     1     0.5
42.02         0.1                     1     0.1
42.03         0.0                     1     0.0
42.04         0.0                     1     0.0
  43          0.6           60        1     0.6           No                 5.4740  0.021   5.4530 Actual/360          56,772.16
  44          0.6          100        1     0.6           No                 5.9220  0.021   5.9010 Actual/360          61,418.47
  45          0.6          129        1     0.6           No                 5.6500  0.021   5.6290 Actual/360          56,329.98
  46          0.5          153        1     0.6           No      Yes (2)    5.6400  0.021   5.6190 Actual/360          54,592.21
  47          0.5         52,673      2             4.7   No                 5.1520  0.021   5.1310 Actual/360
  48          0.5          203        1     0.6           No                 5.1720  0.021   5.1510 Actual/360
  49          0.5         63,764      1     0.6           No                 5.8630  0.021   5.8420 Actual/360
  50          0.5          138        1     0.6           No                 5.4400  0.021   5.4190 Actual/360          48,720.74

FOOTNOTE                                                                    8          8          26        8,9

             IO ANNUAL    MONTHLY P&I DEBT ANNUAL P&I DEBT                FIRST
LOAN #   DEBT SERVICE ($)    SERVICE ($)     SERVICE ($)    NOTE DATE PAYMENT DATE REM. TERM REM. AMORT I/O PERIOD SEASONING
-------- ---------------- ---------------- --------------- ---------- ------------ --------- ---------- ---------- ---------

  21                            106,335.32    1,276,023.84 11/3/2005     1/1/2006     117        357         0          3
  22           989,340.61       102,269.12    1,227,229.44 12/28/2005    2/1/2006     118        360        60          2
  23           952,340.16        99,636.90    1,195,642.80 12/1/2005     1/1/2006     117        360        60          3
  24         1,015,348.89       102,038.97    1,224,467.64 12/2/2005     2/8/2006     117        360        59          2
24.01
24.02
  25           978,546.75        99,707.03    1,196,484.36 12/14/2005    2/1/2006     118        360        24          2
  26         1,020,225.69       102,125.25    1,225,503.00 12/14/2005    2/8/2006     118        360        36          2
26.01
26.02
26.03
26.04
  27                             98,345.12    1,180,141.44  1/6/2006     2/8/2006     118        358         0          2
27.01
27.02
  28           973,050.46                                   2/9/2006     4/1/2006      84         0         84          0
  29           885,733.33        89,556.32    1,074,675.84 1/30/2006     3/1/2006     119        360        48          1
  30           830,881.94        84,600.56    1,015,206.72 1/19/2006     3/8/2006     119        360        24          1
  31           852,518.33        85,505.26    1,026,063.12 12/1/2005     2/1/2006     118        360        48          2
  32           826,439.08        83,659.09    1,003,909.08 12/27/2005    2/1/2006     118        360        12          2
  33           820,520.00                                  11/21/2005    1/1/2006     125         0         128         3
  34           833,644.79        83,340.27    1,000,083.24 11/14/2005    1/8/2006     117        360        24          3
  35           769,921.88        77,713.61      932,563.32  1/4/2006     3/1/2006     119        360        36          1
  36           778,661.60        78,149.11      937,789.32 12/14/2005    2/8/2006     118        360        24          2
  37           812,604.06        80,230.91      962,770.92 11/17/2005    1/8/2006      57        360        24          3
  38           744,782.50        75,487.35      905,848.20  1/3/2006     3/1/2006     119        360        24          1
  39                             80,980.74      971,768.88  2/2/2006     3/8/2006     119        299         0          1
  40           744,054.53        75,220.87      902,650.44  3/1/2006     4/1/2006     121        360        37          0
  41                             83,759.18    1,005,110.16 12/9/2005     2/1/2006     118        298         0          2
  42                             69,801.71      837,620.52 12/19/2005    2/8/2006     118        358         0          2
42.01
42.02
42.03
42.04
  43           681,265.91        69,495.99      833,951.88 1/31/2006     3/1/2006     119        360        36          1
  44           737,021.69        72,980.40      875,764.80 12/14/2005    2/1/2006      69        360        36          2
  45           675,959.72        68,113.82      817,365.84 1/13/2006     3/8/2006     119        360        36          1
  46           655,106.56        66,057.17      792,686.04 1/31/2006     3/8/2006     119        360        60          1
  47                             61,714.89      740,578.68 12/22/2005    2/1/2006     118        358         0          2
  48                             60,212.07      722,544.84 9/13/2005    11/1/2005     115        355         0          5
  49                             63,803.27      765,639.24 12/12/2005    2/8/2006     118        358         0          2
  50           584,648.89        59,787.21      717,446.52 2/17/2006     4/8/2006     120        360        24          0

FOOTNOTE

          PAYMENT  GRACE
LOAN #   DUE DATE PERIOD LOAN #
-------- -------- ------ ------

  21         1       5    21
  22         1       5    22
  23         1       5    23
  24         8       0    24
24.01                    24.01
24.02                    24.02
  25         1       5    25
  26         8       0    26
26.01                    26.01
26.02                    26.02
26.03                    26.03
26.04                    26.04
  27         8       0    27
27.01                    27.01
27.02                    27.02
  28         1       5    28
  29         1       5    29
  30         8       0    30
  31         1       5    31
  32         1       5    32
  33         1       5    33
  34         8       0    34
  35         1       5    35
  36         8       0    36
  37         8       0    37
  38         1       5    38
  39         8       0    39
  40         1       5    40
  41         1       5    41
  42         8       0    42
42.01                    42.01
42.02                    42.02
42.03                    42.03
42.04                    42.04
  43         1       5    43
  44         1       4    44
  45         8       0    45
  46         8       0    46
  47         1       5    47
  48         1       5    48
  49         8       0    49
  50         8       0    50

                                                    2,35,
FOOTNOTE     26                          3,26       40,82         8,10,11,27,28,29,30,84
                              FINAL
         MATURITY/          MATURITY MATURITY/ARD MATURITY               REMAINING
LOAN #    ARD DATE ARD LOAN   DATE    BALANCE ($)   LTV %      PREPAYMENT PROVISION (PAYMENTS)   2003 NOI ($) 2004 NOI ($)
-------- --------- -------- -------- ------------ -------- ------------------------------------- ------------ ------------

  21     12/1/2015     No              15,805,575   65.0   LO(24),Def(89),O(4)
  22     1/1/2016      No              17,066,507   77.6   LO(24),Def(90),O(4)                      1,234,709    1,176,240
  23     12/1/2015     No              16,876,466   68.9   LO(24),Def(89),O(4)                                   1,540,789
  24     12/8/2015     No              16,394,499   70.4   LO(24),Def(89),O(4)                      1,525,109    1,447,328
24.01                                  11,066,287                                                     916,216      966,985
24.02                                   5,328,212                                                     608,893      480,343
  25     1/1/2016      No              15,395,747   62.8   LO(24),Def(90),O(4)                      1,318,520    1,168,683
  26     1/8/2016      No              15,732,782   56.2   LO(24),Def(90),O(4)                        779,541    1,057,886
26.01                                   6,832,523                                                     588,807      583,811
26.02                                   4,405,179                                                     175,951      232,688
26.03                                   3,236,458                                                      14,783      122,310
26.04                                   1,258,623                                                                  119,077
  27     1/8/2016      No              14,272,282   59.7   LO(24),Def(90),O(4)
27.01                                  11,090,563
27.02                                   3,181,719
  28     3/1/2013      No              16,100,000   67.6   LO(24),Def(56),O(4)                      1,510,420    1,424,800
  29     2/1/2016      No              14,254,371   72.9   LO(24),Def(91),O(4)
  30     2/8/2016      No              13,050,974   68.7   LO(24),Def(91),O(4)
  31     1/1/2016      No              13,460,047   73.2   LO(24),Def(90),O(4)                      1,056,707    1,342,841
  32     1/1/2016      No              12,527,924   54.5   LO(24),Def(89),O(5)                        710,624      812,734
  33     8/1/2016      No              14,400,000   53.3   LO(24),Def(97),O(4)                      2,085,487    2,033,485
  34     12/8/2015     No              12,563,122   50.7   LO(24),Def(89),O(4)
  35     2/1/2016      No              12,105,554   66.9   LO(24),Def(91),O(4)                                   1,369,225
  36     1/8/2016      No              11,840,395   62.2   LO(24),Def(90),O(4)                      1,155,001    1,298,408
  37     12/8/2010     No              12,934,873   56.2   LO(24),Def(29),O(4)                        704,351      877,318
  38     2/1/2016      No              11,579,863   55.4   LO(24),Def(91),O(4)                      1,805,860    1,796,072
  39     2/8/2016      No              10,040,583   34.6   LO(24),Def(91),O(4)
  40     4/1/2016      No              11,745,479   63.5   LO(24),Def(93),O(4)                      1,146,377    1,213,057
  41     1/1/2016      No              10,064,356   42.8   LO(24),Def(90),O(4)
  42     1/8/2016      No              10,390,931   50.2   LO(24),Def(90),O(4)                      1,069,590    1,045,073
42.01                                   7,823,830                                                     785,385      785,842
42.02                                   1,054,875                                                     135,275      105,954
42.03                                     770,342                                                      75,603       77,375
42.04                                     741,883                                                      73,327       75,902
  43     2/1/2016      No              10,973,223   70.8   LO(24),Def(91),O(4)                      1,057,684      819,871
  44     12/1/2011     No              11,832,432   68.4   LO(24),Def(42),O(3)                      1,260,404    1,292,408
  45     2/8/2016     Yes   2/8/2036   10,586,494   65.3   LO(46),LESSofDeforGRTRofYMor3.0%(24),
                                                           LESSofDeforGRTRofYMor2.0%(12),
                                                           LESSofDeforGRTRofYMor1.0%(30),O(7)
  46     2/8/2016      No              10,663,325   58.6   LO(24),Def(91),O(4)                        609,738      735,675
  47     1/1/2016      No               9,334,467   62.6   LO(24),Def(90),O(4)                                     706,661
  48     10/1/2015     No               9,093,438   65.0   LO(24),Def(87),O(4)                      1,094,007    1,072,913
  49     1/8/2016      No               9,119,961   53.6   LO(24),Def(90),O(4)                        883,148      800,630
  50     3/8/2016      No               9,272,781   60.2   LO(24),Def(92),O(4)

                                                                               2,12,15,
                                                                                16,17,
                                                                                18,19,
                                                                     23,26,44,  26,44,
FOOTNOTE   42,43,45       42                                23,25    45,46,47  45,46,47
                                                                                                              UPFRONT     UPFRONT
         MOST RECENT MOST RECENT                                                  UW                        ENGINEERING    CAPEX
LOAN #     NOI ($)     NOI DATE  UW REVENUES UW EXPENSES UW NOI ($) UW NCF ($) DSCR (X)   TITLE TYPE  PML % RESERVE ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ---------- ---------- -------- ------------- ----- ----------- -----------

  21                               3,316,895   1,344,981  1,971,913  1,681,462    1.32  Fee
  22       1,213,130   6/30/2005   2,121,390     775,008  1,346,383  1,305,841    1.24  Fee                      19,375
  23       1,560,460   8/31/2005   2,059,222     562,400  1,496,822  1,431,273    1.20  Fee           17.00
  24       1,452,948  10/31/2005   2,766,967   1,035,379  1,731,588  1,513,409    1.24  Fee
24.01      1,030,960  10/31/2005   1,898,841     629,353  1,269,488  1,130,733          Fee
24.02        421,988  10/31/2005     868,126     406,026    462,100    382,676          Fee
  25       1,366,097   9/30/2005   2,345,001     810,073  1,534,928  1,469,714    1.23  Fee/Leasehold 12.00
  26       1,331,835  10/31/2005   2,903,637   1,368,728  1,534,909  1,493,377    1.22  Fee
26.01        662,332  10/31/2005   1,134,343     427,243    707,100    694,998          Fee
26.02        360,209  10/31/2005     827,714     374,398    453,316    440,255          Fee
26.03        177,761  10/31/2005     594,339     362,179    232,160    220,640          Fee
26.04        131,533  10/31/2005     347,241     204,908    142,333    137,484          Fee
  27                               2,598,734     929,471  1,669,263  1,548,453    1.31  Fee
27.01                              2,051,815     757,359  1,294,456  1,198,175          Fee
27.02                                546,919     172,112    374,807    350,278          Fee
  28       1,707,445  10/31/2005   2,253,510     761,816  1,491,693  1,398,836    1.44  Fee                      800,000
  29                               2,031,580     691,353  1,260,526  1,215,726    1.16  Fee
  30                               1,930,412     651,727  1,278,685  1,238,685    1.22  Fee
  31       1,360,324   9/30/2005   1,904,479     629,179  1,275,300  1,179,350    1.23  Fee                                 243,309
  32       1,268,995   9/30/2005   1,828,055     515,122  1,274,324  1,190,963    1.23  Fee           17.00                  85,851
  33       2,357,466   6/30/2005   3,355,849   1,542,175  1,813,674  1,680,073    2.05  Fee                                 664,327
  34                               2,153,747     593,218  1,560,529  1,471,174    1.47  Fee
  35       1,445,195  12/31/2005   2,154,000     781,466  1,372,534  1,241,326    1.33  Fee                                  33,214
  36       1,247,276   10/1/2005   1,654,088     435,958  1,218,130  1,135,005    1.21  Fee
  37       1,255,279   9/30/2005   8,459,791   7,114,403  1,345,388  1,345,388    1.40  Fee                               6,250,000
  38       1,864,918   11/1/2005   2,380,898     597,487  1,783,411  1,678,216    1.85  Fee                                  58,845
  39       1,987,882  12/31/2005   3,457,405   1,651,245  1,806,160  1,465,571    1.51  Fee                      49,400
  40       1,379,913   9/30/2005   1,994,373     784,623  1,209,750  1,126,342    1.25  Fee/Leasehold 18.00                  15,461
  41         924,263  10/31/2005   5,605,139   3,547,866  2,057,273  1,833,067    1.82  Fee           16.00
  42                               1,043,687              1,043,687  1,043,687    1.25  Fee
42.01                                785,842                785,842    785,842          Fee
42.02                                105,954                105,954    105,954          Fee
42.03                                 77,375                 77,375     77,375          Fee
42.04                                 74,516                 74,516     74,516          Fee
  43         798,882  12/31/2005   1,657,441     525,298  1,132,144  1,021,117    1.22  Fee                                 133,635
  44                               1,230,825      53,904  1,176,921  1,081,968    1.24  Fee
  45                               1,513,297     439,251  1,074,046    999,959    1.22  Fee
  46         785,484  10/31/2005   1,415,609     326,617  1,088,992  1,026,279    1.30  Fee
  47         760,428    9/1/2005   1,866,767     902,071    964,697    911,197    1.23  Fee
  48         439,961   5/31/2005   1,544,684     533,845  1,010,838    944,443    1.31  Fee
  49       1,281,078  10/31/2005   4,445,163   3,350,329  1,094,834  1,094,834    1.43  Fee           12.00
  50                               1,164,945     239,136    925,809    883,056    1.23  Fee

                                                                                                           14,22,50,
                                                                                                           54,56,59,
                                                                                                           61,66,67,
                                                                                                           72,73,74,
FOOTNOTE                  49                                           13,22,52,62,68,69       13,22         75,76
           UPFRONT     UPFRONT     UPFRONT     UPFRONT     UPFRONT          MONTHLY           MONTHLY       MONTHLY
            ENVIR.      TI/LC       RE TAX       INS.       OTHER            CAPEX             CAPEX         TI/LC
LOAN #   RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($)      RESERVE ($)     RESERVE CAP ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ----------- -------------------- --------------- -----------

  21                                 357,940      88,874                    7,765
  22                     250,000      54,402      15,781                     735                   20,250
  23                                  28,310       5,250                     962                                3,583
  24                     200,000      24,734      44,278                    4,557                              13,672
 24.01
 24.02
  25                     180,000      67,671       2,528      67,730        1,137                               8,000
  26                                 115,536      31,461                    3,461
 26.01
 26.02
 26.03
 26.04
  27                                                                                                            6,861
 27.01
 27.02
  28                                  37,050                 277,427        1,782
  29                                  57,867      30,373                    3,733                 134,388
  30                                   4,635      16,780                    3,334                  50,000
  31                                  42,145      10,694                    3,336
  32                                  68,835      14,400     129,000        1,045                  62,716       3,889
  33                                                                        4,154                               7,066
  34                                                                         854                                7,259
  35                   1,024,000       7,726      18,201     700,000        2,253
  36                                  46,445      30,178                    2,083
  37                                  31,433      71,488                    28,000
  38                     500,000     136,737      28,842                    2,135                 128,100
  39                                                                        3,891                 233,452
  40                     175,000                                             977                   24,000
  41                                  39,062      43,968             4% of Gross Revenues

 42.01
 42.02
 42.03
 42.04
  43                                  42,707                   3,000        2,379                               6,875
  44                      10,181                                                                               10,181
  45                      75,000      71,202      13,473                    1,142                               5,000
  46                     300,000                   1,514     529,030                                            7,750
  47                                              15,857                    4,458
  48                      50,000      53,793       6,151                     922                                4,611
  49                                  41,435                                13,241
  50                                                       1,450,000

                                                  21,22,48,
                                                  51,55,60,
                                                  65,70,71,
FOOTNOTE  14,22,56,57,58   20,22,64     20,22    77,78,79,80
                                                                                          LARGEST TENANT
             MONTHLY       MONTHLY     MONTHLY     MONTHLY          ---------------------------------------------------------
              TI/LC         RE TAX       INS.       OTHER    SINGLE                                                   LEASE
LOAN #   RESERVE CAP ($) RESERVE ($) RESERVE ($) RESERVE ($) TENANT               TENANT NAME            UNIT SIZE EXPIRATION
-------- --------------- ----------- ----------- ----------- ------ ------------------------------------ --------- ----------

  21                          35,794       7,776             No     City Brewing Company, LLC              366,275 12/31/2010
  22                           9,520       5,260             No     Gallerie Hawaii                          8,325  7/31/2006
  23              86,000      14,863       2,625             No     Staples                                 23,942  8/31/2017
  24                          34,028       8,587             No
24.01                                                        No     Rosetta Technologies Corporation        18,598  7/31/2007
24.02                                                        No     Contec Corporation                      18,954        MTM
  25             180,000      22,557       2,528             No     Neiman's Restaurant                     13,048 10/31/2011
  26                          20,846       3,146             No
26.01                                                        No
26.02                                                        No
26.03                                                        No
26.04                                                        No
  27             411,650      45,526                         Yes
27.01                                                        Yes    Jacobson Companies                     444,706  1/31/2018
27.02                                                        Yes    Jacobson Companies                     104,160  1/31/2015
  28                          18,525       6,440             No     Jo-Ann Fabrics                          12,873 10/31/2008
  29                          14,467       6,297             No
  30                           2,318       8,390             No
  31                          19,839       3,565             No     HE Butt Grocery Co                      42,428 12/31/2013
  32             140,000      12,230       2,057             No     Virtual Zone                             9,615 12/31/2008
  33                                                         Yes    U.S. General Services Administration   199,404  7/31/2016
  34                          14,060      10,125             No     Regions Bank                            10,567   2/9/2015
  35                           7,726       3,033             No     First Residential                       59,592  7/31/2008
  36                          11,612       2,515             No     Kroger                                  62,580  9/30/2013
  37                          15,716       8,015             No
  38                          21,056       2,622             No     Clemens Markets, Inc                    45,000  3/31/2010
  39                                                         Yes    First National Bank of Arizona         233,452 12/31/2015
  40                          12,074                         No     Petco                                   19,745  1/31/2008
  41                          24,588       5,496             No
  42                                                         NAP
42.01                                                        NAP
42.02                                                        NAP
42.03                                                        NAP
42.04                                                        NAP
  43                          21,353                         No     Hammer Press Printer                    87,186  9/30/2009
  44                                                         Yes    GN Resound                             122,177 12/31/2011
  45             275,000      25,000       2,245             No     Bed Bath & Beyond                       23,000  1/31/2016
  46             300,000       8,960       1,514             No     DaVinci Executive Suites                14,533 12/31/2011
  47                          18,915       2,643             No
  48                          17,931       1,538             No     GSA, VA Hudson, Valley Health            7,250  9/30/2008
  49                          11,745                         No
  50                                                         No     Giant                                   44,700 10/31/2025

FOOTNOTE
                           2ND LARGEST TENANT                                     3RD LARGEST TENANT
         ----------------------------------------------------- ------------------------------------------------
                                                       LEASE                                            LEASE      LOAN
LOAN #              TENANT NAME           UNIT SIZE EXPIRATION            TENANT NAME      UNIT SIZE EXPIRATION   PURPOSE   LOAN #
-------- -------------------------------- --------- ---------- --------------------------- --------- ---------- ----------- ------

  21     Ashley Furniture                   360,000  9/16/2007 Weiss Development, LLC         17,686 12/31/2010   Refinance   21
  22     Roy's Kahana Bar and Grill           8,159 11/30/2011 Outback Steakhouse              6,030  4/30/2008   Refinance   22
  23     Discovery Isle                      13,160  1/31/2023 CA Coast Credit Union           7,220  4/30/2014   Refinance   23
  24                                                                                                            Acquisition   24
                                                               McCallum Group Enterprises,
24.01    HomeQuest Mortgage Group, Inc.      12,232  9/30/2008 Inc.                           11,164  4/30/2012             24.01
24.02    General Services Administration      8,286  6/30/2006 Mental Health Care, Inc.        7,237  7/14/2006             24.02
  25     Corporate Relocation Specialists     5,668 12/31/2006 Linda's Gifts                   5,609  1/31/2006   Refinance   25
  26                                                                                                              Refinance   26
26.01                                                                                                                       26.01
26.02                                                                                                                       26.02
26.03                                                                                                                       26.03
26.04                                                                                                                       26.04
  27                                                                                                            Acquisition   27
27.01                                                                                                                       27.01
27.02                                                                                                                       27.02
  28     CVS                                 10,696  9/22/2009 Dockside Imports               10,576  3/31/2006 Acquisition   28
  29                                                                                                              Refinance   29
  30                                                                                                              Refinance   30
  31     Hancocks                            12,495 12/31/2006 Hollywood Video                 6,400  8/31/2009   Refinance   31
  32     Light Speed Laser                    5,428  9/14/2012 Pasta Pomodoro                  3,274  10/5/2014   Refinance   32
  33                                                                                                            Acquisition   33
                                                               Peter Wong - Asian Dining,
  34     E J Smoker                           5,400 10/31/2008 Inc.                            3,995  2/28/2015   Refinance   34
  35     Master Lease                        29,573   1/4/2009 Almost Family                  25,233  5/31/2011 Acquisition   35
  36     Shoot Pool                           7,160  9/30/2007 Dollar Tree                     4,450  8/31/2006 Acquisition   36
  37                                                                                                            Acquisition   37
  38     Dollar Tree                          9,600  3/31/2008 Petco                           9,600 11/30/2006   Refinance   38
  39                                                                                                              Refinance   39
  40     99(cent) Only Store                 12,850 11/30/2009 Encino Glatt Kosher Market      9,570  8/31/2008   Refinance   40
  41                                                                                                              Refinance   41
  42                                                                                                              Refinance   42
42.01                                                                                                                       42.01
42.02                                                                                                                       42.02
42.03                                                                                                                       42.03
42.04                                                                                                                       42.04
  43     Tronex International                46,698  3/31/2011 Aviall Services Inc            26,724 10/31/2011   Refinance   43
  44                                                                                                              Refinance   44
  45     PetCo                               15,000  1/31/2016 Old Navy                       14,800  7/31/2010   Refinance   45
  46     Preferred Dialysis Care              7,276  11/6/2011 Continuum Funding               3,479  7/31/2009 Acquisition   46
  47                                                                                                            Acquisition   47
  48     Citibank, N. A.                      4,208 12/31/2006 Parlament, Trading Group        2,950  1/31/2014 Acquisition   48
  49                                                                                                              Refinance   49
  50     Dollar Tree                          8,000  1/31/2016 Movie Gallery                   4,000  3/31/2011   Refinance   50

FOOTNOTE                                 83                                                     85

LOAN #   ORIGINATOR                 PROPERTY NAME                                            STREET ADDRESS
-------- ---------- ------------------------------------------- -------------------------------------------------------------------

  51         CRF    60 East Lake                                60 East Lake Street
  52         CRF    Da Vinci Court Apartments                   1666 Da Vinci Court
  53         CRF    Hampton Inn & Suites Garden Grove           11747 Harbor Boulevard
  54        MLML    6221 Wilshire Boulevard                     6221 Wilshire Boulevard
  55         CRF    555 West Beech Street                       555 West Beech Street
  56        MLML    Desert Glen Shopping Center                 5350 West Bell Road
  57        MLML    Victory Plaza                               1525-1585 Sepulveda Boulevard
  58        MLML    Tidewater Estates                           1701 Northwest 5th Street
  59        MLML    Trainers Station Shopping Center            20-40 North West End Boulevard
  60        MLML    Porterwood Shopping Center                  23741 US-59 North
  61         CRF    Crenshaw Medical Arts Center                3756 Santa Rosalia Drive
  62        MLML    Virginia Eye Development                    241 Corporate Boulevard
  63        MLML    Quail Creek Apartments                      1450 West Lark Lane
  64        MLML    Danovitz Portfolio                          Various
64.01       MLML    10 Duff Road                                10 Duff Road
64.02       MLML    Parkway East Professional Center            10700 Frankstown Road
64.03       MLML    400 Seco Road                               400 Seco Road
  65        MLML    Sherwood Village Apartments                 1634 South Marion Avenue
  66         CRF    State Street Business Park                  300 West Textile Road
  67         CRF    934 South Los Angeles Street                934 South Los Angeles Street
  68         CRF    Bond Hotel Master Leases                    308 Asylum Street
  69        MLML    Battlefield Park                            3020 South Sagamont
  70         CRF    Baggett Office & Shaw #2 Warehouse          3100 and 3132 1st Avenue
  71         CRF    International Promenade                     4951 West Irlo Bronson Memorial Highway
  72         CRF    Centennial Pavilion                         7830 and 7800 West Ann Road
  73         CRF    755 East Virginia Way                       755 East Virginia Way
  74         CRF    R & R Plaza                                 8064 West Sahara Avenue
  75         CRF    Moon Valley Plaza                           13414-13466 North 7th Street, 402-428 and 502 East Thunderbird Road
  76        MLML    Garden Office Park                          1300 & 1350 Division Road
  77        MLML    PCG Corporate Center                        4650 Southwest Macadam Avenue
  78        MLML    119 North 4th Street                        119 North 4th Street
  79         CRF    Cambray Park                                13700 East 5th Circle
  80        MLML    Sherman Square                              7203-19 North Van Nuys Boulevard and 14503-523 West Sherman Way
  81         CRF    Cambridge Quail                             1601-1681 East Flamingo Road
  82        MLML    Kahana Gateway Professional Center - Office 10 Hoohui Road

FOOTNOTE

                                                        NUMBER OF   PROPERTY                  PROPERTY                     YEAR
LOAN #         CITY      STATE ZIP CODE    COUNTY      PROPERTIES     TYPE                     SUBTYPE       YEAR BUILT RENOVATED
-------- --------------- ----- -------- -------------- ---------- ------------         --------------------- ---------- ---------

 51      Chicago         IL       60601 Cook                1     Other                Retail/Parking Garage       1985
 52      Davis           CA       95616 Yolo                1     Multifamily          Garden                      2005
 53      Garden Grove    CA       92840 Orange              1     Hospitality          Limited Service             1999
 54      Los Angeles     CA       90048 Los Angeles         1     Office               Medical                     1957      2005
 55      San Diego       CA       92101 San Diego           1     Office               CBD                         1983      2002
 56      Glendale        AZ       85308 Maricopa            1     Retail               Anchored                    2005
 57      Los Angeles     CA       90025 Los Angeles         1     Retail               Unanchored                  1988      2001
 58      Deerfield Beach FL       33442 Broward             1     Manufactured Housing Co-Op                       1962
 59      Quakertown      PA       18951 Bucks               1     Retail               Anchored                    1996
 60      Porter          TX       77365 Montgomery          1     Retail               Unanchored                  1974      1986
 61      Los Angeles     CA       90008 Los Angeles         1     Office               Medical                     1962      2005
 62      Norfolk         VA       23502 Hampton Roads       1     Office               Medical                     2005
 63      Springfield     MO       65810 Greene              1     Multifamily          Garden                      2003      2005
 64      Various         PA     Various Allegheny           3     Various              Various                  Various   Various
64.01    Pittsburgh      PA       15235 Allegheny           1     Office               Suburban                    1970      1993
64.02    Pittsburgh      PA       15235 Allegheny           1     Office               Suburban                    1950      2001
64.03    Monroeville     PA       15146 Allegheny           1     Industrial           Industrial                  1960      2002
 65      Springfield     MO       65807 Greene              1     Multifamily          Garden                      2003
 66      Pittsfield      MI       48108 Washtenaw           1     Office               Suburban                    2004
 67      Los Angeles     CA       90015 Los Angeles         1     Retail               Unanchored                  1968      1985
 68      Hartford        CT        6103 Hartford            1     Other                Hospitality/Parking         1912      2005
 69      Springfield     MO       65807 Greene              1     Multifamily          Garden                      2004
 70      Birmingham      AL       35233 Jefferson           1     Industrial           Warehouse                   1945      1999
 71      Kissimmee       FL       34746 Osceola             1     Retail               Unanchored                  1988      2005
 72      Las Vegas       NV       89149 Clark               1     Retail               Unanchored                  2002
 73      Barstow         CA       92311 San Bernardino      1     Multifamily          Garden                      1987
 74      Las Vegas       NV       89117 Clark               1     Office               Suburban                    1991
 75      Phoenix         AZ       85022 Maricopa            1     Retail               Anchored                    1976      1993
 76      West Warwick    RI       02893 Providence          1     Office               Suburban                    2004
 77      Portland        OR       97239 Multnomah           1     Office               Suburban                    1996
 78      Minneapolis     MN       55401 Hennepin            1     Mixed Use            Self Storage/Office         1891      1998
 79      Aurora          CO       80011 Arapahoe            1     Multifamily          Garden                      1985      2003
 80      Van Nuys        CA       91405 Los Angeles         1     Retail               Unanchored                  1983
 81      Las Vegas       NV       89119 Clark               1     Office               Suburban                    1989      2005
 82      Lahaina         HI       96761 Maui                1     Office               Suburban                    1990

                                                                               2,18,19,26,
                                 1,23,31,32,                                  35,36,37,38,
FOOTNOTE      23,33                33,34,81              23,24,82              39,40,41,82    3,26                          3,26

         TOTAL SF/UNITS/ UNIT OF              OCCUPANCY  APPRAISED  APPRAISAL CUT-OFF DATE   ORIGINAL  ORIGINAL BALANCE CUT-OFF DATE
LOAN #      ROOMS/PADS   MEASURE OCCUPANCY %    DATE     VALUE ($)    DATE       LTV (%)   BALANCE ($)   PER UNIT ($)    BALANCE ($)
-------- --------------- ------- ----------- ---------- ---------- ---------- ------------ ----------- ---------------- ------------

 51               11,289      SF        47.1  1/23/2006 13,100,000   5/1/2006         76.7  10,050,000         890        10,050,000
 52                   51   Units        98.0  2/27/2006 13,650,000 12/13/2005         72.5   9,900,000       194,118       9,900,000
 53                  172   Rooms        80.3 10/31/2005 16,400,000  10/1/2005         59.0   9,700,000       56,395        9,678,558
 54               52,543      SF        93.3  12/1/2005 12,440,000 11/17/2005         77.2   9,600,000         183         9,600,000
 55               82,634      SF        97.9 11/28/2005 19,900,000 10/28/2005         47.7   9,500,000         115         9,500,000
 56               45,421      SF        97.2  12/1/2005 12,000,000 12/22/2005         78.3   9,400,000         207         9,400,000
 57               41,819      SF       100.0  1/31/2006 14,700,000  12/5/2005         62.8   9,237,000         221         9,237,000
 58                  124    Pads        NAP         NAP 11,500,000   1/1/2006         77.8   9,000,000       72,580        8,951,236
 59               76,203      SF       100.0 12/15/2005 13,100,000 11/14/2005         67.9   8,900,000         117         8,900,000
 60               98,732      SF        97.5   2/1/2006 10,750,000 10/31/2005         79.3   8,526,000         86          8,526,000
 61               74,912      SF        88.3 11/30/2005 11,200,000 10/12/2005         74.8   8,400,000         112         8,373,133
 62               34,070      SF       100.0  12/6/2005 10,400,000 10/25/2005         79.8   8,300,000         244         8,300,000
 63                  164   Units        97.6 10/11/2005 10,600,000  9/23/2005         77.2   8,200,000       50,000        8,180,961
 64              154,807      SF        98.8    Various 11,000,000  11/9/2005         71.7   7,900,000         51          7,889,761
64.01             63,610      SF        97.0  11/9/2005  4,600,000  11/9/2005                3,303,636                     3,299,355
64.02             53,416      SF       100.0  11/9/2005  3,700,000  11/9/2005                2,657,273                     2,653,829
64.03             37,781      SF       100.0  11/9/2005  2,700,000  11/9/2005                1,939,091                     1,936,578
 65                  168   Units       100.0 10/12/2005 10,000,000   9/3/2005         78.7   7,900,000       47,024        7,873,028
 66               53,647      SF       100.0  2/15/2006  9,800,000  12/7/2005         79.6   7,800,000         145         7,800,000
 67               21,820      SF        98.4  11/1/2005 11,300,000 10/10/2005         66.2   7,500,000         344         7,475,556
 68              185,000      SF        NAP         NAP 10,200,000  9/12/2005         68.6   7,000,000         38          7,000,000
 69                  130   Units        99.2 11/30/2005  8,900,000 10/20/2005         77.4   6,900,000       53,077        6,890,532
 70              210,408      SF       100.0 10/27/2005  8,600,000  6/27/2005         79.5   6,860,000         33          6,836,831
 71               35,309      SF        91.4 11/10/2005  9,000,000  10/3/2005         75.6   6,800,000         193         6,800,000
 72               35,111      SF        88.9   1/3/2006  9,500,000 11/29/2005         71.1   6,755,000         192         6,755,000
 73                  156   Units        93.6   5/4/2005 12,000,000 10/12/2005         54.8   6,600,000       42,308        6,577,349
 74               54,394      SF       100.0 10/31/2005  9,400,000  10/7/2005         69.6   6,539,400         120         6,539,400
 75               63,553      SF       100.0  8/31/2005  8,400,000   8/5/2005         77.7   6,525,000         103         6,525,000
 76               42,819      SF       100.0 11/16/2005  8,085,000 10/25/2005         79.0   6,400,000         149         6,385,699
 77               41,350      SF       100.0  11/1/2005  9,560,000 11/14/2005         66.8   6,400,000         155         6,385,167
 78               95,189      SF        84.0 11/16/2005  8,100,000 11/21/2005         78.8   6,400,000         67          6,385,128
 79                  256   Units        95.7 10/12/2005 13,600,000  11/4/2005         46.3   6,300,000       24,609        6,300,000
 80               31,468      SF       100.0 11/21/2005  8,700,000 11/21/2005         71.7   6,250,000         199         6,235,621
 81               49,848      SF        84.1 11/30/2005  8,700,000  12/1/2005         71.1   6,200,000         124         6,185,762
 82               21,231      SF        97.6  1/31/2006  8,200,000  8/25/2005         75.0   6,150,000         290         6,150,000

FOOTNOTE                                                     4        5       26       6       6                         7
                      CUT-OFF DATE  LOAN   % OF    % OF                                      NET
         % OF INITIAL   BALANCE     GROUP   LOAN    LOAN  CROSSED  RELATED INTEREST ADMIN. MORTGAGE                 IO MONTHLY
LOAN #   POOL BALANCE PER UNIT ($) 1 OR 2 GROUP 1 GROUP 2   LOAN  BORROWER  RATE %   FEE %   RATE % ACCRUAL TYPE DEBT SERVICE ($)
-------- ------------ ------------ ------ ------- ------- ------- -------- -------- ------ -------- ------------ ----------------

 51           0.5             890     1     0.5           No                 5.6100  0.021   5.5890 Actual/360          47,636.30
 52           0.5         194,118     2             4.1   No                 5.2800  0.021   5.2590 Actual/360          44,165.00
 53           0.5          56,271     1     0.5           No                 5.8630  0.021   5.8420 Actual/360
 54           0.4             183     1     0.5           No       Yes (4)   5.5110  0.021   5.4900 Actual/360          44,700.33
 55           0.4             115     1     0.5           No                 5.5700  0.021   5.5490 Actual/360          44,708.28
 56           0.4             207     1     0.5           No                 5.4530  0.021   5.4320 Actual/360          43,308.43
 57           0.4             221     1     0.5           No       Yes (4)   5.5550  0.021   5.5340 Actual/360          43,353.50
 58           0.4          72,187     2             3.7   No                 5.4500  0.021   5.4290 Actual/360
 59           0.4             117     1     0.5           No                 5.5160  0.021   5.4950 Actual/360          41,478.53
 60           0.4              86     1     0.4           No                 5.5550  0.021   5.5340 Actual/360          40,016.45
 61           0.4             112     1     0.4           No                 5.6600  0.021   5.6390 Actual/360
 62           0.4             244     1     0.4           No                 5.7240  0.021   5.7030 Actual/360          40,140.88
 63           0.4          49,884     2             3.4   No                 5.5630  0.021   5.5420 Actual/360
 64           0.4              51     1     0.4           No                 6.2500  0.021   6.2290 Actual/360
64.01         0.2                     1     0.2
64.02         0.1                     1     0.1
64.03         0.1                     1     0.1
 65           0.4          46,863     2             3.3   No      Yes (12)   5.3120  0.021   5.2910 Actual/360
 66           0.4             145     1     0.4           No       Yes (3)   5.8200  0.021   5.7990 Actual/360          38,355.42
 67           0.3             343     1     0.4           No       Yes (4)   5.5600  0.021   5.5390 Actual/360
 68           0.3              38     1     0.4           No                 5.7650  0.081   5.6840 Actual/360
 69           0.3          53,004     2             2.9   No      Yes (12)   5.6900  0.021   5.6690 Actual/360
 70           0.3              32     1     0.4           No                 5.3700  0.021   5.3490 Actual/360
 71           0.3             193     1     0.4           No                 5.9700  0.021   5.9490 Actual/360          34,299.86
 72           0.3             192     1     0.4           No       Yes (2)   5.5500  0.021   5.5290 Actual/360          31,675.79
 73           0.3          42,162     2     0.0     2.7   No       Yes (4)   5.2840  0.021   5.2630 Actual/360
 74           0.3             120     1     0.3           No       Yes (2)   5.3000  0.021   5.2790 Actual/360          29,283.49
 75           0.3             103     1     0.3           No       Yes (3)   5.5200  0.021   5.4990 Actual/360          30,431.88
 76           0.3             149     1     0.3           No                 5.7970  0.021   5.7760 Actual/360
 77           0.3             154     1     0.3           No                 5.5740  0.111   5.4630 Actual/360
 78           0.3              67     1     0.3           No                 5.5580  0.021   5.5370 Actual/360
 79           0.3          24,609     2             2.6   No                 5.4000  0.021   5.3790 Actual/360          28,743.75
 80           0.3             198     1     0.3           No                 5.6190  0.021   5.5980 Actual/360
 81           0.3             124     1     0.3           No                 5.6300  0.021   5.6090 Actual/360
 82           0.3             290     1     0.3           No      Yes (10)   5.2820  0.021   5.2610 Actual/360          27,446.23

FOOTNOTE                                                                    8          8          26        8,9

             IO ANNUAL    MONTHLY P&I DEBT ANNUAL P&I DEBT                FIRST
LOAN #   DEBT SERVICE ($)    SERVICE ($)     SERVICE ($)    NOTE DATE PAYMENT DATE REM. TERM REM. AMORT I/O PERIOD SEASONING
-------- ---------------- ---------------- --------------- ---------- ------------ --------- ---------- ---------- ---------

 51          571,635.63       57,758.33       693,099.96   11/21/2005     1/8/2006    117        360        60          3
 52          529,980.00       54,852.27       658,227.24    1/17/2006     3/8/2006    119        360        24          1
 53                           57,304.79       687,657.48   12/12/2005     2/8/2006    118        358         0          2
 54          536,404.00       54,574.02       654,888.24   12/30/2005     2/1/2006    118        360        12          2
 55          536,499.31       54,357.92       652,295.04   12/15/2005     2/8/2006    118        360        36          2
 56          519,701.19       53,095.30       637,143.60     2/3/2006     4/1/2006    120        360        60          0
 57          520,241.95       52,765.86       633,190.32    2/28/2006     4/1/2006    120        360        12          0
 58                           50,819.03       609,828.36     9/9/2005    11/1/2005    115        355         0          5
 59          497,742.39       50,622.60       607,471.20   12/23/2005     2/1/2006    118        360        24          2
 60          480,197.35       48,704.31       584,451.72   12/16/2005     2/1/2006    118        360        60          2
 61                           48,540.92       582,491.04   11/30/2005     1/8/2006    117        357         0          3
 62          481,690.50       48,299.54       579,594.48    12/6/2005     2/1/2006    118        360        36          2
 63                           46,883.34       562,600.08   12/13/2005     2/1/2006    118        358         0          2
 64                           48,641.66       583,699.92    1/12/2006     3/1/2006    119        359         0          1
64.01
64.02
64.03
 65                           43,927.96       527,135.52    11/4/2005     1/1/2006    117        357         0          3
 66          460,265.00       45,866.13       550,393.56    2/22/2006     4/8/2006    120        360        24          0
 67                           42,866.94       514,403.28   11/30/2005     1/8/2006    117        357         0          3
 68                           44,100.92       529,211.04    2/22/2006     4/8/2006    120        300         0          0
 69                           40,003.91       480,046.92    1/13/2006     3/1/2006    119        359         0          1
 70                           38,392.65       460,711.80    12/6/2005     1/8/2006    117        357         0          3
 71          411,598.33       40,638.37       487,660.44   11/15/2005     1/8/2006    117        360        24          3
 72          380,109.48       38,566.32       462,795.84     1/6/2006     2/8/2006    118        360        60          2
 73                           36,584.56       439,014.72    11/9/2005     1/8/2006    117        357         0          3
 74          351,401.93       36,313.59       435,763.08   11/16/2005     1/8/2006    117        360        60          3
 75          365,182.50       37,130.15       445,561.80     2/9/2006     4/8/2006    120        360        24          0
 76                           37,539.97       450,479.64   12/13/2005     2/1/2006    118        358         0          2
 77                           36,636.19       439,634.28   12/27/2005     2/1/2006    118        358         0          2
 78                           36,571.73       438,860.76   12/20/2005     2/1/2006    118        358         0          2
 79          344,925.00       35,376.44       424,517.28    2/17/2006     4/8/2006    120        360        60          0
 80                           35,954.85       431,458.20   12/21/2005     2/1/2006    118        358         0          2
 81                           35,710.27       428,523.24   12/22/2005     2/8/2006    118        358         0          2
 82          329,354.71       34,082.52       408,990.24   12/28/2005     2/1/2006    118        360        36          2

FOOTNOTE

          PAYMENT  GRACE
LOAN #   DUE DATE PERIOD LOAN #
-------- -------- ------ ------

 51          8       0     51
 52          8       0     52
 53          8       0     53
 54          1       5     54
 55          8       0     55
 56          1       5     56
 57          1       5     57
 58          1       5     58
 59          1       5     59
 60          1       5     60
 61          8       0     61
 62          1       5     62
 63          1       5     63
 64          1       5     64
64.01                    64.01
64.02                    64.02
64.03                    64.03
 65          1       5     65
 66          8       0     66
 67          8       0     67
 68          8       0     68
 69          1       5     69
 70          8       0     70
 71          8       0     71
 72          8       0     72
 73          8       0     73
 74          8       0     74
 75          8       0     75
 76          1       5     76
 77          1       5     77
 78          1       5     78
 79          8       0     79
 80          1       5     80
 81          8       0     81
 82          1       5     82

                                                    2,35,
FOOTNOTE     26                          3,26       40,82         8,10,11,27,28,29,30,84
                              FINAL
         MATURITY/          MATURITY MATURITY/ARD MATURITY               REMAINING
LOAN #    ARD DATE ARD LOAN   DATE    BALANCE ($)   LTV %      PREPAYMENT PROVISION (PAYMENTS)   2003 NOI ($) 2004 NOI ($)
-------- --------- -------- -------- ------------ -------- ------------------------------------- ------------ ------------

 51      12/8/2015    No               9,351,196    71.4   LO(24),Def(89),O(4)                        762,175      800,892
 52       2/8/2016    No               8,625,365    63.2   LO(24),Def(91),O(4)
 53       1/8/2016    No               8,191,076    49.9   LO(24),Def(90),O(4)                        658,561      745,403
 54       1/1/2016    No               8,221,389    66.1   LO(24),Def(89),O(5)                        718,115      888,925
                                                           LO(57),LESSofDeforGRTRofYMor3%(12),
                                                           LESSofDeforGRTRofYMor2%(12),
 55       1/8/2016    No               8,509,719    42.8   LESSofDeforGRTRofYMor1%(33),O(4)           911,179    1,112,687
 56       3/1/2016    No               8,729,022    72.7   LO(24),Def(92),O(4)
 57       3/1/2016    No               7,923,378    53.9   LO(24),Def(91),O(5)                        767,410      847,768
 58      10/1/2015    No               7,505,785    65.3   LO(24),Def(89),O(2)
 59       1/1/2016    No               7,799,058    59.5   LO(24),Def(90),O(4)                                     910,682
 60       1/1/2016    No               7,926,737    73.7   LO(24),Def(90),O(4)                        790,290      799,254
 61      12/8/2015    No               7,050,739    63.0   LO(24),Def(89),O(4)                        749,038      710,552
 62       1/1/2016    No               7,457,960    71.7   LO(24),Def(90),O(4)
 63       1/1/2016    No               6,861,775    64.7   LO(24),Def(90),O(4)                        120,479      518,131
 64       2/1/2016    No               6,746,136    61.3   LO(24),Def(93),O(2)                      1,177,839    1,212,749
64.01                                  2,821,111                                                      500,885      510,491
64.02                                  2,269,155                                                      395,872      420,903
64.03                                  1,655,870                                                      281,082      281,355
 65      12/1/2015    No               6,559,789    65.6   LO(24),Def(89),O(4)                                     679,650
 66       3/8/2016    No               6,884,909    70.3   LO(24),Def(91),O(5)
 67      12/8/2015    No               6,276,038    55.5   LO(24),Def(89),O(4)                        530,788      668,704
 68       3/8/2016    No               5,379,161    52.7   LO(24),Def(92),O(4)
 69       2/1/2016    No               5,795,807    65.1   LO(24),Def(91),O(4)                                      71,659
 70      12/8/2015    No               5,706,644    66.4   LO(24),Def(89),O(4)
 71      12/8/2015    No               6,022,653    66.9   LO(24),Def(89),O(4)                        621,423      562,809
 72       1/8/2016    No               6,279,772    66.1   LO(24),Def(90),O(4)                        226,128      306,446
 73      12/8/2015    No               5,475,473    45.6   LO(24),Def(89),O(4)                        407,179      431,432
 74      12/8/2015    No               6,057,805    64.4   LO(24),Def(89),O(4)                        430,587      412,729
 75       3/8/2016    No               5,718,993    68.1   LO(24),Def(92),O(4)                        573,482      556,045
 76       1/1/2016    No               5,393,759    66.7   LO(24),GRTR1%orYM(90),O(4)
 77       1/1/2016    No               5,357,344    56.0   LO(24),Def(90),O(4)                        518,321      619,944
 78       1/1/2016    No               5,354,708    66.1   LO(24),Def(90),O(4)                        563,790      683,259
 79       3/8/2016    No               5,845,841    43.0   LO(24),Def(92),O(4)                        838,456      659,858
 80       1/1/2016    No               5,239,005    60.2   LO(24),Def(90),O(4)                                     541,854
 81       1/8/2016    No               5,198,841    59.8   LO(24),Def(90),O(4)                        490,391      474,017
 82       1/1/2016    No               5,476,142    66.8   LO(24),Def(90),O(4)                        445,416      553,739

                                                                               2,12,15,
                                                                                16,17,
                                                                                18,19,
                                                                     23,26,44,  26,44,
FOOTNOTE   42,43,45       42                                23,25    45,46,47  45,46,47
                                                                                                              UPFRONT     UPFRONT
         MOST RECENT MOST RECENT                                                  UW                        ENGINEERING    CAPEX
LOAN #     NOI ($)     NOI DATE  UW REVENUES UW EXPENSES UW NOI ($) UW NCF ($) DSCR (X)   TITLE TYPE  PML % RESERVE ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ---------- ---------- -------- ------------- ----- ----------- -----------

 51          817,738   8/31/2005   1,617,275     715,453    901,822    885,209    1.28  Fee
 52                                1,115,381     282,352    833,029    820,279    1.25  Fee           11.00
 53        1,097,356  10/31/2005   4,306,241   3,316,669    989,572    989,572    1.44  Fee           12.00
 54        1,109,412  10/31/2005   1,479,280     512,009    967,271    815,518    1.25  Fee           19.00
 55        1,235,358   9/30/2005   2,002,241     757,733  1,244,508  1,112,786    1.71  Fee           13.00
 56        1,061,157  12/31/2005   1,042,047     251,449    790,599    762,849    1.20  Fee
 57          930,651  12/31/2005   1,215,082     261,603    953,479    895,077    1.41  Fee           15.00                  60,065
 58                                  954,471     209,705    744,766    738,566    1.21  Fee                      18,750
 59          863,039  10/31/2005   1,210,926     303,531    907,395    849,434    1.40  Fee/Leasehold            35,250      32,063
 60          823,254   9/30/2005   1,044,318     269,417    774,901    706,619    1.21  Fee
 61          721,959   8/30/2005   1,511,578     645,262    866,316    792,219    1.36  Fee           15.00
 62                                1,086,232     238,527    847,705    782,579    1.35  Fee
 63          806,983   9/30/2005   1,146,904     386,376    760,528    715,428    1.27  Fee
 64        1,093,392  10/31/2005   1,745,948     705,182  1,040,419    872,989    1.50  Fee
64.01        402,421  10/31/2005     813,303     365,452    447,850    365,073          Fee
64.02        407,760  10/31/2005     609,740     268,048    341,693    278,341          Fee
64.03        283,211  10/31/2005     322,905      72,029    250,876    229,575          Fee
 65          796,816    9/1/2005   1,148,049     423,206    724,843    657,643    1.25  Fee                                  84,000
 66                                1,424,811     458,732    966,079    906,628    1.65  Fee
 67          823,681   9/30/2005   1,355,453     517,463    837,990    796,893    1.55  Fee           18.00
 68                                  774,818      16,248    758,570    756,470    1.43  Fee
 69          688,041  11/30/2005     917,871     299,442    618,429    582,679    1.21  Fee
 70                                  841,863     201,777    640,086    578,326    1.26  Fee
 71          579,858   9/30/2005     883,420     205,947    677,473    648,463    1.33  Fee
 72          444,616  11/30/2005     839,120     196,524    642,596    599,246    1.30  Fee
 73          530,938   8/31/2005   1,143,991     551,575    592,416    543,073    1.24  Fee           12.00      18,750
 74          549,811   9/30/2005     970,569     287,887    682,682    608,039    1.40  Fee
 75          613,229  11/30/2005     787,045     212,196    574,849    544,618    1.22  Fee                      16,000
 76          696,574   9/30/2005     967,668     280,129    687,539    636,145    1.41  Fee
 77          644,235   9/30/2005     995,205     360,281    634,924    575,135    1.31  Fee           12.00
 78          616,405   6/30/2005   1,199,936     538,997    660,938    558,790    1.27  Fee
 79          919,012   9/30/2005   1,840,714   1,060,765    779,949    715,949    1.69  Fee                                1,000,000
 80          514,230   10/1/2005     755,686     169,087    586,599    558,949    1.30  Fee           16.00      26,200
 81          614,464  10/30/2005     870,385     247,645    622,740    540,690    1.26  Fee
 82          532,490   6/30/2005     925,680     391,317    534,363    515,078    1.26  Fee                      19,219

                                                                                                           14,22,50,
                                                                                                           54,56,59,
                                                                                                           61,66,67,
                                                                                                           72,73,74,
FOOTNOTE                  49                                           13,22,52,62,68,69       13,22         75,76
           UPFRONT     UPFRONT     UPFRONT     UPFRONT     UPFRONT          MONTHLY           MONTHLY       MONTHLY
            ENVIR.      TI/LC       RE TAX       INS.       OTHER            CAPEX             CAPEX         TI/LC
LOAN #   RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($)      RESERVE ($)     RESERVE CAP ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ----------- -------------------- --------------- -----------

  51                                 107,500       6,449     750,000          1,019
  52                                  50,327                                  1,063
  53                                  44,640                                 13,510
  54                     200,000                              43,200            876              21,000      4,167

  56                     100,000                   2,051      23,995            568
  57                     150,000                                                976
  58                                  67,523                 101,638            517
  59                                  31,683      31,112                      1,524
  60                                              26,225                      1,234
  61                                  22,382      16,093     267,600          1,249              44,964      6,243
  62                                               1,187                        710                          4,717
  63                                   5,790       6,718                      3,758              90,192
  64                                  92,752       7,084
64.01
64.02
64.03
  65                                   5,470      10,938
  66                                  95,044                                    910              50,000
  67                                  15,009
  68                                                       1,050,000
  69                                  17,336      16,612                      2,979              71,500
  70           1,250                   8,293      12,194                      1,753
  71                                   9,908      12,638                        595                          3,345
  72                     125,000                   2,186      80,394                                         2,633
  73                                  13,703                                  4,112
  74                     150,000       7,360                                                                 5,303
  75           4,328                  48,178                 272,800          1,059                          1,589
  76                     200,000                   2,866                        892
  77                                  15,503       3,205                        689
  78                                  35,073       7,408                      1,419                          2,083
  79                                              41,890
  80                                  23,536       5,631                        393                            833
  81                      90,000       7,919                 150,000          1,080
  82                     110,000      11,234       5,707                        354              19,500

                                                  21,22,48,
                                                  51,55,60,
                                                  65,70,71,
FOOTNOTE  14,22,56,57,58   20,22,64     20,22    77,78,79,80
                                                                                           LARGEST TENANT
             MONTHLY       MONTHLY     MONTHLY     MONTHLY           ---------------------------------------------------------
              TI/LC         RE TAX       INS.       OTHER     SINGLE                                                   LEASE
LOAN #   RESERVE CAP ($) RESERVE ($) RESERVE ($) RESERVE ($)  TENANT               TENANT NAME            UNIT SIZE EXPIRATION
-------- --------------- ----------- ----------- ----------- ------- ------------------------------------ --------- ----------

  51                          25,000         586             No      KFC                                      2,880  5/31/2016
  52                           4,575       2,643             No
  53                          11,547                         No
  54           300,000         5,245                         No      Healthway CORF, Inc                      3,500 12/14/2009
                                                                     Paulson Reporting & Litigation
  55                          18,992                         No      Services, Inc.                          16,845  5/31/2010
  56                           3,144         684             No      Henry's                                 27,555  8/31/2020
  57                           4,807                         No      LA County Library                        6,472        MTM
  58                           5,558       1,000 Variable    No
  59                           6,385       3,111             No      Sears Roebuck & Co                      20,775  3/11/2006
  60                          11,554       3,666             No      99 Cent Only Stores                     31,850 10/31/2009
  61           224,736         7,461       1,463             No      Watts Health Corporation                 7,937        MTM
  62                           2,724         593             Yes     Virginia Eye Consultants, Inc.          34,070 11/30/2025
  63                           5,790       2,239             No
  64                          15,459       2,361             Various
64.01                                                        No      Cummings Riter                          12,264  7/31/2007
64.02                                                        No      NHS                                     18,071  6/30/2007
64.03                                                        Yes     TransCare                               38,000  1/31/2009
  65                           5,459       1,367             No
  66                          21,557                         No      Warde Medical Lab                       43,838 12/31/2015
  67                           5,003         567             No      Le Petit Paris                           2,336  1/31/2009
  68                                                         NAP
  69                           4,334       1,510             No
  70                           8,293       2,032             No      Iron Mountain                          127,651  6/30/2020
  71           120,420         4,954       1,053             No      Holiday Villas                           9,391  6/30/2007
  72           125,000         3,885       1,093             No      Mountain View Baptist Church             4,389 12/31/2015
  73                           4,570       3,958             No
  74           150,000         7,360       1,042             No      JCSSD LLC & Jacobs Consulting           10,300  1/31/2011
  75            57,198         9,836                         No      Safeway                                 34,409  1/31/2007
                                                                     Progressive Casualty Insurance
  76                           2,248         955             No      Company                                 22,154  9/30/2008
  77                           7,752       1,603             No      Precision                               23,185  1/15/2010
  78           125,000        11,691         741             No      Mueting, Raasch & Gehart                 8,466  2/28/2007
  79                           5,564       3,491             No
                                                                     Alfred Sarkisyan & Kristine
  80            50,000         5,884       1,021             No      Arutyunyan                               4,416  3/31/2014
  81            90,000         3,960                         No      MMJ Games, Inc.                          6,476 10/31/2007
  82                           1,966       1,902             No      SVO, Inc.                                5,679  2/29/2008

FOOTNOTE
                           2ND LARGEST TENANT                                     3RD LARGEST TENANT
         ----------------------------------------------------- ------------------------------------------------
                                                       LEASE                                            LEASE      LOAN
LOAN #              TENANT NAME           UNIT SIZE EXPIRATION            TENANT NAME      UNIT SIZE EXPIRATION   PURPOSE   LOAN #
-------- -------------------------------- --------- ---------- --------------------------- --------- ---------- ----------- ------

 51      Seven Eleven (7-11)                  2,440  5/31/2016                                                    Refinance  51
 52                                                                                                               Refinance  52
 53                                                                                                               Refinance  53
 54      La Prompt Clinical Labaratory        3,194        MTM Leonid M. Kleynberg             2,334  7/14/2006   Refinance  54
 55      Appellate Defenders                 13,311 11/30/2010 Wallace Brodshatzer            10,378  1/31/2011 Acquisition  55
 56      Catherine's                          4,067  5/31/2010 Justice Stores                  3,572 11/30/2015   Refinance  56
 57      Women's Spa                          3,968  2/28/2012 Arby's                          2,800  9/30/2018   Refinance  57
 58                                                                                                             Acquisition  58
 59      Staples, Inc.                       20,000  2/28/2011 Dollar Tree                     8,040  3/31/2008   Refinance  59
 60      Big Lots                            21,397  1/31/2011 CVS                            10,356  12/5/2008 Acquisition  60
 61      Children's Comprehensive Medical     4,760  3/31/2008 Charles Drew University         3,768  6/30/2006   Refinance  61
         Center
 62                                                                                                               Refinance  62
 63                                                                                                               Refinance  63
 64                                                                                                               Refinance  64
64.01    Allegheny East                       6,935  1/31/2007 Bridge Semiconductor            6,843   6/7/2008             64.01
64.02    Penn Hills School District           8,775  7/31/2009 Paula Teacher & Assoc           6,080  1/31/2008             64.02
64.03                                                                                                                       64.03
 65                                                                                                               Refinance  65
 66      NSF International                    9,809 11/15/2010                                                    Refinance  66
 67      Mika Fashion                         1,728  9/30/2007 Fashion Roads                   1,632 11/30/2006   Refinance  67
 68                                                                                                               Refinance  68
 69                                                                                                               Refinance  69
 70      Shaw Warehouse Company              65,649  6/30/2010 Baggett Transportation         17,108 11/23/2008   Refinance  70
                                                               Company
 71      Cattleman's Steakhouse               8,000  3/31/2011 Taco Bell                       3,500   2/8/2009 Acquisition  71
 72      Bunker Dance Studio                  3,325  8/31/2007 Purrfect Auto                   3,000 12/31/2012 Acquisition  72
 73                                                                                                               Refinance  73
 74      Opportunity Village                  6,696 12/31/2007 Realty Success Systems          4,450  1/31/2007 Acquisition  74
 75      Ammacapane's Sports Bar              4,000  3/31/2008 Bamboo House                    2,990  6/30/2008 Acquisition  75
 76      Integon National Insurance           4,100  6/30/2009 Ameriquest                      3,800  7/31/2011   Refinance  76
         Company
 77      Private Consulting Group, Inc.       6,884 12/31/2019 GMAC                            5,600  8/30/2006   Refinance  77
 78      Design Guys, Inc                     7,631  6/30/2010 Pizza Luce, Inc                 5,179  8/31/2015   Refinance  78
 79                                                                                                             Acquisition  79
 80      Mey Fung Bakery                      2,552  7/31/2015 One Stop Liquor                 2,552 10/31/2010   Refinance  80
 81      Behavioral Healthcare                4,076  4/30/2006 Bankers Capital Lending         3,068  3/31/2008   Refinance  81
 82      Consolidated Resorts                 3,923  6/30/2008 St Francis Medical Center       2,383  4/30/2006 Acquisition  82

FOOTNOTE                                 83                                                     85

LOAN #   ORIGINATOR                 PROPERTY NAME                                          STREET ADDRESS
-------- ---------- ------------------------------------------- -----------------------------------------------------------------

20.03       CRF     1001 East 87th Street                       1001 East 87th Street
20.04       CRF     1798 and 1800 Busse Highway                 1798 and 1800 Busse Highway
 21         MLML    La Crosse Industrial                        1637 Saint James Street
 22         MLML    Kahana Gateway Professional Center - Retail 4405 Honoapiilani Highway
 23         MLML    Villages at Paseo del Sol                   32120, 32140, 32170, 32180, 32200, 32220 & 32240 Highway 79 South
 24         CRF     Breckenridge Park Portfolio                 Various
24.01       CRF     Breckenridge I-III                          5905, 5907, 5909, 5910, 5911 and 5912 Breckenridge Parkway
24.02       CRF     Breckenridge IV-V                           5802, 5803, 5805, 5807 and 5906 Breckenridge Parkway
 25         MLML    Village Faire Shopping Center               300 Carlsbad Village Drive
 26         CRF     Guardian Self Storage                       Various
26.01       CRF     Storage I (CA)                              5873 Centre Avenue
26.02       CRF     Self Storage HR                             350 Old Haymaker Road
26.03       CRF     Self Storage WD                             1002 East Waterfront Drive
26.04       CRF     Self Storage III (SM)                       750 South Millvale Avenue
 27         CRF     Jacobson Distribution                       Various
27.01       CRF     Jacobson Distribution 1                     2401 and 2501 Expedition Court
27.02       CRF     Jacobson Distribution 2                     1650 21st Street
 28         MLML    University Collection Shopping Center       2708-2798 East Fowler Avenue
 29         MLML    Lakeshore Apartments                        730 Citadel Circle
 30         CRF     Southdown Pavilion                          3166 Highway 315
 31         MLML    Brookhollow Shopping Center                 14526-15164 San Pedro Avenue
 32         MLML    La Reina Plaza                              14622 Ventura Boulevard
 33         MLML    Army Corp Engineer Building                 4155 Clay Street
 34         CRF     Himmarshee Landing                          1200 East Las Olas
 35         MLML    Plaza at Hurstbourne Green                  3220 Office Pointe Place and 9510 Ormsby Station Road
 36         CRF     Singleton Square                            6050 Singleton Road
 37         CRF     Hilton Salt Lake City Airport               5151 Wiley Post Way
 38         MLML    Trappe Shopping Center                      130 West Main Street
 39         CRF     FNBA - Fountainhead Building                1665 West Alameda Drive
 40         MLML    Encino Valley Shopping Center               17919-17977 Ventura Boulevard
 41         MLML    Hilton Garden Inn - Oxnard                  2000 Solar Drive
 42         CRF     Southern California Ground Lease Portfolio  Various
42.01       CRF     Buckingham Heights Business Park            5601-5731 Slauson Avenue
42.02       CRF     Watt Leed Distribution Facility             350 South Ranger Avenue
42.03       CRF     Culver Marina                               4943 McConnell Avenue
42.04       CRF     McConnell Marina                            4935 McConnell Avenue
 43         MLML    Cranberry Plaza                             2 Cranberry Road
 44         MLML    GN Resound                                  8001 East Bloomington Freeway
 45         CRF     Pueblo Crossing                             5737-5848 North Elizabeth Street
 46         CRF     Augusta Corporate Park                      1481, 1485, and 1489 West Warm Springs Road
 47         MLML    McKamy Lakes Apartments                     290 West Lake Park Road
 48         MLML    New City Office                             20 Squadron Boulevard
 49         CRF     Hilton Garden Inn Garden Grove              11777 Harbor Boulevard
 50         CRF     Widewaters Commons                          Routes 119 and 201

FOOTNOTE

                                                      NUMBER OF   PROPERTY          PROPERTY                      YEAR
LOAN #         CITY      STATE ZIP CODE    COUNTY    PROPERTIES     TYPE             SUBTYPE        YEAR BUILT RENOVATED
-------- --------------- ----- -------- ------------ ---------- ------------ ---------------------- ---------- ---------

20.03    Chicago         IL       60619 Cook              1     Self Storage Self Storage              1940      2003
20.04    Des Plaines     IL       60016 Cook              1     Self Storage Self Storage              1949
 21      LaCrosse        WI       54603 LaCrosse          1     Industrial   Warehouse/Distribution    1964      1989
 22      Lahaina         HI       96761 Maui              1     Retail       Unanchored                1990
 23      Temecula        CA       92592 Riverside         1     Retail       Shadow Anchored           2002
 24      Tampa           FL       33404 Hillsborough      2     Industrial   Flex Office              Various
24.01    Tampa           FL       33404 Hillsborough      1     Industrial   Flex Office               1982
24.02    Tampa           FL       33404 Hillsborough      1     Industrial   Flex Office               1985
 25      Carlsbad        CA       92018 San Diego         1     Retail       Unanchored                1989
 26      Various         PA     Various Allegheny         4     Self Storage Self Storage             Various   Various
26.01    Pittsburgh      PA       15206 Allegheny         1     Self Storage Self Storage              1908      1987
26.02    Monroeville     PA       15146 Allegheny         1     Self Storage Self Storage              2002
26.03    Munhall         PA       15120 Allegheny         1     Self Storage Self Storage              2002
26.04    Pittsburgh      PA       15213 Allegheny         1     Self Storage Self Storage              1917      1992
 27      Various         IA     Various Various           2     Industrial   Warehouse                Various
27.01    Sioux City      IA       51111 Woodbury          1     Industrial   Warehouse                 1998
27.02    LeMars          IA       51031 Plymouth          1     Industrial   Warehouse                 2000
 28      Tampa           FL       33612 Hillsborough      1     Retail       Shadow Anchored           1984
 29      Evansville      IN       47715 Vanderburgh       1     Multifamily  Garden                    2004
 30      Houma           LA       70360 Terrebonne        1     Multifamily  Garden                    2005
 31      San Antonio     TX       78232 Bexar             1     Retail       Anchored                  1976      1999
 32      Sherman Oaks    CA       91403 Los Angeles       1     Retail       Unanchored                1938      2003
 33      Vicksburg       MS       39183 Warren            1     Office       Single Tenant             1996
 34      Fort Lauderdale FL       33301 Broward           1     Office       Retail/Office             2005
 35      Louisville      KY       40223 Jefferson         1     Office       Suburban                  2000      2003
 36      Norcross        GA       30093 Gwinnett          1     Retail       Anchored                  1993
 37      Salt Lake City  UT       84116 Salt Lake         1     Hospitality  Full Service              1980      2003
 38      Trappe          PA       19426 Montgomery        1     Retail       Anchored                  1991
 39      Tempe           AZ       85282 Maricopa          1     Office       Suburban                  1969      2005
 40      Encino          CA       91316 Los Angeles       1     Retail       Anchored                  1963
 41      Oxnard          CA       93036 Ventura           1     Hospitality  Full Service              2005
 42      Various         CA     Various Los Angeles       4     Other        Industrial                 NAP       NAP
42.01    Culver City     CA       90230 Los Angeles       1     Other        Office/Industrial          NAP       NAP
42.02    Brea            CA       92821 Orange            1     Other        Industrial                 NAP       NAP
42.03    Los Angeles     CA       90066 Los Angeles       1     Other        Industrial                 NAP       NAP
42.04    Los Angeles     CA       90066 Los Angeles       1     Other        Industrial                 NAP       NAP
 43      Parsippany      NJ       07054 Morris            1     Industrial   Flex                      1986
 44      Bloomington     MN       55420 Hennepin          1     Industrial   Flex                      1960      2001
 45      Pueblo          CO       81008 Pueblo            1     Retail       Shadow Anchored           2004      2005
 46      Henderson       NV       89014 Clark             1     Office       Suburban                  2000
 47      Lewisville      TX       75057 Denton            1     Multifamily  Garden                    2000
 48      New City        NY       10956 Rockland          1     Office       Suburban                  1974      2003
 49      Garden Grove    CA       92840 Orange            1     Hospitality  Limited Service           1999
 50      Connellsville   PA       15425 Fayette           1     Retail       Anchored                  2005

                                                                               2,18,19,26,
                                 1,23,31,32,                                  35,36,37,38,
FOOTNOTE      23,33                33,34,81              23,24,82              39,40,41,82    3,26                          3,26

         TOTAL SF/UNITS/ UNIT OF              OCCUPANCY  APPRAISED  APPRAISAL CUT-OFF DATE   ORIGINAL  ORIGINAL BALANCE CUT-OFF DATE
LOAN #      ROOMS/PADS   MEASURE OCCUPANCY %    DATE     VALUE ($)    DATE       LTV (%)   BALANCE ($)   PER UNIT ($)    BALANCE ($)
-------- --------------- ------- ----------- ---------- ---------- ---------- ------------ ----------- ---------------- ------------

20.03             51,789      SF        80.3  10/1/2005  5,600,000 10/13/2008                4,120,000                     4,120,000
20.04             56,836      SF        86.7  10/1/2005  5,200,000 10/13/2008                3,900,000                     3,900,000
 21              776,509      SF        97.5  10/6/2005 24,300,000  9/26/2005         77.9  19,000,000         24         18,935,829
 22               58,838      SF        96.1 12/31/2005 22,000,000  8/25/2005         83.8  18,425,000         313        18,425,000
 23               76,979      SF       100.0   9/1/2005 24,500,000  9/23/2005         74.5  18,260,000         237        18,260,000
 24              273,435      SF        93.2    Various 23,300,000    Various         75.5  17,600,000         64         17,600,000
24.01            179,494      SF        93.2 11/30/2005 16,300,000  10/7/2005               11,880,000                    11,880,000
24.02             93,941      SF        93.2   1/5/2006  7,000,000 11/15/2005                5,720,000                     5,720,000
 25               92,073      SF        89.6  11/1/2005 24,500,000 10/26/2005         71.8  17,580,000         191        17,580,000
 26              276,882      SF        77.6 10/31/2005 27,970,000 11/15/2005         62.6  17,500,000         63         17,500,000
26.01             80,683      SF        81.2 10/31/2005 12,250,000 11/15/2005                7,600,000                     7,600,000
26.02             87,075      SF        80.8 10/31/2005  6,900,000 11/15/2005                4,900,000                     4,900,000
26.03             76,800      SF        71.4 10/31/2005  6,170,000 11/15/2005                3,600,000                     3,600,000
26.04             32,324      SF        74.9 10/31/2005  2,650,000 11/15/2005                1,400,000                     1,400,000
 27              548,866      SF       100.0   1/6/2006 23,900,000 11/23/2005         71.0  17,000,000         31         16,961,215
27.01            444,706      SF       100.0   1/6/2006 18,900,000 11/23/2005               13,210,191                    13,180,052
27.02            104,160      SF       100.0   1/6/2006  5,000,000 11/23/2005                3,789,809                     3,781,163
 28              106,899      SF        91.1 10/14/2005 23,800,000 11/21/2005         67.6  16,100,000         151        16,100,000
 29                  224   Units        89.3  1/19/2006 19,540,000 12/23/2005         77.8  15,600,000       69,643       15,600,000
 30                  199   Units       100.0 12/31/2005 19,000,000  12/6/2005         78.4  14,900,000       74,874       14,900,000
 31              167,619      SF        80.0  9/30/2005 18,400,000  11/1/2005         79.9  14,700,000         88         14,700,000
 32               46,456      SF        98.7  12/1/2005 23,000,000  11/7/2005         61.3  14,600,000         314        14,600,000
 33              199,404      SF       100.0   3/1/2006 27,000,000  8/17/2005         53.3  14,400,000         72         14,400,000
 34               50,756      SF       100.0  9/20/2005 24,800,000  9/16/2005         57.5  14,250,000         281        14,250,000
 35              135,171      SF       100.0   1/1/2006 18,100,000 11/17/2005         74.6  13,500,000         100        13,500,000
 36              130,512      SF        88.5  9/20/2005 19,050,000 10/26/2005         70.6  13,450,000         103        13,450,000
 37                  288   Rooms        68.7  9/30/2005 23,000,000  10/5/2008         58.4  13,425,000       46,615       13,425,000
 38              122,822      SF        98.0 11/23/2005 20,920,000  12/5/2005         63.1  13,200,000         107        13,200,000
 39              233,452      SF       100.0   1/1/2006 29,000,000   1/6/2006         45.4  13,200,000         57         13,175,383
 40               78,145      SF       100.0  9/30/2005 18,500,000 11/25/2005         70.8  13,100,000         168        13,100,000
 41                  166   Rooms        61.8 10/31/2005 23,500,000 10/27/2005         55.1  13,000,000       78,313       12,960,238
 42            1,297,914      SF        NAP         NAP 20,700,000    Various         60.2  12,500,000         10         12,469,946
42.01            833,956      SF        NAP         NAP 15,500,000  7/19/2005                9,411,850                     9,389,221
42.02            277,085      SF        NAP         NAP  2,100,000  7/19/2005                1,268,985                     1,265,934
42.03            103,673      SF        NAP         NAP  1,600,000  7/14/2005                  926,700                       924,472
42.04             83,200      SF        NAP         NAP  1,500,000  7/14/2005                  892,465                       890,319
 43              203,871      SF       100.0  1/31/2006 15,500,000  11/4/2005         79.2  12,275,000         60         12,275,000
 44              122,177      SF       100.0 12/14/2005 17,300,000 10/13/2005         71.0  12,275,000         100        12,275,000
 45               91,400      SF        96.7   3/1/2006 16,200,000  12/1/2005         72.8  11,800,000         129        11,800,000
 46               75,000      SF        74.4   1/1/2006 18,200,000   6/1/2007         62.9  11,456,250         153        11,456,250
 47                  214   Units        96.7 10/19/2005 14,900,000 10/11/2005         75.7  11,300,000       52,804       11,271,936
 48               53,859      SF        92.3  5/31/2005 14,000,000   6/6/2005         78.1  11,000,000         204        10,937,069
 49                  169   Rooms        76.2 10/31/2005 17,000,000  10/1/2005         63.4  10,800,000       63,905       10,776,126
 50               76,875      SF        89.1  1/27/2006 13,000,000 11/21/2005         70.4  10,600,000         138        10,600,000

FOOTNOTE                                                     4        5       26       6       6                         7

                      CUT-OFF DATE  LOAN   % OF    % OF                                      NET
         % OF INITIAL   BALANCE     GROUP   LOAN    LOAN  CROSSED  RELATED INTEREST ADMIN. MORTGAGE                 IO MONTHLY
LOAN #   POOL BALANCE PER UNIT ($) 1 OR 2 GROUP 1 GROUP 2   LOAN  BORROWER  RATE %   FEE %   RATE % ACCRUAL TYPE DEBT SERVICE ($)
-------- ------------ ------------ ------ ------- ------- ------- -------- -------- ------ -------- ------------ ----------------

20.03         0.2                     1     0.2
20.04         0.2                     1     0.2
 21           0.9             24      1     1.0           No                 5.3700  0.061   5.3090 Actual/360
 22           0.9            313      1     1.0           No      Yes (10)   5.2960  0.021   5.2750 Actual/360          82,445.05
 23           0.9            237      1     1.0           No      Yes (10)   5.1440  0.021   5.1230 Actual/360          79,361.68
 24           0.8             64      1     0.9           No                 5.6900  0.021   5.6690 Actual/360          84,612.41
24.01         0.6                     1     0.6
24.02         0.3                     1     0.3
 25           0.8            191      1     0.9           No                 5.4900  0.021   5.4690 Actual/360          81,545.56
 26           0.8             63      1     0.9           No                 5.7500  0.021   5.7290 Actual/360          85,018.81
26.01         0.4                     1     0.4
26.02         0.2                     1     0.3
26.03         0.2                     1     0.2
26.04         0.1                     1     0.1
 27           0.8             31      1     0.9           No                 5.6700  0.021   5.6490 Actual/360
27.01         0.6                     1     0.7
27.02         0.2                     1     0.2
 28           0.8            151      1     0.8           No                 5.9610  0.071   5.8900 Actual/360          81,087.54
 29           0.7         69,643      2             6.5   No      Yes (13)   5.6000  0.021   5.5790 Actual/360          73,811.11
 30           0.7         74,874      2             6.2   No                 5.5000  0.021   5.4790 Actual/360          69,240.16
 31           0.7             88      1     0.8           No                 5.7200  0.021   5.6990 Actual/360          71,043.19
 32           0.7            314      1     0.8           No       Yes (4)   5.5830  0.021   5.5620 Actual/360          68,869.92
 33           0.7             72      1     0.8           No                 5.6200  0.021   5.5990 Actual/360          68,376.67
 34           0.7            281      1     0.7           No                 5.7700  0.021   5.7490 Actual/360          69,470.40
 35           0.6            100      1     0.7           No                 5.6250  0.021   5.6040 Actual/360          64,160.16
 36           0.6            103      1     0.7           No                 5.7100  0.021   5.6890 Actual/360          64,888.47
 37           0.6         46,615      1     0.7           No                 5.9700  0.021   5.9490 Actual/360          67,717.01
 38           0.6            107      1     0.7           No                 5.5650  0.021   5.5440 Actual/360          62,065.21
 39           0.6             56      1     0.7           No                 5.4900  0.021   5.4690 Actual/360
 40           0.6            168      1     0.7           No                 5.6020  0.021   5.5810 Actual/360          62,004.54
 41           0.6         78,074      1     0.7           No                 6.0000  0.021   5.9790 Actual/360
 42           0.6             10      1     0.7           No                 5.3500  0.021   5.3290 Actual/360
42.01         0.4                     1     0.5
42.02         0.1                     1     0.1
42.03         0.0                     1     0.0
42.04         0.0                     1     0.0
 43           0.6             60      1     0.6           No                 5.4740  0.021   5.4530 Actual/360          56,772.16
 44           0.6            100      1     0.6           No                 5.9220  0.021   5.9010 Actual/360          61,418.47
 45           0.6            129      1     0.6           No                 5.6500  0.021   5.6290 Actual/360          56,329.98
 46           0.5            153      1     0.6           No       Yes (2)   5.6400  0.021   5.6190 Actual/360          54,592.21
 47           0.5         52,673      2             4.7   No                 5.1520  0.021   5.1310 Actual/360
 48           0.5            203      1     0.6           No                 5.1720  0.021   5.1510 Actual/360
 49           0.5         63,764      1     0.6           No                 5.8630  0.021   5.8420 Actual/360
 50           0.5            138      1     0.6           No                 5.4400  0.021   5.4190 Actual/360          48,720.74

FOOTNOTE                                                                    8          8          26        8,9

             IO ANNUAL    MONTHLY P&I DEBT ANNUAL P&I DEBT                FIRST
LOAN #   DEBT SERVICE ($)    SERVICE ($)     SERVICE ($)    NOTE DATE PAYMENT DATE REM. TERM REM. AMORT I/O PERIOD SEASONING
-------- ---------------- ---------------- --------------- ---------- ------------ --------- ---------- ---------- ---------

20.03
20.04
 21                             106,335.32    1,276,023.84  11/3/2005     1/1/2006    117        357          0         3
 22            989,340.61       102,269.12    1,227,229.44 12/28/2005     2/1/2006    118        360         60         2
 23            952,340.16        99,636.90    1,195,642.80  12/1/2005     1/1/2006    117        360         60         3
 24          1,015,348.89       102,038.97    1,224,467.64  12/2/2005     2/8/2006    117        360         59         2
24.01
24.02
 25            978,546.75        99,707.03    1,196,484.36 12/14/2005     2/1/2006    118        360         24         2
 26          1,020,225.69       102,125.25    1,225,503.00 12/14/2005     2/8/2006    118        360         36         2
26.01
26.02
26.03
26.04
 27                              98,345.12    1,180,141.44   1/6/2006     2/8/2006    118        358          0         2
27.01
27.02
 28            973,050.46                                    2/9/2006     4/1/2006     84          0         84         0
 29            885,733.33        89,556.32    1,074,675.84  1/30/2006     3/1/2006    119        360         48         1
 30            830,881.94        84,600.56    1,015,206.72  1/19/2006     3/8/2006    119        360         24         1
 31            852,518.33        85,505.26    1,026,063.12  12/1/2005     2/1/2006    118        360         48         2
 32            826,439.08        83,659.09    1,003,909.08 12/27/2005     2/1/2006    118        360         12         2
 33            820,520.00                                  11/21/2005     1/1/2006    125          0        128         3
 34            833,644.79        83,340.27    1,000,083.24 11/14/2005     1/8/2006    117        360         24         3
 35            769,921.88        77,713.61      932,563.32   1/4/2006     3/1/2006    119        360         36         1
 36            778,661.60        78,149.11      937,789.32 12/14/2005     2/8/2006    118        360         24         2
 37            812,604.06        80,230.91      962,770.92 11/17/2005     1/8/2006     57        360         24         3
 38            744,782.50        75,487.35      905,848.20   1/3/2006     3/1/2006    119        360         24         1
 39                              80,980.74      971,768.88   2/2/2006     3/8/2006    119        299          0         1
 40            744,054.53        75,220.87      902,650.44   3/1/2006     4/1/2006    121        360         37         0
 41                              83,759.18    1,005,110.16  12/9/2005     2/1/2006    118        298          0         2
 42                              69,801.71      837,620.52 12/19/2005     2/8/2006    118        358          0         2
42.01
42.02
42.03
42.04
 43            681,265.91        69,495.99      833,951.88  1/31/2006     3/1/2006    119        360         36         1
 44            737,021.69        72,980.40      875,764.80 12/14/2005     2/1/2006     69        360         36         2
 45            675,959.72        68,113.82      817,365.84  1/13/2006     3/8/2006    119        360         36         1
 46            655,106.56        66,057.17      792,686.04  1/31/2006     3/8/2006    119        360         60         1
 47                              61,714.89      740,578.68 12/22/2005     2/1/2006    118        358          0         2
 48                              60,212.07      722,544.84  9/13/2005    11/1/2005    115        355          0         5
 49                              63,803.27      765,639.24 12/12/2005     2/8/2006    118        358          0         2
 50            584,648.89        59,787.21      717,446.52  2/17/2006     4/8/2006    120        360         24         0

FOOTNOTE

          PAYMENT  GRACE
LOAN #   DUE DATE PERIOD LOAN #
-------- -------- ------ ------

20.03                    20.03
20.04                    20.04
  21         1       5    21
  22         1       5    22
  23         1       5    23
  24         8       0    24
24.01                    24.01
24.02                    24.02
  25         1       5    25
  26         8       0    26
26.01                    26.01
26.02                    26.02
26.03                    26.03
26.04                    26.04
  27         8       0    27
27.01                    27.01
27.02                    27.02
  28         1       5    28
  29         1       5    29
  30         8       0    30
  31         1       5    31
  32         1       5    32
  33         1       5    33
  34         8       0    34
  35         1       5    35
  36         8       0    36
  37         8       0    37
  38         1       5    38
  39         8       0    39
  40         1       5    40
  41         1       5    41
  42         8       0    42
42.01                    42.01
42.02                    42.02
42.03                    42.03
42.04                    42.04
  43         1       5    43
  44         1       4    44
  45         8       0    45
  46         8       0    46
  47         1       5    47
  48         1       5    48
  49         8       0    49
  50         8       0    50

                                                    2,35,
FOOTNOTE     26                          3,26       40,82         8,10,11,27,28,29,30,84
                              FINAL
         MATURITY/          MATURITY MATURITY/ARD MATURITY               REMAINING
LOAN #    ARD DATE ARD LOAN   DATE    BALANCE ($)   LTV %      PREPAYMENT PROVISION (PAYMENTS)   2003 NOI ($) 2004 NOI ($)
-------- --------- -------- -------- ------------ -------- ------------------------------------- ------------ ------------

20.03                                   3,937,298                                                                   103,121
20.04                                   3,727,054                                                                   336,648
  21     12/1/2015     No              15,805,575   65.0   LO(24),Def(89),O(4)
  22      1/1/2016     No              17,066,507   77.6   LO(24),Def(90),O(4)                      1,234,709     1,176,240
  23     12/1/2015     No              16,876,466   68.9   LO(24),Def(89),O(4)                                    1,540,789
  24     12/8/2015     No              16,394,499   70.4   LO(24),Def(89),O(4)                      1,525,109     1,447,328
24.01                                  11,066,287                                                     916,216       966,985
24.02                                   5,328,212                                                     608,893       480,343
  25      1/1/2016     No              15,395,747   62.8   LO(24),Def(90),O(4)                      1,318,520     1,168,683
  26      1/8/2016     No              15,732,782   56.2   LO(24),Def(90),O(4)                        779,541     1,057,886
26.01                                   6,832,523                                                     588,807       583,811
26.02                                   4,405,179                                                     175,951       232,688
26.03                                   3,236,458                                                      14,783       122,310
26.04                                   1,258,623                                                                   119,077
  27      1/8/2016     No              14,272,282   59.7   LO(24),Def(90),O(4)
27.01                                  11,090,563
27.02                                   3,181,719
  28      3/1/2013     No              16,100,000   67.6   LO(24),Def(56),O(4)                      1,510,420     1,424,800
  29      2/1/2016     No              14,254,371   72.9   LO(24),Def(91),O(4)
  30      2/8/2016     No              13,050,974   68.7   LO(24),Def(91),O(4)
  31      1/1/2016     No              13,460,047   73.2   LO(24),Def(90),O(4)                      1,056,707     1,342,841
  32      1/1/2016     No              12,527,924   54.5   LO(24),Def(89),O(5)                        710,624       812,734
  33      8/1/2016     No              14,400,000   53.3   LO(24),Def(97),O(4)                      2,085,487     2,033,485
  34     12/8/2015     No              12,563,122   50.7   LO(24),Def(89),O(4)
  35      2/1/2016     No              12,105,554   66.9   LO(24),Def(91),O(4)                                    1,369,225
  36      1/8/2016     No              11,840,395   62.2   LO(24),Def(90),O(4)                      1,155,001     1,298,408
  37     12/8/2010     No              12,934,873   56.2   LO(24),Def(29),O(4)                        704,351       877,318
  38      2/1/2016     No              11,579,863   55.4   LO(24),Def(91),O(4)                      1,805,860     1,796,072
  39      2/8/2016     No              10,040,583   34.6   LO(24),Def(91),O(4)
  40      4/1/2016     No              11,745,479   63.5   LO(24),Def(93),O(4)                      1,146,377     1,213,057
  41      1/1/2016     No              10,064,356   42.8   LO(24),Def(90),O(4)
  42      1/8/2016     No              10,390,931   50.2   LO(24),Def(90),O(4)                      1,069,590     1,045,073
42.01                                   7,823,830                                                     785,385       785,842
42.02                                   1,054,875                                                     135,275       105,954
42.03                                     770,342                                                      75,603        77,375
42.04                                     741,883                                                      73,327        75,902
  43      2/1/2016     No              10,973,223   70.8   LO(24),Def(91),O(4)                      1,057,684       819,871
  44     12/1/2011     No              11,832,432   68.4   LO(24),Def(42),O(3)                      1,260,404     1,292,408
  45      2/8/2016    Yes   2/8/2036   10,586,494   65.3   LO(46),LESSofDeforGRTRofYMor3.0%(24),
                                                           LESSofDeforGRTRofYMor2.0%(12),
                                                           LESSofDeforGRTRofYMor1.0%(30),O(7)
  46      2/8/2016     No              10,663,325   58.6   LO(24),Def(91),O(4)                        609,738       735,675
  47      1/1/2016     No               9,334,467   62.6   LO(24),Def(90),O(4)                                      706,661
  48     10/1/2015     No               9,093,438   65.0   LO(24),Def(87),O(4)                      1,094,007     1,072,913
  49      1/8/2016     No               9,119,961   53.6   LO(24),Def(90),O(4)                        883,148       800,630
  50      3/8/2016     No               9,272,781   60.2   LO(24),Def(92),O(4)

                                                                               2,12,15,
                                                                                16,17,
                                                                                18,19,
                                                                     23,26,44,  26,44,
FOOTNOTE   42,43,45       42                                23,25    45,46,47  45,46,47
                                                                                                              UPFRONT     UPFRONT
         MOST RECENT MOST RECENT                                                  UW                        ENGINEERING    CAPEX
LOAN #     NOI ($)     NOI DATE  UW REVENUES UW EXPENSES UW NOI ($) UW NCF ($) DSCR (X)   TITLE TYPE  PML % RESERVE ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ---------- ---------- -------- ------------- ----- ----------- -----------

20.03        238,998  10/31/2005     741,912     313,160    428,752    420,511          Fee
20.04        379,359  10/31/2005     717,266     332,686    384,580    375,504          Fee
 21                                3,316,895   1,344,981  1,971,913  1,681,462    1.32  Fee
 22        1,213,130   6/30/2005   2,121,390     775,008  1,346,383  1,305,841    1.24  Fee                      19,375
 23        1,560,460   8/31/2005   2,059,222     562,400  1,496,822  1,431,273    1.20  Fee           17.00
 24        1,452,948  10/31/2005   2,766,967   1,035,379  1,731,588  1,513,409    1.24  Fee
24.01      1,030,960  10/31/2005   1,898,841     629,353  1,269,488  1,130,733          Fee
24.02        421,988  10/31/2005     868,126     406,026    462,100    382,676          Fee
 25        1,366,097   9/30/2005   2,345,001     810,073  1,534,928  1,469,714    1.23  Fee/Leasehold 12.00
 26        1,331,835  10/31/2005   2,903,637   1,368,728  1,534,909  1,493,377    1.22  Fee
26.01        662,332  10/31/2005   1,134,343     427,243    707,100    694,998          Fee
26.02        360,209  10/31/2005     827,714     374,398    453,316    440,255          Fee
26.03        177,761  10/31/2005     594,339     362,179    232,160    220,640          Fee
26.04        131,533  10/31/2005     347,241     204,908    142,333    137,484          Fee
 27                                2,598,734     929,471  1,669,263  1,548,453    1.31  Fee
27.01                              2,051,815     757,359  1,294,456  1,198,175          Fee
27.02                                546,919     172,112    374,807    350,278          Fee
 28        1,707,445  10/31/2005   2,253,510     761,816  1,491,693  1,398,836    1.44  Fee                     800,000
 29                                2,031,580     691,353  1,260,526  1,215,726    1.16  Fee
 30                                1,930,412     651,727  1,278,685  1,238,685    1.22  Fee
 31        1,360,324   9/30/2005   1,904,479     629,179  1,275,300  1,179,350    1.23  Fee                                243,309
 32        1,268,995   9/30/2005   1,828,055     515,122  1,274,324  1,190,963    1.23  Fee           17.00                 85,851
 33        2,357,466   6/30/2005   3,355,849   1,542,175  1,813,674  1,680,073    2.05  Fee                                664,327
 34                                2,153,747     593,218  1,560,529  1,471,174    1.47  Fee
 35        1,445,195  12/31/2005   2,154,000     781,466  1,372,534  1,241,326    1.33  Fee                                 33,214
 36        1,247,276   10/1/2005   1,654,088     435,958  1,218,130  1,135,005    1.21  Fee
 37        1,255,279   9/30/2005   8,459,791   7,114,403  1,345,388  1,345,388    1.40  Fee                              6,250,000
 38        1,864,918   11/1/2005   2,380,898     597,487  1,783,411  1,678,216    1.85  Fee                                 58,845
 39        1,987,882  12/31/2005   3,457,405   1,651,245  1,806,160  1,465,571    1.51  Fee                      49,400
 40        1,379,913   9/30/2005   1,994,373     784,623  1,209,750  1,126,342    1.25  Fee/Leasehold 18.00                 15,461
 41          924,263  10/31/2005   5,605,139   3,547,866  2,057,273  1,833,067    1.82  Fee           16.00
 42                                1,043,687              1,043,687  1,043,687    1.25  Fee
42.01                                785,842                785,842    785,842          Fee
42.02                                105,954                105,954    105,954          Fee
42.03                                 77,375                 77,375     77,375          Fee
42.04                                 74,516                 74,516     74,516          Fee
 43          798,882  12/31/2005   1,657,441     525,298  1,132,144  1,021,117    1.22  Fee                                133,635
 44                                1,230,825      53,904  1,176,921  1,081,968    1.24  Fee
 45                                1,513,297     439,251  1,074,046    999,959    1.22  Fee
 46          785,484  10/31/2005   1,415,609     326,617  1,088,992  1,026,279    1.30  Fee
 47          760,428    9/1/2005   1,866,767     902,071    964,697    911,197    1.23  Fee
 48          439,961   5/31/2005   1,544,684     533,845  1,010,838    944,443    1.31  Fee
 49        1,281,078  10/31/2005   4,445,163   3,350,329  1,094,834  1,094,834    1.43  Fee           12.00
 50                                1,164,945     239,136    925,809    883,056    1.23  Fee

                                                                                                           14,22,50,
                                                                                                           54,56,59,
                                                                                                           61,66,67,
                                                                                                           72,73,74,
FOOTNOTE                  49                                           13,22,52,62,68,69       13,22         75,76
           UPFRONT     UPFRONT     UPFRONT     UPFRONT     UPFRONT          MONTHLY           MONTHLY       MONTHLY
            ENVIR.      TI/LC       RE TAX       INS.       OTHER            CAPEX             CAPEX         TI/LC
LOAN #   RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($)      RESERVE ($)     RESERVE CAP ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ----------- -------------------- --------------- -----------

20.03
20.04
 21                                  357,940      88,874                     7,765
 22                      250,000      54,402      15,781                       735                 20,250
 23                                   28,310       5,250                       962                              3,583
 24                      200,000      24,734      44,278                     4,557                             13,672
24.01
24.02
 25                      180,000      67,671       2,528      67,730         1,137                              8,000
 26                                  115,536      31,461                     3,461
26.01
26.02
26.03
26.04
 27                                                                                                             6,861
27.01
27.02
 28                                   37,050                 277,427         1,782
 29                                   57,867      30,373                     3,733                134,388
 30                                    4,635      16,780                     3,334                 50,000
 31                                   42,145      10,694                     3,336
 32                                   68,835      14,400     129,000         1,045                 62,716       3,889
 33                                                                          4,154                              7,066
 34                                                                            854                              7,259
 35                    1,024,000       7,726      18,201     700,000        2,253
 36                                   46,445      30,178                    2,083
 37                                   31,433      71,488                    28,000
 38                      500,000     136,737      28,842                     2,135                128,100
 39                                                                          3,891                233,452
 40                      175,000                                               977                 24,000
 41                                   39,062      43,968             4% of Gross Revenues
 42
42.01
42.02
42.03
42.04
 43                                   42,707                   3,000         2,379                              6,875
 44                       10,181                                                                               10,181
 45                       75,000      71,202      13,473                     1,142                              5,000
 46                      300,000                   1,514     529,030                                            7,750
 47                                               15,857                     4,458
 48                       50,000      53,793       6,151                       922                              4,611
 49                                   41,435                                13,241
 50                                                        1,450,000

                                                  21,22,48,
                                                  51,55,60,
                                                  65,70,71,
FOOTNOTE  14,22,56,57,58   20,22,64     20,22    77,78,79,80
                                                                                          LARGEST TENANT
             MONTHLY       MONTHLY     MONTHLY     MONTHLY          ---------------------------------------------------------
              TI/LC         RE TAX       INS.       OTHER    SINGLE                                                   LEASE
LOAN #   RESERVE CAP ($) RESERVE ($) RESERVE ($) RESERVE ($) TENANT               TENANT NAME            UNIT SIZE EXPIRATION
-------- --------------- ----------- ----------- ----------- ------ ------------------------------------ --------- ----------

20.03                                                        No
20.04                                                        No
  21                          35,794        7,776            No     City Brewing Company, LLC              366,275 12/31/2010
  22                           9,520        5,260            No     Gallerie Hawaii                          8,325  7/31/2006
  23            86,000        14,863        2,625            No     Staples                                 23,942  8/31/2017
  24                          34,028        8,587            No
24.01                                                        No     Rosetta Technologies Corporation        18,598  7/31/2007
24.02                                                        No     Contec Corporation                      18,954        MTM
  25           180,000        22,557        2,528            No     Neiman's Restaurant                     13,048 10/31/2011
  26                          20,846        3,146            No
26.01                                                        No
26.02                                                        No
26.03                                                        No
26.04                                                        No
  27           411,650        45,526                         Yes
27.01                                                        Yes    Jacobson Companies                     444,706  1/31/2018
27.02                                                        Yes    Jacobson Companies                     104,160  1/31/2015
  28                          18,525        6,440            No     Jo-Ann Fabrics                          12,873 10/31/2008
  29                          14,467        6,297            No
  30                           2,318        8,390            No
  31                          19,839        3,565            No     HE Butt Grocery Co                      42,428 12/31/2013
  32           140,000        12,230        2,057            No     Virtual Zone                             9,615 12/31/2008
  33                                                         Yes    U.S. General Services Administration   199,404  7/31/2016
  34                          14,060       10,125            No     Regions Bank                            10,567   2/9/2015
  35                           7,726        3,033            No     First Residential                       59,592  7/31/2008
  36                          11,612        2,515            No     Kroger                                  62,580  9/30/2013
  37                          15,716        8,015            No
  38                          21,056        2,622            No     Clemens Markets, Inc                    45,000  3/31/2010
  39                                                         Yes    First National Bank of Arizona         233,452 12/31/2015
  40                          12,074                         No     Petco                                   19,745  1/31/2008
  41                          24,588        5,496            No
  42                                                         NAP
42.01                                                        NAP
42.02                                                        NAP
42.03                                                        NAP
42.04                                                        NAP
  43                          21,353                         No     Hammer Press Printer                    87,186  9/30/2009
  44                                                         Yes    GN Resound                             122,177 12/31/2011
  45           275,000        25,000        2,245            No     Bed Bath & Beyond                       23,000  1/31/2016
  46           300,000         8,960        1,514            No     DaVinci Executive Suites                14,533 12/31/2011
  47                          18,915        2,643            No
  48                          17,931        1,538            No     GSA, VA Hudson, Valley Health            7,250  9/30/2008
  49                          11,745                         No
  50                                                         No     Giant                                   44,700 10/31/2025

FOOTNOTE
                           2ND LARGEST TENANT                                     3RD LARGEST TENANT
         ----------------------------------------------------- ------------------------------------------------
                                                       LEASE                                            LEASE      LOAN
LOAN #              TENANT NAME           UNIT SIZE EXPIRATION            TENANT NAME      UNIT SIZE EXPIRATION   PURPOSE   LOAN #
-------- -------------------------------- --------- ---------- --------------------------- --------- ---------- ----------- ------

20.03                                                                                                                       20.03
20.04                                                                                                                       20.04
  21     Ashley Furniture                   360,000  9/16/2007 Weiss Development, LLC         17,686 12/31/2010   Refinance  21
  22     Roy's Kahana Bar and Grill           8,159 11/30/2011 Outback Steakhouse              6,030  4/30/2008   Refinance  22
  23     Discovery Isle                      13,160  1/31/2023 CA Coast Credit Union           7,220  4/30/2014   Refinance  23
  24                                                                                                            Acquisition  24
24.01    HomeQuest Mortgage Group, Inc.      12,232  9/30/2008 McCallum Group Enterprises,
                                                               Inc.                           11,164  4/30/2012             24.01
24.02    General Services Administration      8,286  6/30/2006 Mental Health Care, Inc.        7,237  7/14/2006             24.02
  25     Corporate Relocation Specialists     5,668 12/31/2006 Linda's Gifts                   5,609  1/31/2006   Refinance  25
  26                                                                                                              Refinance  26
26.01                                                                                                                       26.01
26.02                                                                                                                       26.02
26.03                                                                                                                       26.03
26.04                                                                                                                       26.04
  27                                                                                                            Acquisition  27
27.01                                                                                                                       27.01
27.02                                                                                                                       27.02
  28     CVS                                 10,696  9/22/2009 Dockside Imports               10,576  3/31/2006 Acquisition  28
  29                                                                                                              Refinance  29
  30                                                                                                              Refinance  30
  31     Hancocks                            12,495 12/31/2006 Hollywood Video                 6,400  8/31/2009   Refinance  31
  32     Light Speed Laser                    5,428  9/14/2012 Pasta Pomodoro                  3,274  10/5/2014   Refinance  32
  33                                                                                                            Acquisition  33
  34     E J Smoker                           5,400 10/31/2008 Peter Wong - Asian Dining,
                                                               Inc.                            3,995  2/28/2015   Refinance  34
  35     Master Lease                        29,573   1/4/2009 Almost Family                  25,233  5/31/2011 Acquisition  35
  36     Shoot Pool                           7,160  9/30/2007 Dollar Tree                     4,450  8/31/2006 Acquisition  36
  37                                                                                                            Acquisition  37
  38     Dollar Tree                          9,600  3/31/2008 Petco                           9,600 11/30/2006   Refinance  38
  39                                                                                                              Refinance  39
  40     99(cent) Only Store                 12,850 11/30/2009 Encino Glatt Kosher Market      9,570  8/31/2008   Refinance  40
  41                                                                                                              Refinance  41
  42                                                                                                              Refinance  42
42.01                                                                                                                       42.01
42.02                                                                                                                       42.02
42.03                                                                                                                       42.03
42.04                                                                                                                       42.04
  43     Tronex International                46,698  3/31/2011 Aviall Services Inc            26,724 10/31/2011   Refinance  43
  44                                                                                                              Refinance  44
  45     PetCo                               15,000  1/31/2016 Old Navy                       14,800  7/31/2010   Refinance  45
  46     Preferred Dialysis Care              7,276  11/6/2011 Continuum Funding               3,479  7/31/2009 Acquisition  46
  47                                                                                                            Acquisition  47
  48     Citibank, N. A.                      4,208 12/31/2006 Parlament, Trading Group        2,950  1/31/2014 Acquisition  48
  49                                                                                                              Refinance  49
  50     Dollar Tree                          8,000  1/31/2016 Movie Gallery                   4,000  3/31/2011   Refinance  50

FOOTNOTE                                 83                                      85

LOAN #   ORIGINATOR                 PROPERTY NAME                           STREET ADDRESS             CITY
-------- ---------- ------------------------------------------- ----------------------------------- -----------

127         MLML    John R. Wood Realty                         2600 Immokalee Road                 Naples
128         CRF     Telegraph Avenue Medical Office Building    3017 Telegraph Avenue               Berkeley
129         CRF     Beloit Mall                                 2787 Milwaukee Road                 Beloit
130         MLML    Dublin Corners                              4520, 4524, 4526 Dublin Boulevard   Dublin
131         MLML    Super K-Mart Center (95)                    990 North Kinzie Avenue             Bradley
132         CRF     1638 Placentia Avenue                       1638 Placentia Avenue               Costa Mesa
133         CRF     Osco Drug Tucson - Sunrise                  6895 East Sunrise Drive             Tucson
134         CRF     Osco Drug Tucson - Broadway                 7449 East Broadway Boulevard        Tucson
135         MLML    The Bluffs Of Burnsville (95)               2800 Selkirk Drive                  Burnsville
136         CRF     4120-4160 Kingsley Apartments               4120-4160 Kinsley Street            Montclair
137         CRF     861 South Catalina Street                   861 South Catalina Street           Los Angeles
138         CRF     Storage Plus - Sandy                        8411 South State Street             Sandy
139         MLML    Settlement Apartments (95)                  1007 130th Avenue Southwest         Everett
140         MLML    Cypresswood Center                          17500-17520 Kuykendahl Road         Spring
141         CRF     Walgreens Tomball                           28426 State Highway 249             Tomball
142         MLML    Medical Specialties Center (95)             415 North Center Street             Hickory
143         MLML    Harbor Side Apartments (95)                 1570 North Prospect Avenue          Milwaukee
144         CRF     Starbucks - Verizon                         13780-13890 Wade Hamilton Boulevard Greer
145         CRF     Sawtelle Place                              1638-1640 Sawtelle Place            Los Angeles
146         MLML    Regency Apartments                          1401 Montclair Road                 Birmingham
147         MLML    Kennestone Professional Bldg. (95)          2550 Windy Hill Road                Marietta
148         CRF     Victorville Pavilion Shops                  14190 Bear Valley Road              Victorville
149         CRF     Lakeside Apartments                         112 South Little Flower             El Paso
150         MLML    Edmonds Professional Center (95)            7315 212th Street Southwest         Edmonds
151         CRF     Off Broadway Plaza                          305 17th Avenue SW                  Minot
152         CRF     Meadow View Mobile Home Park                2384 State Route 350                Macedon

FOOTNOTE

                                        NUMBER OF        PROPERTY             PROPERTY                    YEAR
LOAN #   STATE ZIP CODE    COUNTY      PROPERTIES          TYPE                SUBTYPE      YEAR BUILT RENOVATED
-------- ----- -------- -------------- ---------- -------------------- -------------------- ---------- ---------

127      FL       34110 Collier             1     Office               Single Tenant            2005
128      CA       94705 Alameda             1     Office               Medical                  1987      2004
129      WI       53511 Rock                1     Retail               Unanchored               2004
130      CA       94568 Alameda             1     Retail               Unanchored               2005
131      IL       60915 Kankakee            1     Retail               Anchored                 1993
132      CA       92627 Orange              1     Industrial           Warehouse                1960
133      AZ       85750 Pima                1     Retail               Single Tenant            2000
134      AZ       85710 Pima                1     Retail               Single Tenant            2000
135      MN       55337 Dakota              1     Multifamily          Garden                   1972      2006
136      CA       91763 San Bernardino      1     Multifamily          Garden                   1961      2005
137      CA       90005 Los Angeles         1     Multifamily          Garden                   1988
138      UT       84070 Salt Lake           1     Self Storage         Self Storage             1999
139      WA       98204 Snohomish           1     Multifamily          Garden                   1980
140      TX       77379 Harris              1     Retail               Unanchored               1983
141      TX       77375 Harris              1     Retail               Single Tenant            1994
142      NC       28601 Catawba             1     Office               Suburban                 1988
143      WI       53202 Milwaukee           1     Multifamily          Highrise                 1963
144      SC       29650 Greenville          1     Retail               Shadow Anchored          2003
145      CA       90025 Los Angeles         1     Retail               Unanchored               1986
146      AL       35210 Jefferson           1     Multifamily          Garden                   1970      2004
147      GA       30067 Cobb                1     Office               Suburban                 1973
148      CA       92392 San Bernardino      1     Retail               Unanchored               2004
149      TX       79915 El Paso             1     Multifamily          Garden                   1969      2004
150      WA       98026 Snohomish           1     Office               Suburban                 1965
151      ND       58701 Ward                1     Office               Suburban                 2004
152      NY       14502 Wayne               1     Manufactured Housing Manufactured Housing     1970      2003

                                                                               2,18,19,26,
                                 1,23,31,32,                                  35,36,37,38,
FOOTNOTE      23,33               33,34,81               23,24,82              39,40,41,82    3,26                          3,26

         TOTAL SF/UNITS/ UNIT OF              OCCUPANCY  APPRAISED  APPRAISAL CUT-OFF DATE   ORIGINAL  ORIGINAL BALANCE CUT-OFF DATE
LOAN #      ROOMS/PADS   MEASURE OCCUPANCY %    DATE     VALUE ($)    DATE       LTV (%)   BALANCE ($)   PER UNIT ($)    BALANCE ($)
-------- --------------- ------- ----------- ---------- ---------- ---------- ------------ ----------- ---------------- ------------

127               12,717      SF       100.0  8/11/2005  4,200,000  7/25/2005         68.4  2,880,000         226          2,874,005
128               13,851      SF       100.0  12/6/2005  3,800,000 11/30/2005         71.1  2,700,000         195          2,700,000
129               16,036      SF       100.0 11/15/2005  3,650,000 11/21/2005         73.9  2,700,000         168          2,696,416
130                6,659      SF       100.0  11/1/2005  4,150,000   2/1/2006         62.7  2,600,000         390          2,600,000
131              191,008      SF       100.0  10/8/1992  5,650,000   1/1/2006         44.1  3,270,000          17          2,490,291
132               26,163      SF       100.0   9/1/2005  4,825,000 11/22/2005         49.7  2,400,000          92          2,400,000
133               13,503      SF       100.0  11/4/2005  3,600,000  11/4/2005         66.6  2,400,000         178          2,396,798
134               13,503      SF       100.0  11/4/2005  3,250,000  11/4/2005         64.5  2,100,000         156          2,097,198
135                  132   Units        86.3  4/12/2005  7,000,000   1/3/2006         28.5  2,475,060        18,750        1,997,040
136                   43   Units        97.7  7/31/2005  4,700,000  9/29/2005         42.5  2,000,000        46,512        1,995,459
137                   36   Units        94.4  8/31/2005  4,200,000  10/3/2005         47.5  2,000,000        55,556        1,993,699
138               60,672      SF        86.1  8/26/2005  2,710,000  9/12/2005         72.2  1,965,000          32          1,956,630
139                  228   Units        93.0  3/24/2005 14,200,000   1/2/2006         13.6  4,400,000        19,298        1,929,741
140               25,786      SF        84.4   1/1/2006  2,750,000  7/22/2005         67.6  1,860,000          72          1,860,000
141               13,278      SF       100.0  11/9/2005  2,700,000 11/10/2005         68.4  1,850,000         139          1,845,948
142               39,577      SF       100.0   2/1/2005  3,500,000   1/4/2006         51.8  3,100,000          78          1,814,511
143                  125   Units        98.4  12/9/2005  9,950,000 12/23/2005         17.5  2,979,546        23,836        1,743,601
144                5,750      SF       100.0  9/28/2005  2,750,000  9/28/2005         61.8  1,700,000         296          1,700,000
145                6,202      SF       100.0  11/2/2005  2,850,000  11/1/2005         59.6  1,700,000         274          1,697,729
146                   60   Units        96.7  9/23/2005  2,205,000  9/20/2005         75.9  1,674,000        27,900        1,674,000
147               89,993      SF        82.7   7/1/2005 11,950,000   1/3/2006         12.5  3,829,090          43          1,499,589
148               11,540      SF       100.0  2/23/2006  6,200,000 10/30/2005         23.4  1,450,000         126          1,450,000
149                   64   Units        89.1  5/25/2005  1,850,000  5/18/2005         70.9  1,330,000        20,781        1,312,440
150               40,960      SF       100.0  1/12/2004 10,315,000   1/4/2006         11.8  5,300,000         129          1,219,594
151               14,231      SF        89.1 12/22/2005  1,425,000  12/6/2005         75.3  1,075,000          76          1,073,572
152                   51    Pads        96.1 10/29/2005  1,400,000   8/9/2005         71.2  1,000,000        19,608          996,219

FOOTNOTE                                                     4        5       26       6       6                         7

                      CUT-OFF DATE  LOAN   % OF    % OF                                      NET
         % OF INITIAL   BALANCE     GROUP   LOAN    LOAN  CROSSED  RELATED INTEREST ADMIN. MORTGAGE                 IO MONTHLY
LOAN #   POOL BALANCE PER UNIT ($) 1 OR 2 GROUP 1 GROUP 2   LOAN  BORROWER  RATE %   FEE %   RATE % ACCRUAL TYPE DEBT SERVICE ($)
-------- ------------ ------------ ------ ------- ------- ------- -------- -------- ------ -------- ------------ ----------------

127           0.1          226        1     0.2           No                 6.2310  0.021   6.2100 Actual/360
128           0.1          195        1     0.1           No                 5.7200  0.021   5.6990 Actual/360          13,048.75
129           0.1          168        1     0.1           No                 6.0100  0.021   5.9890 Actual/360
130           0.1          390        1     0.1           No                 5.7690  0.021   5.7480 Actual/360          12,673.10
131           0.1           13        1     0.1           No                 8.6250  0.021   8.6040 Actual/365
132           0.1           92        1     0.1           No      Yes (5)    5.6100  0.021   5.5890 Actual/360          11,375.83
133           0.1          178        1     0.1           No      Yes (6)    5.9600  0.021   5.9390 Actual/360
134           0.1          155        1     0.1           No      Yes (6)    5.9600  0.021   5.9390 Actual/360
135           0.1         15,129      2             0.8   No                 8.7500  0.021   8.7290 Actual/365
136           0.1         46,406      2             0.8   No                 5.7000  0.021   5.6790 Actual/360
137           0.1         55,381      2             0.8   No                 5.7400  0.021   5.7190 Actual/360
138           0.1           32        1     0.1           No                 5.6800  0.021   5.6590 Actual/360
139           0.1         8,464       2             0.8   No                 9.6000  0.021   9.5790 Actual/365
140           0.1           72        1     0.1           No                 6.0630  0.111   5.9520 Actual/360
141           0.1          139        1     0.1           No                 5.9200  0.021   5.8990 Actual/360
142           0.1           46        1     0.1           No                 8.1250  0.021   8.1040 Actual/365
143           0.1         13,949      2             0.7   No                 9.4400  0.021   9.4190 Actual/365
144           0.1          296        1     0.1           No                 5.5300  0.021   5.5090 Actual/360           7,942.97
145           0.1          274        1     0.1           No                 5.9500  0.021   5.9290 Actual/360
146           0.1         27,900      2             0.7   No      Yes (11)   5.4150  0.021   5.3940 Actual/360           7,658.84
147           0.1           17        1     0.1           No                 9.3750  0.021   9.3540 Actual/365
148           0.1          126        1     0.1           No                 5.8600  0.021   5.8390 Actual/360           7,179.18
149           0.1         20,507      2             0.5   No                 5.0000  0.021   4.9790 Actual/360
150           0.1           30        1     0.1           No                 9.0000  0.021   8.9790 Actual/365
151           0.1           75        1     0.1           No                 6.0000  0.021   5.9790 Actual/360
152           0.0         19,534      1     0.1           No                 6.1200  0.021   6.0990 Actual/360

FOOTNOTE                                                                    8          8          26        8,9

             IO ANNUAL    MONTHLY P&I DEBT ANNUAL P&I DEBT                FIRST
LOAN #   DEBT SERVICE ($)    SERVICE ($)     SERVICE ($)    NOTE DATE PAYMENT DATE REM. TERM REM. AMORT I/O PERIOD SEASONING
-------- ---------------- ---------------- --------------- ---------- ------------ --------- ---------- ---------- ---------

127                           17,697.09       212,365.08   12/15/2005     2/1/2006    106        358          0            2
128          156,585.00       15,705.05       188,460.60    1/12/2006     3/8/2006    119        360         36            1
129                           16,205.23       194,462.76    1/11/2006     3/8/2006    119        359          0            1
130          152,077.25       15,204.29       182,451.48     1/5/2006     3/1/2006    119        360         24            1
131                           26,606.95       319,283.40   12/22/1993     2/1/1994    153        154          0          146
132          136,510.00                                     1/10/2006     3/8/2006    119          0        120            1
133                           14,327.55       171,930.60    1/18/2006     3/8/2006    119        359          0            1
134                           12,536.61       150,439.32    1/18/2006     3/8/2006    119        359          0            1
135                           20,344.99       244,139.88     8/1/1995     9/1/1995    114        173          0          127
136                           11,608.01       139,296.12   12/19/2005     2/8/2006    118        358          0            2
137                           11,658.76       139,905.12   11/30/2005     1/8/2006    117        357          0            3
138                           11,379.98       136,559.76   10/18/2005    12/8/2005    116        356          0            4
139                           45,546.60       546,559.20   12/20/1994     2/1/1995     52         52          0          134
140                           11,227.09       134,725.08     2/3/2006     4/1/2006    120        360          0            0
141                           10,996.71       131,960.52     1/5/2006     2/8/2006    118        358          0            2
142                           26,171.32       314,055.84    12/2/1993     2/1/1994     94         94          0          146
143                           28,726.12       344,713.44    2/28/1995     3/1/1995     83         83          0          133
144           95,315.69        9,684.44       116,213.28   11/28/2005     1/8/2006    117        360         36            3
145                           10,137.78       121,653.36     1/9/2006     3/8/2006    119        359          0            1
146           91,906.09        9,415.71       112,988.52    12/2/2005     2/1/2006    118        360         24            2
147                           38,940.83       467,289.96    1/23/1995     2/1/1995     46         54          0          134
148           86,150.14                                     2/17/2006     4/8/2006    120          0         120           0
149                            7,775.05        93,300.60    6/27/2005     8/8/2005    112        292          0            8
150                           53,756.13       645,073.56    3/17/1993     5/1/1993     25         25          0          155
151                            6,445.17        77,342.04    1/13/2006     3/8/2006    119        359          0            1
152                            6,901.84        82,822.08   12/21/2005     2/8/2006    118        262          0            2

FOOTNOTE

          PAYMENT  GRACE
LOAN #   DUE DATE PERIOD LOAN #
-------- -------- ------ ------

127          1        5  127
128          8        0  128
129          8        0  129
130          1        5  130
131          1        0  131
132          8        0  132
133          8        0  133
134          8        0  134
135          1        0  135
136          8        0  136
137          8        0  137
138          8        0  138
139          1        0  139
140          1        5  140
141          8        0  141
142          1        0  142
143          1        0  143
144          8        0  144
145          8        0  145
146          1        5  146
147          1       10  147
148          8        0  148
149          8        0  149
150          1       10  150
151          8        0  151
152          8        0  152

FOOTNOTE                                            2,35,
             26                          3,26       40,82         8,10,11,27,28,29,30,84

                              FINAL
         MATURITY/          MATURITY MATURITY/ARD MATURITY               REMAINING
LOAN #    ARD DATE ARD LOAN   DATE    BALANCE ($)   LTV %      PREPAYMENT PROVISION (PAYMENTS)   2003 NOI ($) 2004 NOI ($)
-------- --------- -------- -------- ------------ -------- ------------------------------------- ------------ ------------

127      1/1/2015     No                2,513,489   59.8   LO(24),Def(78),O(4)
128      2/8/2016     No                2,425,741   63.8   LO(24),Def(91),O(4)                        198,012      146,193
129      2/8/2016     No                2,289,674   62.7   LO(24),Def(91),O(4)                                     274,281
130      2/1/2016     No                2,291,831   55.2   LO(24),Def(93),O(2)
                                                           GRTR1%orYM(58),6%(12),5%(12),4%(12),
131      12/1/2018    No                   81,692    1.4   3%(12),2%(12),1%(34),O(1)                               367,915
132      2/8/2016     No                2,400,000   49.7   LO(24),Def(91),O(4)                        243,118      260,073
133      2/8/2016     No                2,032,276   56.5   LO(24),Def(91),O(4)
134      2/8/2016     No                1,778,241   54.7   LO(24),Def(91),O(4)
135      9/1/2015     No                  977,029   14.0   YM(113),O(1)                               502,619      348,166
136      1/8/2016     No                1,680,623   35.8   LO(24),Def(90),O(4)                        183,708      210,062
137      12/8/2015    No                1,682,829   40.1   LO(24),Def(89),O(4)                        226,234      212,256
138      11/8/2015    No                1,650,248   60.9   LO(24),Def(88),O(4)                        185,234      164,541
139      7/1/2010     No                        0    0.0   GRTR1%orYM(51),O(1)                        668,108      571,331
140      3/1/2016     No                1,580,803   57.5   LO(24),Def(92),O(4)
141      1/8/2016     No                1,564,865   58.0   LO(24),Def(90),O(4)                        167,147      171,388
142      1/1/2014     No                        0    0.0   GRTR1%orYM(93),O(1)                        298,579      289,379
                                                           6.0%(10),5.0%(12),4.0%(12),3.0%(12),
143      2/1/2013     No                        0    0.0   2.0%(12),1.0%(24),O(1)                     749,130      698,020
144      12/8/2015    No                1,521,635   55.3   LO(24),Def(89),O(4)
145      2/8/2016     No                1,439,103   50.5   LO(24),Def(88),O(7)                        151,090      145,930
146      1/1/2016     No                1,463,367   66.4   LO(24),Def(92),O(2)
                                                           4.0%(10),3.0%(12),2.0%(12),
147      1/1/2010     No                      404    0.0   1.0%(10),O(2)                              902,641      900,472
148      3/8/2016     No                1,450,000   23.4   LO(24),Def(71),O(25)
149      7/8/2015     No                  994,457   53.8   LO(24),Def(84),O(4)                        105,831      111,760
150      4/1/2008     No                        0    0.0   GRTR1%orYM(24),O(1)                        895,153      940,753
151      2/8/2016     No                  911,362   64.0   LO(24),Def(91),O(4)                                     104,020
152      1/8/2016     No                  713,436   51.0   LO(24),Def(90),O(4)                                      86,653

                                                                               2,12,15,
                                                                                16,17,
                                                                                18,19,
                                                                     23,26,44,  26,44,
FOOTNOTE   42,43,45       42                                23,25    45,46,47  45,46,47

                                                                                                              UPFRONT     UPFRONT
         MOST RECENT MOST RECENT                                                  UW                        ENGINEERING    CAPEX
LOAN #     NOI ($)     NOI DATE  UW REVENUES UW EXPENSES UW NOI ($) UW NCF ($) DSCR (X)   TITLE TYPE  PML % RESERVE ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ---------- ---------- -------- ------------- ----- ----------- -----------

127                                  430,082   101,003    329,079    306,377      1.44  Fee
128        234,178    11/30/2005     423,960   169,859    254,101    240,403      1.28  Fee           18.00
129        288,899    11/30/2005     389,845   116,635    273,210    252,214      1.30  Fee
130                                  300,106    56,604    243,502    234,000      1.28  Fee           11.00
131                                  370,754    13,962    356,792    356,792      1.12  Fee
132        266,505     9/30/2005     340,653    80,776    259,877    240,796      1.76  Fee           14.00       4,375
133        221,459    12/31/2005     214,921     7,459    207,462    205,437      1.20  Fee
134        190,441    12/31/2005     194,252    10,028    184,224    182,199      1.21  Fee
135                                1,052,446   708,882    343,564    317,164      1.30  Fee
136        236,450     9/30/2005     393,647   193,300    200,347    189,597      1.36  Fee           19.00
137        234,808     8/31/2005     328,740   126,098    202,642    192,959      1.38  Fee           14.00       7,516
138        159,599     8/31/2005     364,160   175,601    188,559    179,459      1.31  Fee           12.00
139                                1,454,188   816,188    638,000    592,400      1.08  Fee           11.00
140        129,528    12/31/2005     308,491   108,485    200,007    185,024      1.37  Fee                       90,656
141                                  211,073    39,881    171,192    162,560      1.23  Fee
142                                  733,164   348,591    384,573    366,763      1.17  Leasehold
143                                1,136,575   454,741    681,834    656,834      1.91  Fee
144                                  199,278    26,985    172,293    165,143      1.42  Fee
145        122,127    10/31/2005     219,497    53,740    165,757    155,261      1.28  Fee           16.00
146        160,159    10/30/2005     364,768   183,108    181,660    159,880      1.42  Fee
147                                1,425,758   528,472    897,286    835,465      1.79  Fee
148                                  412,636   101,167    311,469    291,927      3.39  Fee           15.00
149        159,608    11/30/2005     310,716   177,546    133,170    113,254      1.21  Fee                       6,563
150                                1,274,803   423,473    851,330    826,754      1.28  Fee           12.00
151        120,021    10/31/2005     165,846    53,825    112,021    101,387      1.31  Fee
152        124,183    10/31/2005     184,628    64,261    120,367    117,867      1.42  Fee                      11,250

                                                                                                           14,22,50,
                                                                                                           54,56,59,
                                                                                                           61,66,67,
                                                                                                           72,73,74,
FOOTNOTE                  49                                           13,22,52,62,68,69       13,22         75,76

           UPFRONT     UPFRONT     UPFRONT     UPFRONT     UPFRONT          MONTHLY           MONTHLY       MONTHLY
            ENVIR.      TI/LC       RE TAX       INS.       OTHER            CAPEX             CAPEX         TI/LC
LOAN #   RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($) RESERVE ($)      RESERVE ($)     RESERVE CAP ($) RESERVE ($)
-------- ----------- ----------- ----------- ----------- ----------- -------------------- --------------- -----------

127                                    2,231       9,685                      159
128              625     100,000      18,500       1,063                      263
129                       25,000                     177                      267                            1,333
130                                                  386     192,745           83                              555
131
132                                    6,743         761
133                                                                           169
134                                                                           169
135
136                                   11,911       4,750
137                                    5,824       5,755
138                                                                           759
139                                   54,800      28,673
140            4,500                   6,760                 400,000          322                            1,667
141                                                                           166                              553
142                                   10,501       3,270
143                                   32,274
144                                   17,500         401                      667                              513
145                                    3,341         467
146                                    8,524       6,508                    1,815
147                                   30,160       5,290
148                                   32,810       2,305
149                                    2,743       1,600                    1,333
150                                   25,254       2,054
151                       50,000       3,293         727                      237                              833
152                                   27,222         621                      208

                                                  21,22,48,
                                                  51,55,60,
                                                  65,70,71,
FOOTNOTE  14,22,56,57,58   20,22,64     20,22    77,78,79,80
                                                                                           LARGEST TENANT
             MONTHLY       MONTHLY     MONTHLY     MONTHLY           ----------------------------------------------------------
              TI/LC         RE TAX       INS.       OTHER     SINGLE                                                    LEASE
LOAN #   RESERVE CAP ($) RESERVE ($) RESERVE ($) RESERVE ($)  TENANT              TENANT NAME              UNIT SIZE EXPIRATION
-------- --------------- ----------- ----------- ----------- ------- ------------------------------------- --------- ----------

127                              744       1,937    3,166    Yes     John R. Wood, Inc. Realtors              12,717  3/31/2015
128                            4,118         532             No      Pathology Services                        4,652  5/21/2009
129           75,000           6,755         177             No      Asia Buffet                               4,886  11/1/2012
130           19,980           4,472         386             No      Washington Mutual Bank                    3,980  2/13/2011
131                                                          Yes     K Mart                                  191,008   1/8/2019
132                            4,440         761             No      Thomas Wish dba Tommy's Gym               8,356  7/31/2010
133                                                          Yes     Osco Drug Store                          13,503  8/16/2018
134                                                          Yes     Osco Drug Store                          13,503  8/16/2018
135                                                          No
136                            1,702         948             No
137                            2,912       1,151             No
138                            2,856         416             No
139                           10,976       2,606             No
140           40,000           3,380         525             No      $1.25 Dry Cleaners                        3,600  3/31/2010
141                                                          Yes     Walgreens                                13,278  9/30/2044
142                            3,649         725             No      Hickory Surgical Clinic                   7,765        MTM
143                           13,873                         No
144                            1,250         401             No      Verizon Wireless                          4,000  9/30/2015
145                            1,670         233             No      Cafe Dahab                                2,208  5/31/2010
146                            2,131       2,169             No
147                            6,876         761             No      NW Georgia Orthopedic Surgical Center     9,590  4/30/2015
148                            4,102       1,152             No      China Star Buffet                         5,600  3/31/2015
149                            2,743       1,180             No
150                            5,050         846             No      Edmonds Family Medicine Clinic           26,158  1/27/2007
151           80,000           1,647         364             No      Ward County Child Support                 4,200  4/30/2010
152                            2,269         311             No

FOOTNOTE
                           2ND LARGEST TENANT                                     3RD LARGEST TENANT
         ----------------------------------------------------- ------------------------------------------------
                                                       LEASE                                            LEASE      LOAN
LOAN #              TENANT NAME           UNIT SIZE EXPIRATION            TENANT NAME      UNIT SIZE EXPIRATION   PURPOSE   LOAN #
-------- -------------------------------- --------- ---------- --------------------------- --------- ---------- ----------- ------

127                                                                                                               Refinance 127
128      Allergy and Asthma Medical Group    2,462   7/31/2010 Jon Paul Seslar, DPM            1,774  7/31/2009 Acquisition 128
129      Gamestop                            1,704   1/31/2011 Papa's Murphy                   1,699  8/31/2007 Acquisition 129
130      Fine Futon & Gift Store             1,457    2/8/2011 Wireless Cellutions             1,222   1/9/2011 Acquisition 130
131                                                                                                                         131
132      Hoag Hospital                       6,287   2/28/2010 Mike's Automotive               5,760  9/30/2008 Acquisition 132
133                                                                                                               Refinance 133
134                                                                                                               Refinance 134
135                                                                                                                         135
136                                                                                                               Refinance 136
137                                                                                                               Refinance 137
138                                                                                                             Acquisition 138
139                                                                                                                         139
140      Floral Concepts LLC                 3,600  12/31/2008 JDI, Inc.                       3,586  3/31/2011 Acquisition 140
141                                                                                                             Acquisition 141
142      Jalf, LLC                           6,724         MTM Gastroenterology Assoc.         5,235        MTM             142
143                                                                                                                         143
144      Starbucks                           1,750   2/29/2016                                                  Acquisition 144
145      Cinefile Video                      1,849   5/31/2009 Louigi's Pizza                    736  8/31/2008   Refinance 145
146                                                                                                               Refinance 146
147      Resurgens, P.C.                     9,054   5/31/2009 MD Pain Clinics of Georgia      8,833  3/31/2014             147
148      Sprint                              2,500   3/31/2010 PC Club                         2,000  3/31/2010 Acquisition 148
149                                                                                                               Refinance 149
150      Surgical Associates of Edmonds      4,234  11/30/2005 Edmonds Physical Therapy        3,250  1/27/2012             150
151      REM                                 3,600    4/1/2009 IRS                             3,485  4/30/2013 Acquisition 151
152                                                                                                               Refinance 152

                             FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------

1    For mortgage loans secured by multiple mortgaged real properties, the
     Occupancy % for such Mortgage Loans is the weighted average Occupancy % of each Mortgaged Property based on square footage, number of units, number of pads, number of rooms or Appraised Value ($).

2    With respect to the Ashford Hotel Portfolio, which contains two cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x),
     Cut-Off Date LTV (%) and Maturity LTV (%) are illustrated based upon combined data from the two loans.

3    For mortgage loans secured by multiple Mortgaged Properties, each Mortgage
     Loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
     Balance ($) are allocated to the respective mortgaged properties based on the mortgage loan documentation or an allocation determined by Appraised
     Value ($).

4    Each number in this column identifies a loan within a crossed loan group.

5    Each number in this column identifies a loan within a group of related borrowers.

6    For each mortgage loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the trustee fee rate and a correspondence fee rate, if applicable, in total. The Net Mortgage Rate %
     equates to the related Interest Rate % less the related Admin. Fee %.

7    IO Monthly Debt Service ($) has been determined by dividing IO Annual Debt
     Service ($) by 12.

8    With respect to the Encino Valley Shopping Center mortgage loan, the Rem.
     Term, First Payment Date, I/O Period, and the Remaining Prepayment
     Provision (Payments) for these loans were adjusted to include 1 (one)
     interest-only period to reflect the interest payment the Trust will receive on April 1, 2006.

9    For mortgage loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the mortgage loan.

10   The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O" represents remaining open periods, "YM" represents remaining yield maintenance periods, "GRTR" represents Greater, and "LESS" represents Lesser.

11   The Ashford Hotel Portfolio 2, Ashford Hotel Portfolio 3, Sprint Data
     Center, Airport Square, The Bluffs of Burnsville (95) and Garden Office
     Park mortgage loan provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the principal indebtedness being prepaid or accelerated or (ii) the positive difference, if any, between (a) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay under the Note from the date of such prepayment until the Maturity Date absent such prepayment, including the unpaid principal amount which might otherwise be due upon the Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage
     Equivalent Basis") on the date of such prepayment of the United States
     Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (b)
     the principal balance of the Loan on the date of such prepayment.

12   UW DSCR (x) for the Lakeshore Apartments mortgage loan was calculated after taking into account a holdback of $400,000. Before taking this reserve into account, the UW DSCR (x) is 1.13x.

13   The Monthly Capex Reserve ($) for the Kenwood Towne Centre mortgage loan of
     $14,800 will commence upon the occurrence and during the continuance of a
     Trigger Event. The Capex Reserve balance shall not exceed $177,600.

14   The Monthly TI/LC Reserve ($) for the Kenwood Towne Centre mortgage loan of
     $54,310 will commence upon the occurrence and during the continuance of a
     Trigger Event and the TI/LC Reserve balance shall not exceed $651,720.

15   UW DSCR (x) for the East Thunderbird Square mortgage loan was calculated after taking into account a letter of credit of $5,600,000. Before taking this reserve into account, the UW DSCR (x) is 1.08x.

16   UW DSCR (x) for the Kahana Gateway Professional Center -- Retail mortgage loan was calculated after taking into account a letter of credit of
     $2,650,000. Before taking this reserve into account, the UW DSCR (x) is
     1.06x.

17   UW DSCR (x) for the Brookhollow Shopping Center mortgage loan was calculated after taking into account a letter of credit of $1,000,000.
     Before taking this reserve into account, the UW DSCR (x) is 1.15x.

18   UW DSCR (x) and Cut-Off Date LTV (%) for the La Reina Plaza mortgage loan was calculated after taking into account a holdback of $500,000. Before taking this reserve into account, the UW DSCR (x) is 1.19x, and the Cut-Off
     Date LTV (%) is 63.5%.

19   UW DSCR (x) and Cut-Off Date LTV (%) for the Lakeshore Apartments mortgage loan was calculated after taking into account a holdback of $400,000.
     Before taking this reserve into account, the UW DSCR (x) is 1.13x, and the
     Cut-Off Date LTV (%) is 79.8%.

20   The Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) for the Kenwood
     Towne Centre mortgage loan of one-twelfth of the annual taxes and one-twelfth of the annual insurance premiums will commence upon the occurrence and during the continuance of a Trigger Event. Notwithstanding the foregoing, the Monthly Ins. Reserve ($) will not be required as long as the borrower maintains a blanket policy.

21   The Monthly Other Reserve ($) for the Kenwood Towne Centre mortgage loan of one-twelfth of 105% of the previous year's actual ground rent will be required upon the occurrence and during the continuance of a Trigger Event.

22   The Monthly Capex Reserve ($), Monthly TI/LC Reserve ($), Monthly RE Tax
     Reserve ($), Monthly Ins. Reserve ($) and Monthly Other Reserve ($) for the
     60 State Street mortgage loan will commence upon the occurrence and during the continuance of a Trigger Event in the monthly amount of the budgeted amount for capital expenditures and TI/LC's (in respect of any space at the
     60 State Street Property other than the space leased to Wilmer Hale (as defined in Annex C)) and in the amount of one-twelfth of the annual taxes, annual insurance premiums and annual ground rent, respectively.

23   The Sprint Data Center mortgage loan's borrower has pledged as additional collateral a vacant property located at 3080 Raymond Street, Santa Clara,
     California, which contains approximately 25,000 square feet. This property shares the same subdivided lot and tax parcel as the Sprint Data Center property. The Year Built, Year Renovated, Total SF/Units/Rooms/Pads,
     Occupancy %, Appraised Value ($), UW NOI ($) and UW NCF ($) does not attribute any consideration to this additional collateral.

24   The Appraised Value ($) of the Radisson Fort Worth property assumes a future value of $28,900,000. Should this valuation not be achieved, than borrower must provide additional collateral in the amount of the difference between $28,900,000 and the then-current market value. The valuation is expected to be completed in March 2006.

25   UW NOI ($) for the Endicott Apartments mortgage loan represents projected cash flow of the related property, as supported by the appraisal obtained in connection with the origination of the mortgage loan, assuming such property was operated as a rental property.

26   The 60 State Street mortgage loan is evidenced by two promissory notes which are pari passu in right of payment and in other respects and have the same Interest Rate %, Maturity/ARD Date and Rem. Amort. Both notes are held in the MLCFC Commercial Mortgage Trust 2006-1 trust.

27   The U Stor It Self Storage Portfolio mortgage loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
     amount equal to product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting
     Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
     present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
     r=AYR and n=remaining term of the Loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and ARD, multiplied by 12/365.25. "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference
     Treasury Yield/2)^(1/6) - 1) multiplied by 12. "Minimum Fee" means: (a)
     2.0% of the amount of PI being prepaid if Repayment Date ("RD") is on or after February 8, 2008 through and including February 7, 2009; (b) 1.5% of the amount of PI being prepaid if RD is on or after February 8, 2009 through and including August 7, 2009; (c) 1.0% of the amount of PI being prepaid if RD is on or after August 8, 2009 through and including February
     7, 2010; (d) 0.5% of the amount of PI being prepaid if RD is on or after
     February 8, 2010 through and including August 7, 2010; and (e) 0.0% of the amount of PI being prepaid if RD is on or after August 8, 2010 through and including October 7, 2010.

28   The Settlement Apartments, Mesa K-Mart (95), Glendale K-Mart (95), Medical
     Specialties Center (95), Super K-Mart Center (95) and the Edmunds
     Professional Center (95) Mortgage Loans provide for a prepayment premium that is equal to the greater of 1% of the Loan balance or an amount calculated as follows: (i) subtract from the interest rate then in effect under this Note the annualized yield on a United States Treasury Bill, Note or bond, with a maturity date which occurs closest to the maturity date of this Note, (hereinafter the "Rate Differential"); multiply the Rate
     Differential by the principal balance of the Loan and divide the product thereof by 12 (hereinafter the "Monthly Interest Differential"); using one-twelfth of the annualized U.S. Treasury Rate from subparagraph (i)
     above, discount to present value the right to receive the Monthly Interest
     Differential each month between the prepayment date and the maturity date of the Note to determine the Prepayment Premium.

29   The Pueblo Crossing mortgage loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to product obtained by multiplying: (A) amount of Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate
     ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the Loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and ARD, multiplied by 12/365.25. "AIR" means Interest Rate multiplied by
     365.25/360. "AYR" means product of formula: (((1+Reference Treasury
     Yield/2)^(1/6) - 1) multiplied by 12. "Minimum Fee" means: (a) 3.0% of the amount of PI being prepaid if Repayment Date ("RD") is on or after the fourth anniversary of the Note and before the sixth anniversary; (b) 2.0%
     of the amount of PI being prepaid if RD is on or after the sixth anniversary of the Note and before the seventh anniversary; (c) 1.0% of the amount of PI being prepaid if RD is on or after the seventh anniversary of the Note and before the 114th month anniversary.

30   The 555 West Beech Street mortgage loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the Loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and ARD, multiplied by 12/365.25. "AIR" means Interest Rate multiplied by
     365.25/360. "AYR" means product of formula: (((1+Reference Treasury
     Yield/2)^(1/6) - 1) multiplied by 12. "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c)
     1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Datebut prior to the Open Date.

31   60 East Lake mortgage loan Occupancy % includes the retail space tenants who have signed leases. Countrywide held back $750,000 for lease up.

32   Pueblo Crossing mortgage loan Occupancy % includes tenants in place and tenants who have signed leases and started to buildout their space.

33   Santee Galleria mortgage loan Occupancy % shown is economic occupancy. The
     Total SF/Units/Rooms/Pads was acquired from the third party appraisal as the borrower supplied rent roll does not contain square footage.

34   Casa Grande Gateway mortgage loan Occupancy % includes in-place tenants who have signed leases.

35   Cut-Off Date LTV (%) and Maturity Date LTV (%) for the Inglewood Park
     mortgage loan were calculated using the net funding loan amount (full loan amount less $5,200,000 Cash Flow Holdback Reserve) and the "as is"
     Appraised Value ($). Using the full loan amount and the "as is" value of
     $67,200,000, the Cut-Off Date LTV (%) is 64.4% and the Maturity Date LTV
     (%) is 57.1%.

36   Cut-Off Date LTV (%) for the Lullwater at Bass Apartments mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of $26,800,000, the Cut-Off Date LTV (%) is 81.2%.

37   Cut-Off Date LTV (%) for the U Stor It Self Storage Portfolio mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of $25,800,000, the Cut-Off Date LTV (%) is 82.4%.

38   Cut-Off Date LTV (%) for the Hilton Salt Lake City Airport mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of $14,800,000, the Cut-Off Date LTV (%) is 90.7%.

39   Cut-Off Date LTV (%) for the Augusta Corporate Park mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value of $16,500,000 the Cut-Off Date LTV (%) is 69.4%.

40   Cut-Off Date LTV (%) and Maturity Date LTV (%) for the Widewaters Commons
     mortgage loan were calculated using the net funding loan amount (full loan amount less $1,450,000 Holdback Reserve) and the "as is" Appraised Value
     ($). Using the full loan amount and the "as is" value of $13,000,000, the
     Cut-Off Date LTV (%) is 81.5% and the Maturity Date LTV (%) is 71.3%.

41   Cut-Off Date LTV (%) for the 60 East Lake mortgage loan was calculated using the full loan amount and the "as stabilized" Appraised Value ($).
     Using the full loan amount and the "as is" value of $12,300,000, the
     Cut-Off Date LTV (%) is 81.7%.

42   Lightstone Portfolio mortgage loan property Home Depot Most Recent NOI Date is as of September 30, 2005 while the other properties in the portfolio are as of July 31, 2005. The Home Depot property income and expenses were previously reported as a part of a larger shopping center.

43   With respect to the Alii Sunset Plaza, Ashby Apartments, Singleton Square,
     Westlake Professional Center, 1638 Placentia Avenue, Osco Drug Tucson --
     Broadway, Osco Drug Tucson -- Sunrise, Beloit Mall, Sawtelle Place, Moon
     Valley Plaza, Ashford Center & Peachtree Ridge, and Cambridge Quail
     mortgage loans, the Most Recent NOI ($) is based on a less than 12-month period that has been annualized.

44   UW NCF ($) and UW DSCR (x) for the Inglewood Park mortgage loan were calculated using "as stabilized" Cash Flows. "In Place" NCF is $3,269,315, giving a UW DSCR (x) of 1.05x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place
     NCF and the interest only debt service is 1.25x.

45   UW NCF ($) and UW DSCR (x) for the U Stor It Self Storage Portfolio
     mortgage loan were calculated using "as stabilized" Cash Flows. "In Place"
     NCF is $1,688,437, giving a UW DSCR (x) of 1.10x. The loan has an initial
     24-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is 1.36x.

46   UW NCF ($) and UW DSCR (x) for the Widewaters Commons mortgage loan were calculated using "as stabilized" Cash Flows. "In Place" NCF is $757,202, giving a UW DSCR (x) of 1.06x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place
     NCF and the interest only debt service is 1.30x.

47   UW NCF ($) and UW DSCR (x) for the Ashby Apartments mortgage loan were calculated using "as stabilized" Cash Flows. "In Place" NCF is $266,388, giving a UW DSCR (x) of 1.07x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place
     NCF and the interest only debt service is 1.28x.

48   Country Lakes Apartments mortgage loan has a springing Monthly Other
     Reserve ($) called Reconstruction Reserve.

49   Rainbow Diablo Medical Building mortgage loan has two springing Upfront
     TI/LC Reserves ($) in the amounts of $200,000 and $300,000 in the event of
     (i) failure to Lease the Plise space by May 31, 2009, or (ii) failure to lease the Cardiovascular space by January 1, 2011. Borrower may elect to deposit in lieu of establishing collection accounts. In lieu of cash payments into either reserve Borrower may deliver Letters of Credit in the case of either trigger event.

50   Casa Grande Gateway mortgage loan has a minimum monthly TI/LC Reserve ($)
     of $75,000.

51   Ashford Center & Peachtree Ridge mortgage loan has a Monthly Other Reserve
     ($) called Excess Cash Flow Reserve in the amount of all excess cash flow until the Mezzanine Loan has been repaid in full. Upon repayment of the
     Mezzanine Loan in full, provided no Event of Default exists, Lender shall disburse the entire balance to the Borrower.

52   The Monthly Capex Reserve ($) increases by 2% annually for the following mortgage loans: 16812 Sherman Way, 1963 Grand Concourse, 501 East Virginia
     Way, 755 East Virginia Way, Alii Sunset Plaza, Baggett Office & Shaw #2
     Warehouse, Beloit Mall, Cambridge Quail, Casa Grande Gateway, Clark Office
     Building, Clinton Square, Country Lakes Apartments, Crenshaw Medical Arts
     Center, Da Vinci Court Apartments, Eastern Boulevard Plaza, FNBA-
     Fountainhead Building, Generations Medical Center- OH & PA, Guardian Self
     Storage, Hickory Hill Estates, Himmarshee Landing, Inglewood Park,
     International Promenade, Junction Shoppes, Lakeside Apartments, Lullwater
     at Bass Apartments, McCar Homes, Meadow View Mobile Home Park, Moon Valley
     Plaza, North Main Center -- Rockford, Off Broadway Plaza, Osco Drug Tucson
     -- Broadway, Osco Drug Tucson -- Sunrise, San Leandro Medical Office,
     Singleton Square, Southdown Pavilion, Starbucks -- Verizon, State Street
     Business Park, Storage Plus -- Sandy, Summit Marketplace, Telegraph Avenue
     Medical Office Building, U Stor It Self Storage Portfolio, Walgreens
     Tomball, Westlake Professional Center.

53   Intentionally omitted.

54   Prince George Center II mortgage loan has a springing Monthly TI/LC Reserve
     ($) of $166,667 beginning December 8, 2010 thru November 8, 2012. In lieu of cash payments, Borrower may deliver one or more letters of credit totaling the sum of amounts due to the TI/LC Reserve account.

55   Summit Marketplace mortgage loan has a springing Monthly Other Reserve ($)
     called Cash Flow Sweep Reserve in the amount of all of excess cash flow in the event of cash management. In lieu of the cash payments, Borrower may either deposit $75,000 into the TI/LC Reserve account or provide a Letter of Credit in an amount equal to $75,000.

56   Pueblo Crossing mortgage loan has a monthly TI/LC Reserve ($) of $5,000 thru March 7, 2008 (capped at $275,000), $10,000 from March 8, 2008 thru
     March 7, 2009 (capped at $275,000), $10,000 from March 8, 2009 thru March
     7, 2010 (capped at $225,000), $10,000 from March 8, 2010 thru March 7, 2011
     (capped at $175,000), $10,000 from March 8, 2011 thru maturity (capped at
     $150,000).

57   Westlake Professional Center mortgage loan has a TI/LC Reserve Cap ($) of
     $225,000 initially. Beginning March 31, 2008 the cap is reduced to
     $170,000. On December 31, 2011, if (i) the property has maintained an average occupancy of 90% or greater, and (ii) average actual TI/LC expenses are $10 per square foot or less, the TI/LC Cap will be reduced to $100,000.

58   Off Broadway Plaza mortgage loan has a Monthly TI/LC Reserve Cap ($) of
     $80,000 initially. The Monthly TI/LC Reserve Cap ($) shall be reduced to
     $50,000 in the event that (i) Progressive Insurance renews its lease for a period of at least five years from such lease's current termination date, or (ii) Progressive Insurance is replaced with a new tenant for a lease term of at least five years, and (iii) the IRS has not given notice to terminate its lease on April 30, 2008 or (iv) the IRS is replaced with a new tenant for a lease term of at least five years, and (v) the property is at least 90% occupied.

59   Generations Medical Center mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $2,934.17 beginning November 8, 2009 due within two business days of the Borrower receiving a lease termination or similar payment pursuant to any lease.

60   Times Square Retail Center mortgage loan has a springing Monthly Other
     Reserve ($) called Von's Rollover Funds in the amount of all net excess cash flow if the in the event Von's does not renew its lease 6 months prior to expiration or the Von's space is dark at any time during the loan term.

61   1638 Placentia Avenue mortgage loan has a springing Monthly TI/LC Reserve
     ($) in the amount of $1,679 beginning on the first payment date after the actual physical occupancy at the property at the end of any calendar quarter is less than 90%.

62   555 West Beech Street mortgage loan has a springing Monthly Capex Reserve
     ($) in the amount of all excess cash flow if the Borrower has not replaced the roof at the property by December 14, 2007. In such case, deposits shall begin on February 8, 2008 and shall continue for each payment date until the Capex Reserve Account balance equals $35,625.

63   Intentionally omitted.

64   Casa Grande Gateway mortgage loan has a springing Monthly RE Tax Reserve
     ($) of $6,917 beginning May 8, 2006 and on each payment date thereafter.

65   Eastern Boulevard Plaza mortgage loan has a springing Monthly Other Reserve
     ($) called Cash Sweep Reserve in the amount of all excess cash flow to be deposited into the TI/LC Reserve Account in the event Penn ABC, Superpetz and Eckerd do not renew their leases.

66   FNBA- Fountainhead Building mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $111,333 plus excess cash flow in the event FNBA fails to renew its lease.

67   Generations Medical Center mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $2,934.17 beginning November 8, 2009 and on each payment date thereafter.

68   Hampton Inn & Suites Garden Grove and Hilton Garden Inn Garden Grove
     mortgage loans have Monthly Capex Reserves ($) of $13,510 and $13,241 respectively beginning on the first payment date. These reserves are to be adjusted annually to 4% of the annual room revenue for the previous fiscal year divided by 12.

69   Hilton Salt Lake City Airport mortgage loan has a Monthly Capex Reserve ($)
     in the amount of 4% of gross revenue divided by 12 beginning January 8,
     2007 and on each payment date thereafter.

70   Hilton Salt Lake City Airport mortgage loan has a springing Monthly Other
     Reserve ($) called Collateral Reserve in the amount of 25% of the remaining funds in the cash collateral account if the DSCR is less than 1.25x, 50% if the DSCR is less than 1.20x, and 100% if the DSCR is less than 1.15x.

71   Jacobson Distribution mortgage loan has a springing Monthly Other Reserve
     ($) called Cash Sweep Reserve in the amount of all excess cash flow after the occurrence of any of the following events: (i) Lender does not receive tenant financial statements as required by terms of the loan agreement,
     (ii) any tenant files for bankruptcy, vacates or goes dark, (iii) tenant trailing twelve month EBITDA is reported to be less than or equal to $0,
     (iv) the date January 31, 2014, or (v) tenant consolidated equity has declined to $20,000,000 or less. In the event that the Wells Dairy sublease has ended, the Cash Sweep Reserve shall be $13,056 until 90 days past the trigger when the reserve will become all excess cash flow. In the event that tenant consolidated equity has declined to $30,000,000 or less, 50% of excess cash flow shall be reserved. In the event that tenant consolidated equity has declined to $40,000,000 or less, 25% of excess cash flow shall be reserved.

72   McCar Homes mortgage loan has a springing Monthly TI/LC Reserve ($) of
     $1,333 beginning on January 8, 2008 and on each payment date thereafter.

73   Northridge Plaza mortgage loan has a springing Monthly TI/LC Reserve ($) in the amount of $3,200 if the current TI/LC Reserve account is used to pay
     TI/LC expenses in connection with replacing tenants at the property other than Dollar General and Food Max.

74   Norco Town & Country Business Center mortgage loan has a springing Monthly
     TI/LC Reserve ($) of $3,360 in the event that actual physical occupancy at the property is less than 90%.

75   North Main Center -- Rockford mortgage loan has a springing Monthly TI/LC
     Reserve ($) of $11,250 beginning November 8, 2012 and continuing until (i)
     Kroger renews its lease for a term of at least 5 years or is replaced by another tenant under a lease term of at least 5 years, (ii) American
     Drugstore (Osco Drug) renews its lease for a term of at least 5 years or is replaced by another tenant under a lease term of at least 5 years, and
     (iii) DSCR is greater than or equal to 1.25x.

76   Singleton Square has a springing Monthly TI/LC Reserve ($) of $41,667 beginning September 8, 2012 thru and including August 8, 2013.

77   Osco Drug Tucson -- Sunrise and Osco Drug Tucson -- Broadway mortgage loans have springing Monthly Other Reserves ($) in the amount of all net excess
     Cash Flow in the event of (i) Osco Drug giving notice to vacate, go dark, file for bankruptcy, or becomes insolvent, or (ii) one year prior to the expiration of the Osco lease.

78   North Main Center -- Rockford mortgage loan has a springing Monthly Other
     Reserve ($) in the amount of all net excess cash flow in the event that
     Kroger fails to operate in or occupy their space.

79   1963 Grand Concourse mortgage loan has a springing Monthly Other Reserve
     ($) in the amount of all net excess cash flow in the event that Bronx
     Healthcare Group fails to renew its lease.

80   Telegraph Avenue Medical Office Building, Baggett Office & Shaw #2
     Warehouse, Hampton Inn & Suites Garden Grove, Hilton Garden Inn Garden
     Grove, and Himmarshee Landing mortgage loans have springing Monthly Other
     Reserves ($) in the amount of all net excess cash flow during cash management.

81   Occupancy % for the CNL-Cirrus MOB Portfolio II loan includes tenants in-place and tenants who have signed leases.

82   The Cut-off Date LTV (%) for the Ashford Hotel Portfolio takes into account the West Tower at the Radisson Fort Worth property and additional collateral (in the form of either cash or Letter of Credit) to be provided by the Ashford Hotel Portfolio Borrowers on the date of the release of the
     East Tower parcel. The additional collateral will secure the mortgage loan through the maturity date. The additional collateral equals the difference between $28,900,000 and the appraised value of the Fort Worth Radisson West property. As of the date of the related appraisal the additional collateral would have equaled $4,000,000.

83   The mortgage loan is also secured by liens on the following property addresses 21720, 21730, 21818 & 22010 South Wilmington Avenue; 2040 East
     22nd Street; 23803 Wilmington Avenue; 19433 Laurel Park Road & 19520 Rancho
     Way

84   LO(22), GRTRofYMor2.0%(2), LESSofDeforGRTRofYMor2.0%(10),
     LESSofDeforGRTRofYMor1.5%(6), LESSofDeforGRTRofYMor1.0%(6),
     LESSofDeforGRTRofYMor0.5%(6), LESSofDeforGRTRofYMor0%(2), O(4)

85   Loans designated with "(95)" in the Property Name field were obtained from a clean-up call of the MLMI 1995-C2 REMIC trust

                             ANNEX A-2 (ALL LOANS)

LOAN SELLERS

                                                          % OF                  WTD. AVG.                          WTD. AVG.
                                           AGGREGATE     INITIAL               REMAINING               WTD. AVG.   MATURITY
                                            CUT-OFF      MORTGAGE  WTD. AVG.    TERM TO     WTD. AVG.   CUT-OFF   DATE OR ARD
                            NUMBER OF    DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/ARD    DSCR     DATE LTV    LTV RATIO
MORTGAGE LOAN SELLER     MORTGAGE LOANS     BALANCE      BALANCE   RATE (%)     (MOS.)        (X)      RATIO (%)      (%)
-----------------------------------------------------------------------------------------------------------------------------

MLML                           67         1,187,827,676    55.5     5.5139         99         1.72       64.4        58.3
CRF                            85           889,005,476    41.5     5.6429        113         1.34       68.3        60.3
Eurohypo                        1            65,000,000     3.0     5.5040         60         2.89       39.4        39.4
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       153(1)     $2,141,833,152   100.0%    5.5671%       104         1.60x      65.3%       58.6%
=============================================================================================================================

(1) Merrill Lynch Mortgage Lending, Inc. and Eurohypo AG, New York Branch, are
each the holders of individual promissory notes that together make up the 60
State Street mortgage loan. For purposes of this table only, the individual promissory notes that make up the 60 State Street mortgage loan are presented as separate mortgage loans.

PROPERTY TYPES

                                                         % OF                  WTD. AVG.                          WTD. AVG.
                                          AGGREGATE     INITIAL               REMAINING               WTD. AVG.   MATURITY
                           NUMBER OF       CUT-OFF      MORTGAGE  WTD. AVG.    TERM TO     WTD. AVG.   CUT-OFF   DATE OR ARD
                         MORTGAGE REAL  DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/ARD    DSCR     DATE LTV    LTV RATIO
PROPERTY SUB TYPE          PROPERTIES      BALANCE      BALANCE   RATE (%)     (MOS.)        (X)      RATIO (%)      (%)
----------------------------------------------------------------------------------------------------------------------------

Retail                         83          823,210,669    38.4     5.4658         97         1.57       64.5        58.7
   Anchored                    45          542,477,513    25.3     5.3964         88         1.67       62.2        57.5
   Unanchored                  22          169,006,964     7.9     5.4986        118         1.36       68.8        61.4
   Shadow Anchored              7           80,388,042     3.8     5.4385        100         1.43       72.3        69.0
   Single Tenant                9           31,338,149     1.5     6.5601        131         1.28       61.0        38.6
Office                         49          555,027,951    25.9     5.6771        104         1.73       61.7        55.3
Hospitality                    14          258,389,922    12.1     5.6033        116         1.56       71.9        63.3
Multifamily                    29          231,125,469    10.8     5.5254        117         1.53       67.7        58.7
Industrial                     18          171,769,983     8.0     5.6620        101         1.62       64.2        58.6
Other                           7           45,249,946     2.1     5.5550        118         1.33       70.2        62.0
Self Storage                    9           40,726,630     1.9     5.7519         87         1.27       68.3        63.3
Manufactured Housing            2            9,947,455     0.5     5.5171        115         1.23       77.1        63.9
Mixed Use                       1            6,385,128     0.3     5.5580        118         1.27       78.8        66.1
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       212       $2,141,833,152   100.0%    5.5671%       104         1.60x      65.3%       58.6%
============================================================================================================================

                             ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

                                                         % OF                  WTD. AVG.                          WTD. AVG.
                                          AGGREGATE     INITIAL               REMAINING               WTD. AVG.   MATURITY
                           NUMBER OF       CUT-OFF      MORTGAGE  WTD. AVG.    TERM TO     WTD. AVG.   CUT-OFF   DATE OR ARD
                         MORTGAGE REAL  DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/ARD    DSCR     DATE LTV    LTV RATIO
STATE                      PROPERTIES      BALANCE      BALANCE   RATE (%)     (MOS.)        (X)      RATIO (%)      (%)
----------------------------------------------------------------------------------------------------------------------------

California                     49          442,837,756    20.7     5.5235        110         1.51       64.5        57.8
   Southern                    41          295,579,086    13.8     5.5719        114         1.45       65.0        57.2
   Northern                     8          147,258,671     6.9     5.4264        102         1.63       63.4        58.9
Ohio                            2          163,782,757     7.6     5.2441         59         2.14       40.5        38.1
Texas                          15          143,954,437     6.7     5.4447        108         1.50       75.0        69.2
Georgia                        12          143,301,539     6.7     5.6039        100         1.31       72.6        65.1
Florida                        13          137,369,250     6.4     5.6847        114         1.42       71.8        64.2
Massachusetts                   1          130,000,000     6.1     5.5040         60         2.89       39.4        39.4
Pennsylvania                   18          115,190,312     5.4     5.6646        112         1.40       68.7        60.6
Maryland                        9          102,741,163     4.8     5.7704        117         1.43       63.3        54.5
Arizona                        12          101,328,472     4.7     5.7522        122         1.30       66.0        54.8
Nevada                          9           97,906,412     4.6     5.5117        119         1.30       69.3        63.7
New York                        9           75,160,131     3.5     5.6458        115         2.20       68.5        58.7
Virginia                        5           58,968,828     2.8     5.5078        113         1.57       75.2        67.8
Indiana                         3           48,176,322     2.2     5.5717        119         1.40       75.8        68.4
Missouri                        4           42,614,521     2.0     5.5492        118         1.31       76.3        67.1
Illinois                        7           39,100,314     1.8     5.8349         87         1.29       72.8        65.1
Kentucky                        3           29,414,284     1.4     5.3680         97         1.59       73.9        70.4
Wisconsin                       4           28,142,797     1.3     5.6462        108         1.44       73.0        62.2
Hawaii                          3           28,063,405     1.3     5.3149        118         1.32       79.4        72.2
Michigan                        2           22,467,543     1.0     5.3826         93         1.75       75.5        72.2
Colorado                        3           21,600,000     1.0     5.5933        119         1.35       65.4        58.9
Minnesota                       3           20,657,169     1.0     6.0829         88         1.26       69.3        62.4
Mississippi                     2           17,476,895     0.8     5.5989        123         1.91       57.9        55.7
Iowa                            2           16,961,215     0.8     5.6700        118         1.31       71.0        59.7
Alabama                         4           15,524,278     0.7     5.4802        117         1.30       76.1        64.7
Utah                            2           15,381,630     0.7     5.9331         65         1.39       60.1        56.8
Louisiana                       1           14,900,000     0.7     5.5000        119         1.22       78.4        68.7
New Jersey                      1           12,275,000     0.6     5.4740        119         1.22       79.2        70.8
North Carolina                  2           10,050,336     0.5     5.6871         81         1.69       69.4        60.1
Oregon                          2            9,685,167     0.5     5.5294        118         1.31       64.1        54.8
South Carolina                  2            7,557,242     0.4     5.7571        117         1.28       68.2        58.4
Connecticut                     1            7,000,000     0.3     5.7650        120         1.43       68.6        52.7
Washington                      3            6,890,184     0.3     7.1375         83         1.19       40.9        29.1
Rhode Island                    1            6,385,699     0.3     5.7970        118         1.41       79.0        66.7
Tennessee                       1            4,600,000     0.2     6.0000        120         1.50       70.8        60.0
Nebraska                        1            3,294,525     0.2     5.4670        119         1.26       71.6        56.9
North Dakota                    1            1,073,572     0.1     6.0000        119         1.31       75.3        64.0
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       212       $2,141,833,152   100.0%    5.5671%       104         1.60x      65.3%       58.6%
============================================================================================================================

                             ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

                                                             % OF                  WTD. AVG.                          WTD. AVG.
                                             AGGREGATE      INITIAL                REMAINING              WTD. AVG.   MATURITY
                                              CUT-OFF       MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
RANGE OF CUT-OFF DATE         NUMBER OF    DATE PRINCIPAL     POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
BALANCES ($)               MORTGAGE LOANS     BALANCE       BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)      (%)
--------------------------------------------------------------------------------------------------------------------------------

    996,219 - 2,999,999          28            55,933,839      2.6     6.6347         108        1.39       53.9        39.9
  3,000,000 - 3,999,999          14            49,107,804      2.3     5.7794         113        1.38       62.0        53.1
  4,000,000 - 4,999,999          11            50,042,190      2.3     5.8325         119        1.46       63.3        49.4
  5,000,000 - 5,999,999          14            77,606,404      3.6     5.9164         120        2.07       60.8        49.0
  6,000,000 - 6,999,999          17           109,101,489      5.1     5.5420         118        1.31       71.0        61.8
  7,000,000 - 7,999,999           5            38,038,345      1.8     5.7428         119        1.48       73.1        61.3
  8,000,000 - 9,999,999          12           108,546,888      5.1     5.5557         118        1.34       70.9        62.0
 10,000,000 - 12,999,999         11           126,871,565      5.9     5.5766         113        1.33       69.3        60.5
 13,000,000 - 19,999,999         20           309,662,427     14.5     5.5956         114        1.34       69.4        62.6
 20,000,000 - 49,999,999         11           325,282,872     15.2     5.6009         109        1.31       70.5        63.5
 50,000,000 - 99,999,999          5           326,500,938     15.2     5.5552         112        1.52       69.2        62.4
100,000,000 - 173,000,000         4           565,138,391     26.4     5.3366          77        2.11       56.3        53.8
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         152        $2,141,833,152    100.0%    5.5671%        104        1.60x      65.3%       58.6%
================================================================================================================================

Minimum: $996,219
Maximum: $173,000,000
Average: $14,091,008

MORTGAGE RATES

                                                           % OF                  WTD. AVG.                          WTD. AVG.
                                           AGGREGATE      INITIAL                REMAINING              WTD. AVG.   MATURITY
                                            CUT-OFF       MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
RANGE OF MORTGAGE RATES    NUMBER OF     DATE PRINCIPAL     POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
(%)                      MORTGAGE LOANS     BALANCE       BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)      (%)
------------------------------------------------------------------------------------------------------------------------------

5.0000 - 5.2499                10           284,450,555     13.3     5.1700          93        1.63       72.8        69.3
5.2500 - 5.4999                34           535,595,071     25.0     5.3498          95        1.73       58.9        53.0
5.5000 - 5.5999                28           588,856,050     27.5     5.5336         106        1.77       65.1        58.7
5.6000 - 5.6999                19           263,184,011     12.3     5.6505         119        1.31       70.5        63.2
5.7000 - 5.7499                 9            59,829,158      2.8     5.7156         118        1.27       72.0        64.7
5.7500 - 5.9999                31           334,912,679     15.6     5.8723         107        1.36       67.1        59.6
6.0000 - 6.2499                 8            32,793,338      1.5     6.0353         107        1.54       65.3        54.9
6.2500 - 6.7499                 2            13,389,761      0.6     6.2500         169        1.64       57.6        36.5
6.7500 - 9.6000                11            28,822,528      1.3     8.7451         107        1.31       33.1         1.1
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       152        $2,141,833,152    100.0%    5.5671%        104        1.60x      65.3%       58.6%
==============================================================================================================================

Minimum: 5.0000%
Maximum: 9.6000%
Weighted Average: 5.5671%

                             ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

                                                           % OF                  WTD. AVG.                          WTD. AVG.
                                           AGGREGATE      INITIAL                REMAINING              WTD. AVG.   MATURITY
                                            CUT-OFF       MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
                            NUMBER OF    DATE PRINCIPAL     POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
RANGE OF DSCRS (X)       MORTGAGE LOANS     BALANCE       BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)      (%)
------------------------------------------------------------------------------------------------------------------------------

1.08 - 1.14                     2             4,420,032      0.2     9.0507         109         1.10      30.8         0.8
1.15 - 1.19                     2            17,414,511      0.8     5.8631         116         1.16      75.1        65.3
1.20 - 1.24                    46           503,132,695     23.5     5.6809         116         1.22      71.3        62.0
1.25 - 1.29                    25           277,817,733     13.0     5.4660         112         1.27      71.0        63.2
1.30 - 1.34                    25           240,982,073     11.3     5.5957         112         1.32      72.5        63.6
1.35 - 1.39                     8            88,222,292      4.1     5.6249         119         1.37      72.9        66.5
1.40 - 1.44                    13            95,286,007      4.4     5.7821         104         1.42      65.6        58.5
1.45 - 1.49                     1            14,250,000      0.7     5.7700         117         1.47      57.5        50.7
1.50 - 1.59                    10           300,345,795     14.0     5.6628         118         1.56      69.4        60.7
1.60 - 1.99                    13           244,741,833     11.4     5.3609          92         1.80      67.8        65.0
2.00 - 3.49                     6           350,120,182     16.3     5.3899          65         2.45      40.9        39.7
3.50 - 12.75                    1             5,100,000      0.2     5.3280         118        12.75       6.8         6.8
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       152        $2,141,833,152    100.0%    5.5671%        104         1.60x     65.3%       58.6%
==============================================================================================================================

Minimum: 1.08x
Maximum: 12.75x
Weighted Average: 1.60x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                          % OF                  WTD. AVG.                          WTD. AVG.
                                           AGGREGATE     INITIAL                REMAINING              WTD. AVG.   MATURITY
                                            CUT-OFF      MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
RANGE OF CUT-OFF DATE       NUMBER OF    DATE PRINCIPAL    POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
LTV RATIOS (%)           MORTGAGE LOANS     BALANCE      BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)      (%)
-----------------------------------------------------------------------------------------------------------------------------

 6.8 - 24.9                     7            16,102,056     0.8     7.7283          79        5.25       11.8         4.3
25.0 - 49.9                    15           339,790,686    15.9     5.5617          73        2.34       39.1        34.5
50.0 - 59.9                    16           196,860,255     9.2     5.7171         103        1.74       55.8        50.6
60.0 - 64.9                    16           120,305,487     5.6     5.6031         118        1.38       62.4        54.2
65.0 - 69.9                    24           327,134,961    15.3     5.6173         115        1.29       67.8        59.7
70.0 - 74.9                    39           779,545,969    36.4     5.4850         105        1.48       73.4        67.3
75.0 - 79.9                    33           313,668,738    14.6     5.4853         117        1.27       77.9        68.8
80.0 - 83.8                     2            48,425,000     2.3     5.7012         117        1.29       81.7        74.5
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       152        $2,141,833,152   100.0%    5.5671%        104        1.60x      65.3%       58.6%
==============================================================================================================================

Minimum: 6.8%
Maximum: 83.8%
Weighted Average: 65.3%

                             ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

                                                             % OF                  WTD. AVG.                          WTD. AVG.
                                              AGGREGATE     INITIAL                REMAINING              WTD. AVG.   MATURITY
                                               CUT-OFF      MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
RANGE OF MATURITY              NUMBER OF    DATE PRINCIPAL    POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
DATE OR ARD LTV RATIOS (%)  MORTGAGE LOANS     BALANCE      BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)     (%)
--------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                   9            28,335,607     1.3     8.2377        131         1.40        34.4        0.2
0.0 - 24.9                         5            12,536,921     0.6     7.0736        116         6.22        20.3        8.0
25.0 - 49.9                       16           403,911,887    18.9     5.4771         77         2.22        42.8       39.1
50.0 - 54.9                       20           173,094,074     8.1     5.5562        107         1.70        58.6       53.1
55.0 - 59.9                       27           263,331,901    12.3     5.7177        114         1.31        66.6       57.5
60.0 - 62.4                       12           149,085,181     7.0     5.5804        116         1.28        68.6       60.9
62.5 - 64.9                       13           143,803,422     6.7     5.3965        109         1.28        71.8       63.6
65.0 - 67.4                       25           404,366,270    18.9     5.5356        118         1.43        75.3       66.0
67.5 - 69.9                       11           207,541,890     9.7     5.5883        105         1.31        74.6       69.1
70.0 - 77.6                       14           355,826,000    16.6     5.3842         98         1.53        76.2       72.9
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:          152        $2,141,833,152   100.0%    5.5671%       104         1.60x       65.3%      58.6%
================================================================================================================================

Minimum: 0.0%
Maximum: 77.6%
Weighted Average: 58.6%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                             % OF                 WTD. AVG.                          WTD. AVG.
                                            AGGREGATE     INITIAL                REMAINING              WTD. AVG.   MATURITY
                                             CUT-OFF      MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
RANGE OF REMAINING           NUMBER OF    DATE PRINCIPAL    POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
TERMS TO MATURITY (MOS.)  MORTGAGE LOANS     BALANCE      BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------

 25 -  84                        18         616,660,461     28.8     5.4487          67        2.07        54.0       52.4
 85 - 119                       114        1,375,933,904    64.2     5.5842         118        1.40        70.5       62.0
120 - 239                        19          143,738,787     6.7     5.8854         124        1.43        64.6       54.2
240 - 240                         1            5,500,000     0.3     6.2500         240        1.83        37.4        1.0
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         152       $2,141,833,152   100.0%    5.5671%        104        1.60x       65.3%      58.6%
==============================================================================================================================

Minimum: 25 mos.
Maximum: 240 mos.
Weighted Average: 104 mos.

                             ANNEX A-2 (ALL LOANS)

ORIGINAL AMORTIZATION TERMS

                                                            % OF                  WTD. AVG.                          WTD. AVG.
                                             AGGREGATE     INITIAL                REMAINING              WTD. AVG.   MATURITY
                                              CUT-OFF      MORTGAGE  WTD. AVG.     TERM TO    WTD. AVG.   CUT-OFF   DATE OR ARD
RANGE OF ORIGINAL             NUMBER OF    DATE PRINCIPAL    POOL     MORTGAGE  MATURITY/ARD     DSCR     DATE LTV   LTV RATIO
AMORTIZATION TERMS (MOS.)  MORTGAGE LOANS     BALANCE      BALANCE    RATE (%)     (MOS.)        (X)     RATIO (%)     (%)
-------------------------------------------------------------------------------------------------------------------------------

Interest Only                     10          402,600,000     18.8     5.3625        76         2.35       57.4        57.4
180 - 299                         10           25,599,067      1.2     7.5250       112         1.48       34.9         9.7
300 - 329                         13          291,037,013     13.6     5.6841       116         1.53       70.5        59.6
330 - 396                        119        1,422,597,071     66.4     5.5659       109         1.40       67.0        59.6
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:          152       $2,141,833,152    100.0%    5.5671%      104         1.60x      65.3%       58.6%
===============================================================================================================================

Minimum: 180 mos.
Maximum: 396 mos.
Weighted Average: 348 mos.

ESCROWS

                          NUMBER OF        AGGREGAGE CUT-OFF         % OF INITIAL
ESCROW TYPE            MORTGAGE LOANS   DATE PRINCIPAL BALANCE   MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------------

TI/LC Reserves                49              557,220,265                 34.8
Real Estate Tax              131            1,700,544,801                 79.4
Insurance                    115            1,478,262,141                 69.0
Replacement Reserves         104            1,494,582,840                 69.8

LOCKBOX TYPES

                          NUMBER OF        AGGREGAGE CUT-OFF         % OF INITIAL
LOCKBOX TYPE           MORTGAGE LOANS   DATE PRINCIPAL BALANCE   MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------------

Hard                          53            1,290,037,681                 60.2
Soft                           5               46,548,445                  2.2

                             ANNEX A-2 (ALL LOANS)

LOAN SELLERS

                                            AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                              DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                           NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
MORTGAGE LOAN SELLER     MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------

MLML                           55         1,112,835,600       58.5       5.4992          98        1.70       64.2        58.3
CRF                            68           723,920,847       38.1       5.6921         112        1.35       68.4        60.5
Eurohypo                        1            65,000,000        3.4       5.5040          60        2.89       39.4        39.4
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       124(1)     $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
==================================================================================================================================

(1) Merrill Lynch Mortgage Lending, Inc. and Eurohypo AG, New York Branch, are
each the holders of individual promissory notes that together make up the 60
State Street mortgage loan. For purposes of this table only, the individual promissory notes that make up the 60 State Street mortgage loan are presented as separate mortgage loans.

PROPERTY TYPES

                                            AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                           NUMBER OF          DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                         MORTGAGED REAL     PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
PROPERTY SUB TYPE          PROPERTIES        BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------

Retail                          83          823,210,669       43.3       5.4658          97         1.57       64.5       58.7
   Anchored                     45          542,477,513       28.5       5.3964          88         1.67       62.2       57.5
   Unanchored                   22          169,006,964        8.9       5.4986         118         1.36       68.8       61.4
   Shadow Anchored               7           80,388,042        4.2       5.4385         100         1.43       72.3       69.0
   Single Tenant                 9           31,338,149        1.6       6.5601         131         1.28       61.0       38.6
Office                          49          555,027,951       29.2       5.6771         104         1.73       61.7       55.3
Hospitality                     14          258,389,922       13.6       5.6033         116         1.56       71.9       63.3
Industrial                      18          171,769,983        9.0       5.6620         101         1.62       64.2       58.6
Other                            7           45,249,946        2.4       5.5550         118         1.33       70.2       62.0
Self Storage                     9           40,726,630        2.1       5.7519          87         1.27       68.3       63.3
Mixed Use                        1            6,385,128        0.3       5.5580         118         1.27       78.8       66.1
Manufactured Housing             1              996,219        0.1       6.1200         118         1.42       71.2       51.0
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        182       $1,901,756,447      100.0%      5.5728%        102         1.61x      64.9%      58.5%
==================================================================================================================================

                             ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

                                            AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                           NUMBER OF          DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                         MORTGAGED REAL     PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
STATE                      PROPERTIES        BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------

California                      38          337,591,704       17.8       5.5497         108         1.59       64.2       57.8
   Southern                     32          262,533,033       13.8       5.5780         114         1.47       65.8       58.0
   Northern                      6           75,058,671        3.9       5.4509          87         1.99       58.7       57.1
Ohio                             2          163,782,757        8.6       5.2441          59         2.14       40.5       38.1
Texas                           13          131,370,061        6.9       5.4742         108         1.53       75.0       69.9
Massachusetts                    1          130,000,000        6.8       5.5040          60         2.89       39.4       39.4
Florida                         11          122,596,025        6.4       5.6959         113         1.45       71.5       64.5
Georgia                         11          121,551,539        6.4       5.6708          98         1.31       71.3       64.3
Pennsylvania                    18          115,190,312        6.1       5.6646         112         1.40       68.7       60.6
Maryland                         9          102,741,163        5.4       5.7704         117         1.43       63.3       54.5
Arizona                         12          101,328,472        5.3       5.7522         122         1.30       66.0       54.8
Nevada                           9           97,906,412        5.1       5.5117         119         1.30       69.3       63.7
New York                         7           65,305,983        3.4       5.7020         114         1.44       73.7       64.1
Virginia                         5           58,968,828        3.1       5.5078         113         1.57       75.2       67.8
Illinois                         7           39,100,314        2.1       5.8349          87         1.29       72.8       65.1
Kentucky                         3           29,414,284        1.5       5.3680          97         1.59       73.9       70.4
Hawaii                           3           28,063,405        1.5       5.3149         118         1.32       79.4       72.2
Indiana                          1           27,576,322        1.5       5.5306         119         1.57       74.8       66.1
Wisconsin                        3           26,399,196        1.4       5.3956         110         1.41       76.7       66.3
Michigan                         2           22,467,543        1.2       5.3826          93         1.75       75.5       72.2
Missouri                         1           19,670,000        1.0       5.5890         119         1.38       74.7       69.4
Minnesota                        2           18,660,128        1.0       5.7974          86         1.25       73.7       67.6
Mississippi                      2           17,476,895        0.9       5.5989         123         1.91       57.9       55.7
Iowa                             2           16,961,215        0.9       5.6700         118         1.31       71.0       59.7
Utah                             2           15,381,630        0.8       5.9331          65         1.39       60.1       56.8
Colorado                         2           15,300,000        0.8       5.6729         119         1.22       73.2       65.4
New Jersey                       1           12,275,000        0.6       5.4740         119         1.22       79.2       70.8
Alabama                          2           10,070,278        0.5       5.5155         117         1.25       76.4       64.1
North Carolina                   2           10,050,336        0.5       5.6871          81         1.69       69.4       60.1
Oregon                           2            9,685,167        0.5       5.5294         118         1.31       64.1       54.8
South Carolina                   2            7,557,242        0.4       5.7571         117         1.28       68.2       58.4
Connecticut                      1            7,000,000        0.4       5.7650         120         1.43       68.6       52.7
Rhode Island                     1            6,385,699        0.3       5.7970         118         1.41       79.0       66.7
Washington                       2            4,960,444        0.3       6.1795          95         1.23       51.5       40.4
Tennessee                        1            4,600,000        0.2       6.0000         120         1.50       70.8       60.0
Nebraska                         1            3,294,525        0.2       5.4670         119         1.26       71.6       56.9
North Dakota                     1            1,073,572        0.1       6.0000         119         1.31       75.3       64.0
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        182       $1,901,756,447      100.0%      5.5728%        102         1.61x      64.9%      58.5%
==================================================================================================================================

                             ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

                                              AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                               CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                                DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF CUT-OFF             NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
DATE BALANCES ($)          MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
------------------------------------------------------------------------------------------------------------------------------------

    996,219 - 2,999,999           21           43,287,858        2.3       6.4730         110        1.39       57.8        43.3
  3,000,000 - 3,999,999           11           38,427,804        2.0       5.8596         112        1.36       61.1        51.3
  4,000,000 - 4,999,999            9           40,988,043        2.2       5.9454         119        1.51       63.1        49.5
  5,000,000 - 5,999,999            9           50,404,870        2.7       6.0748         121        1.36       63.6        49.6
  6,000,000 - 6,999,999           14           89,333,608        4.7       5.5596         118        1.30       73.4        64.1
  7,000,000 - 7,999,999            4           30,165,317        1.6       5.8553         119        1.53       71.7        60.2
  8,000,000 - 9,999,999            9           81,514,691        4.3       5.6001         118        1.37       69.3        61.2
 10,000,000 - 12,999,999          10          115,599,629        6.1       5.6180         113        1.33       68.7        60.3
 13,000,000 - 19,999,999          18          279,162,427       14.7       5.6004         114        1.36       68.5        61.7
 20,000,000 - 49,999,999          10          303,532,872       16.0       5.6275         109        1.31       69.9        63.1
 50,000,000 - 99,999,999           4          264,200,938       13.9       5.5870         111        1.58       69.5        62.8
100,000,000 - 173,000,000          4          565,138,391       29.7       5.3366          77        2.11       56.3        53.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:          123       $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
====================================================================================================================================

Minimum: $996,219
Maximum: $173,000,000
Average: $15,461,435

MORTGAGE RATES

                                              AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                               CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                                DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF MORTGAGE            NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
RATES (%)                  MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
------------------------------------------------------------------------------------------------------------------------------------

5.1440 - 5.2499                   6           245,362,032       12.9       5.1656          90        1.68       72.3        70.3
5.2500 - 5.4999                  22           409,509,913       21.5       5.3392          88        1.72       57.1        51.7
5.5000 - 5.5999                  26           565,775,089       29.8       5.5340         105        1.80       64.5        58.4
5.6000 - 5.6999                  17           240,693,479       12.7       5.6526         119        1.32       69.9        62.5
5.7000 - 5.7499                   6            50,840,000        2.7       5.7158         118        1.26       73.8        66.6
5.7500 - 5.9999                  28           320,240,690       16.8       5.8730         106        1.37       67.1        59.6
6.0000 - 6.2499                   8            32,793,338        1.7       6.0353         107        1.54       65.3        54.9
6.2500 - 6.7499                   2            13,389,761        0.7       6.2500         169        1.64       57.6        36.5
6.7500 - 9.3750                   8            23,152,146        1.2       8.6211         112        1.29       36.3         0.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         123        $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
====================================================================================================================================

Minimum: 5.1440%
Maximum: 9.3750%
Weighted Average: 5.5728%

                             ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

                                              AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                               CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                                DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                             NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
RANGE OF DSCRS (X)         MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
------------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.14                       1             2,490,291        0.1       8.6250         153        1.12       44.1         1.4
1.15 - 1.19                       1             1,814,511        0.1       8.1250          94        1.17       51.8         0.0
1.20 - 1.24                      34           423,277,668       22.3       5.7154         115        1.22       71.3        62.2
1.25 - 1.29                      21           189,563,744       10.0       5.4930         110        1.27       71.4        63.9
1.30 - 1.34                      22           212,480,885       11.2       5.6120         112        1.31       72.4        64.0
1.35 - 1.39                       5            80,453,133        4.2       5.6301         119        1.37       74.2        67.9
1.40 - 1.44                      12            93,612,007        4.9       5.7886         103        1.42       65.4        58.4
1.45 - 1.49                       1            14,250,000        0.7       5.7700         117        1.47       57.5        50.7
1.50 - 1.59                      10           300,345,795       15.8       5.6628         118        1.56       69.4        60.7
1.60 - 1.99                      10           233,348,232       12.3       5.3307          91        1.80       68.9        66.2
2.00 - 3.39                       6           350,120,182       18.4       5.3899          65        2.45       40.9        39.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         123        $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
====================================================================================================================================

Minimum: 1.12x
Maximum: 3.39x
Weighted Average: 1.61x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                              AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                               CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                                DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF CUT-OFF DATE LTV    NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
RATIOS (%)                 MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
------------------------------------------------------------------------------------------------------------------------------------

10.0 - 24.9                       4             7,328,714        0.4       8.4986          57        1.91       13.5         4.6
25.0 - 49.9                      11           327,504,487       17.2       5.5434          71        2.37       38.9        34.4
50.0 - 59.9                      13           180,953,361        9.5       5.7542         102        1.77       55.9        50.8
60.0 - 64.9                      15           115,551,340        6.1       5.6191         118        1.38       62.4        54.8
65.0 - 69.9                      19           245,862,971       12.9       5.6560         114        1.30       67.9        59.6
70.0 - 74.9                      36           763,333,529       40.1       5.4870         105        1.48       73.5        67.4
75.0 - 79.9                      23           212,797,045       11.2       5.5197         117        1.28       77.9        69.3
80.0 - 83.8                       2            48,425,000        2.5       5.7012         117        1.29       81.7        74.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         123        $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
====================================================================================================================================

Minimum: 10.0%
Maximum: 83.8%
Weighted Average: 64.9%

                             ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

                                            AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                              DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF MATURITY DATE     NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
OR ARD LTV RATIOS (%)    MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                 7           24,662,265        1.3       8.0461         141        1.39       37.2         0.2
 0.0 - 24.9                      3            5,439,880        0.3       8.0947         115        1.91       29.9         6.9
25.0 - 49.9                     10          376,311,687       19.8       5.4851          74        2.28       42.0        38.8
50.0 - 54.9                     18          168,431,634        8.9       5.5663         107        1.70       58.6        53.1
55.0 - 59.9                     23          244,359,912       12.8       5.7143         114        1.32       66.5        57.4
60.0 - 62.4                     11           86,785,181        4.6       5.6956         115        1.29       69.3        61.2
62.5 - 64.9                     10          114,450,525        6.0       5.4187         106        1.29       70.9        63.7
65.0 - 67.4                     19          370,197,473       19.5       5.5390         118        1.44       75.1        66.0
67.5 - 69.9                      9          170,891,890        9.0       5.6416         102        1.32       73.6        69.1
70.0 - 77.6                     13          340,226,000       17.9       5.3744          97        1.54       76.2        72.9
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        123       $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
==================================================================================================================================

Minimum: 0.0%
Maximum: 77.6%
Weighted Average: 58.5%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                            AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
RANGE OF REMAINING                            DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
TERMS TO MATURITY          NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
(MOS.)                   MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------

 25 -  84                       16          612,987,119       32.2       5.4243          67        2.07       54.2        52.7
 85 - 119                       89        1,151,130,541       60.5       5.6104         118        1.38       70.7        62.3
120 - 239                       17          132,138,787        6.9       5.9055         124        1.42       65.3        54.6
240 - 240                        1            5,500,000        0.3       6.2500         240        1.83       37.4         1.0
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        123       $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
==================================================================================================================================

Minimum: 25 mos.
Maximum: 240 mos.
Weighted Average: 102 mos.

                             ANNEX A-2 (ALL LOANS)

ORIGINAL AMORTIZATION TERMS

                                            AGGREGATE                                WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                    WTD. AVG.    REMAINING               CUT-OFF    MATURITY
RANGE OF ORIGINAL                             DATE       % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
AMORTIZATION TERMS         NUMBER OF        PRINCIPAL    MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
(MOS.)                   MORTGAGE LOANS      BALANCE        BALANCE        (%)        (MOS.)        (X)        (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------

Interest Only                    8          394,150,000       20.7       5.3637          75        2.22       58.0        58.0
180 - 299                        7           17,171,577        0.9       7.7371         121        1.53       31.4         3.3
300 - 329                       11          287,727,533       15.1       5.6660         116        1.53       70.8        60.0
330 - 396                       97        1,202,707,336       63.2       5.5881         108        1.43       66.2        59.1
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        123       $1,901,756,447      100.0%      5.5728%        102        1.61x      64.9%       58.5%
==================================================================================================================================

Minimum: 180 mos.
Maximum: 396 mos.
Weighted Average: 347 mos.

ESCROWS

                                         AGGREGAGE CUT-OFF  % OF INITIAL
                            NUMBER OF     DATE PRINCIPAL    MORTGAGE POOL
ESCROW TYPE              MORTGAGE LOANS       BALANCE          BALANCE
-------------------------------------------------------------------------
TI/LC Reserves                  49           557,220,265        34.8
Real Estate Tax                104         1,467,565,137        77.2
Insurance                       89         1,247,026,078        65.6
Replacement Reserves            85         1,349,088,705        70.9

LOCKBOX TYPES

                                         AGGREGAGE CUT-OFF  % OF INITIAL
                            NUMBER OF     DATE PRINCIPAL    MORTGAGE POOL
LOCKBOX TYPE             MORTGAGE LOANS       BALANCE          BALANCE
-------------------------------------------------------------------------
Hard                            52         1,281,086,445        67.4
Soft                             4            40,726,456         2.1

                             ANNEX A-2 (ALL LOANS)

LOAN SELLERS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                             DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                            NUMBER OF      PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
MORTGAGE LOAN SELLER     MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

CRF                           17          165,084,629       68.8       5.4271         118         1.29       68.1        59.5
MLML                          12           74,992,076       31.2       5.7329         115         2.03       68.1        57.9
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       29         $240,076,705      100.0%      5.5226%        117         1.52x      68.1%       59.0%
================================================================================================================================

PROPERTY TYPES

                                            AGGREGATE                              WTD. AVG.              WTD. AVG.   WTD. AVG.
                                             CUT-OFF                  WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                           NUMBER OF          DATE     % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                         MORTGAGED REAL     PRINCIPAL  MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
PROPERTY SUB TYPE          PROPERTIES        BALANCE      BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily                    29         231,125,469       96.3       5.5254         117        1.53        67.7        58.7
Manufactured Housing            1           8,951,236        3.7       5.4500         115        1.21        77.8        65.3
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        30        $240,076,705      100.0%      5.5226%        117        1.52x       68.1%       59.0%
================================================================================================================================

                             ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                           NUMBER OF         DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                         MORTGAGED REAL    PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
STATE                      PROPERTIES       BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

California                     11         105,246,052       43.8        5.4394        118         1.28       65.4        57.8
   Northern                     2          72,200,000       30.1        5.4008        118         1.27       68.4        60.8
   Southern                     9          33,046,052       13.8        5.5237        117         1.31       58.9        51.1
Missouri                        3          22,944,521        9.6        5.5150        118         1.25       77.8        65.1
Georgia                         1          21,750,000        9.1        5.2300        115         1.33       79.7        69.3
Indiana                         2          20,600,000        8.6        5.6267        119         1.17       77.0        71.5
Louisiana                       1          14,900,000        6.2        5.5000        119         1.22       78.4        68.7
Florida                         2          14,773,225        6.2        5.5919        116         1.21       74.1        62.4
Texas                           2          12,584,376        5.2        5.1361        117         1.23       75.2        61.7
New York                        2           9,854,148        4.1        5.2730        117         7.23       33.7        22.9
Colorado                        1           6,300,000        2.6        5.4000        120         1.69       46.3        43.0
Alabama                         2           5,454,000        2.3        5.4150        118         1.37       75.3        65.9
Minnesota                       1           1,997,040        0.8        8.7500        114         1.30       28.5        14.0
Washington                      1           1,929,741        0.8        9.6000         52         1.08       13.6         0.0
Wisconsin                       1           1,743,601        0.7        9.4400         83         1.91       17.5         0.0
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        30        $240,076,705      100.0%       5.5226%       117         1.52x      68.1%       59.0%
================================================================================================================================

                             ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                             DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF CUT-OFF DATE       NUMBER OF      PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
BALANCES ($)             MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

 1,312,440 - 2,999,999          7          12,645,981        5.3       7.1884         102        1.38       40.6        28.5
 3,000,000 - 3,999,999          3          10,680,000        4.4       5.4908         117        1.47       65.2        59.3
 4,000,000 - 4,999,999          2           9,054,148        3.8       5.3213         116        1.26       64.3        49.1
 5,000,000 - 5,999,999          5          27,201,535       11.3       5.6228         118        3.37       55.8        48.0
 6,000,000 - 6,999,999          3          19,767,881        8.2       5.4625         119        1.37       60.0        51.6
 7,000,000 - 7,999,999          1           7,873,028        3.3       5.3120         117        1.25       78.7        65.6
 8,000,000 - 9,999,999          3          27,032,197       11.3       5.4219         117        1.24       75.7        64.3
10,000,000 - 12,999,999         1          11,271,936        4.7       5.1520         118        1.23       75.7        62.6
13,000,000 - 19,999,999         2          30,500,000       12.7       5.5511         119        1.19       78.1        70.8
20,000,000 - 49,999,999         1          21,750,000        9.1       5.2300         115        1.33       79.7        69.3
50,000,000 - 62,300,000         1          62,300,000       26.0       5.4200         118        1.27       67.7        60.5
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117        1.52x      68.1%       59.0%
==============================================================================================================================

Minimum: $1,312,440
Maximum: $62,300,000
Average: $8,278,507

MORTGAGE RATES

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                             DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF MORTGAGE           NUMBER OF      PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
RATES (%)                MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

5.0000 - 5.2499                 4          39,088,523       16.3       5.1978         116        1.29       76.2        63.3
5.2500 - 5.4999                12         126,085,158       52.5       5.3843         118        1.76       64.7        57.0
5.5000 - 5.5999                 2          23,080,961        9.6       5.5223         119        1.24       78.0        67.3
5.6000 - 5.6999                 2          22,490,532        9.4       5.6276         119        1.18       77.7        70.5
5.7000 - 5.7499                 3           8,989,158        3.7       5.7144         118        1.28       61.5        54.1
5.7500 - 5.9999                 3          14,671,989        6.1       5.8569         118        1.20       68.0        58.1
6.7500 - 9.6000                 3           5,670,383        2.4       9.2514          83        1.41       20.0         4.9
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117        1.52x      68.1%       59.0%
================================================================================================================================

Minimum: 5.0000%
Maximum: 9.6000%
Weighted Average: 5.5226%

                             ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                             DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
                            NUMBER OF      PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
RANGE OF DSCRS (X)       MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

 1.08 -  1.19                   2          17,529,741        7.3       6.0403         112         1.15      70.7        64.9
 1.20 -  1.24                  12          79,855,027       33.3       5.4977         118         1.22      71.4        60.9
 1.25 -  1.29                   4          88,253,989       36.8       5.4079         118         1.27      70.1        61.6
 1.30 -  1.34                   3          28,501,188       11.9       5.4740         115         1.32      73.2        60.6
 1.35 -  1.39                   3           7,769,158        3.2       5.5716         118         1.36      59.6        51.4
 1.40 -  1.44                   1           1,674,000        0.7       5.4150         118         1.42      75.9        66.4
 1.60 -  1.99                   3          11,393,601        4.7       5.9800         113         1.78      44.2        39.7
 3.50 - 12.75                   1           5,100,000        2.1       5.3280         118        12.75       6.8         6.8
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117         1.52x     68.1%       59.0%
================================================================================================================================

Minimum: 1.08x
Maximum: 12.75x
Weighted Average: 1.52x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                             DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF CUT-OFF DATE       NUMBER OF      PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
LTV RATIOS (%)           MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

 6.8 - 24.9                     3           8,773,342        3.7       7.0849          97        8.03       10.4         4.0
25.0 - 49.9                     4          12,286,199        5.1       6.0484         118        1.52       43.0        36.6
50.0 - 59.9                     3          15,906,894        6.6       5.2946         117        1.37       55.7        48.3
60.0 - 64.9                     1           4,754,148        2.0       5.2140         116        1.31       62.6        40.1
65.0 - 69.9                     5          81,271,989       33.9       5.4999         118        1.25       67.7        60.0
70.0 - 74.9                     3          16,212,440        6.8       5.3899         118        1.23       73.0        63.6
75.0 - 79.7                    10         100,871,693       42.0       5.4127         117        1.25       77.9        67.5
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117        1.52x      68.1%       59.0%
================================================================================================================================

Minimum: 6.8%
Maximum: 79.7%
Weighted Average: 68.1%

                             ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
                                             DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
RANGE OF MATURITY DATE     NUMBER OF       PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
OR ARD LTV RATIOS (%)    MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                2           3,673,342        1.5       9.5241          67        1.47       15.5         0.0
 6.8 - 24.9                     2           7,097,040        3.0       6.2909         117        9.53       12.9         8.8
25.0 - 49.9                     6          27,600,200       11.5       5.3692         118        1.37       53.4        43.5
50.0 - 54.9                     2           4,662,440        1.9       5.1940         116        1.69       58.8        54.0
55.0 - 59.9                     4          18,971,989        7.9       5.7624         118        1.20       67.6        58.3
60.0 - 62.4                     1          62,300,000       26.0       5.4200         118        1.27       67.7        60.5
62.5 - 64.9                     3          29,352,897       12.2       5.3097         118        1.25       75.0        63.4
65.0 - 67.4                     6          34,168,796       14.2       5.4991         117        1.24       77.1        65.7
67.5 - 69.9                     2          36,650,000       15.3       5.3398         117        1.29       79.2        69.1
70.0 - 72.9                     1          15,600,000        6.5       5.6000         119        1.16       77.8        72.9
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117        1.52x      68.1%       59.0%
================================================================================================================================

Minimum: 6.8%
Maximum: 72.9%
Weighted Average: 59.0%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
RANGE OF REMAINING                           DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
TERMS TO MATURITY          NUMBER OF       PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
(MOS.)                   MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

 52 -  84                       2           3,673,342        1.5       9.5241          67        1.47       15.5         0.0
 85 - 119                      25         224,803,363       93.6       5.4503         118        1.52       69.5        60.4
120 - 120                       2          11,600,000        4.8       5.6559         120        1.47       56.8        50.2
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117        1.52x      68.1%       59.0%
================================================================================================================================

Minimum: 52 mos.
Maximum: 120 mos.
Weighted Average: 117 mos.

                             ANNEX A-2 (ALL LOANS)

ORIGINAL AMORTIZATION TERMS

                                           AGGREGATE                               WTD. AVG.              WTD. AVG.   WTD. AVG.
                                            CUT-OFF                   WTD. AVG.    REMAINING               CUT-OFF    MATURITY
RANGE OF ORIGINAL                            DATE      % OF INITIAL   MORTGAGE      TERM TO    WTD. AVG.    DATE     DATE OR ARD
AMORTIZATION TERMS         NUMBER OF       PRINCIPAL   MORTGAGE POOL    RATE     MATURITY/ARD    DSCR     LTV RATIO   LTV RATIO
(MOS.)                   MORTGAGE LOANS     BALANCE       BALANCE        (%)        (MOS.)        (X)        (%)         (%)
--------------------------------------------------------------------------------------------------------------------------------

Interest Only                   2           8,450,000        3.5       5.3050         118        8.44       25.5        25.5
186 - 299                       3           8,427,490        3.5       7.0926          95        1.38       42.0        22.6
300 - 329                       2           3,309,480        1.4       7.2629         113        1.26       45.3        29.8
330 - 360                      22         219,889,735       91.6       5.4446         118        1.26       71.1        62.1
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        29        $240,076,705      100.0%      5.5226%        117        1.52x      68.1%       59.0%
================================================================================================================================

Minimum: 186 mos.
Maximum: 360 mos.
Weighted Average: 354 mos.

ESCROWS

                                         AGGREGAGE CUT-OFF  % OF INITIAL
                            NUMBER OF     DATE PRINCIPAL    MORTGAGE POOL
ESCROW TYPE              MORTGAGE LOANS       BALANCE          BALANCE
-------------------------------------------------------------------------
Real Estate Tax                27           232,979,664         97.0
Insurance                      26           231,236,063         96.3
Replacement Reserves           19           145,494,136         60.6

LOCKBOX TYPES

                                         AGGREGAGE CUT-OFF  % OF INITIAL
                            NUMBER OF     DATE PRINCIPAL    MORTGAGE POOL
LOCKBOX TYPE             MORTGAGE LOANS       BALANCE          BALANCE
-------------------------------------------------------------------------
Hard                           1            8,951,236           3.7
Soft                           1            5,821,989           2.4

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

LOAN # ORIGINATOR                        PROPERTY NAME                               STREET ADDRESS               CITY        STATE
------ ---------- ---------------------------------------------------------- -------------------------------- --------------- -----

   6   CRF        Lakewood Apartments                                        515 John Muir Drive              San Francisco    CA
  19   CRF        Lullwater at Bass Apartments                               1644 Bass Road                   Macon            GA
  29   MLML       Lakeshore Apartments                                       730 Citadel Circle               Evansville       IN
  30   CRF        Southdown Pavilion                                         3166 Highway 315                 Houma            LA
  47   MLML       McKamy Lakes Apartments                                    290 West Lake Park Road          Lewisville       TX
  52   CRF        Da Vinci Court Apartments                                  1666 Da Vinci Court              Davis            CA
  58   MLML       Tidewater Estates                                          1701 Northwest 5th Street        Deerfield Beach  FL
  63   MLML       Quail Creek Apartments                                     1450 West Lark Lane              Springfield      MO
  65   MLML       Sherwood Village Apartments                                1634 South Marion Avenue         Springfield      MO
  69   MLML       Battlefield Park                                           3020 South Sagamont              Springfield      MO
  73   CRF        755 East Virginia Way                                      755 East Virginia Way            Barstow          CA
  79   CRF        Cambray Park                                               13700 East 5th Circle            Aurora           CO
  87   CRF        501 East Virginia Way                                      501 East Virginia Way            Barstow          CA
  90   CRF        Country Lakes Apartments                                   2714 Ridgewood Avenue            Sanford          FL
  95   CRF        Palmdale Meadows and 12th Street Courtyard East Apartments Various                          Palmdale         CA
 95.01 CRF        Palmdale Meadows Apartments                                1617 East Avenue R               Palmdale         CA
 95.02 CRF        12th Street Courtyard East                                 38675 and 38707 12th Street East Palmdale         CA
  97   MLML       Endicott Apartments                                        101 West 81st Street             New York         NY
  99   CRF        Hunters Point Apartments                                   1422 Hunter's Point Drive        Zionsville       IN
  104  CRF        Hickory Hill Estates                                       427 Mill Road                    East Aurora      NY
  107  CRF        16812 Sherman Way                                          16812 Sherman Way                Van Nuys         CA
  113  MLML       Crestview Apartments                                       2700 Temple Crest Drive          Birmingham       AL
  116  CRF        Ashby Apartments                                           800-808 South Hobart Boulevard   Los Angeles      CA
  120  CRF        Woodley Towers                                             8614 Woodley Avenue              North Hills      CA
  135  MLML       The Bluffs Of Burnsville (95)                              2800 Selkirk Drive               Burnsville       MN
  136  CRF        4120-4160 Kingsley Apartments                              4120-4160 Kinsley Street         Montclair        CA
  137  CRF        861 South Catalina Street                                  861 South Catalina Street        Los Angeles      CA
  139  MLML       Settlement Apartments (95)                                 1007 130th Avenue Southwest      Everett          WA
  143  MLML       Harbor Side Apartments (95)                                1570 North Prospect Avenue       Milwaukee        WI
  146  MLML       Regency Apartments                                         1401 Montclair Road              Birmingham       AL
  149  CRF        Lakeside Apartments                                        112 South Little Flower          El Paso          TX
  152  CRF        Meadow View Mobile Home Park                               2384 State Route 350             Macedon          NY

                                NUMBER OF      PROPERTY              PROPERTY       CUT-OFF DATE LOAN GROUP
LOAN # ZIP CODE COUNTY         PROPERTIES        TYPE                 SUBTYPE       BALANCE ($)    1 OR 2   TOTAL UNITS/PADS
------ -------- -------------- ---------- -------------------- -------------------- ------------ ---------- ----------------

   6      94132 San Francisco       1     Multifamily          Mid-rise               62,300,000     2            721
  19      31210 Bibb                1     Multifamily          Garden                 21,750,000     2            316
  29      47715 Vanderburgh         1     Multifamily          Garden                 15,600,000     2            224
  30      70360 Terrebonne          1     Multifamily          Garden                 14,900,000     2            199
  47      75057 Denton              1     Multifamily          Garden                 11,271,936     2            214
  52      95616 Yolo                1     Multifamily          Garden                  9,900,000     2             51
  58      33442 Broward             1     Manufactured Housing Co-Op                   8,951,236     2            124
  63      65810 Greene              1     Multifamily          Garden                  8,180,961     2            164
  65      65807 Greene              1     Multifamily          Garden                  7,873,028     2            168
  69      65807 Greene              1     Multifamily          Garden                  6,890,532     2            130
  73      92311 San Bernardino      1     Multifamily          Garden                  6,577,349     2            156
  79      80011 Arapahoe            1     Multifamily          Garden                  6,300,000     2            256
  87      92311 San Bernardino      1     Multifamily          Garden                  5,979,545     2            144
  90      32773 Seminole            1     Multifamily          Garden                  5,821,989     2            132
  95      93550 Los Angeles         2     Multifamily          Garden                  5,300,000     2             94
 95.01    93550 Los Angeles         1     Multifamily          Garden                  2,835,000     2             56
 95.02    93550 Los Angeles         1     Multifamily          Garden                  2,465,000     2             38
  97      10024 New York            1     Multifamily          Co-Op                   5,100,000     2            144
  99      46077 Boone               1     Multifamily          Garden                  5,000,000     2            112
  104     14052 Erie                1     Multifamily          Garden                  4,754,148     2            120
  107     91406 Los Angeles         1     Multifamily          Garden                  4,300,000     2             50
  113     35209 Jefferson           1     Multifamily          Garden                  3,780,000     2            150
  116     90005 Los Angeles         1     Multifamily          Mid-rise                3,550,000     2             49
  120     91343 Los Angeles         1     Multifamily          Garden                  3,350,000     2             65
  135     55337 Dakota              1     Multifamily          Garden                  1,997,040     2            132
  136     91763 San Bernardino      1     Multifamily          Garden                  1,995,459     2             43
  137     90005 Los Angeles         1     Multifamily          Garden                  1,993,699     2             36
  139     98204 Snohomish           1     Multifamily          Garden                  1,929,741     2            228
  143     53202 Milwaukee           1     Multifamily          Highrise                1,743,601     2            125
  146     35210 Jefferson           1     Multifamily          Garden                  1,674,000     2             60
  149     79915 El Paso             1     Multifamily          Garden                  1,312,440     2             64
  152     14502 Wayne               1     Manufactured Housing Manufactured Housing      996,219     1             51

          NO. OF       STUDIO/PAD     NO. OF       AVERAGE      NO. OF      AVERAGE      NO. OF      AVERAGE      NO. OF
LOAN # STUDIOS/OTHER OTHER RENT ($) 1-BR UNITS  1-BR RENT ($) 2-BR UNITS 2-BR RENT ($) 3-BR UNITS 3-BR RENT ($) 4-BR UNITS
------ ------------- -------------  ----------  ------------- ---------- ------------- ---------- ------------- ----------

   6       258           1,000          375         1,170          88        1,526
  19                                     96           735         182          839          38        1,044
  29                                     64           645         132          790          28          950
  30                                     71           643         104          870          24        1,004
  47                                     76           640         122          880          16        1,100
  52         8             779                                      8          861           4        1,096         31

  63        12             400           52           525         100          655
  65        17             410           53           495          62          650          36          765
  69        21             405           25           535          50          650          30          795          4
  73                                     16           538         140          625
  79                                    128           613         128          790
  87                                     37           547          72          623          35          704
  90                                     52           543          72          642           8          689

 95.01                                   40           524          16          593
 95.02                                                             31          717           7          916
  97        24           2,412           78         3,193          42        4,551
  99                                     32           608          54          728          26          888
  104                                    15           603         105          699
  107                                    49           972           1        1,250
  113                                   120           445          30          545
  116       39             715           10           895
  120       58             757            7           914
  135                                    54           675          78          780
  136                                    12           727          31          843
  137                                    30           795           6          990
  139                                    66           521         137          586          25          835
  143       22             700           66           845          37        1,035
  146                                                              32          495          28          595
  149                                                              64          418

          Average    Utilities   Elevator
Loan # 4-BR Rent ($) Tenant Pays Present  Loan #
------ ------------- ----------- -------- ------

   6                 E           Yes         6
  19                 E,S,W       No         19
  29                 E           No         29
  30                 E,G,S,W     No         30
  47                 E,W         No         47
  52       2,446     E,G         Yes        52
  58                 E                      58
  63                 E           No         63
  65                 E           No         65
  69       1,000     E           No         69
  73                 E,G         No         73
  79                 E,G,S,W     No         79
  87                 E,G         No         87
  90                 None        No         90
  95                 E,G         No         95
 95.01               E,G         No       95.01
 95.02               E,G         No       95.02
  97                 E           Yes        97
  99                 E,G         No         99
  104                E,G         No        104
  107                E,G         No        107
  113                E           No        113
  116                E,G,S,W     Yes       116
  120                E,G         Yes       120
  135                E           No        135
  136                E           No        136
  137                E,G         Yes       137
  139                E,S,W       No        139
  143                E,G,S,W     Yes       143
  146                E,G         No        146
  149                E,S,W       No        149
  152                None                  152

                                                                         ANNEX C

[Merrill Lynch LOGO]                                          [Countrywide LOGO]
                                                           SECURITES CORPORATION
                                          A Countrywide Capital Markets Company

                                  MLCFC 2006-1
                      STRUCTURAL AND COLLATERAL TERM SHEET
                          $1,897,259,000 (APPROXIMATE)

--------------------------------------------------------------------------------

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          EUROHYPO AG, NEW YORK BRANCH
                              Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                 MARCH 22, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, EHY Securities (USA), LLC,
Banc of America Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co.
Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                                    EUROHYPO

BANC OF AMERICA SECURITIES LLC       GOLDMAN, SACHS & CO.         MORGAN STANLEY

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                   INITIAL
                                 CERTIFICATE                      APPROX.
                                  PRINCIPAL       APPROX.       PERCENTAGE     WEIGHTED
           EXPECTED RATINGS        BALANCE     TOTAL INITIAL    OF INITIAL      AVERAGE     PRINCIPAL     ASSUMED FINAL
        ---------------------    OR NOTIONAL       CREDIT        MORTGAGE        LIFE         WINDOW       DISTRIBUTION
CLASS     DBRS    FITCH   S&P     AMOUNT (1)      SUPPORT      POOL BALANCE   (YEARS)(2)   (MO./YR.)(2)      DATE(2)       RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

 A-1      AAA      AAA    AAA   $ 65,000,000      30.000%          3.035%        2.619      04/06-12/10   December 2010       (3)
 A-2      AAA      AAA    AAA   $337,500,000      30.000%         15.758%        4.807      12/10-03/11     March 2011        (3)
 A-3      AAA      AAA    AAA   $ 66,150,000      30.000%          3.088%        6.450      09/12-09/12   September 2012      (3)
A-3FL     AAA      AAA    AAA   $105,150,000      30.000%          4.909%        6.450      09/12-09/12   September 2012      (3)
 A-3B     AAA      AAA    AAA   $ 75,000,000      30.000%          3.502%        6.632      09/12-03/13     March 2013        (3)
 A-SB     AAA      AAA    AAA   $121,000,000      30.000%          5.649%        7.254      03/11-10/15    October 2015       (3)
 A-1A     AAA      AAA    AAA   $240,000,000      30.000%         11.205%        9.132      04/06-01/16    January 2016       (3)
 A-4      AAA      AAA    AAA   $489,483,000      30.000%         22.853%        9.719      10/15-01/16    January 2016       (3)
  AM      AAA      AAA    AAA   $214,183,000      20.000%         10.000%        9.832      01/16-02/16   February 2016       (3)
  AJ      AAA      AAA    AAA   $ 82,056,000      11.500%          3.831%        9.867      02/16-02/16   February 2016       (3)
  B        AA       AA     AA   $ 50,868,000       9.125%          2.375%        9.867      02/16-02/16   February 2016       (3)
  C     AA(Low)    AA-    AA-   $ 21,419,000       8.125%          1.000%        9.867      02/16-02/16   February 2016       (3)
  D        A        A      A    $ 29,450,000       6.750%          1.375%        9.867      02/16-02/16   February 2016       (3)

NON-OFFERED CERTIFICATES(5)

                                       INITIAL                  APPROX.
                                     CERTIFICATE    APPROX.   PERCENTAGE
                                      PRINCIPAL      TOTAL    OF INITIAL    WEIGHTED
            EXPECTED RATINGS           BALANCE      INITIAL    MORTGAGE      AVERAGE     PRINCIPAL     ASSUMED FINAL
        ------------------------     OR NOTIONAL     CREDIT      POOL         LIFE         WINDOW       DISTRIBUTION
CLASS     DBRS      FITCH    S&P      AMOUNT(1)     SUPPORT     BALANCE    (YEARS)(2)   (MO./YR.)(2)      DATE(2)      RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

AN-FL      AAA       AAA     AAA   $  100,000,000   11.500%      4.669%       9.867      02/16-02/16   February 2016      (3)
  E      A(Low)       A-     A-    $   16,064,000    6.000%      0.750%       9.867      02/16-02/16   February 2016      (3)
  F     BBB(High)    BBB+   BBB+   $   24,095,000    4.875%      1.125%       9.943      02/16-03/16     March 2016       (3)
  G        BBB       BBB    BBB    $   16,064,000    4.125%      0.750%       9.950      03/16-03/16     March 2016       (3)
  H     BBB(Low)     BBB-   BBB-   $   26,773,000    2.875%      1.250%       9.950      03/16-03/16     March 2016       (3)
  J     BB(High)     BB+     BB+   $    5,354,000    2.625%      0.250%       9.950      03/16-03/16     March 2016       (3)
  K        BB         BB     BB    $    5,355,000    2.375%      0.250%       9.950      03/16-03/16     March 2016       (3)
  L      BB(Low)     BB-     BB-   $    8,032,000    2.000%      0.375%       9.950      03/16-03/16     March 2016       (3)
  M      B(High)      B+     B+    $    2,677,000    1.875%      0.125%       9.950      03/16-03/16     March 2016       (3)
  N         B         B       B    $    8,032,000    1.500%      0.375%       9.971      03/16-04/16     April 2016       (3)
  P      B(Low)       B-     B-    $    5,355,000    1.250%      0.250%      10.033      04/16-04/16     April 2016       (3)
  Q        NR         NR     NR    $   26,773,151    0.000%      1.250%      11.247      04/16-03/26     March 2026       (3)
  X        AAA       AAA     AAA   $2,141,833,151      N/A          N/A         N/A              N/A     March 2026       (4)

----------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A,
     AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of an interest rate swap contract, the pass-through rate for the class A-3FL and
     AN-FL certificates will be based on one month LIBOR plus a specified percentage; provided that interest payments made under the related swap contract are subject to reduction as described in the offering prospectus
     (thereby resulting in an effective pass-through rate below LIBOR plus a specified percentage). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-3FL or class AN-FL, as the case may be, interest accrual period. Under circumstances described in the offering prospectus, the pass-through rate for class A-3FL or class AN-FL certificates may convert to a rate described herein in clause (i), (ii) or
     (iii) of the first sentence of this footnote (3).

(4)  The class X certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as described in the offering prospectus. The interest rate applicable to each component of the class X certificates for each distribution date will equal the rate described in the offering prospectus.

(5)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                       Sequential pay REMIC. Class A-1, A-2, A-3,
                                 A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ, B, C and
                                 D certificates are offered publicly. All other
                                 certificates will be privately placed with
                                 qualified institutional buyers, with
                                 institutional accredited investors or non-U.S.
                                 persons under Regulation S.

CUT-OFF DATE                     References in this term sheet to the "cut-off
                                 date" mean, with respect to each mortgage loan,
                                 the related due date of that mortgage loan in
                                 March 2006 or, in the case of any mortgage loan
                                 that has its first payment date in April 2006,
                                 March 1, 2006 or, in the case of any mortgage
                                 loan that has its first payment date in May
                                 2006, the date of its origination.

OFFERING TERMS                   The commercial mortgage backed securities
                                 referred to in these materials, and the
                                 mortgage pool backing them, are subject to
                                 modification or revision (including the
                                 possibility that one or more classes of
                                 securities may be split, combined or eliminated
                                 at any time prior to issuance or availability
                                 of a final prospectus) and are offered on a
                                 "when, as and if issued" basis. You understand
                                 that, when you are considering the purchase of
                                 these securities, a contract of sale will come
                                 into being no sooner than the date on which the
                                 relevant class has been priced and we have
                                 confirmed the allocation of securities to be
                                 made to you. Any "indications of interest"
                                 expressed by you, and any "soft circles"
                                 generated by us, will not create binding
                                 contractual obligations for you or us.

MORTGAGE POOL                    The mortgage pool consists of 152 mortgage
                                 loans with an aggregate initial mortgage pool
                                 balance of $2,141,833,152, subject to a
                                 variance of plus or minus 5.0%. The mortgage
                                 loans are secured by 212 mortgaged real
                                 properties located throughout 36 states.

LOAN GROUPS                      For purposes of making distributions to the
                                 class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4 and
                                 A-1A certificates, the pool of mortgage loans
                                 will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 123 mortgage loans,
                                 representing approximately 88.8% of the initial
                                 mortgage pool balance and that are secured by
                                 the various property types that make up the
                                 collateral for those mortgage loans, and loan
                                 group 2 will consist of 29 mortgage loans,
                                 representing approximately 11.2% of the initial
                                 mortgage pool balance and that are secured by
                                 multifamily and manufactured housing community
                                 properties (approximately 99.6% of all the
                                 mortgage loans secured by multifamily and
                                 manufactured housing community properties).

ISSUING ENTITY                   ML-CFC Commercial Mortgage Trust 2006-1

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSORS                         Merrill Lynch Mortgage Lending, Inc. (MLML)
                                 Countrywide Commercial Real Estate Finance,
                                 Inc. (CRF)

MORTGAGE LOAN SELLERS            Merrill Lynch Mortgage Lending, Inc. (MLML)..............55.5% of the initial mortgage pool balance
                                 Countrywide Commercial Real Estate Finance, Inc. (CRF)...41.5% of the initial mortgage pool balance
                                 Eurohypo AG, New York Branch (EHY).......................3.0% of the initial mortgage pool balance

UNDERWRITERS                     Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                 Countrywide Securities Corporation
                                 EHY Securities (USA), LLC
                                 Banc of America Securities LLC
                                 Goldman, Sachs & Co.
                                 Morgan Stanley & Co. Incorporated

TRUSTEE                          LaSalle Bank National Association

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

MASTER SERVICER                  Wachovia Bank, National Association

SPECIAL SERVICER                 Midland Loan Services, Inc.

RATING AGENCIES                  Dominion Bond Rating Service, Inc.
                                 Fitch, Inc.
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc.

SWAP COUNTERPARTY                Expected to be Merrill Lynch Capital Services,
FOR CLASSES                      Inc.

DENOMINATIONS                    $25,000 minimum for the offered certificates.

CLOSING DATE                     On or about March 30, 2006.

SETTLEMENT TERMS                 Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the distribution date, except that
                                 in the case of certain mortgage loans, the
                                 master servicer may make its determination as
                                 to the collections received as of a later date
                                 during each month.

DISTRIBUTION DATE                The 12th day of each month or, if the 12th day
                                 is not a business day, the next succeeding
                                 business day, beginning in April 2006.

DAY COUNT                        30/360 (or, in the case of the class A-3FL
                                 certificates, for so long as the related swap
                                 agreement is in effect and no payment default
                                 is continuing thereunder, actual/360).

INTEREST DISTRIBUTIONS           Each class of offered certificates will be
                                 entitled on each distribution date to interest
                                 accrued during the prior calendar month at its
                                 pass-through rate for such distribution date on
                                 the outstanding certificate balance of such
                                 class immediately prior to such distribution
                                 date; provided that, for so long as the related
                                 swap agreement is in effect and no payment
                                 default is continuing thereunder, the interest
                                 accrual period for the class A-3FL certificates
                                 will, for each distribution date, begin on the
                                 prior distribution date (or, in the case of the
                                 initial such interest accrual period, on the
                                 closing date) and end on the business day
                                 preceding the subject distribution date.
                                 Subject to available funds, distributions of
                                 interest will be made with respect to the
                                 following classes of certificates in the
                                 following order on each distribution date:
                                 first, the class A-1, A-2, A-3, A-3FL, A-3B,
                                 A-SB, A-4, A-1A and X certificates, pro rata
                                 and pari passu; second, the class AM
                                 certificates; third, the class AJ certificates;
                                 and then the respective remaining classes of
                                 certificates with principal balances,
                                 sequentially in alphabetical order of class
                                 designation. In general, payments of interest
                                 in respect of the class A-1, A-2, A-3, A-3FL,
                                 A-3B, A-SB and A-4 certificates will be made to
                                 the extent of available funds attributable to
                                 the mortgage loans in loan group 1, payments of
                                 interest in respect of the class A-1A
                                 certificates will be made to the extent of
                                 available funds attributable to the mortgage
                                 loans in loan group 2, and payments of interest
                                 in respect of the class X certificates will be
                                 made to the extent of available funds
                                 attributable to mortgage loans in both loan
                                 groups. However, if the application of
                                 available funds as described in the preceding
                                 sentence would result in an interest shortfall
                                 to any of those classes of certificates, then
                                 payments of interest will be made with respect
                                 to all of those classes on a pro rata (based on
                                 amount of interest accrued) and pari passu
                                 basis without regard to loan groups.
                                 Furthermore, notwithstanding the foregoing,
                                 payments of interest with respect to the class
                                 A-3FL certificates out of collections on the
                                 mortgage loans will be calculated on a 30/360
                                 basis at a fixed coupon or a coupon calculated
                                 at the lesser of a specified percentage and a
                                 weighted average coupon derived from net
                                 interest rates on the mortgage loans, with such
                                 interest to be

                                        3

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SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

                                 exchanged under the related swap agreement for
                                 interest calculated on an actual/360 basis at a
                                 LIBOR-based rate. No class of certificates will
                                 provide credit support for any failure on the
                                 part of the swap counterparty to make any
                                 required payment under the swap contract.
                                 Interest payments with respect to the class
                                 A-3FL certificates will be subject to reduction
                                 if the weighted average of certain net interest
                                 rates on the mortgage loans declines below the
                                 fixed rate per annum at which interest is
                                 payable by the trust to the swap counterparty.

PRINCIPAL DISTRIBUTIONS          Except as described below, principal will be
                                 distributed on each distribution date, to the
                                 extent of available funds, to the most senior
                                 class of sequential pay certificates
                                 outstanding until its certificate balance is
                                 reduced to zero. Payments of principal will
                                 generally be made, to the extent of available
                                 funds (i) to the class A-1 certificates, the
                                 class A-2 certificates, the class A-3 and A-3FL
                                 certificates (on a pro rata and pari passu
                                 basis), the class A-3B certificates, the class
                                 A-SB certificates and the class A-4
                                 certificates, in that order, in an amount equal
                                 to the funds received or advanced with respect
                                 to principal on mortgage loans in loan group 1
                                 and, after the principal balance of the class
                                 A-1A certificates has been reduced to zero, the
                                 funds received or advanced with respect to
                                 principal on mortgage loans in loan group 2, in
                                 each case until the principal balance of the
                                 subject class of certificates is reduced to
                                 zero, and (ii) to the class A-1A certificates,
                                 in an amount equal to the funds received or
                                 advanced with respect to principal on mortgage
                                 loans in loan group 2 and, after the principal
                                 balance of the class A-4 certificates has been
                                 reduced to zero, the funds received or advanced
                                 with respect to principal on mortgage loans in
                                 loan group 1, until the principal balance of
                                 the class A-1A certificates is reduced to zero.

                                 Notwithstanding the foregoing, on any
                                 distribution date as of which the principal
                                 balance of the class A-SB certificates is
                                 required to be paid down to its scheduled
                                 principal balance for that distribution date in
                                 accordance with a specified schedule that will
                                 be annexed to the offering prospectus,
                                 distributions of principal will be made, to the
                                 extent of available funds, to reduce the
                                 principal balance of the class A-SB
                                 certificates to its scheduled principal balance
                                 for the subject distribution date, out of the
                                 funds received or advanced with respect to
                                 principal on the mortgage loans in loan group 1
                                 (prior to any distributions of principal from
                                 those loan group 1 funds to any other class of
                                 certificates on that distribution date) and,
                                 after the principal balance of the class A-1A
                                 certificates has been reduced to zero, out of
                                 the funds received or advanced with respect to
                                 principal on mortgage loans in loan group 2
                                 (prior to any distributions of principal with
                                 respect to the class A-1, A-2, A-3, A-3FL,
                                 A-3B, A-SB and A-4 certificates on that
                                 distribution date).

                                 If, due to losses, the certificate balances of
                                 the class AM through class Q certificates are
                                 reduced to zero, payments of principal to the
                                 class A-1, A-2, A-3, A-3FL, A-3B, A-SB, A-4 and
                                 A-1A certificates (to the extent that any two
                                 or more of these classes are outstanding) will
                                 be made on a pro rata and pari passu basis.

                                 Following retirement of the class A-1, A-2,
                                 A-3, A-3FL, A-3B, A-SB, A-4 and A-1A
                                 certificates, amounts distributable as
                                 principal will be distributed on each
                                 distribution date, to the extent of available
                                 funds, to the class AM, AJ, AN-FL, B, C, D, E,
                                 F, G, H, I, K, L, M, N, P and Q certificates,
                                 in that order, in each case until the related
                                 certificate balance of the subject class of
                                 certificates is reduced to zero.

LOSSES                           Losses realized on the mortgage loans and
                                 certain default-related and other unanticipated
                                 expenses, if any, will be allocated to the
                                 class Q, P, N, M, L, K, J, H, G, F, E, D, C, B,
                                 AN-FL, AJ and AM certificates, in that order,
                                 and then, on a pro rata and pari passu basis,
                                 to the class A-1, A-2, A-3, A-3FL, A-3B, A-SB,
                                 A4 and A-1A certificates.

                                        4

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--------------------------------------------------------------------------------

PREPAYMENT PREMIUMS AND YIELD    Any prepayment premiums or yield maintenance
MAINTENANCE CHARGES              charges collected will be distributed to
                                 certificateholders and/or the swap counterparty
                                 on the distribution date following the
                                 collection period in which the prepayment
                                 premium was received. On each distribution
                                 date, the holders of each class of offered
                                 certificates and of the class E, F, G and H
                                 certificates then entitled to principal
                                 distributions (to the extent such prepayment
                                 premium or yield maintenance charge is
                                 collected from mortgage loans in the loan
                                 group, if applicable, from which such class of
                                 certificates is receiving payments of
                                 principal) will be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of (a) the amount
                                 of such prepayment premiums or yield
                                 maintenance charges, net of workout fees and
                                 principal recovery fees payable therefrom,
                                 multiplied by (b) a fraction, which in no event
                                 may be greater than 1.0, the numerator of which
                                 is equal to the excess, if any, of the
                                 pass-through rate of such class of certificates
                                 (or, in the case of the class A-3FL and class
                                 AN-FL certificates, the pass-through rate that
                                 would be payable thereon without regard to the
                                 related interest rate swap agreement as
                                 described under "Interest Distributions" above)
                                 over the relevant discount rate, and the
                                 denominator of which is equal to the excess, if
                                 any, of the mortgage interest rate of the
                                 prepaid mortgage loan over the relevant
                                 discount rate, multiplied by (c) a fraction,
                                 the numerator of which is equal to the amount
                                 of principal distributable on such class of
                                 certificates on that distribution date, and the
                                 denominator of which is equal to the total
                                 principal distribution amount for that
                                 distribution date; provided that, if the A-4
                                 and A-1A classes were both outstanding (prior
                                 to any distributions) on such distribution
                                 date, then the number in clause (c) will be a
                                 fraction, the numerator of which is equal to
                                 the amount of principal distributable on the
                                 subject class of certificates on such
                                 distribution date with respect to the loan
                                 group that includes the prepaid mortgage loan,
                                 and the denominator of which is equal to the
                                 portion of the total principal distribution
                                 amount for such distribution date that is
                                 attributable to the loan group that includes
                                 the prepaid mortgage loan. HOWEVER, AS LONG AS
                                 THE RELATED SWAP AGREEMENT IS IN EFFECT AND
                                 THERE IS NO CONTINUING PAYMENT DEFAULT
                                 THEREUNDER, ANY PREPAYMENT PREMIUM OR YIELD
                                 MAINTENANCE CHARGE ALLOCABLE TO THE CLASS A-3FL
                                 OR CLASS AN-FL CERTIFICATES WILL BE PAYABLE TO
                                 THE SWAP COUNTERPARTY.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class X
                                 certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

ADVANCES                         The master servicer and, if it fails to do so,
                                 the trustee will be obligated to make P&I
                                 advances and servicing advances, including
                                 advances of delinquent property taxes and
                                 insurance, but only to the extent that such
                                 advances are considered recoverable, and, in
                                 the case of P&I advances, subject to appraisal
                                 reductions that may occur.

APPRAISAL REDUCTIONS             If any of certain adverse events or
                                 circumstances described in the offering
                                 prospectus occur or exist with respect to any
                                 mortgage loan or the mortgaged real property
                                 for any mortgage loan, that mortgage loan will
                                 be considered a required appraisal loan. An
                                 appraisal reduction will generally be made in
                                 the amount, if any, by which the principal
                                 balance of the required appraisal loan (plus
                                 other amounts overdue or advanced in connection
                                 with such loan) exceeds 90% of the appraised
                                 value of the related mortgaged real property
                                 plus all escrows and reserves (including
                                 letters of credit) held as additional
                                 collateral with respect to the mortgage loan.
                                 As a result of calculating an appraisal
                                 reduction amount for a given mortgage loan, the
                                 interest portion of any P&I advance for such
                                 loan will be reduced, which will have the
                                 effect of reducing the amount of interest
                                 available for distribution to the certificates.

                                        5

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

                                 A required appraisal loan will cease to be a
                                 required appraisal loan when the related
                                 mortgage loan has been brought current for at
                                 least three consecutive months and no other
                                 circumstances exist which would cause such
                                 mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION             The master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust and retire the then
                                 outstanding certificates, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the distribution date on
                                 which the stated principal balance of the
                                 mortgage loans is less than approximately 1.0%
                                 of the initial mortgage pool balance. Such
                                 purchase price will generally be at a price
                                 equal to the unpaid aggregate principal balance
                                 of the mortgage loans, plus accrued and unpaid
                                 interest and certain other additional trust
                                 fund expenses, and the fair market value of any
                                 REO properties acquired by the trust following
                                 foreclosure.

                                 In addition, if, following the date on which
                                 the total principal balances of the class A-1,
                                 A-2, A-3, A-3FL, A-3B, A-SB, A-4, A-1A, AM, AJ,
                                 AN-FL, B, C and D certificates are reduced to
                                 zero, all of the remaining certificates, except
                                 the class Z, R-I and R-II certificates, are
                                 held by the same certificateholder, the trust
                                 fund may also be terminated, subject to such
                                 additional conditions as may be set forth in
                                 the pooling and servicing agreement, in
                                 connection with an exchange of all the
                                 remaining certificates, except the class Z, R-I
                                 and R-II certificates, for all the mortgage
                                 loans and REO properties remaining in the trust
                                 fund at the time of exchange.

CONTROLLING CLASS                The most subordinate class of principal balance
                                 certificates that has a class certificate
                                 balance greater than 25% of its original
                                 certificate balance will be the controlling
                                 class of certificates; provided, however, that
                                 if no such class of principal balance
                                 certificates satisfies such requirement, the
                                 controlling class of certificates will be the
                                 most subordinate class of principal balance
                                 certificates with a class certificate balance
                                 greater than zero. The holder(s) of
                                 certificates representing a majority interest
                                 in the controlling class will have the right,
                                 subject to the conditions described in the
                                 offering prospectus, to replace the special
                                 servicer and select a representative that may
                                 direct and advise the special servicer on
                                 various servicing matters.

                                 Each of the Kenwood Towne Centre mortgage loan
                                 and the 60 State Street mortgage loan is part
                                 of a separate loan combination that involves
                                 another loan that will not be included in the
                                 trust (each, a "non-trust loan") and that is
                                 subordinate in right of payment to, the Kenwood
                                 Towne Centre mortgage loan and the 60 State
                                 Street mortgage loan, as applicable. The holder
                                 of a related subordinate non-trust loan, for so
                                 long as that subordinate non-trust loan has an
                                 unpaid principal balance, net of any existing
                                 related appraisal reduction amounts allocable
                                 thereto, equal to or greater than 25% of its
                                 then outstanding principal balance (without
                                 taking into account any appraisal reduction
                                 amount) will have the right to direct or advise
                                 the special servicer with respect to certain
                                 specified servicing actions with respect to the
                                 Kenwood Towne Centre loan combination or the 60
                                 State Street loan combination, as the case may
                                 be.

ERISA                            The offered certificates are expected to be
                                 eligible for purchase by employee benefit plans
                                 and other plans or arrangements, subject to
                                 certain conditions.

SMMEA                            The offered certificates will not be "mortgage
                                 related securities" for the purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                        6

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

CONTACTS

  MERRILL LYNCH & CO.    COUNTRYWIDE SECURITIES CORPORATION   EHY SECURITIES (USA) LLC
     John Mulligan                 Tom O'Hallaron                   Jim Reicheck
(212) 449-3860 (Phone)         (818) 225-6353 (Phone)          (212) 479-5848 (Phone)
 (212) 738-1491 (Fax)           (818) 225-4032 (Fax)            (212) 479-3010 (Fax)

       Max Baker                      Stew Ward                   Yaniv Blumenfeld
(212) 449-3860 (Phone)         (818) 225-6353 (Phone)          (212) 479-5837 (Phone)
 (212) 738-1491 (Fax)           (818) 225-4032 (Fax)            (212) 479-5800 (Fax)

       Rich Sigg                   Chris Tokarski                   Peter Tzelios
(212) 449-3860 (Phone)         (818) 225-6331 (Phone)          (212) 479-5751 (Phone)
 (212) 738-1491 (Fax)           (818) 225-4179 (Fax)            (866) 251-7221 (Fax)

     David Rodgers                 Cary Carpenter
(212) 449-3611 (Phone)         (818) 225-6336 (Phone)
 (212) 449-7684 (Fax)           (818) 225-4032 (Fax)

     Glenn Thaler
(212) 449-4004 (Phone)
 (212) 449-7684 (Fax)

BANC OF AMERICA SECURITIES LLC                       MORGAN STANLEY & CO. INCORPORATED
           Bill Hale                                           Kara McShane
    (704) 388-1597 (Phone)                                (212) 761-2164 (Phone)
     (704) 388-9677 (Fax)                                  (212) 507-5062 (Fax)

        Geordie Walker                                          Jon Miller
    (704) 388-1597 (Phone)                                (212) 761-1371 (Phone)
     (704) 388-9677 (Fax)                                  (212) 507-6994 (Fax)

         Chuck Mather
    (704) 388-1597 (Phone)
     (704) 388-9677 (Fax)

        Chris Springer
    (704) 388-1597 (Phone)
     (704) 388-9677 (Fax)

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan or (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related B-note non-trust loan or for certain statistical information.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                         ALL MORTGAGE         LOAN            LOAN
                                                             LOANS           GROUP 1         GROUP 2
                                                        --------------   --------------   ------------

Initial Mortgage Pool Balance........................   $2,141,833,152   $1,901,756,447   $240,076,705
Number of pooled mortgage loans......................              152              123             29
Number of mortgaged properties.......................              212              182             30
Percentage of investment grade loans(1)..............             13.5%            15.2%           0.0%
Average cut-off date principal balance...............   $   14,091,008   $   15,461,435   $  8,278,507
Largest cut-off date principal balance...............   $  173,000,000   $  173,000,000   $ 62,300,000
Smallest cut-off date principal balance..............   $      996,219   $      996,219   $  1,312,440
Weighted average mortgage interest rate..............           5.5671%          5.5728%        5.5226%
Highest mortgage interest rate.......................           9.6000%          9.3750%        9.6000%
Lowest mortgage interest rate........................           5.0000%          5.1440%        5.0000%
Number of cross collateralized mortgage loans........                2                2              0
Cross collateralized mortgage loans as a % of IPB....              9.9%            11.1%           0.0%
Number of multi property mortgage loans..............               14               13              1
Multi property mortgage loans as a % of IPB..........             31.4%            35.1%           2.2%
Weighted average underwritten debt service coverage
   ratio(2)..........................................             1.60x            1.61x          1.52x
Maximum underwritten debt service coverage ratio.....            12.75x            3.39x         12.75x
Minimum underwritten debt service coverage ratio.....             1.08x            1.12x          1.08x
Weighted average cut-off date loan-to-value ratio....             65.3%            64.9%          68.1%
Maximum cut-off date loan-to-value ratio.............             83.8%            83.8%          79.7%
Minimum cut-off date loan-to-value ratio.............              6.8%            10.0%           6.8%
Weighted average remaining term to maturity or
   anticipated repayment date (months)...............              104              102            117
Maximum remaining term to maturity or anticipated
   repayment date (months)...........................              240              240            120
Minimum remaining term to maturity or anticipated
   repayment date (months)...........................               25               25             52
Weighted average remaining amort. Term (months)(3)...              344              344            350
Maximum remaining amort. Term (months)...............              395              395            360
Minimum remaining amort. Term (months)...............               25               25             52

----------
(1)  It has been confirmed by DBRS, Fitch and S&P, in accordance with their respective methodologies, that the 60 State Street, Kenwood Towne Centre and Southern California Ground Lease Portfolio Loans have credit characteristics consistent with investment-grade rated obligations.

(2)  The debt service coverage ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis.

(3)  Excludes loans that are interest-only for their entire term.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

               % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                        % OF
                      INITIAL
                      MORTGAGE
                        POOL                                                                  SELF    MANUFACTURED  MIXED
       STATE           BALANCE  RETAIL  OFFICE  HOSPITALITY  MULTIFAMILY  INDUSTRIAL  OTHER  STORAGE     HOUSING     USE
-------------------------------------------------------------------------------------------------------------------------

California .........     20.7     6.7     2.4        3.1          4.9         2.9      0.6      --          --        --
   Southern(1) .....     13.8     6.1     2.0        3.1          1.5         0.4      0.6      --          --        --
   Northern(1) .....      6.9     0.6     0.4         --          3.4         2.5       --      --          --        --
Ohio ...............      7.6     7.6      --         --           --          --       --      --          --        --
Texas ..............      6.7     2.9     0.6        1.8          0.6          --      0.7      --          --        --
Georgia ............      6.7     2.6     3.1         --          1.0          --       --      --          --        --
Florida ............      6.4     1.4     1.0        2.5          0.3         0.8       --      --         0.4        --
Massachusetts ......      6.1      --     6.1         --           --          --       --      --          --        --
Pennsylvania .......      5.4     4.2     0.3         --           --         0.1       --     0.8          --        --
Maryland ...........      4.8      --     3.0        0.8           --         1.1       --      --          --        --
Arizona ............      4.7     3.5     1.3         --           --          --       --      --          --        --
Nevada .............      4.6     3.2     1.4         --           --          --       --      --          --        --
New York ...........      3.5     0.6     2.4         --          0.5          --       --      --          --        --
Virginia ...........      2.8     0.4     0.4        2.0           --          --       --      --          --        --
Indiana ............      2.2      --      --        1.3          1.0          --       --      --          --        --
Missouri ...........      2.0      --     0.9         --          1.1          --       --      --          --        --
Illinois ...........      1.8     0.4      --         --           --          --      0.5     1.0          --        --
Kentucky ...........      1.4     0.7     0.6         --           --          --       --      --          --        --
Wisconsin ..........      1.3     0.3      --         --          0.1         0.9       --      --          --        --
Hawaii .............      1.3     1.0     0.3         --           --          --       --      --          --        --
Michigan ...........      1.0     0.7     0.4         --           --          --       --      --          --        --
Colorado ...........      1.0     0.7      --         --          0.3          --       --      --          --        --
Minnesota ..........      1.0      --      --         --          0.1         0.6       --      --          --       0.3
Mississippi ........      0.8     0.1     0.7         --           --          --       --      --          --        --
Iowa ...............      0.8      --      --         --           --         0.8       --      --          --        --
Alabama ............      0.7     0.2      --         --          0.3         0.3       --      --          --        --
Utah ...............      0.7      --      --        0.6           --          --       --     0.1          --        --
Louisiana ..........      0.7      --      --         --          0.7          --       --      --          --        --
New Jersey .........      0.6      --      --         --           --         0.6       --      --          --        --
North Carolina......      0.5     0.4     0.1         --           --          --       --      --          --        --
Oregon .............      0.5     0.2     0.3         --           --          --       --      --          --        --
South Carolina .....      0.4     0.4      --         --           --          --       --      --          --        --
Connecticut ........      0.3      --      --         --           --          --      0.3      --          --        --
Washington .........      0.3     0.2     0.1         --          0.1          --       --      --          --        --
Rhode Island .......      0.3      --     0.3         --           --          --       --      --          --        --
Tennessee ..........      0.2      --     0.2         --           --          --       --      --          --        --
Nebraska ...........      0.2     0.2      --         --           --          --       --      --          --        --
North Dakota .......      0.1      --     0.1         --           --          --       --      --          --        --
                        -----    ----    ----       ----         ----         ---      ---     ---         ---       ---
TOTAL ..............    100.0    38.4    25.9       12.1         10.8         8.0      2.1     1.9         0.5       0.3
                        =====    ====    ====       ====         ====         ===      ===     ===         ===       ===

----------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

(2)  The sum of the percentage calculations may not equal 100% due to rounding.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                      MORTGAGE LOANS       BALANCE         BALANCE
                                      --------------   --------------   -------------

Interest Only......................          10        $  402,600,000       18.8%
Single Tenant......................          17        $  183,513,139        8.6%
Loans > 50% Single Tenant..........          32        $  277,155,696       12.9%
Current Secondary Debt.............           9        $  367,849,818       17.2%
Future Secondary Debt Permitted....          35        $  651,162,274       30.4%
Lockbox............................          58        $1,336,586,126       62.4%
Escrow Type(1)
   TI/LC Reserves(2)...............          49        $  557,220,265       34.8%
   Real Estate Taxes...............         131        $1,700,544,801       79.4%
   Insurance.......................         115        $1,478,262,141       69.0%
   Replacement Reserves............         104        $1,494,582,840       69.8%

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF        PRINCIPAL     LOAN GROUP 1
                                      MORTGAGE LOANS       BALANCE         BALANCE
                                      --------------   --------------   ------------

Interest Only......................           8        $  394,150,000      20.7%
Single Tenant......................          17        $  183,513,139       9.6%
Loans > 50% Single Tenant..........          32        $  277,155,696      14.6%
Current Secondary Debt.............           8        $  366,106,217      19.3%
Future Secondary Debt Permitted....          28        $  628,072,558      33.0%
Lockbox............................          56        $1,321,812,901      69.5%
Escrow Type(1)
   TI/LC Reserves(2)...............          49        $  557,220,265      34.8%
   Real Estate Taxes...............         104        $1,467,565,137      77.2%
   Insurance.......................          89        $1,247,026,078      65.6%
   Replacement Reserves............          85        $1,349,088,705      70.9%

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF        PRINCIPAL     LOAN GROUP 2
                                      MORTGAGE LOANS       BALANCE         BALANCE
                                      --------------   --------------   ------------

Interest Only.........................       2          $  8,450,000        3.5%
Single Tenant.........................       0          $         --        0.0%
Loans > 50% Single Tenant............        0          $         --        0.0%
Current Secondary Debt................       1          $  1,743,601        0.7%
Future Secondary Debt Permitted.......       7          $ 23,089,716        9.6%
Lockbox...............................       2          $ 14,773,225        6.2%
Escrow Type(1)
   Real Estate Taxes..................      27          $232,979,664       97.0%
   Insurance..........................      26          $231,236,063       96.3%
   Replacement Reserves...............      19          $145,494,136       60.6%

----------
(1)  Excludes mortgage loans with upfront reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and other properties.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                                                % OF       % OF       % OF
                                               AGGREGATE       INITIAL    INITIAL   INITIAL
          RANGE OF               NUMBER OF      CUT-OFF       MORTGAGE   MORTGAGE   MORTGAGE
          CUT-OFF                MORTGAGE    DATE PRINCIPAL     POOL       LOAN       LOAN
      DATE BALANCES ($)            LOANS        BALANCE        BALANCE    GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

996,219 - 2,999,999 ..........       28      $   55,933,839      2.6%       2.3%       5.3%
3,000,000 - 3,999,999 ........       14          49,107,804      2.3        2.0        4.4
4,000,000 - 4,999,999 ........       11          50,042,190      2.3        2.2        3.8
5,000,000 - 5,999,999 ........       14          77,606,404      3.6        2.7       11.3
6,000,000 - 6,999,999 ........       17         109,101,489      5.1        4.7        8.2
7,000,000 - 7,999,999 ........        5          38,038,345      1.8        1.6        3.3
8,000,000 - 9,999,999 ........       12         108,546,888      5.1        4.3       11.3
10,000,000 - 12,999,999 ......       11         126,871,565      5.9        6.1        4.7
13,000,000 - 19,999,999 ......       20         309,662,427     14.5       14.7       12.7
20,000,000 - 49,999,999 ......       11         325,282,872     15.2       16.0        9.1
50,000,000 - 99,999,999 ......        5         326,500,938     15.2       13.9       26.0
100,000,000 - 173,000,000 ....        4         565,138,391     26.4       29.7        0.0
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: $996,219                    MAX: $173,000.000                WTD. AVERAGE: $14,091,008
--------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

                                                                % OF       % OF       % OF
                                               AGGREGATE       INITIAL    INITIAL   INITIAL
                                 NUMBER OF      CUT-OFF       MORTGAGE   MORTGAGE   MORTGAGE
          RANGE OF               MORTGAGE    DATE PRINCIPAL     POOL       LOAN       LOAN
          DSCRS (X)                LOANS        BALANCE        BALANCE    GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

1.08 - 1.14 ..................        2      $    4,420,032      0.2%       0.2%       0.8%
1.15 - 1.19 ..................        2          17,414,511      0.8        0.8        6.5
1.20 - 1.24 ..................       46         503,132,695     23.5       23.5       33.3
1.25 - 1.29 ..................       25         277,817,733     13.0       13.0       36.8
1.30 - 1.34 ..................       25         240,982,073     11.3       11.3       11.9
1.35 - 1.39 ..................        8          88,222,292      4.1        4.1        3.2
1.40 - 1.44 ..................       13          95,286,007      4.4        4.4        0.7
1.45 - 1.49 ..................        1          14,250,000      0.7        0.7        0.0
1.50 - 1.59 ..................       10         300,345,795     14.0       14.0        0.0
1.60 - 1.99 ..................       13         244,741,833     11.4       11.4        4.7
2.00 - 3.49 ..................        6         350,120,182     16.3       16.3        0.0
3.50 - 12.75 .................        1           5,100,000      0.2        0.2        2.1
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 1.08X                       MAX: 12.75%                            WTD. AVERAGE: 1.60X
--------------------------------------------------------------------------------------------

MORTGAGE RATE (%)

                                                                % OF       % OF       % OF
                                               AGGREGATE       INITIAL    INITIAL   INITIAL
                                 NUMBER OF      CUT-OFF       MORTGAGE   MORTGAGE   MORTGAGE
           RANGE OF              MORTGAGE    DATE PRINCIPAL     POOL       LOAN       LOAN
      MORTGAGE RATES (%)           LOANS        BALANCE        BALANCE    GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

5.0000 - 5.2499 ..............       10      $  284,450,555     13.3%      12.9%      16.3%
5.2500 - 5.4999 ..............       34         535,595,071     25.0       21.5       52.5
5.5000 - 5.5999 ..............       28         588,856,050     27.5       29.8        9.6
5.6000 - 5.6999 ..............       19         263,184,011     12.3       12.7        9.4
5.7000 - 5.7499 ..............        9          59,829,158      2.8        2.7        3.7
5.7500 - 5.9999 ..............       31         334,912,679     15.6       16.8        6.1
6.0000 - 6.2499 ..............        8          32,793,338      1.5        1.7        0.0
6.2500 - 6.7499 ..............        2          13,389,761      0.6        0.7        0.0
6.7500 - 9.6000 ..............       11          28,822,528      1.3        1.2        2.4
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 5.0000%                     MAX: 9.6000%                         WTD. AVERAGE: 5.5671%
--------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                                % OF       % OF       % OF
                                               AGGREGATE       INITIAL    INITIAL   INITIAL
           RANGE OF              NUMBER OF      CUT-OFF       MORTGAGE   MORTGAGE   MORTGAGE
       CUT-OFF DATE LTV          MORTGAGE    DATE PRINCIPAL     POOL       LOAN       LOAN
          RATIOS (%)               LOANS        BALANCE        BALANCE    GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

6.8 - 24.9 ...................        7      $   16,102,056      0.8%       0.4%       3.7%
25.0 - 49.9 ..................       15         339,790,686     15.9       17.2        5.1
50.0 - 59.9 ..................       16         196,860,255      9.2        9.5        6.6
60.0 - 64.9 ..................       16         120,305,487      5.6        6.1        2.0
65.0 - 69.9 ..................       24         327,134,961     15.3       12.9       33.9
70.0 - 74.9 ..................       39         779,545,969     36.4       40.1        6.8
75.0 - 79.9 ..................       33         313,668,738     14.6       11.2       42.0
80.0 - 83.8 ..................        2          48,425,000      2.3        2.5        0.0
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 6.8%                        MAX: 83.8%                             WTD. AVERAGE: 65.3%
--------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                                                % OF       % OF       % OF
           RANGE OF                            AGGREGATE       INITIAL    INITIAL   INITIAL
         MATURITY DATE           NUMBER OF      CUT-OFF       MORTGAGE   MORTGAGE   MORTGAGE
            OR ARD               MORTGAGE    DATE PRINCIPAL     POOL       LOAN       LOAN
        LTV RATIOS (%)             LOANS        BALANCE        BALANCE    GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

Fully Amortizing .............        9      $   28,335,607      1.3%       1.3%       1.5%
0.0 - 24.9 ...................        5          12,536,921      0.6        0.3        3.0
25.0 - 49.9 ..................       16         403,911,887     18.9       19.8       11.5
50.0 - 54.9 ..................       20         173,094,074      8.1        8.9        1.9
55.0 - 59.9 ..................       27         263,331,901     12.3       12.8        7.9
60.0 - 62.4 ..................       12         149,085,181      7.0        4.6       26.0
62.5 - 64.9 ..................       13         143,803,422      6.7        6.0       12.2
65.0 - 67.4 ..................       25         404,366,270     18.9       19.5       14.2
67.5 - 69.9 ..................       11         207,541,890      9.7        9.0       15.3
70.0 - 77.6 ..................       14         355,826,000     16.6       17.9        6.5
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 0.0%                        MAX: 77.6%                             WTD. AVERAGE: 58.6%
--------------------------------------------------------------------------------------------

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF      INITIAL     INITIAL    INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
        ORIGINAL TERMS            MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
      TO MATURITY (MOS.)           LOANS         BALANCE      BALANCE     GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

60 - 60 ......................        7      $  345,801,271     16.1%      18.2%       0.0%
61 - 84 ......................        5         258,325,000     12.1       13.6        0.0
85 - 120 .....................      124       1,264,334,353     59.0       54.2       97.6
121 - 300 ....................       16         273,372,528     12.8       14.1        2.4
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 60 MOS.                     MAX: 300 MOS.                        WTD. AVERAGE: 108 MOS.
--------------------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF      INITIAL     INITIAL    INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
           ORIGINAL               MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
   AMORTIZATION TERMS (MOS.)       LOANS         BALANCE      BALANCE     GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

Interest Only ................       10      $  402,600,000     18.8%      20.7%       3.5%
180 - 299 ....................       10          25,599,067      1.2        0.9        3.5
300 - 329 ....................       13         291,037,013     13.6       15.1        1.4
330 - 396 ....................      119       1,422,597,071     66.4       63.2       91.6
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 180 MOS.                    MAX: 396 MOS.                         WTD AVERAGE: 348 MOS.
--------------------------------------------------------------------------------------------

AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF      INITIAL     INITIAL    INITIAL
                                 NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
                                  MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
      AMORTIZATION TYPES           LOANS         BALANCE      BALANCE     GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

ARD ..........................        2      $   17,532,890      0.8%       0.9%       0.0%
Balloon ......................       64         617,808,005     28.8       28.3       32.9
Fully Amortizing .............        9          28,335,607      1.3        1.3        1.5
Interest Only ................       10         402,600,000     18.8       20.7        3.5
IO-Balloon ...................       67       1,075,556,650     50.2       48.7       62.1
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
--------------------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF      INITIAL     INITIAL    INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
       REMAINING TERMS            MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
      TO MATURITY (MOS.)           LOANS         BALANCE      BALANCE     GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

25 - 84 ......................       18      $  616,660,461     28.8%      32.2%       1.5%
85 - 119 .....................      114       1,375,933,904     64.2       60.5       93.6
120 - 239 ....................       19         143,738,787      6.7        6.9        4.8
240 - 240 ....................        1           5,500,000      0.3        0.3        0.0
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 25 MOS.                     MAX: 240 MOS.                        WTD. AVERAGE: 104 MOS.
--------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF      INITIAL     INITIAL    INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
         TERMS (MOS.)              LOANS         BALANCE      BALANCE     GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

Interest Only ................       10      $  402,600,000     18.8%      20.7%       3.5%
25 - 60 ......................        4           7,808,454      0.4        0.3        0.8
61 - 120 .....................        3           6,540,246      0.3        0.3        0.7
121 - 395 ....................      135       1,724,884,451     80.5       78.7       95.0
--------------------------------------------------------------------------------------------
Total: .......................      152      $2,141,833,152    100.0%     100.0%     100.0%
MIN: 25 MOS.                     MAX: 395 MOS.                        WTD. AVERAGE: 344 MOS.
--------------------------------------------------------------------------------------------

PARTIAL IO TERM (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF      INITIAL     INITIAL    INITIAL
                                 NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
           RANGE OF               MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
       PARTIAL IO TERMS            LOANS         BALANCE      BALANCE     GROUP 1    GROUP 2
--------------------------------------------------------------------------------------------

0 - 12 .......................       4       $   39,487,000      1.8%       2.1%       0.0%
13 - 24 ......................      22          248,804,000     11.6       10.2       23.1
25 - 36 ......................      19          245,205,000     11.4        9.1       29.8
37 - 48 ......................       3           43,400,000      2.0        1.5        6.5
49 - 60 ......................      20          510,460,650     23.8       26.5        2.6
--------------------------------------------------------------------------------------------
Total: .......................      68       $1,087,356,650     50.8%      49.3%      62.1%
MIN: 12 MOS.                     MAX: 60 MOS.                          WTD. AVERAGE: 43 MOS.
--------------------------------------------------------------------------------------------

----------
1    Does not include interest only loans.

2    Includes one mortgage loan, Sprint Data Center, that is Interest Only up to an ARD.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                         % OF            % OF
                                                          REM             REM         % OF REM   % OF REM   % OF REM   % OF REM
                                                       MORTGAGE         MORTGAGE      MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE
            MONTHS                   AGGREGATE           POOL             POOL          POOL       POOL       POOL       POOL
            SINCE    NUMBER OF       REMAINING          BALANCE         BALANCE       BALANCE    BALANCE    BALANCE    BALANCE
           CUT-OFF    MORTGAGE       PRINCIPAL         LOCK OUT/         YIELD           6%         5%         4%         3%
 PERIOD      DATE      LOANS          BALANCE        DEFEASANCE(2)   MAINTENANCE(3)   PENALTY    PENALTY    PENALTY    PENALTY
-------------------------------------------------------------------------------------------------------------------------------

9/1/2006       6        152      $2,136,148,959.36       88.82%          10.77%         0.08%      0.00%      0.19%      0.13%
9/1/2007      18        152      $2,123,590,877.86       88.92%          10.75%         0.00%      0.07%      0.00%      0.14%
9/1/2008      30        151      $2,108,310,446.77       96.61%           3.15%         0.00%      0.00%      0.06%      0.00%
9/1/2009      42        151      $2,089,195,640.42       96.77%           3.09%         0.00%      0.00%      0.00%      0.05%
9/1/2010      54        148      $2,068,006,277.69       85.54%           5.15%         0.00%      0.00%      0.00%      0.00%
9/1/2011      66        141      $1,712,587,959.38       93.29%           6.57%         0.10%      0.00%      0.00%      0.00%
9/1/2012      78        138      $1,501,987,688.63       92.26%           3.85%         0.00%      0.11%      0.00%      0.00%
9/1/2013      90        134      $1,402,366,270.53       95.91%           3.99%         0.00%      0.00%      0.10%      0.00%
9/1/2014     102        133      $1,374,278,346.23       95.87%           3.93%         0.00%      0.00%      0.00%      0.09%
9/1/2015     114        129      $1,337,605,008.26       58.75%           3.03%         0.00%      0.00%      0.00%      0.00%
9/1/2016     126          4      $    7,292,309.10       48.21%          41.94%         0.00%      0.00%      0.00%      0.00%
9/1/2017     138          4      $    5,713,264.02       56.85%          35.26%         0.00%      0.00%      0.00%      0.00%
9/1/2018     150          4      $    3,999,517.85       74.09%          21.94%         0.00%      0.00%      0.00%      0.00%
9/1/2019     162          1      $    2,660,007.07      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%
9/1/2020     174          1      $    2,337,289.98      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%
9/1/2021     186          1      $    1,993,065.31      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%
9/1/2022     198          1      $    1,626,383.03      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%
9/1/2023     210          1      $    1,235,777.98      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%
9/1/2024     222          1      $      819,880.44      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%
9/1/2025     234          1      $      376,658.24      100.00%           0.00%         0.00%      0.00%      0.00%      0.00%

           % OF REM   % OF REM   % OF REM
           MORTGAGE   MORTGAGE   MORTGAGE
             POOL       POOL       POOL
            BALANCE    BALANCE   BALANCE
              2%         1%        LOCK
 PERIOD     PENALTY    PENALTY     OPEN     TOTAL
-------------------------------------------------

9/1/2006     0.00%      0.00%      0.00%     100%
9/1/2007     0.11%      0.00%      0.00%     100%
9/1/2008     0.09%      0.09%      0.00%     100%
9/1/2009     0.00%      0.09%      0.00%     100%
9/1/2010     0.04%      0.04%      9.23%     100%
9/1/2011     0.00%      0.05%      0.00%     100%
9/1/2012     0.00%      0.01%      3.77%     100%
9/1/2013     0.00%      0.00%      0.00%     100%
9/1/2014     0.00%      0.00%      0.11%     100%
9/1/2015     0.07%      0.00%     38.15%     100%
9/1/2016     0.00%      9.85%      0.00%     100%
9/1/2017     0.00%      7.88%      0.00%     100%
9/1/2018     0.00%      3.97%      0.00%     100%
9/1/2019     0.00%      0.00%      0.00%     100%
9/1/2020     0.00%      0.00%      0.00%     100%
9/1/2021     0.00%      0.00%      0.00%     100%
9/1/2022     0.00%      0.00%      0.00%     100%
9/1/2023     0.00%      0.00%      0.00%     100%
9/1/2024     0.00%      0.00%      0.00%     100%
9/1/2025     0.00%      0.00%      0.00%     100%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                    NUMBER OF
                                                    MORTGAGE                                        % OF
                                                      LOANS/                                       INITIAL
                                                    MORTGAGED     CUT-OFF DATE    SHADOW RATING   MORTGAGE
                                       MORTGAGE       REAL         PRINCIPAL       DBRS/FITCH/      POOL       PROPERTY     PROPERTY
           LOAN NAME                 LOAN SELLER   PROPERTIES       BALANCE           S&P(2)      BALANCES      TYPE        SIZE(3)
------------------------------------------------------------------------------------------------------------------------------------

Ashford Hotel Portfolio(1)........       MLML         2/10      $211,550,000.00        NAP           9.9%    Hospitality       2,403
Galileo NXL Retail Portfolio(3)...       MLML         1/17       173,000,000.00        NAP           8.1        Retail     2,387,654
Kenwood Towne Centre..............       MLML          1/1       146,493,390.82    AAA/AAA/AAA       6.8        Retail       867,504
60 State Street...................     MLML/EHY        1/1       130,000,000.00    AAA/AAA/AAA       6.1        Office       823,014
Lakewood Apartments...............       CRF           1/1        62,300,000.00        NAP           2.9     Multifamily         721
Lightstone Portfolio..............       CRF          1/11        59,165,938.49        NAP           2.8        Retail     1,352,832
CNL-Cirrus MOB Portfolio II.......       CRF           1/6        56,330,000.00        NAP           2.6      Various(4)     323,013
Sprint Data Center................       MLML          1/1        52,800,000.00        NAP           2.5     Industrial      160,000
Prince George Center II...........       CRF           1/1        43,360,867.94        NAP           2.0        Office       394,578
Inglewood Park....................       CRF           1/7        43,300,000.00        NAP           2.0      Various(5)     536,197
                                                     -----      ---------------                     ----
Total.............................                   11/56      $978,300,197.25                     45.7%
                                                     =====      ===============                     ====

                                                            CUT-OFF
                                     LOAN BALANCE   DSCR    DATE LTV
           LOAN NAME                 PER SF/UNIT     (X)   RATIO (%)
----------------------------------   ------------   ----   ---------

Ashford Hotel Portfolio(1)........      $88,036     1.57x    74.8%
Galileo NXL Retail Portfolio(3)...      $    72     1.81     73.3
Kenwood Towne Centre..............      $   169     2.18     36.6
60 State Street...................      $   158     2.89     39.4
Lakewood Apartments...............      $86,408     1.27     67.7
Lightstone Portfolio..............      $    44     1.24     70.0
CNL-Cirrus MOB Portfolio II.......      $   174     1.38     74.7
Sprint Data Center................      $   330     2.20     53.9
Prince George Center II...........      $   110     1.24     65.7
Inglewood Park....................      $    81     1.57     56.7
                                                    ----     ----
Total.............................                  1.85X    61.0%
                                                    ====     ====

----------
(1)  The Ashford Hotel Portfolio 2 Loan and the Ashford Hotel Portfolio 3 Loan,
     which are cross-collateralized and cross-defaulted, are collectively referred to as the Ashford Hotel Portfolio Loans.

(2)  Dominion Bond Rating Service, Inc., Fitch Inc. and Standard & Poor's
     Ratings Service, a division of The McGraw-Hill Companies, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan(s), are consistent with the characteristics of the applicable rated obligation.

(3)  Property Size is indicated in rooms (for hospitality properties), square feet (for office, industrial, retail, and self storage properties) and pads
     (for manufactured housing properties).

(4)  CNL-Cirrus MOB Portfolio II Loan consists of 5 medical office properties and 1 surgical center property.

(5)  Inglewood Park Loan consists of five industrial/flex buildings and two traditional office buildings.

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ASHFORD HOTEL PORTFOLIO

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Properties                                                10
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                            2,403(1)
Percentage Physical Occupancy as of September 30, 2005                  71.4%(9)
Year Built                                                             See Table
Appraisal Value                                                     $282,810,000
Underwritten Economic Occupancy                                            74.5%
Underwritten Revenues                                                $88,339,525
Underwritten Total Expenses                                          $60,280,931
Underwritten Net Operating Income (NOI)                              $28,058,594
Underwritten Net Cash Flow (NCF)                                     $24,525,013
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                            December 20, 2005(2)
Cut-off Date Principal Balance                                      $211,550,000
Cut-off Date Loan Balance Per Room                                       $88,036
Percentage of Initial Mortgage Pool Balance                                 9.9%
Number of Mortgage Loans                                                       2
Type of Security (Fee/Leasehold)                               9 Fee/1 Leasehold
Mortgage Rate                                                            5.5306%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                               See Footnote(3)
Original Term to Maturity/ARD (Months)                           See Footnote(4)
Original Amortization Term (Months)                                          300
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  74.8%(5)
LTV Ratio at Maturity or ARD                                            66.1%(6)
Underwritten DSCR on NOI                                                1.79x(7)
Underwritten DSCR on NCF                                                1.57x(8)
--------------------------------------------------------------------------------

----------
(1)  The number of rooms excludes the 223 rooms located in the east tower at the
     Radisson Fort Worth property, which is anticipated to be released from the collateral for this loan. Please see Conversion of Franchise; Partial
     Release (Ft. Worth) provision described herein for more detail.

(2)  Final funding occurred on December 20, 2005. Portions of the Loan were funded previously.

(3)  Ashford Hotel Portfolio 2 Loan: 54 Months; Ashford Hotel Portfolio 3 Loan:
     56 Months.

(4)  Ashford Hotel Portfolio 2 Loan: 121 Months; Ashford Hotel Portfolio 3 Loan:
     123 Months.

(5)  Ashford Hotel Portfolio 2 Loan: 73.1%; Ashford Hotel Portfolio 3 Loan:
     76.9%. The Cut-off Date LTV Ratio for the Ashford Hotel Portfolio takes into account the West Tower at the Radisson Fort Worth property and additional collateral (in the form of either cash or Letter of Credit) to be provided by theAshford Hotel Portfolio Borrowers on the date of the release of the east tower parcel. The additional collateral will secure the mortgage loan through the maturity date. The additional collateral equals the difference between $28,900,000 and the appraised value of the Ft. Worth
     Radission West property. As of August 25, 2005, the date of the related appraisal the additional collateral would have equaled $4,000,000.

(6)  Ashford Hotel Portfolio 2 Loan: 64.7%; Ashford Hotel Portfolio 3 Loan:
     68.0%.

(7)  Ashford Hotel Portfolio 2 Loan: 1.78x; Ashford Hotel Portfolio 3 Loan:
     1.82x.

(8)  Ashford Hotel Portfolio 2 Loan: 1.54x; Ashford Hotel Portfolio 3 Loan:
     1.60x.

(9)  Represents average occupancy for the 12 month period ending September 30,
     2005 for the portfolio including the Radission Fort Worth east tower.
     However, underwritten Economic Occupancy excludes the Radisson Fort Worth east tower.

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THE LOANS. The mortgage loans (the "Ashford Hotel Portfolio 2 Loan" and the
"Ashford Hotel Portfolio 3 Loan", collectively, the "Ashford Hotel Portfolio
Loans") are evidenced by two cross-collateralized and cross-defaulted promissory notes secured by first mortgages encumbering nine fee interest and one leasehold interest full-service and limited-service hotels. The hotels, which total 2,403 rooms, are flagged by Marriott, Radisson, Hilton, Embassy Suites and Crowne
Plaza (each, an "Ashford Hotel Portfolio Property" and collectively the "Ashford
Hotel Portfolio Properties"). The Ashford Hotel Portfolio Loans represent approximately 9.9% of the initial mortgage pool balance and approximately 11.1%
of the initial loan group 1 balance.

The Ashford Hotel Portfolio Loans were originated on December 20, 2005 and
October 13, 2005 and have an aggregate principal balance as of the cut-off date of $211,550,000. The Ashford Hotel Portfolio Loans have a remaining term of 119 months and a scheduled maturity date of February 1, 2016. Beginning on the day of origination and ending the day that is two years after securitization, the
Ashford Hotel Portfolio Loans permit prepayment subject to a prepayment premium equal to the greater of yield maintenance with United States government obligations and one percent of the principal balance being repaid. Additionally, the Ashford Hotel Portfolio Loans permit defeasance with United States governmental obligations beginning two years after the securitization of the
Ashford Hotel Portfolio Loans. Finally, the Ashford Hotel Portfolio Loans may be
prepaid without premium on or after January 1, 2016.

THE PROPERTIES. The Ashford Hotel Portfolio Loans are secured by 10 properties containing a total of 2,403 rooms. The properties are located in 6 states and will be managed by affiliates of either Marriott International, Inc.
("Marriott") or Remington Lodging & Hospitality LP ("Remington").

The following tables present certain information relating to the Ashford Hotel
Portfolio Properties:

                       ASHFORD HOTEL PORTFOLIO PROPERTIES

                                                      CUT-OFF DATE
                                                       ALLOCATED    YEAR BUILT/
   PROPERTY NAME          PROPERTY LOCATION    ROOMS    BALANCE     REVOVATED(1)                BORROWER                    MANAGER
------------------------------------------------------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard Reagan
   Airport ..........      Arlington, VA         272  $ 32,477,154    1990/2005            Ashford Crystal City           Marriott
                                                                                            Limited Partnership
Radisson Indianapolis
   Downtown .........     Indianapolis, IN       371    27,576,322    1968/2005              New Indianapolis             Remington
                                                                                     Downtown Hotel Limited Partnership
Embassy Suites Palm
   Beach ............  Palm Beach Gardens, FL    160    19,310,740       1989            Palm Beach Florida Hotel         Remington
                                                                                        and Office Building Limited
                                                                                                Partnership
Hilton St.
   Petersburg .......    St. Petersburg, FL      333    19,091,300    1971/2005            St. Petersburg Hotel           Remington
                                                                                            Limited Partnership
Hilton Nassau -
   Houston ..........       Houston, TX          243    17,189,485    1982/2004           New Clear Lake Limited          Remington
                                                                                                Partnership
------------------------------------------------------------------------------------------------------------------------------------
   POOL 2 LOAN
      SUBTOTAL ......                          1,379  $115,645,000
------------------------------------------------------------------------------------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly
   Hills ............     Los Angeles, CA        258  $ 32,837,331    1972/2004           New Beverly Hills Hotel         Remington
                                                                                            Limited Partnership
Radisson Fort
   Worth ............      Fort Worth, TX        294    22,224,798    1921/2005           New Fort Tower I Hotel          Remington
                                                                                  Limited Partnership, New Fort Tower II
                                                                                         Hotel Limited Partnership
SpringHill Suites
   Gaithersburg .....     Gaithersburg, MD       162    16,080,295       2000              Ashford Gaithersburg           Marriott
                                                                                            Limited Partnership
Courtyard Fort
   Lauderdale .......    Ft. Lauderdale, FL      174    15,380,483       2002      Ashford Ft. Lauderdale Weston I LLC,   Marriott
                                                                                   Ashford Ft. Lauderdale Weston II LLC,
                                                                                   Ashford Ft. Lauderdale Weston III LLC
SpringHill Suites
   Centreville ......     Centreville, VA        136     9,382,094       2000               Ashford Centerville           Marriott
                                                                                            Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
   POOL 3 LOAN
      SUBTOTAL ......                          1,024  $ 95,905,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ...............                          2,403  $211,550,000
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)  The borrowers are obligated under the loan documents to spend the following on capital improvements by December 31, 2006: (i) $820,400 for Courtyard
     Reagan Airport; (ii) $2,174,306 for Radisson Indianapolis Downtown; (iii)
     $1,596,238 for Hilton Nassau Houston; (iv) $1,695,524 for Embassy Suites
     Palm Beach; (v) $489,771 for Hilton St. Petersburg; (vi) $1,078,404 for
     Crowne Plaza Beverly Hills; (vii) $3,235,728 for Radisson Ft. Worth; and
     (viii) $1,026,000 for SpringHill Suites Gaithersburg. Ashford Hospitality
     Limited Partnership provided a guaranty for the required capital expenditures.

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                             OPERATIONAL STATISTICS

                                      2003(1)                     2004(1)            TRAILING 12-MONTH SEPTEMBER 2005(1)
                            --------------------------  ---------------------------  -----------------------------------
       PROPERTY NAME          ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY   REVPAR        ADR    OCCUPANCY  REVPAR
------------------------------------------------------------------------------------------------------------------------

POOL 2 LOAN
Courtyard
   Reagan Airport ........  $118.93    68.4%    $81.36  $125.65    74.1%    $ 93.12      $130.24    76.6%    $ 99.71
Radisson Indianapolis
   Downtown ..............    82.23    63.6      52.30    90.28    63.4       57.22        92.03    67.6       62.18
Hilton Nassau -
   Houston ...............    98.42    62.6      61.61   100.90    63.5       64.06       102.71    67.3       69.12
Embassy Suites Palm
   Beach .................   107.19    82.6      88.54   120.86    86.7      104.81       133.61    85.1      113.69
Hilton St. Petersburg ....    77.95    67.3      52.46    84.83    70.3       59.63        94.40    65.3       61.66
------------------------------------------------------------------------------------------------------------------------
   POOL 2 LOAN
      SUBTOTAL ...........  $ 94.18    67.5%    $63.92  $101.36    69.9%    $ 71.61      $106.85    70.8%    $ 76.66
------------------------------------------------------------------------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly
   Hills .................  $ 88.59    74.9%    $66.35  $ 95.30    90.0%    $ 85.80      $108.41    89.9%    $ 97.41
Radisson
   Fort Worth(2) .........    86.79    59.1      51.30    89.01    62.1       55.24        88.84    57.7       51.28
SpringHill Suites
   Gaithersburg ..........    99.66    66.9      66.69   105.76    72.5       76.72       113.15    73.9       83.60
Courtyard
   Fort Lauderdale .......    78.06    75.2      58.67    85.56    80.0       68.45        99.09    76.2       75.50
SpringHill Suites
   Centreville ...........    76.75    70.0      53.71    82.50    82.6       68.18        91.85    85.9       78.91
------------------------------------------------------------------------------------------------------------------------
   POOL 3 LOAN
      SUBTOTAL ...........  $ 86.52    66.8%    $57.70  $ 91.30    74.0%    $ 67.61      $ 97.81    72.1%    $ 71.42
------------------------------------------------------------------------------------------------------------------------
TOTAL ....................  $ 90.55    67.2%    $60.97  $ 96.58    71.8%    $ 69.71      $102.55    71.4%    $ 74.17
------------------------------------------------------------------------------------------------------------------------

                                   ML UNDERWRITING
                            ---------------------------
       PROPERTY NAME          ADR    OCCUPANCY  REVPAR
-------------------------------------------------------

POOL 2 LOAN
Courtyard
   Reagan Airport ........  $130.24    76.6%    $ 99.71
Radisson Indianapolis
   Downtown ..............    92.03    67.6       62.18
Hilton Nassau -
   Houston ...............   102.71    67.3       69.12
Embassy Suites Palm
   Beach .................   133.61    85.1      113.69
Hilton St. Petersburg ....    94.40    65.3       61.66
-------------------------------------------------------
   POOL 2 LOAN
      SUBTOTAL ...........  $106.85    70.8%    $ 76.66
-------------------------------------------------------
POOL 3 LOAN
Crowne Plaza Beverly
   Hills .................  $108.41    89.9%    $ 97.41
Radisson
   Fort Worth(2) .........   108.15    72.0       77.87
SpringHill Suites
   Gaithersburg ..........   113.15    73.9       83.60
Courtyard
   Fort Lauderdale .......    99.09    76.2       75.50
SpringHill Suites
   Centreville ...........    91.85    85.9       78.91
-------------------------------------------------------
   POOL 3 LOAN
      SUBTOTAL ...........  $105.30    79.4%    $ 83.44
-------------------------------------------------------
TOTAL ....................  $106.19    74.5%    $ 79.55
-------------------------------------------------------

                              PENETRATION INDICES(3)

           PROPERTY NAME            ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
------------------------------------------------------------------------------
POOL 2 LOAN
Courtyard Reagan Airport.........      96.2%         113.1%           108.8%
Radisson Indianapolis Downtown...      75.0           93.8             70.4
Embassy Suites Palm Beach........     117.3          115.2            135.2
Hilton St. Petersburg............     113.1          101.2            114.6
Hilton Nassau -- Houston.........     108.3          112.0            121.2
------------------------------------------------------------------------------
   POOL 2 LOAN SUBTOTAL..........      99.2%         105.1%           105.1%
------------------------------------------------------------------------------
POOL 3 LOAN
Crowned Plaza Beverly Hills......      91.0%         109.4%            99.5%
Radisson Fort Worth..............      84.8           98.5             83.5
Springhill Suites Gaithersburg...     124.0          115.5            143.3
Courtyard Fort Lauderdale........     107.7          129.5            139.5
Springhill Suites Centreville....     110.6          111.4            123.2
------------------------------------------------------------------------------
   POOL 3 LOAN SUBTOTAL..........      97.2%         108.7%           106.7%
------------------------------------------------------------------------------
TOTAL............................      98.2%         106.8%           105.9%
------------------------------------------------------------------------------

----------
(1)  As provided by the Ashford Hotel Portfolio Borrowers.

(2)  Historical ADR, Occupancy and RevPAR statistics for the Radisson Fort Worth property include the 517 rooms in the combined East and West Towers. ML
     Underwritten ADR, Occupancy and RevPAR assumes only the 294 available rooms in the West Tower.

(3)  Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a lodging industry data provider as of September 2005.

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THE MARKET(1,2). The Courtyard Reagan Airport is located in the City of
Arlington, Arlington County, the Commonwealth of Virginia, and is part of the
Washington-Arlington-Alexandria MSA. The surrounding neighborhood includes two hubs of retail development: the Underground and Plaza Shops, which are located adjacent to the Crystal City Metro station, and the Fashion Centre at Pentagon
City, a shopping mall. Both hubs are located within one mile of the property. In addition, the hotel is located near several local demand generators including government offices that are within walking distance, Arlington National Cemetery
(1.5 miles), the Pentagon (2 miles), the White House (4 miles), and the
Smithsonian Museums (4 miles). Market-wide demand has grown by 1.4% and 3.1%, in
2002 and 2003, respectively. In 2004, demand recorded an 8.3% increase. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR was 68.1%, $134.81, and $91.80, respectively.

The Crowne Plaza Beverly Hills is located in the city and county of Los Angeles, the State of California, and is part of the Los Angeles-Long Beach-Santa Ana, CA
MSA. The hotel is situated within a five-mile radius of several entertainment companies including 20th Century Fox, Sony Pictures, Paramount, and CBS. Leisure
attractions within a 10-mile radius include: the beaches of Santa Monica (5 miles), Universal Studios (10 miles), and NBC Studios (10 miles). In addition, the Rodeo Drive shopping area is within walking distance of the hotel. Demand has increased since 2002, with both 2003 and 2004 recording growth rates of approximately 6.0% and 18.0%, respectively. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and
RevPAR were 82.2%, $119.10, and $97.86, respectively.

The Radisson Indianapolis Downtown is located in the city of Indianapolis,
County of Marion, the State of Indiana and is part of the Indianapolis, IN MSA.
The hotel is located within walking distance of the Indiana Convention Center and the adjacent RCA Dome, the Circle Centre Mall, the Market Square Arena, and
the central business district. The central business district includes commercial office, mixed-use, and residential space. This district also includes several blocks of buildings dedicated to the state government including the capitol building. From 1999 to 2004, market-wide occupied room nights, average rate levels, and RevPAR recorded an annual average compound increase of 4.7%, 2.4%, and 3.0%, respectively. For the competitive set for the twelve months ending
September 2005, the occupancy, average daily room rate, and RevPAR were 71.0%,
$124.41, and $88.31, respectively.

The Radisson Fort Worth is located in the City of Fort Worth, County of Tarrant, the State of Texas, and is part of the Dallas/Fort Worth/Arlington, TX MSA. The neighborhood is characterized by large corporate offices and retail establishments. Within proximity of the property are the Fort Worth Water
Gardens, the Fort Worth Convention Center, and the Trinity Railway Express. The
hotel is located near several corporations including Lockheed Martin (9 miles),
Bell Helicopter (10 miles), and AMR Corporation (20 Miles). Market RevPAR and average rate levels exhibited increases of 7.2% and 6.3% during the year-to-date through July 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 58.6%, $104.77, and $61.44, respectively.

The Hilton St. Petersburg is located in the City of St. Petersburg, Pinellas
County, the State of Florida, and is part of the Tampa-St.
Petersburg-Clearwater, FL MSA. The hotel is situated approximately two blocks south of the most developed portion of St. Petersburg's central business district and one block west of the Tampa Bay coastline. The property is located near several corporations including Bank of America (1 mile), Accenture (3 miles), Raymond James Financial (3 miles), William R. Hough & Co. (3 miles), and
Caremedic Systems Inc. (3 miles). Market RevPAR and average rate levels exhibited increases of 11.7% and 12.7% during the, year-to-date through July
2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 64.5%, $83.46, and $53.82, respectively.

The Embassy Suites Palm Beach is located in the City of Palm Beach Gardens, Palm
Beach County, the State of Florida, and is part of the Miami-Fort
Lauderdale-Miami Beach, FL MSA. The hotel is connected to an office building, known as the Admiral Office Tower, housing an array of tenants, including several law firms, RBC Centura Bank, Army Corps of Engineers, PTI associates,
Professional Touch International, General Electric, and Admiralty Bank. In
addition, the hotel is in close proximity to Palm Beach Community College (0.5 mile), PGA Gardens Mall (0.5 mile), PGA of America (1 mile), Upledger Institute
(2 miles), and Florida Power & Light (5 miles). Market RevPAR and average rate levels exhibited strong increases of 16.4% and 19.8% during the year-to-date through July 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 73.9%, $113.87, and $84.10, respectively.

The Hilton Nassau-Houston is located in the City of Houston, the County of
Harris, the State of Texas, and is part of the Houston-Baytown-Sugar Land, TX
MSA. The neighborhood is characterized by Clear Lake and waterfront activities, and NASA related offices, along with retail shopping centers that contain nationally-recognized chain stores, supermarkets, and restaurants. The hotel is in close proximity to Lockheed Martin (0.5 mile), Johnson Space Center (1 mile),
Jacobs Engineering (2 miles), Boeing (3 miles), and Kemah Waterfront District (5 miles). Market occupied room nights, average rate levels, and RevPAR exhibited increases of 3.0%, 1.9% and 5.0% respectively, during the year-to-date through
July 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and RevPAR were 60.1%, $94.85, and $57.04, respectively.

----------
(1)  Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a lodging industry data provider as of September 2005.

(2)  Certain information obtained from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

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The SpringHill Suites Gaithersburg is located in the City of Gaithersburg,
Montgomery County, the State of Maryland, and is part of the Washington,
DC-MD-VA-WV MSA. The hotel is near Sodexho's headquarters, one of its largest accounts, and a few hundred yards south of the Gaithersburg Washingtonian Center
(Rio Center), a mixed-use facility featuring retail outlets, restaurants, and entertainment. The occupants of the various office buildings in this general area include government-related research and development firms, health care companies, computer companies, engineering firms, and light industrial business.
Market RevPAR and average rate levels exhibited increases of 7.0% and 10.6%
during the year-to-date through February 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and
RevPAR were 63.9%, $91.65, and $58.54, respectively.

The Courtyard Fort Lauderdale is located in the City of Fort Lauderdale, the
County of Broward, the State of Florida and is part of the Miami-Fort
Lauderdale-Miami Beach, FL MSA. The hotel is located within the Weston Park of
Commerce business park, which is one of the largest business parks in western
Broward County. The hotel is in proximity to American Express (0.5 mile),
Sanford Latin America (0.6 mile), and Levi Strauss (0.9 mile). Market RevPAR and average rate levels exhibited increases of 16.9% and 19.0% during the year-to-date through February 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending
September 2005, the occupancy, average daily room rate, and RevPAR were 58.6%,
$91.97, and $53.89, respectively.

The SpringHill Suites Centreville is located in the City of Centreville, Fairfax
County, the Commonwealth of Virginia, and is part of the
Washington-Arlington-Alexandria, DC-VA-MD-WV MSA. The hotel is in close proximity to the Trinity Center (walking distance), Dulles Expo & Convention
Center (5 miles), Sully Plantation (6 miles), and the Manassas National
Battlefield Park (6 miles). Market occupied room nights, average rate levels, and RevPAR exhibited strong increases of 9.2%, 20.2%, and 31.3%, respectively, during the year-to-date through February 2005 period, compared to a corresponding period in the previous year. For the competitive set for the twelve months ending September 2005, the occupancy, average daily room rate, and
RevPAR were 74.5%, $87.83, and $65.47, respectively.

THE BORROWER. The borrowers (the "Ashford Hotel Portfolio Borrowers") are each a single purpose bankruptcy remote entity owned and controlled indirectly by
Ashford Hospitality Limited Partnership, which is the operating partnership of
Ashford Hospitality Trust, Inc. Ashford Hospitality Trust, Inc. is a publicly traded real estate investment trust (REIT) headquartered in Dallas, TX. The company commenced operation and became a public REIT on August 26, 2003 and is listed on the NYSE under the ticker "AHT". Ashford Hospitality Trust, Inc.
invests in both debt and equity investments, secured exclusively by hotel assets. As of February 14, 2006, the company had an equity market capitalization of $526 million. As of September 30, 2005, the company owned 79 hotel properties in 25 states with 12,868 rooms, and had acquired or originated mezzanine or first mortgage loans receivable with a balance at September 30, 2005 of approximately $99.8 million.

PROPERTY MANAGEMENT. Six of the Ashford Hotel Portfolio Properties are managed by Remington, an affiliate of the sponsor, Ashford Hospitality Trust, Inc., with the remaining four properties managed by affiliates of Marriott. Marriott is a leading worldwide hospitality company. Marriott's lodging activities, which include full-service, select-service, extended-stay and timeshare segments, develop, operate and franchise hotels and corporate housing properties under 13 separate brand names in 67 countries. Marriott has more than 2,700 lodging properties located in the United States and 65 other countries and territories.

Each management agreement shall be terminated by the applicable borrower, at lender's request, following any default (beyond applicable notice and cure periods) by manager which permits termination of the management agreement. In the event that the property manager elects not to renew the term of any management agreement at the end of the initial term or any renewal term thereof, or if any management agreement is otherwise terminated by manager, then the applicable borrower shall appoint a replacement manager and a replacement hotel franchise to occupy and operate the property, each of which shall be acceptable to lender and the rating agencies; provided, that Remington Lodging and
Hospitality, L.P. shall be deemed an acceptable replacement manager, and
Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Marriott
International, Inc. or any brand of any of them shall be deemed an acceptable replacement hotel franchise, and the approval of any of the foregoing as manager or hotel franchise, as applicable, by lender and the rating agencies will not be required.

THE LOCKBOX. Four of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott. For these Marriott--affiliate managed properties, the borrowers and managers are required to deposit all rents and other gross revenue
(including credit card receivables) from the properties into a related manager-controlled account (the "Manager Account"). Pursuant to the applicable management agreements and related documents, the manager will apply the funds in the Manager Account to its base management fee, applicable taxes, insurance premiums and a capital improvements/FF&E reserve before transferring the remaining funds to a lender-controlled account. Funds in the lender-controlled account will be applied to payment of reserves for taxes and insurance premiums
(unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), debt service, a reserve for capital improvements (unless Marriott is manager of the properties and otherwise paid or reserved for by the manager), fees of the cash management bank, operating expenses of the applicable property (unless Marriott is manager of the properties and otherwise paid or reserved for by the manager) and debt service on a permitted mezzanine loan (if any).

The remaining six properties are managed by Remington. For these
Remington-managed properties, the borrowers and managers are required to deposit all rents and other gross revenue (including credit card receivables) from the properties into a lender-controlled account. Funds in the applicable account will be applied in the following order: (a) fund the ground rent reserve, if applicable, (b) fund the monthly tax and insurance reserve, (c) pay

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monthly debt service, (d) fund the replacement reserve, (e) pay any other amounts due to lender, and (f) provided no event of default has occurred and be continuing, pay any excess amounts to the Ashford Hotel Portfolio Borrowers.

ESCROWS. The following escrows/reserves have been established with respect to the Ashford Hotel Portfolio Loans:

                                ESCROWS/RESERVES

TYPE:                                INITIAL       MONTHLY
--------------------------------------------------------------
Taxes:...........................   $698,223      $207,750
Insurance:.......................   $753,209      $102,610
Environmental Remediation:.......   $  2,475      $      0
Ground Rent:.....................   $ 42,925      $ 14,585
Immediate Repairs:...............   $148,100      $      0
Capital Expenditure Reserve:.....   $      0   4% of operating
                                                   revenue

Taxes, Insurance and Capital Expenditure Reserves. The taxes, insurance, ground rent, environmental remediation, and replacement reserve amounts indicated above represent only those reserved for the six properties managed by Remington. For the four properties managed by affiliates of Marriott, escrows for taxes, insurance premiums and replacement reserves are not included in the above and will be held separately by the applicable property managers, so long as Marriott remains as manager and no default has occurred and is continuing under the applicable management agreements.

Ground Rent Reserve. The ground rent reserve was established for the leasehold property, which is the Radisson Fort Worth. This is a Remington-managed asset.

Capital Improvement Guaranty. The Ashford Hotel Portfolio Borrowers are
obligated under the loan documents to spend an amount equal to $12,116,479 on capital improvements by December 31, 2006. Ashford Hospitality Limited
Partnership has provided a guaranty for the required capital expenditures.
Ashford Hospitality Limited Partnership is obligated under the guaranty to maintain (i) a tangible net worth equal to or not less than $100 million and
(ii) liquid assets in excess of its guaranteed obligations.

ADDITIONAL DEBT. The Ashford Hotel Portfolio Borrowers will not be permitted to further encumber the property or incur additional indebtedness while the Loan is outstanding, except, if the DSCR is greater than 1.50x and the LTV based on new appraisals is not more than 70%, then Borrowers may incur mezzanine indebtedness such that the ratio of total indebtedness (i.e., Loan plus mezzanine loan) does not exceed 75% and the all-in DSCR does not fall below 1.40x. In addition, in connection with the sale of the Properties where the purchaser assumes the
Ashford Hotel Portfolio Loans in accordance with the permitted transfers provision of the loan documents, a transferring Borrower or Sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of a rating agency confirmation letter.

SUBSTITUTION PROVISIONS. Subject to the terms and conditions set forth in the loan agreement, Ashford Hotel Portfolio Loan Borrower(s) may, from time to time, replace an individual property with a qualified substitute property (a "Property
Substitution"), provided certain conditions, including the following, are met:
(a) the aggregate of (i) the allocated loan amount with respect to the individual property to be replaced (the "Original Property"), plus (ii) the allocated loan amounts with respect to all individual properties previously or simultaneously replaced by Property Substitutions, shall be less than 50% of the then-current principal balance of the loan; (b) no event of default shall have occurred and be continuing on such date either before or after the Property
Substitution; (c) the then-current market value of any proposed qualified substitute property ("Substitute Property"), as determined by an appraisal acceptable to a reasonable commercial mortgage lender, shall equal or exceed the then-current market value of the Original Property immediately prior to the
Property Substitution; (d) the net operating income of any Substitute Property for the twelve-month period trailing the date of determination ("TTM Period")
shall equal or exceed the net operating income of the Original Property; (e)
after giving effect to the Property Substitution, the DSCR for the aggregate portfolio shall be no less than the greater of (i) 1.52x for Ashford Hotel
Portfolio Pool 2 Loan and 1.53x for Ashford Hotel Portfolio Pool 3 Loan, and
(ii) the DSCR with respect to the Ashford Hotel Portfolio Loans for the TTM
Period; (f) each Substitute Property shall be (i) fully constructed and operating for a minimum of 12 months, and (ii) a limited service hotel property or full service hotel property, in each case operating under a Marriott,
Starwood or Hilton franchise or any other brand affiliated with the foregoing;
and (g) Ashford Hotel Portfolio Borrower(s) shall have delivered to the lender confirmation of each of the rating agencies assigning a rating to securities issued in connection with the Ashford Hotel Portfolio Loans, that the Property
Substitution will not result in the qualification, withdrawal or downgrading of any such rating.

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PARTIAL DEFEASANCE. Individual Ashford Hotel Portfolio Properties may be
released from the lien of the related mortgage by the Ashford Hotel Portfolio
Borrowers, provided conditions set forth in the loan documents are satisfied, including: (i) no defeasance will be permitted until after the second anniversary of the securitization of the loan; (ii) a defeasance of a principal amount equal to 125% of the applicable allocated loan amount; (iii) the DSCR with respect to the remaining collateral is at least equal to the greater of
1.51x and the DSCR for the trailing twelve month period immediately prior to defeasance; and (iv) the RevPAR with respect to the remaining collateral is at least equal to the greater of the RevPAR as of the closing and the RevPAR for the trailing twelve month period immediately prior to defeasance.

CONDOMINIUM CONVERSION; PARTIAL RELEASE (PALM BEACH). Subject to the terms and conditions set forth in the loan agreement, the Ashford Hotel Portfolio Loan
Borrower(s) may convert the individual property located in Palm Beach Gardens,
Florida to condominium form of ownership (the "Condo Conversion") pursuant to which the hotel and the office building shall each become a condominium unit.
Upon successful completion of the Condo Conversion, the office building may be released from the lien of the mortgage (the "Palm Beach Release"). In order to complete the Condo Conversion, certain conditions, including the following, must be met: (a) the condominium declaration and all other documents creating or governing the condominium shall be approved in accordance with the prudent lender standard; (b) lender shall have received the following opinions of counsel stating that: (i) the condominium documents create a legal and valid condominium under applicable law and (ii) the Condo Conversion will not adversely affect the status of any REMIC formed in connection with a secondary market transaction; (c) lender shall have received an endorsement to the title policy confirming that the mortgage constitutes a valid, first priority lien against each unit; (d) Ashford Hotel Portfolio Loan Borrower(s) shall deliver to
Lender such other certificates, opinions, documents or instruments as may be reasonably required by lender; and (e) payment by the Ashford Hotel Portfolio
Borrower of all out-of-pocket costs and expenses of lender incurred in connection with the Condo Conversion, including lender's reasonable attorneys'
fees and expenses. In order to complete the Palm Beach Release certain conditions, including the following, must be met: (a) either (i) the Condo
Conversion shall be successfully consummated, or (ii) the Ashford Hotel
Portfolio Loan Borrower(s) shall record a reciprocal easement agreement whereby the owners of the hotel property and the office building property will agree to certain easements, including, without limitation, for support, access, driveways, parking, utilities, drainage flows or any other purpose.

CONVERSION OF FRANCHISE; PARTIAL RELEASE (FT. WORTH). Subject to the terms and conditions set forth in the loan agreement, the Ashford Hotel Portfolio Loan
Borrower(s) are permitted to and will replace the existing franchise agreement with respect to the individual property known as the West Tower, Radisson, Fort
Worth, Texas (the "West Tower") to a franchise agreement with the Hilton Hotels
Corporation (the "Franchise Conversion") and to release from the lien of the applicable mortgage the portion of the Radisson Fort Worth known as the East
Tower, Radisson, Fort Worth, Texas (the "Ft. Worth Release"). Once the Ashford
Hotel Portfolio Loan Borrower(s) have completed the Franchise Conversion, they may proceed with the Ft. Worth Release if certain conditions, including the following, are met: (a) the then-current market value of the West Tower (as determined by an appraisal satisfying the prudent lender standard) shall exceed
$28,900,000, or the then-current market value of the West Tower (as determined by an appraisal satisfying the prudent lender standard) shall not be less than
$23,900,000, and the Ashford Hotel Portfolio Borrower(s) shall have delivered to lender cash collateral in the amount of the difference between (i) $28,900,000 and (ii) the then-current market value; (b) after giving effect to the Franchise
Conversion, the debt service coverage ratio with respect to the loan for the TTM period shall be no less than the greater of 1.40x and the debt service coverage ratio for the TTM period prior to the Hilton conversion; (c) Ashford Hotel
Portfolio Loan Borrower(s) shall have delivered to lender one of the following:
an endorsement to the title insurance policy relating to the West Tower, an opinion of counsel or a certificate of an architect indicating (i) that the property has been legally subdivided for zoning lot purposes and that the property is in compliance with all applicable zoning, building and similar legal requirements and (ii) the property constitutes separate tax lots; (d) delivery to lender of a certificate from an architect or engineer stating that the released parcel is not needed for zoning or other purposes; (e) the Ashford
Hotel Portfolio Loan Borrower(s) shall deliver acceptable endorsements to the title policy; (f) no event of default shall be continuing; (g) lender shall have received an opinion of counsel confirming that the Ft. Worth Release will not adversely affect the status of any REMIC formed in connection with a secondary market transaction satisfying the prudent lender standard; (h) Ashford Hotel
Portfolio Loan Borrower(s) shall deliver to lender confirmation from the rating agencies assigning a rating to securities issues in connection with the Ashford
Hotel Portfolio Loans that the Ft. Worth Release will not result in a qualification, withdrawal or downgrade of any such rating (if not otherwise approved prior to securitization); (i) Ashford Hotel Portfolio Loan Borrower(s)
shall deliver to lender such other certificates, opinions, documents or instruments as may be reasonably required by lender in accordance with the prudent lender standard; and (j) payment by the Ashford Hotel Portfolio
Borrower(s) of all out-of-pocket costs and expenses of lender incurred in connection with the Ft. Worth Release, including lender's reasonable attorneys'
fees and expenses and all costs. Borrower anticipates that the Franchise
Conversion will occur on or about April 1, 2006.

GROUND LEASES. Two portions of the Radisson Fort Worth property are owned in leasehold by the Ashford Hotel Portfolio Loan Borrower(s) pursuant to two ground leases. The first ground lease expires on May 31, 2040. The annual rent is currently $30,000 and will increase starting on June 1, 2010, as follows: (i)
$40,000 per year from June 1, 2010 to May 31, 2020; (ii) $60,000 per year from
June 1, 2020 -- May 31, 2030; and (iii) $80,000 per year from June 1, 2030 --
May 31, 2040.

The second ground lease expires on April 30, 2030. The annual rent is currently
$85,000 per year and will increase starting on January 1, 2011, as follows: (i)
$90,000 per year from January 11, 2011 to December 31, 2015; (ii) $95,000 per year from January 1, 2016 to December 31, 2020; (iii) $100,000 from January 1,
2021 to December 31, 2025; and (iv) $105,000 from January 1, 2026 to maturity.
If $60,000 plus 50% of the CPI* increase is greater than the rent due as set forth above, then the greater amount applies. In addition, percentage rent of
80% of net profits from the garage is payable if greater than the base rent.

* CPI means the United States Department of Labor Consumer Price Index.

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GALILEO NXL RETAIL PORTFOLIO 3

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           17
Location (City/State)                                                  See Table
Property Type                                                 Anchored Retail(1)
Size (Square Feet)                                                     2,387,654
Percentage Occupancy as of January 26, 2006                             96.9%(2)
Year Built                                                             See Table
Year Renovated                                                         See Table
Appraisal Value                                                     $235,895,000
Number of Tenant Leases                                                      299
Average Rent Per Square Foot                                               $8.22
Underwritten Economic Occupancy                                            95.3%
Underwritten Revenues                                                $23,806,467
Underwritten Total Expenses                                           $6,139,990
Underwritten Net Operating Income (NOI)                              $17,666,478
Underwritten Net Cash Flow (NCF)                                     $16,313,597
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                 August 10, 2005
Cut-off Date Principal Balance                                      $173,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $72
Percentage of Initial Mortgage Pool Balance                                 8.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            5.1500%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                            0
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     73.3%
LTV Ratio at Maturity or ARD                                               73.3%
Underwritten DSCR on NOI                                                   1.96x
Underwritten DSCR on NCF                                                   1.81x
--------------------------------------------------------------------------------

----------
(1)  The collateral at San Dimas Plaza is only a portion of the entire shopping center. The portion included in this trust is shadow anchored by Ralph's
     Grocery and Rite Aid.

(2)  Occupancy reflects the weighted average for the Galileo NXL Retail
     Portfolio 3 Properties (herein defined) by square footage.

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                                      [MAP]

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THE LOAN. The mortgage loan (the "Galileo NXL Retail Portfolio 3 Loan") is evidenced by a promissory note secured by a first mortgage encumbering 16 anchored and 1 shadow anchored community shopping centers (the "Galileo NXL
Retail Portfolio 3 Properties"). The table below provides specific information about the Galileo NXL Retail Portfolio 3 Properties. The Galileo NXL Retail
Portfolio 3 Loan represents approximately 8.1% of the initial mortgage pool balance and 9.1% of the initial group 1 balance.

The Galileo NXL Retail Portfolio 3 Loan was originated on August 10, 2005 and has an aggregate principal balance as of the cut-off date of $173,000,000. The
Galileo NXL Retail Portfolio 3 Loan has a remaining term of 78 months to its maturity date of August 31, 2012. The Galileo NXL Retail Portfolio 3 Loan may be
prepaid on or after June 1, 2012, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTIES. The Galileo NXL Retail Portfolio 3 Loan is secured by 16 anchored and 1 shadow anchored community shopping centers totaling 2,387,654 square feet. The Galileo NXL Retail Portfolio 3 Properties are located in eleven states and six regions, including the Northeast, Mid-Atlantic, South, Midwest,
Southwest and West Coast. The largest state concentrations are represented by
Texas, with three properties totaling 467,689 square feet (19.6% of total);
Kentucky, with two properties totaling 333,705 square feet (14.0% of total);
California, with two properties totaling 317,645 square feet (13.3% of total);
and Georgia, with two properties totaling 247,083 square feet (10.3% of total).
No other state represents more than 10% of the portfolio by square footage.
Occupancy at the 17 properties is 96.9%. The Galileo NXL Retail Portfolio 3
Properties were purchased by the Borrowers (as defined below) from NXL (as defined below) (or affiliates thereof) simultaneously with the origination of the Galileo NXL Retail Portfolio 3 Loan.

The following table presents certain information regarding the Galileo NXL
Retail Portfolio 3 Properties:

                    GALILEO NXL RETAIL PORTFOLIO 3 PROPERTIES

                                                    YEAR BUILT /   SQUARE    % OF                                       APPRAISED
          PROPERTY                CITY       STATE   RENOVATED      FEET     TOTAL  OCCUPANCY     PRIMARY TENANT          VALUE
----------------------------------------------------------------------------------------------------------------------------------

The Crossing at Fry Road...       Katy         TX   1985 / 2004     222,705    9.3%  97.9%(1)         Kroger          $ 25,200,000
Green River Plaza..........  Campbellsville    KY       1989        203,239    8.5   99.3          Wal-Mart(2)          12,600,000
Paradise Plaza.............     Paradise       CA   1979 / 2003     198,484    8.3   98.7             K Mart            10,040,000
Fashion Corner(3)..........     Saginaw        MI   1986 / 2004     179,678    7.5   88.5            Best Buy           20,000,000
Wisteria Village...........    Snellville      GA   1985 / 2004     173,152    7.3  100.0             K Mart            10,500,000
Hunting Hills..............     Roanoke        VA       1989        166,207    7.0  100.0            Wal-Mart           11,200,000
Brice Park.................   Reynoldsburg     OH       1988        158,565    6.6   95.7      Gregg Appliances(4)      23,575,000
Bristol Plaza..............     Bristol        PA       1989        145,356    6.1   98.1            Pathmark           18,000,000
Tomball Parkway Plaza......     Tomball        TX   1985 / 2004     133,629    5.6   98.4          Palais Royal         10,600,000
Kmart Plaza................  Elizabethtown     KY       1989        130,466    5.5  100.0             K Mart             9,100,000
Packard Plaza..............      Cudahy        WI   1957 / 1999     125,247    5.2   87.1       Merchandise Outlet       6,500,000
San Dimas Plaza............    San Dimas       CA   1986 / 2004     119,161    5.0   97.8           T.J. Maxx           31,400,000
Jones Plaza................     Houston        TX   1977 / 2000     111,355    4.7   93.9     24 Hour Fitness Center    13,600,000
McKinley Plaza.............     Hamburg        NY       1991         93,144    3.9  100.0           T.J. Maxx           12,700,000
University Mall............      Canton        NY       1967         81,027    3.4  100.0            Wisebuys            3,500,000
Northside Plaza............      Dalton        GA   1990 / 2004      73,931    3.1   93.9          Bi-Lo Store           6,150,000
Stratford Commons..........  Winston-Salem     NC       1995         72,308    3.0   94.8           Officemax           11,230,000
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                             2,387,654  100.0%  96.9%                            $235,895,000
----------------------------------------------------------------------------------------------------------------------------------

                          LARGEST TENANTS BY BASE RENT

                                                      CREDIT
                                                      RATING
                                                   (MOODY'S/S&P)  NUMBER OF              % OF PORTFOLIO               % OF PORTFOLIO
           TENANT               PARENT COMPANY          (5)         STORES   BASE RENT      BASE RENT    SQUARE FEET    SQUARE FEET
------------------------------------------------------------------------------------------------------------------------------------

K Mart ...................   Sears Holding Corp.      Ba1/BB+          3     $1,078,972         5.7%       257,364         10.8%
Kroger ...................     The Kroger Co.        Baa2/BBB-         3        720,345         3.8        115,459          4.8
Pathmark .................  Pathmark Stores Inc.       NR/B-           1        710,290         3.7         58,690          2.5
Hobby Lobby ..............           NAP               NR/NR           2        620,127         3.3        101,506          4.3
Wal-Mart(2) ..............  Wal-Mart Stores Inc.       Aa2/AA          2        617,394         3.2        184,125          7.7
24 Hour Fitness Center ...           NAP               NR/NR           1        497,126         2.6         44,189          1.9
T.J. Maxx ................      TJX Cos Inc.            A3/A           2        481,463         2.5         57,495          2.4
Best Buy .................    Best Buy Co. Inc.        NR/BBB          1        451,470         2.4         36,416          1.5
Michael's ................  Michael's Stores Inc.      Ba1/NR          2        311,204         1.6         36,108          1.5
Palais Royal .............    Stage Stores Inc.        Ba3/NR          2        285,290         1.5         55,225          2.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ....................                                            19     $5,773,680        30.4%       946,577         39.6%
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)  The economic occupancy at the Crossing at Fry Road is 97.9%. However, the physical occupancy is 95.0%. LA Fitness Center is currently dark but will continue to pay rent until the expiration of the lease on July 31, 2006.

(2)  The Wal-Mart at Green River Plaza currently subleases its space to Goody's through May 31, 2009.

(3)  Fashion Corner is subject to a ground lease that expires on March 14, 2035.

(4)  The Gregg Appliances at Brice Park currently subleases its space to Sun
     City Furniture through November 30, 2006.

(5)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule for the Galileo NXL Retail Portfolio 3 Properties:

                            LEASE ROLLOVER SCHEDULE(1)

                NUMBER OF    SQUARE                          % OF BASE  CUMULATIVE   CUMULATIVE  CUMULATIVE   CUMULATIVE %
                 LEASES       FEET    % OF GLA   BASE RENT      RENT    SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
     YEAR       EXPIRING    EXPIRING  EXPIRING    EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------

Vacant             NAP        74,753     3.1%           NAP      NAP        74,753       3.1%            NAP        NAP
Month-to-Month      10         7,820      0.3     $ 124,343     0.7%        82,573       3.5     $   124,343       0.7%
2006                40       177,323      7.4     2,022,455     10.6       259,896      10.9       2,146,798       11.3
2007                42       161,065      6.7     1,714,174      9.0       420,961      17.6       3,860,972       20.3
2008                62       279,022     11.7     2,752,606     14.5       699,983      29.3       6,613,578       34.8
2009                52       520,050     21.8     3,444,180     18.1     1,220,033      51.1      10,057,758       52.9
2010                42       340,306     14.3     2,531,959     13.3     1,560,339      65.4      12,589,717       66.2
2011                15       110,202      4.6       936,172      4.9     1,670,541      70.0      13,525,890       71.1
2012                 2         7,617      0.3        64,076      0.3     1,678,158      70.3      13,589,966       71.5
2013                 6       104,048      4.4       880,408      4.6     1,782,206      74.6      14,470,374       76.1
2014                 7       179,442      7.5     1,467,624      7.7     1,961,648      82.2      15,937,998       83.8
2015                 6       124,494      5.2     1,109,818      5.8     2,086,142      87.4      17,047,816       89.7
Thereafter          15       301,512     12.6     1,967,034     10.3     2,387,654     100.0      19,014,851      100.0
--------------------------------------------------------------------------------------------------------------------------
TOTAL              299     2,387,654   100.0%   $19,014,851    100.0%    2,387,654     100.0%    $19,014,851     100.0%
--------------------------------------------------------------------------------------------------------------------------

THE BORROWERS. The following borrowers are associated with the promissory note for the Galileo NXL Retail Portfolio 3 Loan: Galileo Apollo I Sub, LLC; Galileo
Apollo I TX LP; Galileo San Dimas, LP; Galileo Fashion Corner, LLC; HK New Plan
Bristol Plaza, LP; Galileo Stratford Commons, LP; Galileo Paradise Plaza, LP;
and Galileo Elizabethtown, LLC(3) (collectively, the "Galileo NXL Retail
Portfolio 3 Borrowers"). Each of these entities is a single-purpose Delaware limited liability company or limited partnership. Galileo America LLC, a
Delaware limited liability company (the "JV"), the members of which are New Plan
Australian Member, LLC (3.74%), a Delaware limited liability company, ERP
Australian Member, LLC (1.26%), a Delaware limited liability company, and
Galileo America, Inc. (95%), a real estate investment trust ("REIT") organized under the laws of Maryland, indirectly owns 100% of the beneficial interests in all of the Galileo NXL Retail Portfolio 3 Borrowers.

Galileo America, Inc., the US REIT, is wholly-owned by Galileo Shopping America
Trust ("GSA"), a publicly traded REIT on the Australian Stock Exchange that was formed in 2003 and that has an equity market capitalization of approximately
$783.2 million.(2)

New Plan Australian Member, LLC and ERP Australian Member, LLC are each directly or indirectly owned by New Plan Excel Realty Trust, Inc. ("NXL"), a NYSE-listed real estate investment trust. NXL is a New York-based REIT that was formed in
1972 and has been publicly traded since 1993. As of February 16, 2006, NXL's equity market capitalization was valued at over $2.5 billion and its net real estate assets were valued by it at over $3.5 billion, the 52-week range for
NXL's stock is $20.18 to $28.65.

PROPERTY MANAGEMENT. NXL has retained an ownership interest in the properties through its 5% stake in Galileo America LLC, the purchaser of the properties and the deal sponsor. NXL, which managed the properties prior to their acquisition by the Galileo NXL Retail Portfolio Pool 3 Borrowers, will continue to manage the properties through ERT Australian Management, LP.

LOCKBOX. At closing, the Galileo NXL Retail Portfolio 3 Borrowers established a rent account in the lender's name. The Galileo NXL Retail Portfolio 3 Borrowers shall have access to and rights of withdrawal with respect to the rent account until the occurrence of an event of default or if the debt service coverage ratio (DSCR) for the preceding 12 months is less than 1.30x (a "Cash Management
Trigger Event"). Upon the occurrence of a Cash Management Trigger Event, the rent account shall be under the sole dominion and control of the lender until the event of default causing the Cash Management Trigger Event has been cured or waived or the DSCR for the preceding 12 months is at least 1.40x for three months.

----------
(1)  Information obtained from the Galileo NXL Retail Portfolio 3 Borrower's rent roll.

(2)  Based on the $US exchange rate as of February 16, 2006.

(3)  This entity was formerly known as Galileo Kmart Plaza, LLC.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Galileo NXL Retail Portfolio 3 Loan:

                               ESCROWS / RESERVES

TYPE:                                  INITIAL      MONTHLY
-----------------------------------------------------------
Taxes............................    $1,760,203    $249,933
Insurance........................    $  305,241    $ 43,606
Capital Expenditures.............    $        0    $ 29,804
Immediate Repairs Escrow.........    $  169,906(1) $      0
Rollover Reserves................    $   95,675    $      0
Ground Rent Escrow...............    $      667    $    333

Ground Rent Reserve. The ground rent reserve was established for the leasehold property, which is Fashion Corner.

ADDITIONAL DEBT. The Galileo NXL Retail Portfolio 3 Borrowers will not be permitted to further encumber the Galileo NXL Retail Portfolio 3 Properties while the Galileo NXL Retail Portfolio 3 is outstanding, except as approved by
Lender.

SUBSTITUTION. Permitted provided that, among other conditions, the following conditions are satisfied after giving effect to the substitution: (i) the loan-to-value (LTV) ratio is less than the lesser of the LTV ratio for the substituted property based on an appraisal not more than 45 days prior to such substitution and the allocated loan amount for such property and 73.3%, (ii) the
DSCR is at least equal to the greater of the DSCR in the Preceding Period (as defined herein) and 1.77x, and (iii) the net operating income (NOI) is at least equal to the NOI in the Preceding Period. "Preceding Period" is the trailing 12 month period immediately prior to a substitution, release or alteration, as the case may be. The allocated loan amount of the substitute property or properties shall not exceed, individually or in the aggregate, 33% of the principal balance on the closing date.

PARTIAL DEFEASANCE OF INDIVIDUAL PROPERTIES. Permitted after the second anniversary of securitization, provided that, among other conditions, the following conditions are satisfied after giving effect to the release: (i) the
DSCR is equal to or greater than the DSCR in the Preceding Period and 1.77x, and
(ii) the Galileo NXL Retail Portfolio 3 Borrowers deposit with the lender United
States government securities sufficient to make scheduled payments on the loan in the amount of 125% of the allocated loan amount in respect of the released property.

PARCEL RELEASE/PARTIAL DEFEASANCE OF PARCELS. Permitted for unimproved, non-income producing parcels of land (or parking areas with de minimis income)
for addition or expansion of improvements for retail purposes, provided that, among other conditions, (i) the borrower delivers an officer's certificate stating that the value and the NOI at the remaining property would increase after taking into account the proposed use of the release parcel, (ii) the DSCR for the Preceding Period is not less than 1.77x, (iii) prior to the second anniversary of securitization, the greater of the appraised value of the parcel and the purchase price of the parcel plus the greater of 1% thereof or yield maintenance thereon is held by the lender as additional collateral, or after the second anniversary of securitization, defeasance in the amount of 125% of the greater of the appraised value of the parcel and the purchase price of the parcel, (iv) the release parcel is subdivided from the remaining property and
(v) the borrower delivers certain legal opinions and officer's certificates.

PURCHASE OPTION. Two tenants at the Brice Park property each hold an option to purchase the parcels designated under their respective leases. The partial release of the lien in respect of these designated parcels in connection with the exercise of the purchase option is permitted provided that, among other conditions, the following conditions are satisfied; (i) the borrower delivers evidence that the designated parcel is not necessary for the legal use of the remaining property, (ii) if a purchase option is exercised on or prior to the second anniversary of securitization, the amount paid by the tenant in connection with the exercise of the purchase option shall be held by Lender as additional collateral, or if a purchase option is exercised after the second anniversary of securitization, either the amount paid by the tenant in connection with the exercise of the purchase option shall be held by Lender as additional collateral or partial defeasance in an amount based on the rents and other amounts paid by tenant in the Preceding Period and otherwise in accordance with the loan documents and (iii) the borrower delivers certain legal opinions and officer's certificates.

PROPERTY ALTERATIONS. Permitted, subject to certain restrictions, including providing a completion guaranty for alterations, in the aggregate, in excess of
$5,000,000, the posting of collateral in the event that NOI during the Preceding
Period exceeds by 5% or more the NOI during alteration, or any alteration that would exceed 5% of the principal balance of the loan and the delivery of certain legal opinions and officer's certificate of the borrower. However, alterations which would reduce debt yield during such alteration below 90% of the pre-alteration debt yield or which have an aggregate budgeted cost greater than
15% of the principal balance, are not permitted.

ENVIRONMENTAL INSURANCE(2). Eight of the seventeen properties securing the Loan currently have or historically had dry cleaners or gas stations on the premises.
The borrowers have obtained an environmental insurance policy through AIG that provides $2 million of coverage per incident up to a $7.5 million aggregate cap.

GROUND LEASE. The Fashion Corner property is owned by the Galileo NXL Retail
Portfolio 3 Borrowers in leasehold pursuant to a ground lease. The ground lease expires on March 14, 2035. The rent is currently $4,000 per year until March 14,
2010 and will be increased to $6,000 per year for the remainder of the term beginning on March 15, 2010.

----------
(1)  This amount was reduced by $25,954 on March 7, 2006.

(2)  The environmental insurance policy provides blanket coverage for a
     69-property portfolio. The policy has a 5-year term and the Galileo NXL
     Retail Portfolio 3 Borrowers have provided a covenant to renew the policy, subject to the availability of a new policy on commercially reasonable terms.

                                       26

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KENWOOD TOWNE CENTRE

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Cincinnati, OH
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       867,504
Percentage Physical Occupancy as of February 23, 2006                      99.8%
Year Built                                                                  1958
Year Renovated                                                              2005
Appraisal Value                                                     $400,000,000
# of Tenant Leases                                                           142
Average Rent Per Square Foot                                              $23.50
Underwritten Economic Occupancy                                            97.0%
Underwritten Revenues                                                $32,453,251
Underwritten Total Expenses                                          $10,237,559
Underwritten Net Operating Income (NOI)                              $22,215,692
Underwritten Net Cash Flow (NCF)                                     $21,216,422
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                               November 10, 2005
Cut-off Date Principal Balance                                      $146,493,391
Cut-off Date Loan Balance Per SF/Unit                                       $169
Percentage of Initial Mortgage Pool Balance                                 6.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                           5.25519%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  36.6%(1)
LTV Ratio at Maturity or ARD                                            34.0%(2)
Underwritten DSCR on NOI                                                2.28x(3)
Underwritten DSCR on NCF                                                2.18x(4)
Shadow Rating (DBRS / Fitch / S&P)                                   AAA/AAA/AAA
--------------------------------------------------------------------------------

----------
(1)  If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting Cut-Off Date LTV ratio would have been 51.8%.

(2)  If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting LTV ratio at maturity would have been 48.2%.

(3)  If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.59x.

(4)  If the $61,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.52x.

                                       27

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                                      [MAP]

                                       28

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THE LOAN. The mortgage loan (the "Kenwood Towne Centre Loan") is evidenced by one of two promissory notes, secured by a first mortgage encumbering a two-level, regional mall located in Cincinnati, Ohio ("Kenwood Towne Centre ").
The Kenwood Towne Centre Loan has a principal balance of $146,493,390.82 as of the cut-off date and represents approximately 6.8% of the initial mortgage pool balance and approximately 7.7% of the initial loan group 1 balance.

The Kenwood Towne Centre Loan was originated on November 10, 2005 and has a remaining term of 57 months to its maturity date of December 1, 2010. The
Kenwood Towne Centre Loan may be prepaid on or after June 1, 2010 and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

A second promissory note has a principal balance of $61,000,000 ("The Kenwood
Towne Centre B-Note") and is also secured by the first mortgage encumbering The
Kenwood Towne Centre. It is subordinate in right of payment and certain other respects to The Kenwood Towne Centre Loan and is also held outside the trust. In addition, a mezzanine loan in the amount of $40,000,000 ("The Kenwood Towne
Centre Mezzanine Loan") was originated simultaneously with The Kenwood Towne
Centre Loan and is secured by a 100% ownership interest in the Borrower.

THE PROPERTY. Located in Cincinnati, Ohio, The Kenwood Towne Centre is a
two-story super-regional mall that contains approximately 1,131,605 sq. ft. of retail space. The mall is currently anchored by Macy's (213,401 sq. ft.),
Dillard's (240,656 sq. ft.), Parisian (147,535 sq. ft.), Kroger (50,700 sq. ft.)
and Kenwood Cinemas (19,201 sq. ft.). The improvements of Kroger and Macy's are not included in the collateral for the Kenwood Towne Centre Loan, they are ground lease tenants.

Kenwood Towne Centre was originally developed as a single story, free standing strip center in 1958, containing a gross area of approximately 93,000 sq. ft. In
1988, the mall was expanded and redeveloped to create Kenwood Towne Centre, as it is known today. Kenwood Towne Centre has two parking structures, along with surface parking, providing a total parking capacity for approximately 5,600 vehicles.

The following table presents certain information relating to the major tenants of the retail component of The Kenwood Towne Centre Property:

                              TENANT INFORMATION(1)

                                                                CREDIT RATINGS    SQUARE    % OF   BASE RENT    LEASE
       TENANT NAME                    PARENT COMPANY           (MOODY'S/S&P)(2)    FEET    GLA(3)     PSF     EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Dillard's.................             Dillards Inc.               B2/BB         240,656   21.3%     $ 2.51    1/31/2009
Macy's(4).................   Federated Department Stores Inc.     Baa1/BBB       213,401   18.9        0.94    9/10/2013
Parisian .................               Saks Inc.                 B2/B+         147,535   13.0        2.03   11/30/2008
Kroger(4).................            The Kroger Co.             Baa2/BBB-        50,700    4.5        2.86    9/30/2011
Limited...................            Limited Brands              Baa2/BBB        20,734    1.8       36.00   10/31/2010
Kenwood Cinemas...........          National Amusements              NR           19,201    1.7       17.59    5/31/2009
Gap.......................              The Gap Co.              Baa3/BBB-        18,760    1.7       43.16    1/31/2007
Pottery Barn..............         Williams-Sonoma, Inc.             NR           15,913    1.4       29.59    1/31/2020
Maggiano's Little Italy...      Brinker International Inc.           NR           12,611    1.1       20.97    9/15/2014
The Cheesecake Factory....        The Cheesecake Factory             NR           12,243    1.1       30.00    1/31/2025
Williams Sonoma Home......         Williams-Sonoma, Inc.             NR           12,106    1.1       26.00    1/31/2018
West Elm..................         Williams-Sonoma, Inc.             NR           11,833    1.0       24.00    1/31/2019
Restoration Hardware......       Restoration Hardware Inc.           NR           10,766    1.0       24.00    1/31/2018
Abercrombie & Fitch.......        Abercrombie & Fitch Co.            NR           10,688    0.9       34.00    8/31/2007
------------------------------------------------------------------------------------------------------------------------
TOTAL.....................                                                       797,147   70.4%     $ 6.86
------------------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the Kenwood Towne Centre Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Based on 1,131,605 square feet of in-line retail space, anchors, outparcels, and food court space.

(4)  Macy's and Kroger are not part of the collateral for the Kenwood Towne
     Centre Loan.

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The following table presents certain information relating to the lease rollover schedule of Kenwood Towne Centre Property:

                            LEASE ROLLOVER SCHEDULE(1)

                   NUMBER OF     SQUARE      % OF                   % OF      CUMULATIVE  CUMULATIVE %  CUMULATIVE   CUMULATIVE %
                    LEASES        FEET        GLA     BASE RENT   BASE RENT  SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
      YEAR         EXPIRING   EXPIRING(2)  EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

Vacant...........     NAP         1,634       0.2%           NAP     NAP         1,634         0.2%             NAP       NAP
Month-to-Month...       3         6,340       0.7    $   312,720     1.5%        7,974         0.9      $   312,720       1.5%
2006.............       7        13,329       1.5        672,612     3.3        21,303         2.5          985,332       4.8
2007.............      15        58,906       6.8      2,496,348    12.3        80,209         9.2        3,481,680      17.1
2008.............      14       170,890      19.7      1,581,156     7.8       251,099        28.9        5,062,836      24.9
2009.............      15       287,239      33.1      2,287,116    11.2       538,338        62.1        7,349,952      36.1
2010.............      11        42,660       4.9      1,734,936     8.5       580,998        67.0        9,084,888      44.7
2011.............      12        29,907       3.4      1,445,676     7.1       610,905        70.4       10,530,564      51.8
2012.............      12        52,089       6.0      2,284,404    11.2       662,994        76.4       12,814,968      63.0
2013.............       9        11,092       1.3        579,732     2.8       674,086        77.7       13,394,700      65.8
2014.............      17        52,910       6.1      2,206,332    10.8       726,996        83.8       15,601,032      76.7
Thereafter.......      27       140,508      16.2      4,743,084    23.3       867,504       100.0       20,344,116     100.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL............     142       867,504     100.0%   $20,344,116   100.0%      867,504       100.0%     $20,344,116     100.0%
---------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(3) Kenwood Towne Centre is located in Hamilton County, approximately
10 miles northeast of downtown Cincinnati. Hamilton County is the most densely developed county within the region and contains approximately 50.0 percent of all residents of Cincinnati. The 2004 Hamilton County population was approximately 823,582.

Cincinnati is headquarters to ten Fortune 500 companies and over 370 Fortune 500 companies have regional operations located in the area. Top employers represent industries including higher education, retail, consumer goods, healthcare and financial services. Greater Cincinnati is home to such firms as Procter &
Gamble, Fifth Third Bancorp, Kroger and Federated Department Stores.

The 2004 estimated population within a 5, 7 and 10-mile radius are 170,226,
318,008 and 685,317, respectively. The 2004 estimated average household incomes within a 5, 7 and 10-mile radius are $72,367, $75,203 and $67,967, respectively.
Households within Kenwood Towne Centre's primary trade area enjoy an aggregate effective buying income of $25.5 billion. The average retail expenditure potential per household in Kenwood Towne Centre's primary trade area for all retail stores is approximately $28,261, compared to the United States average of
$28,110.

THE BORROWER. Kenwood Mall L.L.C, a Delaware limited liability company (the
"Kenwood Towne Centre Borrower"), holds both a fee and a leasehold interest in
Kenwood Towne Centre. The Borrower is sponsored by General Growth Properties,
Inc. ("GGP") and the Teachers' Retirement System of the State of Illinois
("TRS"). Ownership interests in the borrowers are split on a 50/50 basis between the two sponsors.

GGP is a public, Chicago-based real estate investment trust (a "REIT") primarily engaged in the ownership, operation, management, leasing, acquisition and development of regional malls and community shopping centers in the United
States. GGP is currently the second largest regional mall REIT in the United
States. As of August 1, 2005, GGP had ownership interests in, or management responsibility for more than 200 regional shopping malls totaling approximately
200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings. For the year ended
December 31, 2005, GGP had total revenues of $3.1 billion and net income of
$75.6 million. As of December 31, 2005, GGP reported cash liquidity of approximately $42.6 million, total assets of $25.6 billion, and shareholders'
equity of $1.9 billion.

TRS is a public pension plan that provides its members with retirement, disability, and survivor benefits. Using the combined resources of external investment managers, internal staff and consultants, TRS invests the trust assets in accordance with the general fiduciary rules of both state and federal laws. The reported market value of the TRS total fund on June 30, 2005 was approximately $34.0 billion.

PROPERTY MANAGEMENT. General Growth Management, Inc. ("GGM"), an affiliate of the Kenwood Towne Centre Borrower, manages the Kenwood Towne Centre. GGM is a subsidiary of GGP that provides day-to-day property management functions including leasing, management and development services to most of the properties in GGP's portfolio.

----------
(1)  Information obtained from the Kenwood Towne Centre Borrower's rent roll.

(2)  Excludes ground lease tenants, Kroger and Macy's, which together comprise of a total of 264,101 square feet.

(3)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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LOCKBOX. The Kenwood Towne Centre Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no "trigger event" has occurred and continues to occur, any and all funds in the lockbox account are required to be transferred to an account designated by the Kenwood Towne Centre
Borrower on each business day. Upon the occurrence of a "trigger event," all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account and will be applied daily in the following order to: (i) fund the taxes, insurance and ground rent reserves (provided that reserves for insurance will not be required as long as GGP maintains a blanket policy), (ii) pay the monthly debt service, (iii) fund the replacement reserve,
(iv) fund the rollover reserve, (v) pay any other amounts due to Lender, (vi)
pay Borrowers for operating expenses, (vii) pay Mezzanine Lender for amounts due under the Mezzanine Loan, and (viii) provided no event of default has occurred and be continuing, pay any excess amounts to the Kenwood Towne Centre Borrower.
A "trigger event" shall occur upon (i) an event of default or (ii) the DSCR dropping below 1.15x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Kenwood Towne Centre Loan:

Taxes Reserve. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserve. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of the insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as GGP maintains a blanket policy.

TI/LC Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $54,310 will be required, subject to a maximum of $651,720 at any given time.

Capital Expenditure Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $14,800 will be required, subject to a maximum of $177,600 at any given time.

Ground Rent Reserve: Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of 105% of the previous year's actual ground rent will be required.

ADDITIONAL DEBT. A B-Note subordinate in right of payment and certain other respects in the amount of $61,000,000 (the "Kenwood Towne Centre B-Note") is also secured by the first mortgage encumbering the Kenwood Towne Centre. The
Kenwood Towne Centre Borrower is also the borrower under the Kenwood Towne
Centre B-Note. The holders of the B-Note will have certain control, cure and repurchase rights as will be described in the offering prospectus. Additionally, a mezzanine loan in the amount of $40,000,000 ("The Kenwood Towne Centre
Mezzanine Loan") was originated simultaneously with the Kenwood Towne Centre
Loan. The Kenwood Towne Centre Mezzanine Loan is secured by a 100% ownership interest in the Kenwood Towne Centre Borrower. The Kenwood Towne Centre
Mezzanine Loan was originated by Lender, but Teachers Insurance and Annuity
Association of America ("Mezzanine Lender") has succeeded Lender as owner and holder of the Kenwood Towne Centre Mezzanine Loan. The Mezzanine Lender and
Lender have entered into an Intercreditor Agreement whereby the Mezzanine Lender has subordinated and made junior the Kenwood Towne Centre Mezzanine Loan to the
Kenwood Towne Centre Loan in terms of right of payment and certain other respects. The maturity date and the amortization schedule for The Kenwood Towne
Centre B-Note and The Kenwood Towne Centre Mezzanine Loan are the same as those of the Kenwood Towne Centre Loan. In addition, the Kenwood Towne Centre Borrower is permitted to incur certain trade and operational debt in accordance with the loan documents.

PERMITTED MEZZANINE DEBT. If The Kenwood Towne Centre Mezzanine Loan has been fully satisfied and no event of default is then continuing under The Kenwood
Towne Centre Loan, Lender shall permit new mezzanine debt, provided that certain conditions are satisfied, which include, but are not limited to: (i) Lender's receipt of a rating agency confirmation letter; (ii) the mezzanine lender enters into a reasonably acceptable intercreditor agreement with Lender; (iii) the aggregate debt service coverage ratio shall be no less than 1.20x; and (iv) the loan-to-value ratio based upon the aggregate principal balance of The Kenwood
Towne Centre Loan and the new mezzanine loan is not greater than 70%.

GROUND LEASES. A 35.4 acre portion of the Kenwood Town Centre is owned by the
Kenwood Town Centre Borrower in leasehold pursuant to a ground lease. The ground lease expires on December 31, 2020 with two successive ten (10)-year renewal periods and one final fifteen (15)-year extension option. Annual rent is equal to $160,000 plus the greater of (i) $700,000 and (ii) six percent (6%) of the net tenant rentals (within the meaning of the ground lease).

SUBSTITUTION PROVISION. The Kenwood Towne Centre Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of the
Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the Exchange
Parcel shall either be vacant, non-income producing and unimproved land; (iii)
Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Kenwood
Towne Centre Borrower will provide Lender with a reasonable acceptable environmental report and engineering report (if applicable) with respect to the
Acquired Parcel; and (v) the Kenwood Towne Centre Borrower shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

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RELEASE PROVISIONS. The Kenwood Towne Centre Borrower has the right to release one or more unimproved, non-income producing outlots from the lien of the mortgage subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to Lender's receipt of a rating agency confirmation.

                                       32

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60 STATE STREET

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Boston, MA
Property Type                                                             Office
Size (Square Feet)                                                       823,014
Percentage Physical Occupancy as of February 1, 2006                       98.0%
Year Built                                                                  1976
Year Renovated                                                               NAP
Appraisal Value                                                     $330,000,000
Number of Tenant Leases                                                       76
Average Rent Per Square Foot                                              $33.32
Underwritten Economic Occupancy                                            92.5%
Underwritten Revenues                                                $40,713,329
Underwritten Total Expenses                                          $18,534,198
Underwritten Net Operating Income (NOI)                              $22,179,131
Underwritten Net Cash Flow (NCF)                                     $20,952,175
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                    MLML/EHY
Loan Group                                                                     1
Origination Date                                               February 17, 2006
Cut-off Date Principal Balance                                   $130,000,000(1)
Cut-off Date Loan Balance Per SF/Unit                                       $158
Percentage of Initial Mortgage Pool Balance                                 6.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            5.5040%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                            0
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  39.4%(2)
LTV Ratio at Maturity or ARD                                            39.4%(3)
Underwritten DSCR on NOI                                                3.06x(4)
Underwritten DSCR on NCF                                                2.89x(5)
Shadow Rating (DBRS/Fitch/S&P)                                       AAA/AAA/AAA
--------------------------------------------------------------------------------

----------
(1)  Consists of two promissory notes of $65,000,000 each that, prior to initial issuance of the certificates, are held by Merill Lynch Mortgage Lending,
     Inc. and Eurohypo AG, New York Branch.

(2)  If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting Cut-off Date LTV Ratio would have been 54.6%.

(3)  If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting LTV Ratio at Maturity would have been 54.6%.

(4)  If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 2.16x.

(5)  If the subordinate $50,000,000 non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 2.04x.

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THE LOAN. The mortgage loan (the "60 State Street Loan") is evidenced by two promissory notes secured by a first mortgage encumbering an office building (the
"60 State Street Property") located in Boston, Massachusetts. The 60 State
Street Loan represents approximately 6.1% of the initial mortgage pool balance and 6.8% of the initial group 1 balance.

The 60 State Street Loan was originated on February 17, 2006 and has an aggregate principal balance as of the cut-off date of $130,000,000. The 60 State
Street Loan has a remaining term of 60 months to its maturity date of March 1,
2011. The 60 State Street Loan may be prepaid on or after December 1, 2010, and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

The two of the promissory notes evidencing the 60 State Street Loan are pari passu in right of payment and in other respects and have the same interest rate, maturity date and amortization term. Both of these notes will be held in the trust.

A third note has a principal balance of $50,000,000 (the "60 State Street
B-Note") and is also secured by the first mortgage encumbering the 60 State
Street Property. It is subordinate in right of payment and certain other respects to the 60 State Street Loan and is held outside the trust.

THE PROPERTY. The 60 State Street Loan is secured by the fee and leasehold interests in a 38-story multi-tenant class A office building with 823,014 square feet of net rentable area, including 22,339 square feet of retail space, in
Boston's Financial District. Built in 1976, the 60 State Street Property has a
three-level underground parking garage with 297 spaces. The 60 State Street
Property contains 16 self-service elevators, two elevators serving the garage, and two freight elevators. There is a full-service bank, upscale restaurant, private club, dry cleaner and delicatessen on the premises. The lobby features walls and flooring of imported Italian granite complemented by mahogany trim, a manned security desk and four storefronts.

The following table presents certain information regarding the major tenants at the 60 State Street Property:

                               TENANT INFORMATION(1)

                                                                   CREDIT RATING      SQUARE   % OF    BASE RENT PER      LEASE
                 TENANT               PARENT COMPANY            (MOODY'S / S&P)(2)     FEET     GLA     SQUARE FOOT    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Wilmer Cutler Pickering Hale and
   Dorr............................             NAP                    NAP           364,209   44.3%       $27.39      6/30/2013(3)
The Pioneer Group..................   UniCredito Italiano SpA          A1/A+         179,237   21.8         39.75      3/31/2012(4)
Hemenway & Barnes..................             NAP                    NAP            33,667    4.1         28.57      1/31/2016
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL..............................                                                  577,113   70.1%       $31.30
-----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the 60 State Street Property:

                            LEASE ROLLOVER SCHEDULE(1)

                   NUMBER OF                                        % OF      CUMULATIVE  CUMULATIVE %  CUMULATIVE   CUMULATIVE %
                     LEASES   SQUARE FEET  % OF GLA   BASE RENT   BASE RENT  SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
      YEAR          EXPIRING    EXPIRING   EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

Vacant...........     NAP        16,772       2.0%           NAP      NAP       16,772         2.0%             NAP       NAP
Month-to-Month...       1           667       0.1    $         0      0.0%      17,439         2.1      $         0       0.0%
2006.............       6         6,889       0.8        243,994      0.9       24,328         3.0          243,994       0.9
2007.............       6        53,025       6.4      2,060,058      7.7       77,353         9.4        2,304,052       8.6
2008.............       3         6,678       0.8        301,144      1.1       84,031        10.2        2,605,196       9.7
2009.............      11        59,159       7.2      2,912,536     10.8      143,190        17.4        5,517,732      20.5
2010.............       8        38,999       4.7        767,700      2.9      182,189        22.1        6,285,433      23.4
2011.............       3        15,317       1.9        635,656      2.4      197,506        24.0        6,921,088      25.8
2012.............      10       166,890      20.3      6,623,837     24.7      364,396        44.3       13,544,925      50.4
2013.............      19       363,143      44.1      9,935,618     37.0      727,539        88.4       23,480,543      87.4
2014.............       3        22,407       2.7        742,636      2.8      749,946        91.1       24,223,179      90.2
2015.............       1        22,407       2.7        750,635      2.8      772,353        93.8       24,973,814      93.0
Thereafter.......       5        50,661       6.2      1,890,417      7.0      823,014       100.0       26,864,230     100.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL............      76       823,014     100.0%   $26,864,230    100.0%     823,014       100.0%     $26,864,230     100.0%
---------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the 60 State Street Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  1,066 square feet of this space expires on February 28, 2009.

(4)  22,388 square feet of this space expires on March 31, 2007.

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THE MARKET(1). The 60 State Street Property is located in the Financial District submarket of Boston's Central Business District ("CBD"). The subject's area is well-located relative to transportation access. The CBD is located within the
Boston-Worcester-Manchester Combined Statistical Area ("CSA"), which has a total population of approximately 5.86 million, which includes Boston's population, totaling over 618,000. The median household income in the CSA is $60,700, which is 30.5% higher than the nation's median of $46,500. With over 173 million square feet of inventory, the Boston office market is among the nation's ten largest. The Financial District vacancy rate declined from 11.8% at the end of
2003 to 9.5% at the end of Q3 2005. Boston also experienced the largest direct asking class A CBD rent increase in the U.S. in Q3 2005 with a $1.84 per square foot increase.

THE BORROWER. The borrower for the 60 State Street Loan is MA-60 State
Associates, L.L.C. (the "60 State Street Borrower"). It is a single-purpose
Delaware limited liability company controlled directly or indirectly by EOP
Operating Limited Partnership, which is controlled by Equity Office Properties
Trust ("EOP" or "Sponsor"), a real estate investment trust ("REIT") organized under the laws of Maryland. EOP had its Initial Public Offering in July of 1997
and has an equity market capitalization of over $12.6 billion as of February 22,
2006. The 52-week trading range for EOP's stock as of February 22, 2006 is
$28.00 to $35.79.

PROPERTY MANAGEMENT. The 60 State Street Property will be managed by Equity
Office Management, L.L.C. ("Equity Office Management"). Equity Office Management
manages over 113.1 million square feet of office space in 26 metropolitan markets across the country. 13.0 million square feet, or 7.5% of the Boston region's 173 million square feet of office inventory is managed by Equity Office
Management.

LOCKBOX. All rental payments will go directly into a bank account controlled by
Lender ("Cash Management Account"), provided that prior to a Cash Flow Sweep
Trigger Event, all funds shall be remitted to the 60 State Street Borrower on a daily basis. Upon a Cash Flow Sweep Trigger Event, Lender may trap excess cash flow until $23,673,585 ($65 times the square footage of the demised Wilmer
Cutler Pickering Hale and Dorr ("WH") space) is on reserve. Amounts on deposit in the Cash Management Account will be held by Lender as additional collateral for the Loan. A Cash Flow Sweep Trigger Event shall occur if Sponsor is downgraded below what is then considered to be an investment grade rating by any of Standard & Poors, Moodys, or Fitch Ratings while the Wilmer Hale Guaranty (as hereinafter defined) is in effect.

ESCROWS. Currently, there are no escrows or reserves required for the 60 State
Street Loan. In the event of a Cash Flow Sweep Trigger Event, one twelfth of the annual payment for property taxes, insurance and ground rent as well as the monthly budgeted amount for TI/LC's (in respect of any space at the 60 State
Street Property other than the space leased to WH) and capital expenditures will be required to be funded monthly.

GUARANTY STRUCTURE. WH, which leases 364,209 square feet at 60 State Street (44%
of the Property), has a lease with an expiration date of June 30, 2013. WH also has a termination option for all or a portion of its demised premises. Such option must be exercised by June 30, 2006 and would permit WH to terminate its lease as of June 30, 2008. As a result, the Lender required the following guarantees in the 60 State Street Loan structure:

Partial Debt Service Guaranty ("Wilmer Hale Guaranty"). EOP will guarantee the percentage of the monthly debt service which is attributable to the WH lease now in place (the "WH Percentage"). The "Initial WH Guaranteed Obligations" shall be an amount equal to the product of (x) the WH Percentage and (y) the monthly debt service payments for the period commencing on the date the WH lease either terminates or is amended/modified in a manner which reduces cash flow, through the maturity date of the Loan. The Initial WH Guaranteed Obligations will be reduced during the term of the Loan using the following formula (the "Ongoing WH
Guaranteed Obligations"), calculated on a quarterly basis:

              Ongoing WH   Initial WH    (WH Rent - Replacement Tenant Rent)
              Guaranteed = Guaranteed  X ------------------------------------
             Obligations   Obligations              WH Rent

"WH Rent" shall mean the rent paid by the tenant under the WH lease as of the closing of the Loan. "Replacement Tenant Rent" shall mean the rent paid by replacement tenants pursuant to new leases reasonably acceptable to Lender executed for all or a portion of the WH space in accordance with the terms of the Loan. Such guaranty will expire upon the earlier of (i) the maturity and repayment of the Loan, or (ii) when the Ongoing WH Guaranteed Obligations are reduced to 10% or less of the Initial WH Guaranteed Obligations, provided that the guaranty will be reinstated should the Ongoing WH Guaranteed Obligations thereafter exceed 10% of the Initial WH Guaranteed Obligations.

WH TI/LC Guaranty. In the event of the occurrence of an event of default by the
60 State Street Borrower, EOP will guarantee $23,673, 585 ($65 per square foot of WH space) less (i) the amounts on deposit in the Cash Flow Sweep Account and
(ii) an amount equal to the product of (x) $65 per square foot and (y) the aggregate square footage of all of any portion of the WH space leased to one or more replacement tenants pursuant to leases entered into in accordance with the terms and provisions of the loan agreement, provided all related TI/LC's have been paid on behalf of the 60 State Street Borrower ("WH TI/LC Guaranteed
Obligations"). Prior to foreclosure, the WH TI/LC Guaranteed Obligations will expire when (i) the applicable event of default has been fully cured by the 60
State Street Borrower, provided that the WH TI/LC Guaranteed Obligations will be reinstated if a subsequent event of default occurs, (ii) WH has exercised its renewal option under the lease and all related TI/LC's have been paid, or (iii)
the term of the WH lease has been extended for at least 7 years after the maturity date of the 60 State Street Loan (with no termination rights other than any market termination rights relating to casualty and condemnation) and all related TI/LC's have been paid. Post foreclosure, the WH TI/LC Guaranteed
Obligations will expire (i) when an acceptable replacement tenant has taken occupancy and has begun paying fully unabated rent and all related TI/LC's have been paid, (ii) WH has exercised its renewal option under the lease and all related TI/LC's have been paid, (iii) the term of the WH lease has been extended at least 7 years after the maturity of the 60 State Street Loan (with no termination rights other than any market termination rights relating to casualty and condemnation) and all related TI/LC's have been paid, or (iv) Lender has fully conveyed the 60 State Street Property to a third party purchaser and
Sponsor has paid in full to Lender the WH TI/LC Guaranteed Obligations.

ADDITIONAL DEBT. A B-Note subordinate to the 60 State Street Loan in right of payment and certain other respects in the original principal amount of
$50,000,000 is also secured by the first mortgage encumbering the 60 State
Street Property. The 60 State Street Borrower is also the borrower under the 60
State Street B-Note. The 60 State Street Borrower will not be permitted to further encumber the 60 State Street Property while the 60 State Street Loan is outstanding, except as expressly permitted under the loan documents or as approved by Lender. The holder of the B-Note will have certain control, cure and repurchase rights as will be described in the offering prospectus.

GROUND LEASE. The 60 State Street Property is owned primarily in leasehold by the 60 State Street Borrower pursuant to a ground lease. The ground lease expires on December 31, 2066. Annual rent for the remainder of the term is
$398,895.75.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

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LAKEWOOD APARTMENTS

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                          San Francisco, CA
Property Type                                                        Multifamily
Size (Units)                                                                 721
Percentage Physical Occupancy as of January 4, 2006                        96.1%
Year Built                                                                  1973
Year Renovated                                                               NAP
Appraisal Value                                                      $92,000,000
Underwritten Economic Occupancy                                            95.2%
Underwritten Revenues                                                 $9,634,878
Underwritten Total Expenses                                           $4,097,897
Underwritten Net Operating Income (NOI)                               $5,536,980
Underwritten Net Cash Flow (NCF)                                      $5,356,730

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     2
Origination Date                                               December 29, 2005
Cut-off Date Principal Balance                                       $62,300,000
Cut-off Date Loan Balance Per SF/Unit                                    $86,408
Percentage of Initial Mortgage Pool Balance                                 2.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4200%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     67.7%
LTV Ratio at Maturity or ARD                                               60.5%
Underwritten DSCR on NOI                                                1.32x(1)
Underwritten DSCR on NCF                                                1.27x(2)
--------------------------------------------------------------------------------

----------
(1)  The debt service coverage ratio on NOI during the interest only period is
     1.62x.

(2)  The debt service coverage ratio on NCF during the interest only period is
     1.56x.

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THE LOAN. The mortgage loan (the "Lakewood Apartments Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily property (the "Lakewood Apartments Property") located in San Francisco,
California. The Lakewood Apartments Loan represents approximately 2.9% of the initial mortgage pool balance and approximately 26.0% of the initial loan group
2 balance.

The Lakewood Apartments Loan was originated on December 29, 2005, and has a principal balance as of the cut-off date of $62,300,000. The Lakewood Apartments
Loan has a remaining term of 118 months and a scheduled maturity date of
January, 8, 2016. The Lakewood Apartments Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust.
Voluntary prepayment of the Lakewood Apartments Loan is permitted on or after
July 8, 2015 without penalty.

THE PROPERTY. The Lakewood Apartments Property consists of a 721 unit multifamily property located at 515 John Muir Drive, San Francisco, California.
The Lakewood Apartments Property is located near the southwest corner of Skyline
Drive and John Muir Drive. The site consists of a single triangle-shaped parcel that contains approximately 11.31 acres. The surrounding land uses are Lake
Merced to the north, The Olympic Country Club to the south and east and the
Golden Gate National Recreation Area to the west.

The Lakewood Apartments Property consists of six buildings that are either 7 or
8 stories in height. The units consist of 258 studios, 375 one bedroom/one bathroom units, and 88 two bedroom units with one or two bathrooms. The total rentable area is approximately 478,805 square feet. The Lakewood Apartments
Property is operated as a rent-stabilized complex with annual increases for existing leases governed by the local rent guideline board; however new leases are subject only to market conditions.

The buildings are constructed of reinforced concrete over a concrete slab. All of the framing, floors and exterior walls are reinforced concrete. The roofs are flat with tar and gravel surface and were all replaced within the past four years. The Lakewood Apartments Property has two interior stairwells for each building and 14 elevators.

There are a total of 745 on-site parking units in one and two story parking structures located beneath the six apartment buildings. All of the garages are served by elevators and stairwells. Each apartment has an assigned parking space. There are 24 extra spaces that are rented to tenants.

The Lakewood Apartments Property contains an approximately 1,500 square foot leasing office. Additionally, there is a two-story clubhouse that contains approximately 8,000 square feet. The clubhouse contains a men's and women's locker room along with a dry sauna, shower, fitness center, aerobics room, racquetball court, kitchen, billiards room, and ping pong room. Additional amenities include two lighted tennis courts adjacent to the clubhouse, an adjacent BBQ area, and an in-ground pool. The Lakewood Apartments Property offers free yoga and aerobics classes. The Lakewood Apartments Property has three large laundry rooms, each of which provides 18 coin operated machines.

The following table presents certain information relating to the unit configuration at the Lakewood Apartments Property:

                            MULTIFAMILY INFORMATION(1)

                                             WEIGHTED                                WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                 NO. OF   AVERAGE UNIT       NET          % OF            MONTHLY        MONTHLY MARKET
           UNIT MIX               UNITS    SQUARE FEET   RENTABLE SF   TOTAL UNITS      ASKING RENT         RENT/UNIT
------------------------------------------------------------------------------------------------------------------------

Studio........................     258          509           509          35.8%          $1,000              $1,100
1 BR/1 BA.....................     375          688           688          52.0            1,170               1,314
2 BR/1 BA.....................      24          858           858           3.3            1,559               1,735
2 BR/2 BA.....................      64        1,058         1,058           8.9            1,637               1,850
------------------------------------------------------------------------------------------------------------------------
TOTAL.........................     721          663           663         100.0%          $1,118              $1,299
------------------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the Lakewood Apartments Rent Roll dated January
     4, 2006.

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THE MARKET(1). The Lakewood Apartments Property is located on the southern edge of San Francisco in an area known as Park Merced, approximately eight miles south of downtown San Francisco and nine miles north of San Francisco
International Airport. San Francisco is located in the San Jose-San
Francisco-Oakland Combined Statistical Area, which has a population of over 7 million people. As of the 2000 census, San Francisco had a population of approximately 776,733 people, making it the second densest city in the United
States. The median household income is approximately $55,221 and the mean is approximately $86,000.

Due to its location on the southern edge of the city of San Francisco, adjacent to Lake Merced, and the surrounding hilly topography, the Lakewood Apartments
Property relates closely to the city of Daly City, the northernmost and largest city of San Mateo County. Daly City is located centrally to two of the Bay
Area's major job growth zones, San Francisco and San Mateo Counties. Daly City has a current population estimated at 103,269 and a mean household income of
$86,100. It has a diversified economy ranging from professional service providers to retail and wholesale trade and manufacturing. Daly City has an extensive transportation infrastructure: Interstate 280, which bisects Daly
City, is a primary transportation corridor linking San Francisco, San Mateo and
Santa Clara counties. U.S. 101 is the other primary artery that runs through the area. The area is served by the Bay Area Rapid Transit District (BART) system which provides access throughout the East Bay, San Francisco and the San
Francisco International Airport.

Daly City has approximately 6,900 apartment units that are studio, one-bedroom, or two-bedroom units. The appraiser concluded that rents at the Lakewood
Apartments Property are at market. San Francisco's vacancy rate is presently 6%, but properties in the San Mateo North submarket are at a 6.4% vacancy rate. The appraiser concluded that the market will likely tighten to 5% based on trends in the market.

THE BORROWER. The borrower, Delaware Lakewood Apartments, LLC (the "Lakewood
Apartments Borrower"), is a single purpose, Delaware limited liability company.
The Lakewood Apartments Borrower is owned by JAH Lakewood Apartments LLC, a
California limited liability company with a 24.5% membership interest; FJH
Lakewood Apartments LLC, a California limited liability company with a 24.5%
membership interest; Muir Partners, a California limited partnership with a 50%
membership interest; and Lakewood Manager LLC with a 1.0% membership interest.
These entities are in turn owned as follows:

     JAH Lakewood Apartments LLC -- 100% owned by Joyce Hameetman

     FJH Lakewood Apartments LLC -- 100% owned by Fred Hameetman

     Muir Partners

          1% general partnership interest owned by John Muir Corporation, a
          California corporation, with the sole shareholder being the Muir
          Trust, and with Joyce Hameetman acting as the trustor and trustee.

          50% limited partnership interest owned by Joyce Hameetman.

          49% limited partnership interest owned by AI Investor, a California limited partnership, with (i) a 1% general partner interest owned by
          American International, Inc., a California corporation, of which Fred
          Hameetman is the sole shareholder, and (ii) a 99% limited partnership interest owned by Fred Hameetman.

The sponsor of the Lakewood Apartments loan is Fred J. Hameetman who is the chairman and chief executive officer of the American Group. The American Group is a holding company that controls approximately 50 corporations, partnerships, limited liability companies and a REIT known as Cal American Properties Trust.
Mr. Hameetman's management company, Cal American Corporation which was founded in 1971, oversees the management of more than $300 million of real estate.

Muir Partners, an indirect 50% owner of the Lakewood Apartments Borrower, filed for bankruptcy protection in 1998 to protect its interest in the Lakewood
Apartments Property from its co-tenant in common, to enable it to refinance the existing loan and ensure that the then existing lender was paid in full. In
September of 1999, Muir Partners emerged from bankruptcy. The previous co-tenant no longer owns the Lakewood Apartments Property.

PROPERTY MANAGEMENT. The property manager for the Lakewood Apartments Property is Cal-American Corporation ("Cal-American"). Cal-American is affiliated with the Lakewood Apartments Borrower. According to Cal-American, it was established in 1971 and over the past 35 years has managed over $500 million in assets.
Currently, the company manages 42 properties totaling 1.5 million square feet of commercial space and 17 apartment complexes totaling 3,414 residential units including Lakewood Apartments.

----------
(1)  Certain information obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Lakewood Apartments Loan:

                                ESCROWS/RESERVES

TYPE:                             INITIAL   MONTHLY
---------------------------------------------------
Taxes.........................   $259,524   $55,847
Insurance.....................   $198,918   $49,730
Capital Expenditure Reserve...   $101,000   $     0

Capital Expenditure Reserve. The lender required a reserve to cover 125% of the immediate repairs recommended in the Engineering Report dated 12/31/05.

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LIGHTSTONE PORTFOLIO

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           11
Location (City/State)                                                  See Table
Property Type                                                    Anchored Retail
Size (Square Feet)                                                     1,352,832
Percentage Physical Occupancy as of February 17, 2006                      91.3%
Year Built                                                             See Table
Year Renovated                                                         See Table
Appraisal Value                                                      $84,525,000
# of Tenants Leases                                                          132
Average Rent Per Square Foot                                               $5.72
Underwritten Economic Occupancy                                            91.3%
Underwritten Revenues                                                 $9,052,248
Underwritten Total Expenses                                           $3,138,200
Underwritten Net Operating Income (NOI)                               $5,914,048
Underwritten Net Cash Flow (NCF)                                      $5,179,217
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                December 1, 2005
Cut-off Date Principal Balance                                       $59,165,938
Cut-off Date Loan Balance Per SF/Unit                                        $44
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            5.8230%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     70.0%
LTV Ratio at Maturity or ARD                                               59.2%
Underwritten DSCR on NOI                                                   1.41x
Underwritten DSCR on NCF                                                   1.24x
--------------------------------------------------------------------------------

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THE LOAN. The mortgage loan (the "Lightstone Portfolio Loan") is evidenced by a single promissory note secured by first mortgages encumbering eleven retail properties (the "Lightstone Portfolio Properties") located in Pennsylvania (6),
Florida (1), South Carolina (1), Georgia (1), Alabama (1) and Virginia (1). The
Lightstone Portfolio Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 3.1% of the initial loan group 1 balance.

The Lightstone Portfolio Loan was originated on December 1, 2005, and has a principal balance as of the cut-off date of $59,165,938. The Lightstone
Portfolio Loan has a remaining term of 117 months and a scheduled maturity date of December 8, 2015. The Lightstone Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United
States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 120% of the allocated loan amount) beginning two years after the creation of the securitization trust. Voluntary prepayment of the Lightstone Portfolio Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTIES AND MARKETS(1). The Lightstone Portfolio Properties consists of eleven retail properties totaling 1,352,832 rentable square feet, located in six states.

25TH STREET PLAZA. The property is located in Easton, Pennsylvania on a
16.2-acre site that was improved in 1960 with a 131,477-square foot, single-story community shopping center. Additionally, there are five (5)
out-parcels, two of which are occupied by Pizza Hut and a movie theatre. These two parcels will be released for redevelopment as a grocery store (see below).

The property is located within an established location on Nazareth Road, with frontage on Route 22 in Palmer Township, Pennsylvania, adjacent to the City of
Easton, Pennsylvania. Route 22 is a major east/west freeway that connects Easton to Allentown and Bethlehem. As of 2004, the 5-mile area around the property had a population of approximately 120,980, and there were approximately 46,567 households. Average household income was approximately $65,155 and the median household income was approximately $49,777.

BIRNEY MALL. The property is located in Moosic, Pennsylvania on a 28.2-acre site that was improved in 1981 with a 193,899-square foot shopping plaza.

The property is located on Birney Avenue. Primary access to the property is provided by Interstate Route 81, a major arterial road that crosses the area in an east to west direction. Access to the property from I-81 is provided by Davis
Street, and travel time from the major arterial road to the property is about three minutes. In addition, other major arteries include Interstate Route 476
(PA Turnpike) as well as Interstate Routes 380 and 84, all are north/south highways located within five to seven minutes drive time of the property. Moosic is located 8 miles south of the City of Scranton. As of 2005, the population in the market area was estimated to be approximately 13,796 and there were approximately 5,441 households. Median household income was approximately
$34,603.

MONROE PLAZA. The property is located in Stroudsburg, Pennsylvania on an
8.2-acre site that was improved in 1981 with a 130,569-square foot, single-story community shopping center.

The property is located on North 3rd Street with good access to highways.
Primary access to the market area is provided by Interstate Route 80, a major artery that runs in an east to west direction. This is the region's main trucking and transportation route that provides access through the Delaware
Water Gap into New Jersey and New York to the east and extends to the West
Coast. Access to the property from Interstate Route 80 is provided by Route 191, and travel time from the major arterial to the subject is about two to three minutes.

The population in the market area is estimated to be 30,493 in 2005 and there are 11,582 households. Median household income is $51,460.

MOUNTAINVILLE SHOPPING CENTER. The property is located in Allentown,
Pennsylvania on an 11.4-acre site that was improved in 1970 with a
118,847-square foot, single-story community shopping center.

The property is located on South 4th Street with good access to highways. It is approximately 1.5 miles south of the Allentown central business district, 3.5 miles south of Route 22 and 2 miles north of I-78, both of which are major arteries that cross the market in an east/west direction and connect the subject with the market area of the 25th Street Shopping Center described above. Access to the property from I-78 is via S. 4th Street, a secondary north/south road which is also known as Route 145. The site is approximately five miles east of
Interstate 476, the Northeast Extension of the Pennsylvania Turnpike. As of
2004, the population in the 5-mile area around the site, as of 2004, is 223,185, and there were approximately 90,775 households. Average household income was approximately $53,531 and median household income was approximately $40,991.

SHILLINGTON PLAZA. The property is located in Reading, Pennsylvania on a
20.3-acre site that was improved in 1970 as a neighborhood shopping center with
150,742 gross leasable square feet.

----------
(1)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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The property is located just west of downtown Reading in Cumru Township. The market is accessed primarily by US Route 422, which provides access to downtown
Reading through an intersection with Route 222. The area also has secondary access through US Route 724. Route 724 also intersects with I-176, a four-lane highway that provides access to Morgantown to the south and Route 422 to the north. The property is located approximately three miles from the Reading central business district. As of 2004, the population in the 5-mile area surrounding the property had approximately 153,053 people and there were approximately 59,899 households. Average household income was approximately
$57,071 and median household income was approximately $39,810.

CLOUD SPRINGS PLAZA. The property is located in Fort Oglethorpe, Georgia on a
12.2-acre site that was improved in 1975 with a neighborhood shopping center.
The property contains 113,367 gross leasable feet.

The property is located at the intersection of Lafayette Rd. (Route 27) and West
Cloud Springs Rd., a five lane and a two lane road, respectively. The property is located 9.2 miles south of the Chattanooga, Tennessee central business district. Access to the market is primarily by way of Cloud Springs Rd. and the
Battlefield Parkway, both east/west thoroughfares that intersect with I-75.
Lafayette Road provides the north/south access to the area and links Fort
Oglethorpe with Chattanooga. As of 2005, there were an estimated 38,421 households in the five-mile area surrounding the property. Average household income for the area was approximately $43,788 and the median household income was approximately $34,399.

KINGS FAIRGROUND PLAZA. The property is located in Danville, Virginia on a
14.8-acre site that was improved in 1965 with an 118,535-square foot, single-story retail/strip-shopping center.

The property is located on Piney Forest Road within a retail neighborhood that has been developed around the Piedmont Mall. Most retail centers in Danville,
Virginia are located within 3 to 4 blocks of the mall, including the property.
Primary access to the market area is provided by US Highway 29, US Highway 58, and US Highway 293. Danville, Virginia is located in southern Virginia near the
North Carolina border. As of 2005, the population in the market area was estimated to be approximately 46,092 and there are were approximately 19,829 households. Median household income was approximately $29,266.

MARTINTOWN PLAZA. The property is located in North Augusta, South Carolina on a
19.6-acre site that was improved with four buildings constructed between 1975 and 2001. The property is a community shopping center with gross leasable area of approximately 144,172 square feet.

The property is located on Martintown Road. Martintown Road is a four lane commercial thoroughfare that runs north/south through Aiken County, South
Carolina and connects North Augusta with Augusta, Georgia. Martintown Plaza is located approximately five minutes from the Augusta central business district.
Access to the area is primarily provided by I-20, an east/west artery that connects Florence, South Carolina with Atlanta, Georgia. As of 2004, there were an estimated 91,698 people and approximately 39,822 households within a five-mile radius of the property. The average household income was approximately
$47,436 and the median household income was approximately $31,851.

NEW SMYRNA BEACH SHOPPING CENTER. The property is located in New Smyrna Beach,
Florida on a 10-acre site that was improved in 1963 with a neighborhood shopping center. The property contains approximately 101,321 gross leasable square feet.

New Smyrna Beach Shopping Center is located on the S. Dixie Freeway (US1). The
S. Dixie Freeway is a four lane, north/south freeway that experiences heavy traffic. The property is located approximately 1.25 miles from the New Smyrna central business district and approximately 15 miles from the Daytona Beach central business district. Access to the market area is primarily provided by
I-95, a north/south interstate highway that runs along the eastern coast of the
United States. State Route 44 connects I-95 with the S. Dixie Freeway just north of the property.

As of 2004, the estimated population was 49,168 people and 23,800 households within a five-mile radius of the property. The average household income was approximately $50,287 and the median household income is was approximately
$38,108.

NORTHSIDE HOME DEPOT. The property is located in Dothan, Alabama on a 10.4-acre site that was improved in 2003 with a 104,523 square foot single tenant retail store. Home Depot (S&P: AA/Stable; Moody's: Aa3/Stable) signed a twenty year lease on December 29, 2003; there are six 5-year options which extend the lease through 2053.

The property is located in a retail neighborhood on Ross Clark Circle. The
Northside Shopping center is situated on the southwest corner of the intersection of Ross Clark Circle and US Highway 231. The Home Depot is located adjacent to the shopping center, to the south. Ross Clark Circle is the major highway that surrounds the City of Dothan. The property is located approximately
2.5 miles northwest of the Dothan central business district. US Highway 231, a major north/south artery, connects Dothan with Troy and Montgomery, Alabama to the northwest.

As of the 2005, the population of the 5-mile area around the property was estimated to be approximately 636,624 people, and there were 290,264 households.
Average household income was approximately $93,036 and median household income was approximately $64,047.

DUNMORE PLAZA. The property is located in Dunmore, Pennsylvania on a 6.1-acre site that was improved in 1976 with a neighborhood shopping center. The property contains 45,380 square feet of gross leasable area.

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The property is located at the intersection of Monroe Avenue and Jefferson
Avenue, approximately three miles from the Scranton central business district.
Access to the market area is primarily by way of I-81. It is approximately a three-minute drive from the interstate to the property via Blakely St. In addition, major arterial thoroughfares I-476, I-380, and I-84 are all within a seven-minute drive of Dunmore Plaza. As of 2005, average household income for the area was approximately $73,618.

The following tables present certain information regarding the Lightstone
Portfolio Properties:

                               TENANT INFORMATION(1)

         TENANT NAME               PARENT COMPANY      MOODY'S / S&P(2)  SQUARE FEET   % OF GLA   BASE RENT   LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

K-Mart........................   Sears Holding Corp.        Ba1/BB+       199,456       14.7%     $204,664      10/31/2009
Home Depot....................     Home Depot Inc.          Aa3/AA        104,523        7.7%     $465,644       2/28/2023
The Furniture Outlet, Inc. ...          NAP                 NR/NR          61,489        4.5%     $257,685       7/31/2013
Big Lots......................      Big Lots Inc.          Baa/BBB         60,537        4.5%     $230,148       1/31/2008
Village Supermarkets..........          NAP                 NR/NR          52,924        3.9%     $281,278       3/31/2010

                         LIGHTSTONE PORTFOLIO PROPERTIES

                                                                                YEAR BUILT/     SQUARE
         PROPERTY                                  LOCATION                      RENOVATED      FEET(1)
-------------------------------------------------------------------------------------------------------

25th Street Plaza.............           2463 Nazareth Road Easton PA            1960/1990      131,477
Monroe Plaza..................        51 North 3rd Avenue Stroudsburg PA         1981/2004      130,569
Cloud Springs Plaza...........      1800 Lafayette Road Fort Oglethorpe GA         1975         113,367
Kings Fairground Plaza........         101 Piney Forest Road Danville VA           1965         118,535
Martintown Plaza..............     415 East Marintown Road North Augusta SC        1975         144,172
New Smyrna Beach Shopping
   Center.....................   1421 South Dixie Freeway New Smryna Beach FL    1963/2001      101,321
Mountainville Shopping
   Center.....................        1604 South 4th Street Allentown PA           1970         118,847
Birney Mall...................           3409 Birney Avenue Moosic PA              1981         193,899
Home Depot....................         3489 Ross Clark Circle Dothan AL          1968/2005      104,523
Dunmore Plaza.................           1400 Monroe Avenue Dunmore PA             1976          45,380
Shillington Plaza.............           1 Parkside Avenue Reading PA            1970/2000      150,742
-------------------------------------------------------------------------------------------------------
TOTAL.........................                                                                1,352,832
-------------------------------------------------------------------------------------------------------

                                   % OF TOTAL                              PRIMARY
         PROPERTY                SQUARE FEET(1)   OCCUPANCY(1)            TENANT(1)           APPRAISED VALUE
-------------------------------------------------------------------------------------------------------------

25th Street Plaza.............        9.7%            95.5%         Petco Animal Supplies       $17,800,000
Monroe Plaza..................        9.7            100.0       The Furniture Outlet, Inc.       8,000,000
Cloud Springs Plaza...........        8.4             98.2              Big Lots Inc.             4,100,000
Kings Fairground Plaza........        8.8             39.0           Tractor Supply Co.           2,900,000
Martintown Plaza..............       10.7             93.2           Belk Store Services          7,125,000
New Smyrna Beach Shopping
   Center.....................        7.5             89.0         Theatre Management Inc.        8,100,000
Mountainville Shopping
   Center.....................        8.8             98.7             PRRC Price Rite            8,700,000
Birney Mall...................       14.3             93.6                  Kmart                11,700,000
Home Depot....................        7.7            100.0               Home Depot               6,700,000
Dunmore Plaza.................        3.4             95.8              Price Chopper             2,200,000
Shillington Plaza.............       11.1            100.0                  Kmart                 7,200,000
-------------------------------------------------------------------------------------------------------------
TOTAL.........................      100.0%            91.3%                                     $84,525,000
-------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the Lightstone Portfolio Borrowers' rent roll dated February 17, 2006.

(2)  Ratings provided are for the entity identified in the "parent company"
     column whether or not the Parent Company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule at the Lightstone Portfolio Properties:

                            LEASE ROLLOVER SCHEDULE(1)

                   NUMBER OF                                     % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE    CUMULATIVE
                     LEASES   SQUARE FEET  % OF GLA   BASE RENT    RENT     SQUARE FEET   % OF GLA    BASE RENT  % OF BASE RENT
      YEAR          EXPIRING   EXPIRING    EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING    EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

Vacant ..........     NAP        117,125      8.7%          NAP     NAP        117,125       8.7%           NAP        NAP
Month-to-Month...       4         26,050      1.9    $  121,050     1.7%       143,175      10.6     $  121,050        1.7%
2006 ............      15         65,791      4.9       526,548     7.5        208,966      15.4        647,598        9.2
2007 ............      22         78,626      5.8       643,046     9.1        287,592      21.3      1,290,644       18.3
2008 ............      21        165,911     12.3     1,107,977    15.7        453,503      33.5      2,398,621       33.9
2009 ............      17        364,939     27.0     1,335,443    18.9        818,442      60.5      3,734,064       52.8
2010 ............      19        210,300     15.5     1,304,421    18.5      1,028,742      76.0      5,038,485       71.3
2011 ............       9         99,536      7.4       631,619     8.9      1,128,278      83.4      5,670,104       80.2
2012 ............       1              0      0.0        50,000     0.7      1,128,278      83.4      5,720,104       81.0
2013 ............       6         77,045      5.7       519,425     7.4      1,205,323      89.1      6,239,529       88.3
2014 ............       5          8,100      0.6       157,350     2.2      1,213,423      89.7      6,396,879       90.5
2015 ............       4          9,000      0.7       114,693     1.6      1,222,423      90.4      6,511,572       92.2
Thereafter ......       9        130,409      9.6       554,030     7.8      1,352,832     100.0      7,065,602      100.0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL ...........     132      1,352,832    100.0%   $7,065,602   100.0%     1,352,832     100.0%    $7,065,602      100.0%
-------------------------------------------------------------------------------------------------------------------------------

THE BORROWER. The borrowers are eleven single purpose entities, seven of which are Delaware limited liability companies and four of which are Pennsylvania limited partnerships (collectively the "Lightstone Portfolio Borrowers"). The indirect owner of 100% of the ownership interests of each of the borrowers is
David Lichtenstein. Mr. Lichtenstein is the founder and president of The
Lightstone Group ("Lightstone"), a large private owner of real estate in the
United States. Lightstone's current portfolio includes properties in 28 states and is comprised of nearly 20,000 apartments and 20 million square feet of commercial and retail space. Lightstone employs over 1,000 professionals and maintains regional offices in New York, Maryland, Virginia and California. Mr.
Lichtenstein founded Lightstone in 1988.

PROPERTY MANAGEMENT. The property manager for the Pennsylvania properties is The
Lightstone Group, which is an affiliate of the Lightstone Portfolio Borrower.
Jeffrey Dash, who joined the Lightstone group in 2003, manages these properties.
Previously, he worked for the developer of the Pennsylvania assets. All of the other properties are managed by Outlook Management, LLC ("Outlook"). Outlook is a Connecticut limited liability company engaged in the development, management and leasing of commercial real estate. Outlook manages 4 million square feet of commercial real estate. The Lightstone Portfolio Borrowers plan to transition the direct management responsibilities for the non-Pennsylvania assets to their internal management personnel over the next year.

----------
(1)  Information obtained from the Lightstone Portfolio Borrowers' rent roll dated February 17, 2006.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Lightstone Portfolio Loan:

                               ESCROWS / RESERVES

TYPE:                               INITIAL    MONTHLY
------------------------------------------------------
Taxes..........................   $  860,941   $98,121
Insurance......................   $   90,137   $10,015
TI/LC Reserve..................   $        0   $73,398
Capital Expenditure Reserve....   $2,328,260   $16,938
Ground Lease Payment Reserve...   $   28,565   $ 9,522

Capital Expenditure Reserve. A $2,328,260 capital improvements reserve was established at closing to cover costs associated with roofing, paving, and other capital improvements.

GROUND LEASE. With respect to the Kings Fairground Plaza property, the
Lightstone Portfolio Borrower has a leasehold interest that expires on April 30,
2026 with three 10-year options and one 14-year option remaining. Annual rent is
$31,000, with rent increases following the initial lease term based on a schedule set forth in the ground lease. With respect to the Martintown Plaza property, the Lightstone Portfolio Borrower has a leasehold interest that expires on February 28, 2033 with three 10-year options and one 9-year option remaining. Annual rent is $35,260, with yearly increases based on a formula tied to the consumer price index. With respect to the North Home Depot property, the
Lightstone Portfolio Borrower has a leasehold interest that expires on January
31, 2024 with six 5-year options remaining. Annual rent is $48,000 with the next scheduled increase due in February 1, 2011 as set forth in the lease agreement.

RELEASE PROVISIONS. Individual Lightstone Portfolio Properties may be released from the lien of the related mortgage upon defeasance by the Lightstone
Portfolio Borrower of a principal amount equal to the highest of the following amounts (a) 120% of the allocated loan amount; (b) 85% of gross sales price for such property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount which results in a remaining unpaid principal balance of the Lightstone Portfolio Loan supporting a minimum debt service coverage ratio of 1.25x on the actual debt service constant.

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CNL-CIRRUS MOB PORTFOLIO II

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            6
Location (City/State)                                                  See Table
Property Type                                     Medical Office/Surgical Center
Size (Square Feet)                                                       323,013
Percentage Occupancy as of January 31, 2006                             90.8%(1)
Year Built                                                             See Table
Year Renovated                                                         See Table
Appraisal Value                                                      $75,450,000
# of Tenants Leases                                                           38
Average Rent Per Square Foot                                              $24.54
Underwritten Economic Occupancy                                            92.2%
Underwritten Revenues                                                 $9,260,003
Underwritten Total Expenses                                           $3,294,299
Underwritten Net Operating Income (NOI)                               $5,965,704
Underwritten Net Cash Flow (NCF)                                      $5,348,164
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                January 31, 2006
Cut-off Date Principal Balance                                       $56,330,000
Cut-off Date Loan Balance Per SF/Unit                                       $174
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.5890%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     74.7%
LTV Ratio at Maturity or ARD                                               69.4%
Underwritten DSCR on NOI                                                1.54x(2)
Underwritten DSCR on NCF                                                1.38x(3)
--------------------------------------------------------------------------------

(1)  The Occupancy % of the CNL-Cirrus MOB Portfolio includes tenants in-place and tenants who have signed leases.

(2)  The debt service coverage ratio on NOI during the interest only period is
     1.87x.

(3)  The debt service coverage ratio on NCF during the interest only period is
     1.68x.

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                                      [MAP]

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THE LOAN. The mortgage loan (the "CNL-Cirrus MOB Portfolio II Loan") is evidenced by a single promissory note secured by a first mortgage encumbering five medical office buildings and one surgical center (the "CNL-Cirrus MOB
Portfolio II Properties") located in Texas (four properties), Arizona (one property), and Missouri (one property). The CNL-Cirrus MOB Portfolio II Loan represents approximately 2.6% of the initial mortgage pool balance and approximately 3.0% of the initial loan group 1 balance.

The CNL-Cirrus MOB Portfolio II Loan was originated on January 31, 2006, and has a principal balance as of the cut-off date of $56,330,000. The CNL-Cirrus MOB
Portfolio II Loan has a remaining term of 119 months and a scheduled maturity date of February 8, 2016. The CNL-Cirrus MOB Portfolio II Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 110% of the allocated loan amount) beginning two years after the creation of the securitization trust. Voluntary prepayment of the CNL-Cirrus MOB
Portfolio II Loan is permitted on or after November 8, 2015 without penalty.

THE PROPERTIES. The CNL-Cirrus MOB Portfolio II Properties consists of five medical office properties and one surgical center with an aggregate 323,013 rentable square feet.

BALLAS MEDICAL PLAZA is a class A, two-story, 102,868 square foot, multi-tenanted medical office building located at 450 North New Ballas Road in
Creve Coeur, Missouri. Creve Coeur is a northwestern suburb of St. Louis,
Missouri, approximately 20 miles from the St. Louis central business district.
The property is an off-campus, surgery center-anchored building located less than two miles from two area hospitals. The property is situated in a residential corridor. The property contains 439 parking spaces. The building was built in three phases from 1984 to 1999.

The anchor tenant is the HealthSouth Outpatient Surgery Center ("HealthSouth").
Many of Ballas Medical Plaza's tenants perform surgeries in the surgery center, and the medical practices in the building provide cross-referrals to one another. Tenant specializations include: ambulatory surgery, cancer care, cardiac catheterization, imaging, pathology, reconstructive surgery, and sleep disorders.

On March 19, 2003, the Securities and Exchange Commission (the "SEC") filed charges against HealthSouth and its founder alleging accounting-related fraud.
Since that time, according to the company, it has reorganized under a new management team and completed a restructuring of its financial statements. On
June 23, 2005, the company settled with the SEC, and a final judgment was entered requiring the company, among other things, to pay $100 million penalty over two years. In addition, on February 23, 2006, the company announced that it reached a global, preliminary agreement in principle with the lead plaintiffs in a federal securities class action and the derivative actions, as well as its insurance carriers, to settle litigation filed against HealthSouth relating to financial reporting and related activity that occurred at the company during the period ending March 2003. Under the proposed settlement, federal securities and fraud claims brought against HealthSouth will be settled for an aggregate consideration of $445 million. The proposed settlement is subject to the satisfaction of a number of conditions, including the successful negotiation of definitive documentation and final court approval.

NORTH TEXAS HOSPITAL is a 16-bed, 59,980-square foot surgical center located at
2801 Mayhill Road in Denton, TX that opened in February 2005. The property contains 59,980 square feet and 152 parking spaces and is triple net-leased to
Rocky Mountain Medical Center, L.P., a joint venture which includes Cirrus
Health, which operates the facility, and physicians that practice at the surgical center. Approximately 50 physicians are on the property's medical staff, of which 30 are investors in the Rocky Mountain Medical Center, L.P. The members of the medical staff practice in a variety of specialties, including gastroenterology, gynecology, pain management, and general surgery.

Features of the property include an imaging center, six operating suites, six procedure rooms, 21 post-anesthesia care unit beds, and 16 overnight beds. The property is part of a 15-acre campus containing a professional building and a specialty hospital. Cirrus is also continuing to develop this campus to create an integrated package of services.

OSBORN MEDICAL PLAZA consists of two buildings that are located at the southwest corner of Osborn Road and 2nd Street in the Midtown/Uptown area of Phoenix,
Arizona. One of the buildings is a nephrology ambulatory surgery center located at 3320 2nd Street that is a three-story, single tenant building measuring
13,307 square feet. The surgery center is connected by a crosswalk on the second level to the other building, a six-story 50,778 square foot multi-tenant medical office building containing a multi-specialty ambulatory surgery center, located at 3330 2nd Street. The buildings were built in 1985 and 1986 and are both connected to a four-level, covered parking structure.

The Osborn Medical Plaza is anchored by the Arizona Kidney Disease and
Hypertension Center ("AKDHC") and a Banner Health Care/Triad Hospitals-sponsored multi-specialty surgery center.

MIDLOTHIAN HEALTHCARE CENTER is a one-story, 35,189-square foot medical office building located at 1441 South Midlothian Parkway in Midlothian, Texas, a
community located approximately 25 miles southwest of downtown Dallas in Ellis
County. The property was developed in conjunction with Baylor Health Care
System's affiliated primary care group, Health Texas Provider Network ("HTPN").

The property's anchor tenant is HTPN, which leases 19,100 square feet. The property opened in February 2005 with HTPN and five other tenants that signed leases during the construction period.

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BAYLOR HEALTH CENTER AT LAKE RIDGE is a one-story, 36,061-square foot medical office building located at 4927 Lake Ridge Parkway in the southern portion of
Grand Prairie, Texas, a suburban community located about 25 miles southwest of downtown Dallas. The property was developed in conjunction with the Baylor
Medical Center at Irving. The property opened in October/November 2005 and was
55% pre-leased.

Baylor Medical Center at Irving is the property's anchor tenant, leasing 20,000 square feet.

DETAR HEALTH CENTER is located at 4204 North Laurent Street in Victoria, Texas
The property is a single-story building totaling 24,830 square feet and is 100%
triple net-leased to DeTar Healthcare System, an affiliate of Triad Hospitals,
Inc., with a lease expiring in February 2013. DeTar Healthcare System has a 43%
market share in Victoria and operates a senior health center and rehabilitation program in the property. The property was built in 1980 and contains two indoor pools and a hot tub which are used in conjunction with the rehabilitation programs.

Victoria is situated approximately 120 miles southwest of Houston and 90 miles north of Corpus Christi. The DeTar Health Center is located in a heavily residential area located two miles from DeTar Hospital Navarro.

The following tables present certain information regarding the CNL-Cirrus MOB
Portfolio II Properties:

                     CNL-CIRRUS MOB PORTFOLIO II PROPERTIES

                                                                                 YEAR BUILT/   SQUARE
         PROPERTY                                LOCATION                         RENOVATED    FEET(1)
------------------------------------------------------------------------------------------------------

Ballas Medical Plaza..........     450 North New Ballas Road, Creve Coeur, MO        1984      102,868
Osborn Medical Plaza..........    3320 and 3330 North 2nd Street, Phoenix, AZ        1985       64,085
North Texas Hospital..........           2801 Mayhill Road, Denton, TX               2005       59,980
Baylor Health Center at                                                                         36,061
   Lake Ridge.................     4927 Lake Ridge Parkway, Grand Prairie, TX        2005
Midlothian Healthcare                                                                           35,189
   Center.....................   1441 South Midlothian Parkway, Midlothian, TX       2004
DeTar Health Center...........      4204 North Laurent Street, Victoria, TX       1980/1996     24,830
------------------------------------------------------------------------------------------------------
TOTAL.........................                                                                 323,013
------------------------------------------------------------------------------------------------------

                                  % OF TOTAL                                                           APPRAISED
         PROPERTY                SQUARE FEET(1)   OCCUPANCY(1)           PRIMARY TENANT(1)               VALUE
-----------------------------------------------------------------------------------------------------------------

Ballas Medical Plaza..........         31.8%          91.9%              Healthsouth Ballas           $25,000,000
                                                                  Outpatient Surgery Center, L.P.

Osborn Medical Plaza..........         19.8           84.2       Osborne Ambulatory Surgical Center    10,300,000

North Texas Hospital..........         18.6          100.0              North Texas Hospital           24,000,000
Baylor Health Center at
   Lake Ridge.................         11.2           78.9        Baylor Medical Center at Irving       6,490,000
Midlothian Healthcare
   Center.....................         10.9           89.1          HealthTexas Provider Network        6,790,000
DeTar Health Center...........          7.7          100.0                 DeTar Hospital               2,870,000
-----------------------------------------------------------------------------------------------------------------
TOTAL.........................        100.0%          90.8%                                           $75,450,000
-----------------------------------------------------------------------------------------------------------------

                               TENANT INFORMATION(1)

        TENANT NAME                 PARENT COMPANY     MOODY'S/S&P(2)   SQUARE FEET   % OF GLA    BASE RENT   LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Rocky Mountain Medical Center
   dba North Texas Hospital...           NAP                NR/NR          59,980       18.6%    $2,061,512       2/28/2030
Healthsouth Ballas Outpatient
   Surgery....................    HealthSouth Corp.         NR/NR          34,439       10.7%    $  859,845       2/28/2012
DeTar Hospital................   DeTar Health System        NR/NR          24,830        7.7%    $  305,409       2/28/2013
Ballas Cancer Center, LLC.....           NAP                NR/NR          21,583        6.7%    $  589,608       8/31/2009
Health Texas Provider
   Network....................           NAP                NR/NR          19,100        5.9%    $  321,835       2/28/2015

The following table presents certain information relating to the lease rollover schedule at the CNL-Cirrus MOB Portfolio II Property:

                           LEASE ROLLOVER SCHEDULE(1)

                    NUMBER OF                                                       CUMULATIVE  CUMULATIVE CUMULATIVE  CUMULATIVE %
                     LEASES        SQUARE     % OF GLA   BASE RENT    % OF BASE    SQUARE FEET   % OF GLA   BASE RENT  OF BASE RENT
        YEAR        EXPIRING   FEET EXPIRING  EXPIRING   EXPIRING   RENT EXPIRING    EXPIRING    EXPIRING   EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant............    NAP          29,865        9.2%          NAP       NAP          29,865        9.2%          NAP       NAP
Month-to-Month ...     1            1,600        0.5    $   28,800       0.4%         31,465        9.7    $   28,800       0.4%
2006 .............     3            2,327        0.7        62,201       0.9          33,792       10.5        91,001       1.3
2007 .............     7           15,212        4.7       342,556       4.8          49,004       15.2       433,557       6.0
2008 .............     5           41,153       12.7     1,051,089      14.6          90,157       27.9     1,484,646      20.6
2009 .............     3           36,990       11.5     1,078,866      15.0         127,147       39.4     2,563,512      35.6
2010 .............     4           10,034        3.1       213,799       3.0         137,181       42.5     2,777,311      38.6
2011 .............     5           15,838        4.9       326,916       4.5         153,019       47.4     3,104,227      43.2
2012 .............     3           37,965       11.8       921,890      12.8         190,984       59.1     4,026,117      56.0
2013 .............     1           24,830        7.7       305,409       4.2         215,814       66.8     4,331,526      60.2
2014 .............     1            2,217        0.7        39,906       0.6         218,031       67.5     4,371,432      60.8
2015 .............     3           25,002        7.7       424,720       5.9         243,033       75.2     4,796,152      66.7
Thereafter .......     2           79,980       24.8     2,397,113      33.3         323,013      100.0     7,193,265     100.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ............    38          323,013      100.0%   $7,193,265     100.0%        323,013      100.0%   $7,193,265     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the CNL-Cirrus MOB Portfolio II Borrower's rent roll dated January 31, 2006.

(2)  Ratings provided are for the entity identified in the "parent company"
     column whether or not the Parent Company guarantees the lease.

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THE MARKET(1).

ST. LOUIS MARKET. Ballas Medical Plaza is located in the St. Louis MSA, which is a bi-state region that includes the areas of Missouri and Illinois. As of the
2000 Census, the population was approximately 2,603,607 people, a 4.46% increase over the 1990 population, which makes the St. Louis MSA the 18th most populous metropolitan area in the United States.

The property is located in the Olive Blvd/Westport submarket of Creve Coeur,
Missouri. The average occupancy for traditional office buildings in this submarket is 79.8%. However, the medical office comparables reported occupancy rates of 85% or higher. The average rent for traditional office space is currently $19.50 per square foot and average rent for medical office is currently $24.00 per square foot.

DALLAS/FORT WORTH MARKET. Three of the six CNL-Cirrus Portfolio MOB II
Properties are located within the Dallas/Ft. Worth ("DFW") Metroplex market
(North Texas, Baylor Health Center at Lakeridge and Midlothian). The average occupancies for Class A and Class B office properties in this market were 84.1%
and 80.4%, respectively. At the same time, the average asking rents for Class A and Class B office space were $19.56 per square foot and $15.68 per square foot, respectively. The medical office market is a small subset of the overall office market. According to the appraiser, the Dallas area has an overall occupancy rate of 89.8% for medical office properties. Lease rates for medical office building space on a triple net basis range from $16.00 per square foot to $22.00 per square foot. Surgical center lease space in medical office buildings has rental rates that exceed $30.00 per square foot.

VICTORIA, TEXAS MARKET. DeTar Health Center is located in Victoria, Texas. The
Victoria medical office market is concentrated around three hospitals, Citizens
Medical Center, DeTar Hospital Navarro and DeTar Hospital North. DeTar Hospital
Navarro includes two on-site medical office buildings that are owned by the hospital. The newer of the two buildings was constructed in 1995, contains
37,170 square feet, and is currently 60% occupied. The second building was constructed in 1985 contains 18,903 square feet, and is currently 97% occupied.
The asking rental rates for these properties range from $12.00 - $14.00 per square foot on a triple net basis. DeTar Hospital North is located in northwestern Victoria. The hospital's campus setting includes three traditional office buildings owned by the hospital constructed in the 1980's. The buildings range in size from 7,872 to 26,863 square feet and are currently 90-100%
occupied. The asking rental rates for these traditional office properties range from $9.00 - $12.00 per square foot on a triple net basis.

PHOENIX MARKET. Osborn Medical Plaza building is located within the Phoenix MSA.
Phoenix added more than 1.0 million residents from 1990 to 2000. The Phoenix area's growth, coupled with a greater than average percentage of the population that is 65+ years of age, has resulted in strong and growing demand for outpatient services of the type provided in the Osborn Medical Plaza building.
The appraised medical office comparables averaged rental rates of $20.20 per square foot with an occupancy rate of 84%.

THE BORROWER. There are six individual borrowers, (collectively, the "CNL-Cirrus
MOB Portfolio II Borrower"), each of which is a single purpose entity. All six entities are Delaware limited partnerships. The loan's sponsors are CNL
Retirement CRS1, LP ("CRS1") and CNL Retirement CRS2, LP ("CRS2"). CRS1 owns a
99% limited partnership interest in five of the six borrowing entities and also owns the 1% general partner of each of such five borrowing entities. CRS1 is indirectly 98.7% owned by CNL Retirement Properties, Inc. ("CNL RP"), 0.435%
owned by Donald C. Wilson, 0.435% owned by W.L. Hutchinson, Jr., and 0.435%
owned by Red Oak 86, LP. CRS 2 owns the 94% limited partnership interest in the sixth borrower and is indirectly 100% owned by CNL RP. Five percent of the limited partnership interests in CRS2 are owned by individual executives of
Cirrus and the 1% general partnership interest is indirectly owned by CNL RP.

CNL RP is a real estate investment trust ("REIT") that was organized in the
State of Maryland on December 22, 1997. CNL RP is a subsidiary of CNL Financial
Group, Inc. ("CNL"). CNL RP owns more than 4,700 commercial, industrial, hospitality, and retail properties across North America. Other ventures include banking, commercial finance, and property development. For the six months ended
June 30, 2005, CNL RP reported shareholder equity and tangible equity increased
4% to $2.2 billion and total revenues increased 66% to $188.2 million and net income increased 23% to $70.6 million.

As of June 30, 2005 CNL RP held real estate assets in 33 states. Medical office buildings operating or under development were 16% of their $3.43 billion portfolio; accounting for 61 of their 247 properties not held for sale. In
August of 2004, CNL RP purchased 26 medical office buildings from DASCO
Companies, LLC and acquired a 55% interest in the company.

Cirrus is a diversified medical office management and development company. Since
1996, Cirrus has developed over 40 projects. Cirrus' business model dictates that each property is developed to create a vertically integrated, interdependent set of tenants that complement each other's medical services. In addition, Cirrus syndicates ownership interests in the operating companies to interested physicians which allows the physicians to participate in the
"facility-based" reimbursement associated with the treatment of patients.

PROPERTY MANAGEMENT. The property manager for the CNL-Cirrus MOB Portfolio II
Property is The Cirrus Group, LLC ("CG"), which is an affiliate of the
CNL-Cirrus MOB Portfolio II Borrower. CG currently manages approximately 1.3 million square feet of medical office space in 23 properties in Texas, Oklahoma, and Arizona. Cirrus, the parent of CG is in the process of closing additional acquisitions and developments in California, Nevada, Ohio, and Utah. Cirrus was
founded in 1993.

----------
(1)  Certain information obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the CNL-Cirrus MOB Portfolio II Loan:

                                ESCROWS/RESERVES

TYPE:                            INITIAL   MONTHLY
---------------------------------------------------
Taxes........................   $556,911   $117,390

RELEASE PROVISIONS. Individual CNL-Cirrus MOB Portfolio II Properties may be
released from the lien of the related mortgage upon defeasance by the CNL-Cirrus
MOB Portfolio II Borrower of a principal amount equal to the highest of the following amounts (a) 110% of the allocated loan amount for the released property; (b) 85% of gross sales price for such property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount which results in a remaining unpaid principal balance of the CNL-Cirrus MOB
Portfolio II Loan supporting a minimum debt service coverage ratio of 1.30x on the actual debt service constant after the expiration of the interest only period.

SUBSTITUTION. The mortgage loan documents permit the CNL-Cirrus MOB Portfolio II
Borrower to substitute an individual real property with properties of like kind and quality (the substitute property must be either a medical office or healthcare building, but the borrower's interest in the substituted property may be either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including that (a) (x)
the then-current value of the proposed substitute property will equal or exceed the greater of: (i) the initial appraised value of the property being replaced and (ii) the then-current market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of the (y) the outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than 100%, (b) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of (i) 1.38x and (ii) the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio greater than 1.75x be required, (c) after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under the leases at all the individual properties, and (d) the rating agencies will have provided a written confirmation that the proposed substitution will not result in a qualification, downgrade, or withdrawal of any of the ratings of the certificates.

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SPRINT DATA CENTER

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties(1)                                         1
Location (City/State)                                            Santa Clara, CA
Property Type                                                   Industrial/Other
Size (Square Feet)                                                    160,000(2)
Percentage Physical Occupancy as of February 21, 2006                  100.0%(2)
Year Built                                                               2001(3)
Appraisal Value                                                      $98,000,000
Average Rent Per Square Foot                                           $47.27(4)
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $8,308,682
Underwritten Total Expenses                                           $1,637,727
Underwritten Net Operating Income (NOI)                               $6,634,955
Underwritten Net Cash Flow (NCF)                                      $6,286,310
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                               September 7, 2005
Cut-off Date Principal Balance                                       $52,800,000
Cut-off Date Loan Balance Per SF/Unit                                    $330(2)
Percentage of Initial Mortgage Pool Balance                                 2.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4230%
Amortization Type                                              Interest Only ARD
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                            0
Lockbox                                                           Springing Hard
Cut-off Date LTV Ratio                                                     53.9%
LTV Ratio at Maturity or ARD                                               53.9%
Underwritten DSCR on NOI                                                   2.32x
Underwritten DSCR on NCF                                                   2.20x
--------------------------------------------------------------------------------

----------
(1)  The borrower has also pledged as additional collateral a vacant Tier III data center located at 3080 Raymond Street, which contains approximately
     25,000 square feet. Merrill Lynch has not attributed any income to this property in its underwriting nor has it been included in the appraised valuation.

(2)  Does not include square footage of the vacant data center at 3080 Raymond
     Street.

(3)  3080 Raymond Street was built in 1980 and renovated into a Tier III data center in 1999.

(4)  Based on the Sprint Primary Lease (as defined hereinafter).

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                                      [MAP]

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THE LOAN. The mortgage loan (the "Sprint Data Center Loan") is evidenced by a promissory note secured by a first mortgage encumbering a data center located in
Santa Clara, California ("the Sprint Data Center Property")1. The Sprint Data
Center Loan represents approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial group 1 balance.

The Sprint Data Center Loan was originated on September 7, 2005 and has an aggregate principal balance as of the cut-off date of $52,800,000. The Sprint
Data Center Loan has a remaining term of 79 months to its anticipated repayment date of October 1, 2012. The Sprint Data Center Loan is locked out from prepayment until October 1, 2009. Thereafter, prepayment is permitted subject to a yield maintenance charge that is the greater of the Treasury-flat make-whole formula and 1% of the outstanding balance. The loan is open in the final month of the term.

THE PROPERTY. The Sprint Data Center Loan is secured by a fee interest in a class A Tier IV data center (as determined by The Uptime Institute) with a rentable area of 160,000 square feet. The Sprint Data Center Property is located at 1350 Duane Avenue, Santa Clara, California. The building was constructed in
2001. The Sprint Data Center Property was purchased by the borrower simultaneously with the origination of the Sprint Data Center Loan.

The Tier IV designation is considered one of the highest ratings in the industry. The designation reflects the building's ability to provide four levels of back-up power to the facility. The Sprint Data Center Property can provide an average of 166 watts of power per square foot while the industry average is between 100 and 125 watts per square foot. A center of this designation also has the capacity to greatly increase its wattage per square foot, as illustrated by
Yahoo!'s current usage of over 200 watts per square foot. Additionally, the building has six sets of generators which can provide 12 megawatts of power if there is a loss of electricity from Silicon Valley Power, the local power source.

The following table presents certain information regarding the tenants and leases in place at the Sprint Data Center Property:

                                TENANT STRUCTURE

                                                                  CREDIT RATING                          BASE RENT PER    LEASE
          TENANT              LEASE TYPE     PARENT COMPANY     (MOODY'S/S&P)(2)  SQUARE FEET  % OF GLA   SQUARE FOOT   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Sprint Communications
   Company L.P. ..........  Primary Lease  Sprint Nextel Corp.      Baa2/A-         160,000     100.0%      $ 47.27      9/30/2014
Equinix Operating
   Co., Inc. .............     Sublease       Equinix Inc.          NAP/NAP         160,000     100.0%      $ 21.27      9/29/2014
Yahoo! Inc. ..............   Sub-Sublease      Yahoo! Inc.          NAP/BBB-          9,403       5.9%      $179.58      12/1/2006

LEASE STRUCTURE. The Sprint Data Center Property is currently 100% leased to
Sprint Communications Company L.P. ("Sprint Communications") (the "Sprint
Primary Lease"). Sprint Communications has subleased the entire building to
Equinix Operating Co., Inc. ("Equinix") (the "Equinix Sublease"). Equinix
currently sub-subleases a small portion of the data center, approximately 9,403 square feet, to Yahoo! on a short term basis (the "Yahoo! Sub-Sublease").

The Sprint Primary Lease commenced in April 2001 and will expire in September
2014. The Sprint Primary Lease has an annual rent of $47.27 per square foot. On
April 1, 2006, the annual rent will increase to $7,790,328, or $48.69 per square foot. Beginning on April 1, 2007 and on each April 1st thereafter until April 1,
2014, the base monthly rent shall increase by the greater of (i) 3% or (ii) 75%
of the percentage increase in the CPI between the preceding February of such year and the February of the immediately preceding year. There are no renewal options under the Sprint Primary Lease.

The Equinix Sublease is co-terminous with the Sprint Primary Lease. Equinix is currently paying 45% of Sprint Communications base rent, a ratio that will remain constant throughout the remainder of the sublease (the "Equinix Sublease
Rate"). Upon termination of the Sprint Primary Lease for any reason (other than casualty or condemnation), or at the option of Equinix following expiration of the Sprint Primary Lease term, Landlord and Equinix shall be parties to a new lease (the "New Equinix Lease") with a ten-year term, four ten-year extension options, and a rental rate (the "New Equinix Lease Rate") determined as follows:
(i) before September 30, 2014 at the greater of fair market rental or the
Equinix Sublease Rate, that is, the same base monthly rent which would have been payable under the Equinix Sublease; and (ii) after September 30, 2014, the rent would be the greater of: (a) fair market rental on September 30, 2014, or (b)
$267,347 per month. The fair market rental value shall be determined by both the landlord and the tenant. If the landlord and the tenant are unable to agree upon a value, it shall be determined by an appraiser.

The Yahoo! Sub-Sublease expires on December 1, 2006. Yahoo! pays $179.58 per square foot per year for the 9,403 square feet it leases. Provided that the
Yahoo! Sub-Sublease has not been terminated, upon termination of the Sprint
Primary Lease for any reason (other than casualty or condemnation), and termination of Equinix's right to possession of the Sprint Data Center Property,
Landlord and Yahoo! shall be parties to a new lease (the "New Yahoo! Lease") for all 160,000 square feet of the property with a term extending until the later of
(i) September 30, 2014, or (ii) the expiration date of the New Equinix Lease.
Yahoo! shall have up to ninety days to elect to terminate the new lease by providing written notice to the landlord. The rental rate is to be determined as follows: (i) before September 30, 2014 at the New Equinix Lease Rate, provided that, to the extent a New Equinix Lease had not previously been executed by the landlord and Equinix, the rent shall be fair market rent as of the commencement date of the New Yahoo! Lease, yet in no event less than 45% of the rent that would have been collected under the Sprint Primary Lease; and (ii) after
September 30, 2014, the rent would be the greater of: (a) fair market rent on
September 30, 2014, and (b) $267,347 per month. The fair market rental value shall be determined by both the landlord and the tenant. If the landlord and the tenant are unable to agree upon a value, it shall then be determined by an appraiser.

----------
(1)  The Borrower (as defined above) has also pledged as additional collateral a vacant Tier III data center located at 3080 Raymond Street, which contains approximately 25,000 square feet. This building shares the same subdivided lot and tax parcel as 1350 Duane Avenue. This data center was constructed in 1980 and was fully renovated as a Tier III data center in 1999. The
     Borrower has agreed with the seller to share 50% of any profit arising from future leasing from the date of purchase through the earlier to occur of the expiration of the Sprint Primary Lease (as herein defined) in September
     2014 or any earlier termination of the Sprint Primary Lease which does not result in a replacement lease with Equinix or Yahoo!. Lender has not attributed any income to this property in its underwriting nor has it included any value from this property in its appraisal value.

(2)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

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THE MARKET(1). Comprised of San Mateo and Santa Clara Counties, the Silicon
Valley has long been the high-tech center of the nation. High-tech employment accounts for nearly one-fourth of all employment within the Silicon Valley, as compared to about four percent across the rest of the country. The region's skilled labor force earns an average household income that is 56% above the average of the nation's largest 100 metropolitan areas. The Santa Clara market is nearly 100% built-out with little room for further development and the Sprint
Data Center Property's location in Santa Clara also allows it to benefit from discounted electric costs as Silicon Valley Power charges up to 40% less than conventional power sources. The telecommunications industry rebounded in 2004 and has witnessed modest growth that is expected to continue in the upcoming years. Increased demand for technology-based services and consumer electronics, as well as accelerating defense spending, should further boost the local Silicon
Valley economy. Additionally, the appraisal concluded a market rent of $48.00 per square foot.

THE BORROWER. The Sprint Data Center Borrower associated with the promissory note for the Sprint Data Center Loan is Inland Western Santa Clara 1350 Duane,
L.L.C. (the "Sprint Data Center Borrower"). It is a single-purpose Delaware limited liability company whose sole member is Inland Western Retail Real Estate
Trust, Inc., a real estate investment trust ("REIT") organized under the laws of
Maryland.

Inland Western Retail Real Estate Trust, formed in March 2003, is sponsored by
Inland Real Estate Investment Corporation ("Inland"), which is part of the
Inland Real Estate Group of Companies. Formed in 1994, Inland is a NYSE-listed company with an equity market capitalization of over $1.08 billion as of
February 21, 2006.

PROPERTY MANAGEMENT. The Sprint Data Center Property is managed by Inland
Pacific Property Services, LLC (the "Property Manager"), a full service property management organization. The Property Manager is also a part of the Inland Real
Estate Group of Companies.

LOCKBOX. At closing, the Sprint Data Center Borrower signed a tenant direction letter instructing tenants to remit their rent directly to the Lender. Lender will hold such letters in escrow and will only send such letters after (a)
Lender's determination that the aggregate debt service coverage ratio ("DSCR")
for the preceding six-month period is less than 1.75x, (b) Borrower's failure to repay the debt on or before the payment date that is three months prior to the anticipated repayment date, or (c) a Cash Management Trigger Event (as defined below), (each, a "Clearing Bank Trigger"). In the event that the Lender receives rent pursuant to the foregoing, it shall apply rent to pay taxes, insurance, debt service, and any applicable reserves. All remaining funds held by the
Lender shall be returned to the Sprint Data Center Borrower provided that in an event of (i) default, (ii) bankruptcy or insolvency of the Sprint Data Center
Borrower, Property Manager or Sprint Communications or (iii) Lender's
determination that the DSCR for a preceding six-month period is less than or equal to 1.25x (a "Cash Management Trigger Event"), or (iv) failure to repay the
Sprint Data Center Loan on or before the anticipated repayment date, funds shall be released to the Sprint Data Center Borrower only to pay for operating expenses approved by Lender and any other funds ("Excess Cash Flow") shall be held as additional security for the Loan. Upon the event that the DSCR for the preceding six-month period is greater than or equal to 1.35x for two complete, consecutive calendar months (a "Cash Management Termination Event"), all Excess
Cash Flow held by the Lender shall be released to Borrower and Lender shall suspend its collection of Excess Cash Flow.

ESCROWS. The following escrow/reserve account has been established with respect to the Sprint Data Center Loan(2):

                               ESCROWS / RESERVES

TYPE:                             INITIAL   MONTHLY
---------------------------------------------------
Capital Expenditure Reserve....     $0       $3,333

ADDITIONAL DEBT. The Sprint Data Center Borrower will not be permitted to further encumber the property or incur additional indebtedness, other than trade payables capped at 5% of outstanding loan balance, while the first mortgage is outstanding.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)  A monthly escrow for taxes and insurance will not be required initially.
     Borrower shall provide evidence acceptable to Lender of payment for taxes and insurance. In the event Borrower fails to provide such evidence, a monthly tax and/or insurance escrow will be required, as applicable.

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PRINCE GEORGE CENTER II

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Hyattsville, MD
Property Type                                                             Office
Size (Square Feet)                                                       394,578
Percentage Physical Occupancy as of November 16, 2005                     100.0%
Year Built                                                                  1968
Year Renovated                                                              2002
Appraisal Value                                                      $66,000,000
# of Tenants Leases                                                            2
Average Rent Per Square Foot                                              $18.05
Underwritten Economic Occupancy                                            95.1%
Underwritten Revenues                                                 $9,026,631
Underwritten Total Expenses                                           $4,873,265
Underwritten Net Operating Income (NOI)                               $4,153,366
Underwritten Net Cash Flow (NCF)                                      $3,736,484
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                      11/30/2005
Cut-off Date Principal Balance                                       $43,360,868
Cut-off Date Loan Balance Per SF/Unit                                       $110
Percentage of Initial Mortgage Pool Balance                                 2.0%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6600%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     65.7%
LTV Ratio at Maturity or ARD                                               55.3%
Underwritten DSCR on NOI                                                   1.38x
Underwritten DSCR on NCF                                                   1.24x
--------------------------------------------------------------------------------

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THE LOAN. The mortgage loan (the "Prince George Center II Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building (the "Prince George Center II Property") located in Hyattsville,
Maryland. The Prince George Center II Loan represents approximately 2.0% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Prince George Center II Loan was originated on November 30, 2005, and has a principal balance as of the cut-off date of $43,360,867.94. The Prince George
Center II Loan has a remaining term of 117 months and a scheduled maturity date of December 8, 2015. The Prince George Center II Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Prince George Center II Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The Prince George Center II Property consists of an office building with 394,578 rentable square feet situated on 6.84 acres in
Hyattsville, Prince George County, Maryland. The improvements were originally constructed in 1968 and were renovated in 1992 and 2002. The building was designed by Edward Durell Stone, the architect who designed the Kennedy Center for the Performing Arts in Washington DC and the Museum of Modern Art in New
York City. The building is a ten-story commercial office building with typical floor plates of 30,000 square feet. Amenities include an onsite cafeteria. The
Prince George Center II Property is a part of Prince George's Metro Center, a four office building complex. The sponsor is redeveloping an adjacent site to include a 910-bed student housing complex for the University of Maryland, which is less than a mile north of the Prince George Center II Property, a 14-screen cinema, and a grocery anchored retail development. There are also plans for 800 apartment and condominium units, a 200-room hotel and a performing arts center.
The new development is to be called University Town Center.

The Prince George Center II Property is 100% occupied by two tenants. The United
States Government Services Administration (the "GSA") leases 99.5% of the building and a cafeteria tenant leases the balance of the space. The GSA space is occupied by the U.S. Department of the Treasury (the "Treasury"). The
Treasury has been a tenant at the property since 1992 and its lease runs through
2012. The Treasury may not terminate its lease early.

The following tables present certain information relating to the tenants at the
Prince George Center II Property:

                              TENANT INFORMATION(1)

          TENANT NAME           PARENT COMPANY    MOODY'S / S&P  SQUARE FEET  % OF GLA  BASE RENT PSF  LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

GSA - Dept. of Treasury.....  Federal Government      Aaa/AAA       392,578     99.5%      $18.05          9/30/2012
Hyo & Hyo Cafeteria, Inc....        NAP                NR/NR          2,000      0.5        18.00          3/31/2006
-----------------------------------------------------------------------------------------------------------------------
TOTAL.......................                                        394,578    100.0%      $18.05
-----------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Prince George Center II Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                                      CUMULATIVE
                                                                          % OF  CUMULATIVE   CUMULATIVE  CUMULATIVE     % OF
                     NUMBER OF     SQUARE FEET  % OF GLA  BASE RENT   BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   BASE RENT
       YEAR       LEASES EXPIRING    EXPIRING   EXPIRING  EXPIRING    EXPIRING      EXPIRING   EXPIRING    EXPIRING    EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

Vacant..........       NAP                 0       0.0%          NAP     NAP              0       0.0%            NAP      NAP
Month-to-Month...       0                  0       0.0    $        0     0.0%             0       0.0      $        0      0.0%
2006............        1              2,000       0.5        36,012     0.5          2,000       0.5          36,012      0.5
2007............        0                  0       0.0             0     0.0          2,000       0.5          36,012      0.5
2008............        0                  0       0.0             0     0.0          2,000       0.5          36,012      0.5
2009............        0                  0       0.0             0     0.0          2,000       0.5          36,012      0.5
2010............        0                  0       0.0             0     0.0          2,000       0.5          36,012      0.5
2011............        0                  0       0.0             0     0.0          2,000       0.5          36,012      0.5
2012............        1            392,578      99.5     7,087,967    99.5        394,578     100.0       7,123,979    100.0
2013............        0                  0       0.0             0     0.0        394,578     100.0       7,123,979    100.0
2014............        0                  0       0.0             0     0.0        394,578     100.0       7,123,979    100.0
2015............        0                  0       0.0             0     0.0        394,578     100.0       7,123,979    100.0
Thereafter......        0                  0       0.0             0     0.0        394,578     100.0       7,123,979    100.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL...........        2            394,578     100.0%   $7,123,979   100.0%       394,578     100.0%     $7,123,979    100.0%
--------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the Prince George Center II Borrower's rent roll dated November 16, 2005.

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THE MARKET(1). The Prince George Center II Property is located at 3700 East West
Highway, Hyattsville, Prince Georges County, MD within the Washington DC
Metropolitan Statistical Area ("MSA"). The Prince George Center II Property is
located approximately 9.2 miles northeast of Washington DC central business district and 12.4 miles northwest of the Ronald Reagan Washington National
Airport. It is in close proximity to highways I-295, which is 2.5 miles east of the Prince George Center II Property, I-495 (the beltway), I-95, and I-250. In addition, the main campus for the University of Maryland is located approximately one mile to the north of the Prince George Center II Property.

The Prince George Center II Property is located in the College Park submarket within the Northern Prince George County market in the greater suburban Maryland office market, which is comprised of Montgomery and Prince George counties.

The Northern Prince George County vacancy rate as of year end 2004 was 12.0% and
11.2% as of the second quarter 2005. The average rental rate for the Northern
Prince George County market is $20.32 per square foot.

The Prince George Center II Property is a Class A office building within its market. There are only seven Class A office buildings within the College Park submarket with a total of 1.9 million square feet. The Class A office inventory has a vacancy rate of 10.7%, similar to the overall submarket. However, excluding a nearly 150,000-square foot space that is currently off-line for renovation, the vacancy rate decreases to 3.1%. Among the five Class A office comparables assessed by the appraiser, the rental rates ranged from $19.50 to
$25.50 per square foot for a full service lease and $20.15 to $23.95 per square foot for a modified gross lease with a base year stop.

THE BORROWER. The borrower, Prince George Center II, LLC (the "Prince George
Center II Borrower"), is a single purpose entity that is a Delaware limited liability company. Prince George's Metro Center, Inc. ("Metro Center")
indirectly owns a 99% interest in the Prince George Center II Borrower and
Center Building Corp. ("Center Building") indirectly owns a 1% interest. Mr.
Herschel W. Blumberg is the president and a 75% owner of the Metro Center and his wife Goldene Blumberg is a 25% owner of the Metro Center. Center Building
Corp. is 100% owned by Mr. Blumberg.

Mr. Blumberg has been involved in a variety of real estate ventures since 1948, including the design, construction and management of the Prince George Center II
Property. As an owner of the Metro Center and a partner in the Quad Construction
Corporation, he has participated in the acquisition, engineering, zoning, development and sale to home builders of more than 10,000 single family detached lots, single family attached lots, apartments, and a commercial office building.
He has also been involved with the conversion of apartment buildings to condominiums.

PROPERTY MANAGEMENT. The property manager for the Prince George Center II
Property is Moore & Associates, Inc. ("Moore & Associates"). Moore & Associates
is an owner-managed, full service commercial real estate investment, development and management firm serving affiliated and independent clients throughout the
Washington, DC metropolitan area. Moore & Associates is not affiliated with the
Prince George Center II Borrower. Moore & Associates' partners and senior professionals have experience in real estate planning, finance, design, construction, acquisitions, dispositions, asset management and property management. Headquartered in Silver Spring, Maryland, and founded in 1979, Moore
& Associates has developed more than 1 million square feet of Class A office space. Moore & Associates currently manages over 1.1 million square feet in a portfolio of fourteen buildings with over 180 tenants.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Prince George Center II Borrower was required to establish a lockbox account. The loan documents require the Prince George Center
II Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Prince George Center II
Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" is defined as an event of default.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Prince George Center II Loan:

                                ESCROWS/RESERVES

TYPE:                              INITIAL   MONTHLY
----------------------------------------------------
Taxes..........................   $340,025   $85,006
Capital Expenditure Reserve....   $      0   $ 6,576

SPRINGING MONTHLY TI/LC RESERVE. The Prince George Center II Borrower is
required to deposit $166,667 per month beginning on December 8, 2010 through
November 8, 2012. In lieu of cash payments, the Prince George Center II Borrower may deliver one or more letters of credit totaling the sum of amounts required to be deposited into the TI/LC Reserve account.

ADDITIONAL DEBT. Except as set forth below under "Permitted Mezzanine Debt", the
Prince George Center II Borrower will not be permitted to further encumber the
Prince George Center II Property or incur additional indebtedness, other than trade payables in the ordinary course of business capped at 4% of the initial loan amount.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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PERMITTED MEZZANINE DEBT. The direct or indirect parents of the Prince George
Center II Borrower are permitted to incur additional debt secured by their ownership interest in the Prince George Center II Borrower provided that certain conditions are met, including, (i) the aggregate amount of the Prince George
Center II Loan and the mezzanine loan (as of the effective date of the mezzanine loan) will not exceed 95% of the fair market value of the Prince George Center
II Property, (ii) the proceeds of the mezzanine loan will be required to be used solely for building improvements, tenant improvements and lease commission costs associated with a new or a renewal of an existing lease at the Prince George
Center II Property, (iii) the aggregate debt service coverage ratio is at least
1.20x (or will be 1.20x after the new or renewal tenant takes occupancy) and
(iv) the permitted mezzanine lender will be required to execute and deliver an intercreditor agreement acceptable to the lender.

PARKING AGREEMENT SUBSTITUTION. The loan documents permit the Prince George
Center II Borrower to substitute the existing parking agreement with one or more qualified substitute parking agreements providing for an aggregate of at least
750 parking spaces in the vicinity of the Prince George Center II Property provided that certain conditions set forth in the loan agreement are met.

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INGLEWOOD PARK

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            7
Location (City/State)                                                  Largo, MD
Property Type                                                          See Table
Size (Square Feet)                                                       536,197
Percentage Physical Occupancy as of January 24, 2006                       67.1%
Year Built                                                             See Table
Appraisal Value                                                      $67,200,000
# of Tenant Leases                                                            60
Average Rent Per Square Foot                                              $15.56
Underwritten Economic Occupancy                                            86.0%
Underwritten Revenues                                                 $8,192,468
Underwritten Total Expenses                                           $2,772,883
Underwritten Net Operating Income (NOI)                               $5,419,585
Underwritten Net Cash Flow (NCF)                                   $4,879,175(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                      11/14/2005
Cut-off Date Principal Balance                                       $43,300,000
Cut-off Date Loan Balance Per SF/Unit                                        $81
Percentage of Initial Mortgage Pool Balance                                 2.0%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  56.7%(1)
LTV Ratio at Maturity or ARD                                            49.3%(1)
Underwritten DSCR on NOI                                                1.75x(2)
Underwritten DSCR on NCF                                                1.57x(2)
--------------------------------------------------------------------------------

----------
(1)  Cut-Off Date LTV ratio and Maturity Date LTV ratio were calculated using the net funding loan amount (full loan amount less $5,200,000 Cash Flow
     Holdback Reserve) and the "as is" Appraised Value. Using the full loan amount and the "as is" value of $67,200,000, the Cut-Off Date LTV ratio is
     64.4% and the Maturity Date LTV ratio is 57.1%.

(2)  UW NCF and UW DSCR were calculated using "as stabilized" Cash Flows. "In
     Place" NCF is $3,269,315, giving an UW DSCR of 1.05x.The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is
     1.25x. The debt service coverage ratio on NOI during the interest only period is 2.07x. The debt service coverage ratio on NCF during the interest only period is 1.86x.

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THE LOAN. The mortgage loan (the "Inglewood Park Loan") is evidenced by a single promissory note secured by first mortgages encumbering five industrial/flex buildings and two office buildings (collectively, the "Inglewood Park
Properties") located in Largo, Maryland. The Inglewood Park Loan represents approximately 2.0% of the initial mortgage pool balance and approximately 2.3%
of the initial loan group 1 balance.

The Inglewood Park Loan was originated on November 14, 2005, and has a principal balance as of the cut-off date of $43,300,000. The Inglewood Park Loan has a remaining term of 117 months and a scheduled maturity date of December 8, 2015.
The Inglewood Park Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 125% of the allocated loan amount) beginning two years after the creation of the securitization trust.
Voluntary prepayment of the Inglewood Park Loan is permitted on or after
September 8, 2015 without penalty.

THE PROPERTY. The Inglewood Park Properties are comprised of five industrial/flex buildings and two traditional office buildings in the Inglewood
Business Park, located on the south side of Landover Road, just off exit 17 in
Largo, Maryland, which is in central Prince George's County. The business park is located near both the Largo Town Center Metro Station and County bus lines. A variety of shopping, restaurants, and hotels are located in the surrounding area. The nearby FedEx Stadium, the home of the Washington Redskins, generates parking income for the Inglewood Park Property.

The seven buildings total 536,197 square feet of net rentable area on 45.7 acres of land. Five of the buildings are multi-tenanted one-story industrial/flex buildings with offices in front and dock-high loading in the rear. The other two buildings are traditional five-story office buildings with central lobbies and elevators. The Inglewood Park Properties were originally constructed in phases from 1982 through 1987. Periodic renovations have been performed. Construction for all buildings is steel frame with brick veneer and glass exterior finish.

Combined parking is provided for 1,787 cars (3.33/1000 square feet) on surface parking surrounding the buildings.

The following tables present certain information regarding the Inglewood Park
Property:

                              TENANT INFORMATION(1)

          TENANT NAME               PARENT COMPANY  MOODY'S / S&P(2)  SQUARE FEET  % OF GLA   BASE RENT  LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Prince George's County Maryland...        NAP           Aa2/AA           80,441      15.0%   $1,369,885       6/30/2007
Inphonic, Inc. ...................        NAP           NR/NR            51,667       9.6%   $  451,570       9/30/2009
LineMark Printing, Inc............        NAP           NR/NR            36,385       6.8%   $  327,753      11/30/2008
Rx Solutions International........        NAP           NR/NR            16,118       3.0%   $  233,711       7/31/2010
Multimax, Inc. ...................        NAP           NR/NR            15,249       2.8%   $  251,609       4/30/2006
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                   199,860      37.2%   $2,634,528
-------------------------------------------------------------------------------------------------------------------------

                            INGLEWOOD PARK PROPERTIES

                                                                 % OF
                                                YEAR             TOTAL
                                                BUILT/  SQUARE  SQUARE                            PRIMARY              APPRAISED
  PROPERTY              LOCATION              RENOVATED FEET(1) FEET(1) OCCUPANCY(1)             TENANT(1)               VALUE
---------------------------------------------------------------------------------------------------------------------------------

Inglewood 1... 9200 Basil Court Largo MD        1982    103,936   19.4%      84.2%    Ingenium Corporation             $15,800,000
Inglewood 2... 1801 McCormick Drive Largo MD    1986    113,709   21.2      34.0     Prince George's County MD         16,170,000
Inglewood 3... 9301 Peppercorn Place Largo MD   1982     51,667    9.6     100.0     Inphonic, Inc.                     5,550,000
Inglewood 4... 1601 McCormick Drive Largo MD    1983     62,102   11.6      66.4     Prince George's County MD          5,400,000
Inglewood 5... 1441 McCormick Drive Largo MD    1985     50,606    9.4      51.9     Multimax, Inc.                     7,080,000
Inglewood 6... 1220 Caraway Court Largo MD      1987     76,013   14.2     100.0     LineMark Printing, Inc.            9,100,000
Inglewood 7... 1221 Caraway Court Largo MD      1987     78,164   14.6      49.3     Rx Solutions International, Inc.   8,100,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL.........                                          536,197  100.0%     67.1%                                     $67,200,000
---------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Information obtained from the Inglewood Park Borrower's rent roll dated
     January 24, 2006.

(2)  Ratings provided are for the entity identified in the "parent company"
     column, where applicable, whether or not the Parent Company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule of the Inglewood Park Properties:

                            LEASE ROLLOVER SCHEDULE(1)

                                                                                                              CUMULATIVE
                    NUMBER     SQUARE                           % OF      CUMULATIVE  CUMULATIVE  CUMULATIVE     % OF
                   OF LEASES    FEET    % OF GLA   BASE RENT  BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   BASE RENT
      YEAR         EXPIRING   EXPIRING  EXPIRING   EXPIRING   EXPIRING      EXPIRING   EXPIRING    EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------------

Vacant...........     NAP      188,519    35.2%          NAP      NAP      188,519       35.2%           NAP      NAP
Month-to-Month...       3        4,210     0.8    $   76,980      1.4%     192,729       35.9     $   76,980      1.4%
2006.............      16       61,728    11.5     1,080,904     20.0      254,457       47.5      1,157,884     21.4
2007.............      10       65,587    12.2     1,050,661     19.4      320,044       59.7      2,208,545     40.8
2008.............      18       93,110    17.4     1,504,011     27.8      413,154       77.1      3,712,555     68.6
2009.............       4       60,389    11.3       646,797     12.0      473,543       88.3      4,359,352     80.6
2010.............       7       31,340     5.8       503,662      9.3      504,883       94.2      4,863,014     89.9
2011.............       0            0     0.0             0      0.0      504,883       94.2      4,863,014     89.9
2012.............       1       10,698     2.0       201,550      3.7      515,581       96.2      5,064,565     93.6
2013.............       0            0     0.0             0      0.0      515,581       96.2      5,064,565     93.6
2014.............       1       20,616     3.8       345,060      6.4      536,197      100.0      5,409,625    100.0
2015.............       0            0     0.0             0      0.0      536,197      100.0      5,409,625    100.0
Thereafter.......       0            0     0.0             0      0.0      536,197      100.0      5,409,625    100.0
------------------------------------------------------------------------------------------------------------------------
TOTAL............      60      536,197   100.0%   $5,409,625    100.0%     536,197      100.0%    $5,409,625    100.0%
------------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Inglewood Park Properties are located in the Inglewood
Business Park, which is located on the east side of the Capital Beltway
(Interstate 495) and the south side of Landover Road (Maryland Route 202), in the Landover/Largo area of central Prince George's County, Maryland. The
Inglewood Park Properties are located 20 miles east of downtown Washington, DC.
FedEx Field, home of the Washington Redskins, is on the opposite side of the
Beltway from the Inglewood Park Properties, and just to the south is The
Boulevard at the Capital Centre, a 490,000 square foot town center retail project that opened in the winter of 2003. A new train station was built as part of this center and a new pedestrian bridge is proposed to connect the train station to the Inglewood Park Property.

The Inglewood Park Property is located in the Landover/Lanham/Largo sub-market of the Prince George's County office market.

LANDOVER/LANHAM/LARGO OFFICE MARKET. According to Grubb & Ellis Suburban
Maryland Office Statistical Summary, the Landover/Lanham/Largo office sub-market has approximately 4.3 million square feet of inventory and had a mid-year 2005 vacancy rate of 9.48%. CoStar, a commercial real estate information company, defines the sub-market as Landover/Largo/Capital Heights, and reports a current overall (Mid October, 2005) vacancy rate of 13.6% including A, B and C space.
This figure is up from 11.8% at year end 2004. The Class A vacancy rate in the sub-market is 10.0%, up from 8.4% at year-end 2004. Class A vacancy in the sub-market had dropped to 5.7% as of the end of the third quarter, 2005;
however, the vacancy rate increased sharply when Verizon vacated 67,689 square feet at the Inglewood Park Properties at the end of September. The Verizon space at the Inglewood Park Properties represented 4.99% of the Class A market inventory in the sub-market. Average rents of $20.77 per square foot have increased steadily over the past two years, up from $20.00 in the fourth quarter of 2004 and $19.50 in the fourth quarter of 2003. There has been limited new office construction in the market with the last building completed in 2002.

Based on the available market information, sub-market rental rates range from
$17.00 to $24.00 per square foot for Class A office buildings with the higher range for newer buildings or superior build-out. Most leases are full service and include annual increases of expenses over base year.

LANDOVER/LANHAM/LARGO FLEX/OFFICE MARKET. According to CoStar, as of the 3rd
quarter 2005, the Prince George's County flex market consists of 239 buildings that contain 11,081,054 square feet of space. The market has a vacancy rate of
16.0%, with approximately 1,774,221 square feet available. CoStar cites the current flex vacancy rate in the Landover/Largo/Lanham market area at 17.9%.
CoStar separates Lanham from the Landover/Largo sub-market (the property is within Landover/Largo), although the proximity of the sub-markets makes them inter-competitive. The Landover/Lanham/Largo sub-market has experienced the greatest delivery of new space since 2000, which explains, in part, higher vacancy rates. The current vacancy rate is up from 13.6% at year-end 2004, and from 13.5% at year-end 2003. Average rents of $9.59 per square foot, triple net, are slightly down from $9.90 in the fourth quarter 2004 but up from $8.97 in the fourth quarter 2003.

Based on the available market information, sub-market rental rates range from
$6.50 to $13.00 per square foot for flex/office buildings with the higher range for newer buildings or superior build-out. Most leases are triple net. After adjusting the comparable rentals, according to the appraisal, the concluded market rental rate for the subject is $11.00 per square foot, triple net.

----------
(1)  Information obtained from the Inglewood Park Borrower's rent roll dated
     January 24, 2006.

(2)  Certain information obtained from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                       67

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

THE BORROWER. The borrowers are seven single purpose Maryland limited liability companies (collectively, the "Inglewood Park Borrower"). Each borrower is 100%
owned by Inglewood Associates LLC, which is in turn owned by Dean Morehouse
(46%), four additional individual members (10%), 50/301 Associates, LLC (25%)
and Ox Investments, LLC (19%). Dean Morehouse also owns 77.78% of 50/301
Associates, LLC. The remaining interest in 50/301 Associates and Ox Investments are held by five passive investors with no one investor controlling more than
9.2625% interest.

Dean Morehouse began his real estate career in the early 1970's working initially for the Savage/Forgarty Companies, then Oxford Development, and most recently the Bush Construction Corporation, all regional real estate development companies. Mr. Morehouse is the founder of MTM Builder/Developer, Inc. ("MTM"), the sponsor of the loan. MTM currently operates in the metro DC area as well as
North Carolina, South Carolina, Kentucky, Georgia, Florida, and the Virgin
Islands. MTM reportedly owns and manages in excess of 1,000,000 square feet of commercial property. Individual properties include the subject properties,
Presidential Corporate Center, a 250-acre master-planned business park on
Pennsylvania Avenue in Prince George County, and a residential / resort property in St. Croix.

PROPERTY MANAGEMENT. The property manager for the Inglewood Park Properties is
Michael Management, Inc. ("MMI"), a wholly owned subsidiary of NAI Michael and an affiliate of the Inglewood Park Borrower. MMI provides full service property management and is currently managing over seven million square feet of commercial, industrial, office and retail properties located in the Washington
DC Metropolitan Area.

Kenneth H. Michael, a native Washingtonian, established NAI Michael in 1973. He is the founder and actively serves as chairman of the board. NAI Michael is involved in commercial brokerage, property management, and development consulting. NAI is a collaboration of commercial brokerage firms serving major cities throughout the United States, Canada, Mexico, Brazil, England, Poland,
and Russia. It currently has over 50 employees and it exclusively represents New
America International (NAI) in the Washington DC Metropolitan area.

The Washington Business Journal has ranked NAI Michael among the top fifteen largest property management organizations in the Washington, DC market. The staff of Michael Management, Inc. includes certified property managers, real property managers, accountants, lease administrators, and licensed engineers.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Inglewood Park Borrower was required to establish a lockbox account. The loan documents require the Inglewood Park
Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Inglewood Park
Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means an event of default or the DSCR declining below 1.05x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Inglewood Park Loan:

                                ESCROWS/RESERVES

TYPE:                               INITIAL   MONTHLY
-----------------------------------------------------
Taxes..........................   $  193,333  $48,333
Insurance......................   $   61,660  $ 8,809
TI/LC Reserve..................   $        0  $33,959
Capital Expenditure Reserve ...   $        0  $ 7,038
Environmental Remediation......   $   10,000  $     0
Leasing Holdback Reserve.......   $  150,000  $     0
Cash Flow Holdback Reserve.....   $5,200,000  $     0

Cash Flow Holdback Reserve: A $5,200,000 reserve was established at closing.
Amounts in this reserve will be released during the first three loan years only, on a quarterly basis, subject to the Inglewood Park Properties achieving a 75%
occupancy, a 1.25x DSCR calculated using the actual debt service after the expiration of the interest only period and including amounts actually released to the Inglewood Park Borrower from the cash flow holdback reserve, and a 0.90x
DSCR calculated using a 9.25% debt constant and the total amount funded
(including the full cash flow holdback reserve), in each case using the underwritten net cash flow.

Leasing Holdback Reserve: A $150,000 reserve was established at closing. Amounts in this reserve will be released provided that either (a) the Quality Technology lease has been renewed for an additional term of at least five years at a rental rate at least equal to the rate in effect under such lease as of the closing of the Inglewood Park Loan or (b) the Inglewood Park Borrower has entered into a new lease for at least 4,210 square feet on terms and conditions set forth in the loan documents.

                                       68

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
SERIES 2006-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. From and after the date that is 24 months after the closing of the Inglewood Park Loan, the direct or indirect owners of the
Inglewood Park Borrower are permitted to incur additional debt secured by their ownership interests in the Inglewood Park Borrower provided that certain conditions are met, including (a) the aggregate amount of the Inglewood Park
Loan and the mezzanine debt do not exceed 80% of the fair market value of the
Inglewood Park Properties, (b) the aggregate debt service coverage ratio for the
Inglewood Park Loan and the mezzanine debt is at least 1.20x, (c) the mezzanine lender executes an intercreditor agreement that is reasonably satisfactory to the lender, and (d) the rating agencies deliver confirmation that the mezzanine debt will not result in any qualification, downgrade, or withdrawal of the ratings assigned to the certificates.

RELEASE PROVISIONS. Individual Inglewood Park Properties may be released from the lien of the related mortgage upon defeasance by the Inglewood Park Borrower of a principal amount equal to the higher of the following amounts (a) 125% of the allocated loan amount for the property to be released; and (b) such other amount which, after giving effect to the partial release, results in a remaining unpaid principal balance of the Inglewood Park Loan supporting (i) a minimum debt service coverage ratio of at least 1.25x on the actual debt service constant after the expiration of the interest only period and (ii) a maximum loan-to-value ratio of 65%.

                                       69

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                         ABN AMRO ACCT: __________________         Record Date:    03/31/2006

Administrator:                          REPORTING PACKAGE TABLE OF CONTENTS        Analyst:

--------------------------------------------------------------------------------
---------------------------------
Issue Id:                 MLC0601
Monthly Data File Name:
---------------------------------

-------------------------------------------------------
                                                Page(s)
                                                -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
-------------------------------------------------------

----------------------------------------
Closing Date:
First Payment Date:           04/12/2006
Assumed Final Payment Date:
----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
                DEPOSITOR: MERRILL LYNCH MORTGAGE INVESTORS, INC.
      UNDERWRITERS: MERRILL LYNCH, PIERCE, FENNER & SMITH, INC./COUNTRYWIDE
                                SECURITIES CORP./
            EHY SECURITIES (USA), LLC/BANC OF AMERICA SECURITIES LLC/
                    GOLDMAN, SACHS & CO./MORGAN STANLEY & CO.
                      MASTER SERVICER: WACHOVIA BANK, N.A.
                     SPECIAL SERVICER: MIDLAND LOAN SERVICES
   RATING AGENCY: Dominion Bond Rating Services/Fitch, Inc./Standard & Poor's
--------------------------------------------------------------------------------

------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------
LaSalle Web Site                                  www.etrustee.net
Servicer Website
LaSalle Factor Line                                 (800) 246-5761
------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                         ABN AMRO ACCT: __________________         Record Date:    03/31/2006

Administrator:                                                                     Analyst:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------

                                                               -----------------
                                                               Total P&I Payment
                                                               -----------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO ACCT: _____________

Administrator:                                                                     Analyst:

                                            CASH RECONCILIATION SUMMARY

----------------------------------------
            INTEREST SUMMARY
----------------------------------------
Current Scheduled Interest          0.00
Less Deferred Interest              0.00
Less PPIS Reducing Scheduled Int    0.00
Plus Gross Advance Interest         0.00
Less ASER Interest Adv Reduction    0.00
Less Other Interest Not Advanced    0.00
Less Other Adjustment               0.00
----------------------------------------
Total                               0.00
----------------------------------------
UNSCHEDULED INTEREST:
----------------------------------------
Prepayment Penalties                0.00
Yield Maintenance Penalties         0.00
Other Interest Proceeds             0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Less Fee Paid To Servicer           0.00
Less Fee Strips Paid by Servicer    0.00
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees              0.00
Workout Fees                        0.00
Liquidation Fees                    0.00
Interest Due Serv on Advances       0.00
Non Recoverable Advances            0.00
Misc. Fees & Expenses               0.00
----------------------------------------

----------------------------------------
Total Unscheduled Fees & Expenses   0.00
----------------------------------------

----------------------------------------
Total Interest Due Trust            0.00
----------------------------------------

----------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------
Trustee Fee                         0.00
Fee Strips                          0.00
Misc. Fees                          0.00
Interest Reserve Withholding        0.00
Plus Interest Reserve Deposit       0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
            PRINCIPAL SUMMARY
----------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal         0.00
Advanced Scheduled Principal        0.00
----------------------------------------
Scheduled Principal                 0.00
----------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                        0.00
Prepayments in Full                 0.00
Liquidation Proceeds                0.00
Repurchase Proceeds                 0.00
Other Principal Proceeds            0.00
----------------------------------------
Total Unscheduled Principal         0.00
----------------------------------------
Remittance Principal                0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Trust            0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Certs            0.00
----------------------------------------

----------------------------------------
          POOL BALANCE SUMMARY
----------------------------------------
                         Balance   Count
----------------------------------------
Beginning Pool              0.01       0
Scheduled Principal         0.00       0
Unscheduled Principal       0.00       0
Deferred Interest           0.00
Liquidations                0.00       0
Repurchases                 0.00       0
----------------------------------------
Ending Pool                 0.00       0
----------------------------------------

----------------------------------------
        Servicing Advance Summary
----------------------------------------
                                  Amount
----------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
----------------------------------------

----------------------------------------
        SERVICING FEE SUMMARY
----------------------------------------
Current Servicing Fees              0.00
Plus Fees Advanced for PPIS         0.00
Less Reduction for PPIS             0.00
Plus Delinquent Servicing Fees      0.00
----------------------------------------
Total Servicing Fees                0.00
----------------------------------------

----------------------------------------
           CAP LEASE ACCRETION
----------------------------------------
Accretion Amt                       0.00
Distributable Interest              0.00
Distributable Principal             0.00
----------------------------------------

----------------------------------------
              PPIS SUMMARY
----------------------------------------
Gross PPIS                          0.00
Reduced by PPIE                     0.00
Reduced by Shortfalls in Fees       0.00
Reduced by Other Amounts            0.00
----------------------------------------
PPIS Reducing Scheduled Interest    0.00
----------------------------------------
PPIS Reducing Servicing Fee         0.00
----------------------------------------
PPIS Due Certificate                0.00
----------------------------------------

------------------------------------------
ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------
                      Principal   Interest
------------------------------------------
Prior Outstanding          0.00       0.00
Plus Current Period        0.00       0.00
Less Recovered             0.00       0.00
Less Non Recovered         0.00       0.00
Ending Outstanding         0.00       0.00
------------------------------------------

                                                                    PAGE 3 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                             ABN AMRO ACCT: __________             Record Date:    03/31/2006

Administrator:                          BOND INTEREST RECONCILIATION DETAIL        Analyst:

                     Prior   Current                                                                       Current   Remaining
              Pass Interest Interest   Accrual     Accrued      Total     Total   Distributable Interest   Period   Outstanding
      Opening Thru    Due      Due   ----------- Certificate  Interest   Interest  Certificate   Payment Shortfall/   Interest
Class Balance Rate   Date     Date   Method Days   Interest  Deductions Additions    Interest    Amount   Recovery   Shortfalls
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                 ------------------------------------------------------------------------------

                                                                    PAGE 4 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                             ABN AMRO ACCT: __________             Record Date:    03/31/2006

Administrator:                          BOND INTEREST RECONCILIATION DETAIL        Analyst:

                                         Deductions                                       Additions
                             ---------------------------------  ------------------------------------------------------------
                  Accrued               Deferred &              Prior Int  Int Accrual                              Other
       Opening  Certificate  Allocable   Accretion   Interest   Shortfall    on Prior   Prepayment     Yield       Interest
Class  Balance    Interest      PPIS     Interest   Loss / Exp     Due      Shortfall    Premiums   Maintenance  Proceeds(1)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                ------------------------------------------------------------------------------------------------------------

       Distributable  Interest     Credit Support
        Certificate    Payment  --------------------
Class     Interest     Amount   Original  Current(3)
----------------------------------------------------

----------------------------------------------------
       -----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable
Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 5 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                                           INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

    AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
------------------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00
                0    0.00      0    0.00        0     0       0    0.00   0    0.00    0    0.00        0    0.00      0    0.00

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                     Appraisal                    Realized
             Ending Pool (1)  Payoffs(2)  Penalties Reduct. (2) Liquidations (2) Losses (2) Remaining Term Curr Weighted Avg.
Distribution --------------- ----------- ---------- ----------- ---------------- ---------- -------------- ------------------
    Date        #  Balance    #  Balance  #  Amount  #  Balance     #  Balance    #  Amount   Life Amount     Coupon Remit
------------   --- -------   --- ------- --- ------ --- -------    --- -------   --- ------   ---- ------     ------ -----

                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%
                0     0       0      0    0     0    0      0       0      0      0      0      0              0.00%  0.00%
                                  0.00%                  0.00%          0.00%         0.00%

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO ACCT: _____________

Administrator:                                                                     Analyst:

                                           MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of      Scheduled    % of         Weighted Average
    Balance         Loans       Balance    Balance   ------------------------
                                                     Term   Coupon   PFY DSCR
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                      0                0      0.00%
-----------------------------------------------------------------------------
Average Schedule Balance              0
Maximum Schedule Balance (9,999,999,999)
Minimum Schedule Balance  9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing    # of   Scheduled     % of        Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage    # of   Scheduled     % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate  ,900.000%
Maximum Mortgage Interest Rate  ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

   Balloon          # of   Scheduled     % of        Weighted Average
Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                             ABN AMRO ACCT: _____________

Administrator:                                                                     Analyst:

                                           MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled   % of
Coverage Ratio   Loans   Balance     Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0             0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                   0         0        0.00%
----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                     0         0        0.00%
------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006          0         0        0.00%      0    0.00%    0.00
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
2017 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------

                                                                   PAGE 11 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                            ABN AMRO ACCT: ___________

Administrator:                                                                     Analyst:

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and
------------------------------------------------------------------------------------------------------------------------------

(1) Legend: A. In Grace Period      1. Delinquent 1 month  3. Delinquent 3+ months       5. Non Performing Matured Ballon 9. REO
            B. Late Payment but < 1 2. Delinquent 2 months 4. Performing Matured Balloon 7. Foreclosure month delinq

                                                                   PAGE 13 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                           ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                                                       Realized Loss Detail

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Total
Cumulative
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                           ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest
                                                Prior                            (Shortages)
                     Beginning                Realized                            /Excesses
                      Balance    Aggregate      Loss        Amounts Covered by     applied
                       of the     Realized   Applied to   Overcollateralization  to Realized
Prospectus            Loan at       Loss    Certificates     and other Credit       Losses
    ID      Period  Liquidation   on Loans        A                 B                 C
--------------------------------------------------------------------------------------------

CUMULATIVE

                            Additional
            Modification  (Recoveries)/                                   (Recoveries)/
            Adjustments/     Expenses        Current                         Realized
              Appraisal     applied to      Realized                          Loss
              Reduction      Realized         Loss        Recoveries of     Applied to
Prospectus   Adjustment       Losses       Applied to    Realized Losses   Certificate
    ID            D             E        Certififcates*    paid as Cash      Interest
---------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D
+ E

Description
of Fields
-----------

     A        Prior Realized Loss Applied to Certificates
     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)
     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
     D        Adjustments that are based on principal haircut or future interest foregone due to modification
     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                                Appraisal
Disclosure  Appraisal  Scheduled   ARA    Current P&I  ASER  Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date  Balance    Amount     Advance         Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                            MATERIAL BREACHES DETAIL

               Ending    Material
Disclosure   Principal    Breach   Material Breach
 Control #    Balance      Date      Description
--------------------------------------------------

--------------------------------------------------

                                                                   PAGE 17 OF 23

ABN AMRO                              MERRILL LYNCH MORTGAGE INVESTORS, INC.       Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Current

Cumulative

                                                                   PAGE 18 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                             ABN AMRO ACCT: ____________

Administrator:                                                                     Analyst:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                          Loan           Balance                         Remaining
Disclosure   Servicing    Status   -----------------   Note   Maturity   ---------   Property     Geo.                      NOI
Control #    Xfer Date   Code(1)   Schedule   Actual   Rate     Date     Life          Type     Location    NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Not     Not     Not
                                                                                                           Avail   Avail   Avail

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace  1. P&I Adv - delinquent 1  3. P&I Adv - delinquent 3+   5. Non Performing Mat.  9. REO
             Period                 month                      months                       Balloon
             B. P&I Adv - < one     2. P&I Adv - delinquent 2  4. Mat. Balloon/Assumed P&I  7. Foreclosure
             month delinq           months

                                                                   PAGE 19 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                             ABN AMRO ACCT: ____________

Administrator:                                                                     Analyst:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

                                                                   PAGE 20 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                   SERIES 2006-1                   Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006

                                             ABN AMRO ACCT: ____________

Administrator:                                                                     Analyst:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                  SERIES 2006-1                    Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                               RATING INFORMATION

                 ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                -------------------   ----------------------------
CLASS   CUSIP   DBRS   FITCHS   S&P        DBRS   FITCH   S&P
------------------------------------------------------------------

------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 04/12/2006
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   04/12/2006
135 S. LaSalle Street Suite 1625                  SERIES 2006-1                    Prior Payment:         N/A
Chicago, IL 60603                                                                  Next Payment:   05/12/2006
                                                                                   Record Date:    03/31/2006
                                            ABN AMRO Acct: _____________

Administrator:                                                                     Analyst:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

     DATE       PRINCIPAL BALANCE                DATE       PRINCIPAL BALANCE
--------------  -----------------           --------------  -----------------
   3/30/2006     121,000,000.00                1/12/2011     121,000,000.00
   4/12/2006     121,000,000.00                2/12/2011     121,000,000.00
   5/12/2006     121,000,000.00                3/12/2011     120,903,489.72
   6/12/2006     121,000,000.00                4/12/2011     119,263,153.59
   7/12/2006     121,000,000.00                5/12/2011     117,423,271.18
   8/12/2006     121,000,000.00                6/12/2011     115,765,529.75
   9/12/2006     121,000,000.00                7/12/2011     113,908,693.66
  10/12/2006     121,000,000.00                8/12/2011     112,233,372.50
  11/12/2006     121,000,000.00                9/12/2011     110,549,655.74
  12/12/2006     121,000,000.00               10/12/2011     108,667,517.33
   1/12/2007     121,000,000.00               11/12/2011     106,965,960.26
   2/12/2007     121,000,000.00               12/12/2011      93,234,012.06
   3/12/2007     121,000,000.00                1/12/2012      91,527,076.71
   4/12/2007     121,000,000.00                2/12/2012      89,811,585.42
   5/12/2007     121,000,000.00                3/12/2012      87,714,169.08
   6/12/2007     121,000,000.00                4/12/2012      85,981,054.08
   7/12/2007     121,000,000.00                5/12/2012      84,103,516.34
   8/12/2007     121,000,000.00                6/12/2012      82,402,760.59
   9/12/2007     121,000,000.00                7/12/2012      80,508,043.37
  10/12/2007     121,000,000.00                8/12/2012      78,789,476.74
  11/12/2007     121,000,000.00                9/12/2012      76,894,759.52
  12/12/2007     121,000,000.00               10/12/2012      75,000,042.30
   1/12/2008     121,000,000.00               11/12/2012      73,281,475.67
   2/12/2008     121,000,000.00               12/12/2012      71,562,909.04
   3/12/2008     121,000,000.00                1/12/2013      69,844,342.41
   4/12/2008     121,000,000.00                2/12/2013      68,125,775.78
   5/12/2008     121,000,000.00                3/12/2013      66,152,841.19
   6/12/2008     121,000,000.00                4/12/2013      64,365,749.69
   7/12/2008     121,000,000.00                5/12/2013      62,387,684.74
   8/12/2008     121,000,000.00                6/12/2013      60,581,928.38
   9/12/2008     121,000,000.00                7/12/2013      58,585,681.10
  10/12/2008     121,000,000.00                8/12/2013      56,761,074.89
  11/12/2008     121,000,000.00                9/12/2013      54,927,411.09
  12/12/2008     121,000,000.00               10/12/2013      52,903,976.82
   1/12/2009     121,000,000.00               11/12/2013      51,051,186.39
   2/12/2009     121,000,000.00               12/12/2013      49,009,119.60
   3/12/2009     121,000,000.00                1/12/2014      47,137,497.51
   4/12/2009     121,000,000.00                2/12/2014      45,282,269.33
   5/12/2009     121,000,000.00                3/12/2014      42,880,275.06
   6/12/2009     121,000,000.00                4/12/2014      41,004,074.41
   7/12/2009     121,000,000.00                5/12/2014      38,940,054.70
   8/12/2009     121,000,000.00                6/12/2014      37,044,410.29
   9/12/2009     121,000,000.00                7/12/2014      34,961,448.68
  10/12/2009     121,000,000.00                8/12/2014      33,046,168.97
  11/12/2009     121,000,000.00                9/12/2014      31,121,427.71
  12/12/2009     121,000,000.00               10/12/2014      29,010,119.22
   1/12/2010     121,000,000.00               11/12/2014      27,065,455.87
   2/12/2010     121,000,000.00               12/12/2014      24,934,739.11
   3/12/2010     121,000,000.00                1/12/2015      20,456,470.00
   4/12/2010     121,000,000.00                2/12/2015      18,486,190.38
   5/12/2010     121,000,000.00                3/12/2015      15,980,895.00
   6/12/2010     121,000,000.00                4/12/2015      13,988,556.22
   7/12/2010     121,000,000.00                5/12/2015      11,811,960.61
   8/12/2010     121,000,000.00                6/12/2015       9,799,040.04
   9/12/2010     121,000,000.00                7/12/2015       7,602,392.85
  10/12/2010     121,000,000.00                8/12/2015                --
  11/12/2010     121,000,000.00                9/12/2015                --
  12/12/2010     121,000,000.00

                                      E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates, Series
2006-1, class A-1, class A-2, class A-3FL, class A-3, class A-3FL, class A-3B, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement

                                       F-2

date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       F-3

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed;

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary; and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed;

               (ii)  certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

                                       F-4

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory The assets of each issuing entity will include-- or common law trust created at our direction. Each series of offered certificates will--

o    have its own series designation, and

o    consist of one or more classes with various payment characteristics.

The offered certificates will represent interests only in the issuing entity.
The offered certificates will not represent interests in or obligations of the depositor, any of the sponsors or any of our or their respective affiliates.

                                THE TRUST ASSETS:

The assets of each issuing entity will include--

o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------
  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THIS
                         PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 The date of this prospectus is March 22, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................   110

                                      -2-

                                      -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-126218. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                      -4-

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 such trust will own and hold the related
                                 mortgage assets and be the entity in whose name
                                 the subject offered certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each

--------------------------------------------------------------------------------

                                      -5-

--------------------------------------------------------------------------------

                                 series will, in turn, consist of one or more
                                 classes. Each series of offered certificates
                                 will evidence interests only in the issuing
                                 entity. Each class of offered certificates
                                 must, at the time of issuance, be assigned an
                                 investment grade rating by at least one
                                 nationally recognized statistical rating
                                 organization. We will identify in the related
                                 prospectus supplement, with respect to each
                                 class of offered certificates, each applicable
                                 rating agency and the minimum rating to be
                                 assigned. Typically, the four highest rating
                                 categories, within which there may be
                                 sub-categories or gradations to indicate
                                 relative standing, signify investment grade.
                                 See "RATING."

THE OFFERED CERTIFICATES
   MAY BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors, to
                                 place some with investors outside the United
                                 States or to deliver some to the applicable
                                 seller as partial consideration for the related
                                 mortgage assets. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the applicable governing document(s)
                                 will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not

--------------------------------------------------------------------------------

                                      -6-

--------------------------------------------------------------------------------

                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the applicable
                                 governing document(s) may also include a
                                 manager that will be responsible for performing
                                 various administrative duties with respect to
                                 those mortgage-backed securities. If the
                                 related trustee assumes those duties, however,
                                 there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for one
                                 of our trusts may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for one of our trusts may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 assets, by balance.

CHARACTERISTICS OF THE
   MORTGAGE ASSETS............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to

--------------------------------------------------------------------------------

                                      -7-

--------------------------------------------------------------------------------

                                 repay a debt. The performance of that
                                 obligation will be secured by a first or junior
                                 lien on, or security interest in, the fee,
                                 leasehold or other interest(s) of the related
                                 borrower or another person in or with respect
                                 to one or more commercial or multifamily real
                                 properties. In particular, those properties may
                                 include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

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                                      -8-

--------------------------------------------------------------------------------

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not

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                                      -9-

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                                 represent more than 10% of the related mortgage
                                 asset pool, by balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans included in one of our trusts may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Trust assets underlying a series of offered
                                 certificates will also include: (a) cash,
                                 including in the form of initial deposits and
                                 collections on the related mortgage loans,
                                 mortgage-backed securities and instruments of
                                 credit enhancement or other support; (b) bank
                                 accounts; (c) permitted investments; and (d)
                                 following foreclosure, acceptance of a deed in
                                 lieu of foreclosure or any other enforcement
                                 action, real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be included in one of our trusts from
                                 Merrill Lynch Mortgage Lending, Inc. or another
                                 of our affiliates or from another seller of
                                 commercial and multifamily mortgage loans. We
                                 will then transfer those mortgage assets to the
                                 issuing entity for the related securitization
                                 transaction.

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                                      -10-

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                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of one
                                 of our trusts various representations and
                                 warranties, or may be obligated to deliver to
                                 one of our trusts various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that trust. A material
                                 breach of one of those representations and
                                 warranties or a failure to deliver a material
                                 document may, under the circumstances described
                                 in the related prospectus supplement, give rise
                                 to an obligation to repurchase the affected
                                 mortgage asset(s) out of the subject trust or
                                 to replace the affected mortgage asset(s) with
                                 other mortgage asset(s) that satisfy the
                                 criteria specified in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, the subject securitization
                                 transaction may include a prefunding feature,
                                 in which case we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For a specified period, as set
                                 forth in the related prospectus supplement,
                                 following the date of initial issuance of that
                                 series of certificates, which will constitute
                                 the prefunding period, we or our designee will
                                 be entitled to obtain a release of the
                                 deposited cash or investments if we deliver or
                                 arrange for delivery of a corresponding amount
                                 of mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the related
                                 series of certificates, as described in the
                                 related prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

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                                      -11-

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                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our trusts may
                                 be obligated, under the circumstances described
                                 in that prospectus supplement, to sell on
                                 behalf of the trust a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,

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                                      -12-

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                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related mortgage assets;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      mortgage assets;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related mortgage assets;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related mortgage assets in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to

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                                      -13-

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                                      protect one or more other classes of
                                      certificates of the same series from
                                      prepayment and/or extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related mortgage assets,
                                      such as excess spread on the related
                                      mortgage assets or amounts otherwise
                                      payable as interest with respect to
                                      another class of certificates of the same
                                      series, which other class of certificates
                                      provides for the deferral of interest
                                      payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      mortgage assets.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the same
                                 series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

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                                      -14-

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

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                                      -15-

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                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related trust. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is

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                                      -16-

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                                 prohibited or is not otherwise permissible
                                 under applicable law. See "ERISA
                                 CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -17-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.
Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and
"DESCRIPTION OF CREDIT SUPPORT." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                      -19-

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of

                                      -20-

payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

                                      -21-

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

                                      -22-

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

                                      -23-

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

                                      -24-

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

                                      -25-

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -26-

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                      -27-

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

                                      -28-

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

                                      -29-

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the

                                      -30-

tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

                                      -31-

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                      -32-

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

                                      -33-

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or

                                      -34-

revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -35-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

                                      -36-

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

                                      -37-

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a

                                      -38-

franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

                                      -39-

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                      -40-

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

                                      -41-

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.

                                      -42-

Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

                                      -43-

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing, o more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing

                                      -44-

community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -45-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                      -46-

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

                                      -47-

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

                                      -48-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                                      -49-

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is

                                      -50-

insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -51-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding

                                      -52-

various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                      -53-

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                      -54-

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

                                      -55-

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -56-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

                                      -57-

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      -58-

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -59-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -60-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain

                                      -61-

in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

                                      -62-

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC,

                                      -63-

regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.
While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC

                                      -64-

would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

                                      -65-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -66-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

                                      -67-

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

                                      -68-

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

                                      -69-

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property
or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One
(1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of
the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -70-

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will

                                      -71-

include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

                                      -72-

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

                                      -73-

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

                                      -74-

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of

                                      -75-

the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities and/or instruments of credit enhancement or other support, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities and/or instruments of credit enhancement or other support, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

                                      -76-

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                      -77-

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

                                      -78-

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative

                                      -79-

review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

                                      -80-

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

                                      -81-

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same

                                      -82-

assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any

                                      -83-

significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

                                      -84-

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

                                      -85-

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

                                      -86-

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

                                      -87-

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal

                                      -88-

balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -89-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -90-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

                                      -91-

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

                                      -92-

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

                                      -93-

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

                                      -94-

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -95-

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

                                      -96-

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The

                                      -97-

Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that

                                      -98-

Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if

                                      -99-

          the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the

                                      -100-

          voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad

                                      -101-

faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements, or to deliver or cause to be delivered certain statements of compliance, assessments of compliance and/or attestation reports with respect to itself and/or its agents, required under the Governing
          Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

                                      -102-

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      -103-

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

                                      -104-

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                      -105-

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on a particular related mortgage asset.

                                      -106-

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

                                      -107-

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

                                      -108-

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

                                      -109-

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not

                                      -110-

available until filing of the final prospectus supplement related to the series.
Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

                                      -111-

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the

                                      -112-

price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all

                                      -113-

major European countries, Canada and the United States. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

                                      -114-

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC

                                      -115-

system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

                                      -116-

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The

                                      -117-

obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

                                      -118-

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

                                      -119-

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents,

                                      -120-

provided there is no default and the rents are not directly paid to the lender.
If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

                                      -121-

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

                                      -122-

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers

                                      -123-

the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency

                                      -124-

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of

                                      -125-

the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws

                                      -126-

of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real

                                      -127-

property for the costs of clean-up. A secured lender may be liable as an "owner"
or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

                                      -128-

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

                                      -129-

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide

                                      -130-

for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                      -131-

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

                                      -132-

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                      -133-

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                      -134-

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                      -135-

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                      -136-

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the

                                     -137-

certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

                                     -138-

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance

                                     -139-

of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on
the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election

                                     -140-

will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is

                                     -141-

not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

                                     -142-

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its

                                     -143-

holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                                     -144-

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--

                                     -145-

REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of

                                     -146-

REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

                                     -147-

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

                                     -148-

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any

                                     -149-

disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

                                     -150-

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that

                                     -151-

have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters

                                     -152-

into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

                                     -153-

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

                                     -154-

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

                                     -155-

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

                                     -156-

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in

                                     -157-

the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

                                      -158-

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which...[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which...[are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

                                      -159-

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

                                      -160-

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

                                      -161-

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                                      -162-

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

                                      -163-

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

                                      -164-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable

                                      -165-

to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital

                                      -166-

loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by

                                      -167-

individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

                                      -168-

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code

                                      -169-

consequences of investing in the offered certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in

                                      -170-

each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to
ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

                                      -171-

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

                                      -172-

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

                                      -173-

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject

                                      -174-

to compliance with certain general standards concerning "safety and soundness"
and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by

                                      -175-

regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

                                      -176-

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                                      -177-

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -178-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

                                      -179-

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

                                      -180-

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -181-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -182-

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================================================================================

     Until June 20, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $1,897,259,000
                                  (Approximate)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-1
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          as Sponsors and Loan Sellers

                          EUROHYPO AG, NEW YORK BRANCH
                                 as Loan Seller

                           --------------------------

                              PROSPECTUS SUPPLEMENT

                           --------------------------

                               MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                                    EUROHYPO

                         BANC OF AMERICA SECURITIES LLC

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

                                 MARCH 22, 2006

================================================================================